                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

      The depositor has filed a registration statement (including a prospectus)
with the SEC for the offering to which this free writing prospectus relates.
Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

                         -------------------------------

      IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMER

      Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

     THIS FREE WRITING PROSPECTUS, DATED NOVEMBER 1, 2006, MAY BE AMENDED OR
                       COMPLETED PRIOR TO THE TIME OF SALE

PROSPECTUS SUPPLEMENT
(Free Writing Prospectus to Accompany Prospectus dated March 14, 2006)

                          $1,382,912,000 (APPROXIMATE)
                    MORGAN STANLEY CAPITAL I TRUST 2006-HQ10
                                as Issuing Entity
                          MORGAN STANLEY CAPITAL I INC.
                                  as Depositor
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                       as Sponsor and Mortgage Loan Seller

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-HQ10

                         -------------------------------

      Morgan Stanley Capital I Inc. is offering selected classes of its Series
2006-HQ10 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in the Series 2006-HQ10 trust. The trust's primary assets will be 124 fixed rate mortgage loans secured by first liens on
131 multifamily and commercial properties. Distributions on the certificates will be made on the 4th business day following the 8th day or, if that day is not a business day, the next succeeding business day, of each month commencing
December 2006 in accordance with the priorities described in this prospectus supplement under "Description of the Offered Certificates--Distributions."
Morgan Stanley Capital Services Inc. will provide an interest rate swap agreement with respect to the Class A-4FL and Class A-MFL Certificates as described in this prospectus supplement under "Description of the Swap
Contracts." Certain classes of subordinate certificates will provide credit support to certain classes of senior certificates as described in this prospectus supplement under "Description of the Offered
Certificates--Distributions; Subordination; Allocation of Losses and Certain
Expenses." The Series 2006-HQ10 Certificates represent interests in and obligations of the issuing entity only and are not interests in or obligations of the depositor, the sponsor or any of its respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer. The depositor will not list the offered certificates on any securities exchange or any automated quotation system of any national securities association.

                         -------------------------------

      Investing in the certificates offered to you involves risks. See "Risk
Factors" beginning on page S-41 of this prospectus supplement and page 11 of the prospectus.

                         -------------------------------

           Characteristics of the certificates offered to you include:

              APPROXIMATE INITIAL                         PASS-THROUGH
                  CERTIFICATE       APPROXIMATE INITIAL       RATE           RATINGS
   CLASS          BALANCE (1)        PASS-THROUGH RATE     DESCRIPTION   (FITCH/MOODY'S)
-----------   -------------------   -------------------   ------------   ---------------

CLASS A-1        $41,800,000%                (2)            AAA/AAA
CLASS A-1A       $90,658,000%                (2)            AAA/AAA
CLASS A-2        $88,100,000%                (2)            AAA/AAA
CLASS A-3        $62,900,000%                (2)            AAA/AAA
CLASS A-4        $610,249,000%                (2)            AAA/AAA
CLASS A-4FL      $150,000,000            LIBOR + %            (2)          AAA/AAA (3)
CLASS A-MFL      $149,101,000            LIBOR + %            (2)          AAA/AAA (3)
CLASS A-J        $119,281,000%                (2)            AAA/AAA
CLASS B          $31,684,000%                (2)             AA/AA2
CLASS C          $16,774,000%                (2)            AA-/AA3
CLASS D          $22,365,000%                (2)              A/A2

_________________
(1) The certificate balances are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

(2) The offered certificates, except the Class A-4FL and the Class A-MFL
Certificates, will, at all times, accrue interest at a per annum rate equal to
(i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The
Class A-4FL and Class A-MFL Certificates will, at all times, accrue interest at a per-annum rate equal to one-month LIBOR plus a fixed percentage (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the longer initial interest accrual period) subject to the limitations described in this prospectus supplement.

(3) The ratings of the Class A-4FL and the Class A-MFL Certificates do not
represent any assessment as to whether the floating rate of interest on those
Classes will convert to a fixed rate, and only represent the likelihood of the
receipt of interest at a rate equal to the lesser of   %, in the case of the
Class A-4FL Certificates, and   %, in the case of the Class A-MFL Certificates,
and the weighted average net mortgage rate (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months). See "Ratings"
in this prospectus supplement.

                         -------------------------------

      THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS
HAVE NOT APPROVED OR DISAPPROVED THE CERTIFICATES OFFERED TO YOU OR DETERMINED
IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         -------------------------------

      Morgan Stanley & Co. Incorporated will act as lead manager and sole bookrunner with respect to the offered certificates.

                         -------------------------------

                                 MORGAN STANLEY

MERRILL LYNCH & CO.                                        RBS GREENWICH CAPITAL

                                 November, 2006

      The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

      You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                         -------------------------------

      This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

      In this prospectus supplement, the terms "depositor," "we," "our" and "us"
refer to Morgan Stanley Capital I Inc. All appendices, schedules and exhibits to this prospectus supplement are a part of this prospectus supplement.

                         -------------------------------

                             EUROPEAN ECONOMIC AREA

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus
Directive is implemented in that relevant member state it has not made and will not make an offer of certificates to the public in that relevant member state prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the
Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of certificates to the public in that relevant member state at any time:

      (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

      (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

      (c)   in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus
            Directive.

      For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that member state by any measure implementing the
Prospectus Directive in that member state and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

                                       S-3

                                 UNITED KINGDOM

      Each underwriter has represented and agreed that:

      (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act 2000 does not apply to the Depositor; and

      (b)   it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the certificates in, from or otherwise involving the United
Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

      The distribution of this prospectus supplement if made by a person who is not an authorized person under the Financial Services and Markets Act 2000, is being made only to, or directed only at persons who (1) are outside the United
Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment Professionals)
of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005
(all such persons together being referred to as the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not
Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to
Relevant Persons and will be engaged in only with Relevant Persons.

      Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                       S-4

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION
PRESENTED IN THIS PROSPECTUS

     Servicing of the A/B Mortgage Loans, the

APPENDIX I - Mortgage Pool
     Information (Tables), Loan Group 1
     (Tables) and Loan Group 2 (Tables)......................................I-1
APPENDIX II - Certain Characteristics
     of the Mortgage Loans..................................................II-1
APPENDIX III - Certain Characteristics
     of the Mortgage Loans in Loan Group 2.................................III-1
APPENDIX IV - Significant Loan Summaries....................................IV-1
APPENDIX V - Form of Statement to
     Certificateholders......................................................V-1
SCHEDULE A - Rates Used in Determination of Class X
     Pass-Through Rates......................................................A-1

                                       S-5

                                EXECUTIVE SUMMARY

      This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING
AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE

------------------------------------------------------------------------------------------------------------------------
                                  APPROXIMATE
                                    INITIAL       APPROXIMATE                      APPROXIMATE    WEIGHTED
                                  CERTIFICATE       INITIAL                         PERCENT OF     AVERAGE    PRINCIPAL
 APPROXIMATE                      BALANCE OR      PASS-THROUGH       RATINGS          TOTAL         LIFE        WINDOW
CREDIT SUPPORT      CLASS       NOTIONAL AMOUNT       RATE       (FITCH/MOODY'S)   CERTIFICATES    (YRS.)      (MONTHS)
------------------------------------------------------------------------------------------------------------------------

   30.000%       Class A-1      $   41,800,000         %             AAA/Aaa          2.80%         2.99         1-53
------------------------------------------------------------------------------------------------------------------------
   30.000%       Class A-1A     $   90,658,000         %             AAA/Aaa          6.08%         9.34        1-119
------------------------------------------------------------------------------------------------------------------------
   30.000%       Class A-2      $   88,100,000         %             AAA/Aaa          5.91%         4.53        53-60
------------------------------------------------------------------------------------------------------------------------
   30.000%       Class A-3      $   62,900,000         %             AAA/Aaa          4.22%         7.33        60-110
------------------------------------------------------------------------------------------------------------------------
   30.000%       Class A-4      $  610,249,000         %             AAA/Aaa          40.93%        9.73       110-119
------------------------------------------------------------------------------------------------------------------------
   30.000%       Class A-4FL    $  150,000,000     LIBOR + %         AAA/Aaa          10.06%        9.73       110-119
------------------------------------------------------------------------------------------------------------------------
   20.000%       Class A-MFL    $  149,101,000     LIBOR + %         AAA/Aaa          10.00%        9.93       119-119
------------------------------------------------------------------------------------------------------------------------
   12.000%       Class A-J      $  119,281,000         %             AAA/Aaa          8.00%         9.93       119-119
------------------------------------------------------------------------------------------------------------------------
    9.875%       Class B        $   31,684,000         %             AA/Aa2           2.13%         9.93       119-119
------------------------------------------------------------------------------------------------------------------------
    8.750%       Class C        $   16,774,000         %             AA-/Aa3          1.13%         9.93       119-119
------------------------------------------------------------------------------------------------------------------------
    7.250%       Class D        $   22,365,000         %              A/A2            1.50%         9.93       119-119
------------------------------------------------------------------------------------------------------------------------
    6.125%       Class E        $   16,774,000         %              A-/A3           1.13%         9.93       119-119
------------------------------------------------------------------------------------------------------------------------
    4.875%       Class F        $   18,638,000         %            BBB+/Baa1         1.25%         9.93       119-119
------------------------------------------------------------------------------------------------------------------------
    3.625%       Class G        $   18,637,000         %            BBB/Baa2          1.25%         9.93       119-119
------------------------------------------------------------------------------------------------------------------------
    2.750%       Class H        $   13,047,000         %            BBB-/Baa3         0.88%         9.93       119-119
------------------------------------------------------------------------------------------------------------------------
   --------      Class J-P      $   41,002,944      --------        --------         --------     --------     --------
------------------------------------------------------------------------------------------------------------------------
   --------      Class X-1      $1,491,010,944         %             AAA/Aaa         --------     --------     --------
------------------------------------------------------------------------------------------------------------------------
   --------      Class X-2      $1,458,366,000         %             AAA/Aaa         --------     --------     --------
------------------------------------------------------------------------------------------------------------------------

o     The notional amount of the Class X-1 Certificates initially will be
      $1,491,010,944 and the notional amount of the Class X-2 Certificates initially will be $1,458,366,000. The Class X-1 Certificates and the Class
      X-2 Certificates are not offered pursuant to the prospectus and this prospectus supplement. Any information provided in this prospectus supplement regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates.

o     The percentages indicated under the column "Approximate Credit Support"
      with respect to the Class A-1, Class A-1A, Class A-2, Class A-3, Class
      A-4, and Class A-4FL Certificates represent the approximate credit support for those certificates in the aggregate. No other Class of Certificates will provide any credit support to the Class A-4FL Certificates for a failure by the Swap Counterparty to make any payment under the related swap agreement.

o     The initial certificate balance on the closing date may vary by up to 5%.
      Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

o     The Class X-1 Certificates and the Class X-2 Certificates (together, the
      "Class X Certificates") and the Class E, Class F, Class G, Class H, Class
      J, Class K, Class L, Class M, Class N, Class O, Class P and Class Q
      Certificates are not offered pursuant to this prospectus supplement. We sometimes refer to these certificates, collectively as the "privately offered certificates."

o     For purposes of making distributions to the Class A-1, Class A-1A, Class
      A-2, Class A-3, Class A-4 and Class A-4FL Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2.

o     Loan group 1 will consist of 111 mortgage loans, representing approximately 93.9% of the initial outstanding pool balance. Loan group 2 will consist of 13 mortgage loans, representing approximately 6.1% of the initial outstanding pool balance, and approximately 100.0% of the principal balance of all the mortgage loans secured by multifamily properties.

                                       S-6

o     So long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-1,
      Class A-1A, Class A-2, Class A-3, and Class A-4 Certificates, the Class
      A-4FL Regular Interest and the Class X Certificates, interest distributions on the Class A-1, Class A-2, Class A-3 and Class A-4
      Certificates and the Class A-4FL Regular Interest will be based upon amounts available relating to mortgage loans in loan group 1, interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2 and interest distributions on the Class X Certificates will be based upon amounts available relating to all the mortgage loans in the mortgage pool.
      However, if on any distribution date, funds are insufficient to make distributions of all interest on that distribution date to the Class A-1,
      Class A-1A, Class A-2, Class A-3, and Class A-4 Certificates, the Class
      A-4FL Certificates and the Class X Certificates, available funds will be allocated among all these classes pro rata in accordance with their interest entitlements for that distribution date, without regard to loan group.

o     Generally, the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates
      and the Class A-4FL Regular Interest will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate principal balance of the Class
      A-1A Certificates has been reduced to zero, and the Class A-1A
      Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class A-4 Certificates and the
      Class A-4FL Regular Interest have been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class A-MFL Regular Interest and the Class A-J through Class P
      Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class
      A-4 Certificates and the Class A-4FL Regular Interest, pro rata.

o     The offered certificates, except the Class A-4FL and the Class A-MFL
      Certificates, will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The Class A-4FL and the Class A-MFL Certificates will, at all times, accrue interest at a per-annum rate equal to one-month LIBOR plus a fixed percentage (provided that for the initial interest accrual period
      LIBOR shall be an interpolated percentage to reflect the longer initial interest accrual period) subject to the limitations described in this prospectus supplement.

o     The initial LIBOR (which will be an interpolated rate based on a one-month
      LIBOR and two-month LIBOR) will be determined two (2) Banking Days before the Closing Date. Under certain circumstances described in this prospectus supplement, the interest rate for the Class A-4FL Certificates or the
      Class A-MFL Certificates may convert from a one-month LIBOR based rate to
      a rate equal to the lesser of a fixed rate of   %, in the case of the
      Class A-4FL Certificates, or   %, in the case of the Class A-MFL
      Certificates, and the weighted average net mortgage rate. See "Description of the Swap Contracts--The Swap Contracts" in this prospectus supplement.

o     The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have "anticipated repayment dates"; (iii)
      payment in full on the anticipated repayment date or stated maturity date of each mortgage loan having an anticipated repayment date or stated
      maturity date; and (iv) a 0% CPR. See the assumptions set forth under
      "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and under "Structuring Assumptions" in the "Glossary of Terms."

o     The ratings of the Class A-4FL and Class A-MFL Certificates do not
      represent any assessment as to whether the floating rate of interest on such classes will convert to a fixed rate, and only represent the likelihood of the receipt of interest at a rate equal to the lesser of
        %, in the case of the Class A-4FL Certificates, and   %, in the case of
      the A-MFL Certificates, and the weighted average net mortgage rate
      (adjusted, if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months0. See "Ratings" in this prospectus supplement.

o     It is a condition to the issuance of the certificates that the certificates receive the ratings set forth above.

o     The Class A-4FL Certificates will each represent undivided beneficial related interests in a grantor trust for federal income tax purposes, which grantor trusts will be comprised of the applicable swap contract, the related floating rate account and the Class A-4FL Regular Interest.
      The Class A-MFL Certificates will also represent undivided beneficial interests in a grantor trust for federal income tax purposes, which grantor trust is comprised of the related swap contract, the related floating rate account and the Class A-MFL Regular Interest. See "Federal
      Income Tax Consequences" in this prospectus supplement.

o     The Class R-I, R-II, R-III and Class Q Certificates also represent ownership interests in the trust. Each Class Q Certificate represents a beneficial ownership of certain excess interest in respect of mortgage loans having anticipated repayment dates. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

      ---------------------------------------------------------------------
          Offered certificates.
      ---------------------------------------------------------------------
          Certificates not offered pursuant to this prospectus supplement.
      ---------------------------------------------------------------------

                                       S-7

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE
CERTIFICATES OFFERED PURSUANT TO THIS PROSPECTUS SUPPLEMENT, WHICH WE GENERALLY
REFER TO AS THE "OFFERED CERTIFICATES," YOU SHOULD READ THIS ENTIRE DOCUMENT AND
THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                              WHAT YOU WILL OWN

GENERAL..................................   Your certificates (along with the privately offered
                                            certificates) will represent beneficial interests in a trust created by us on the closing date. All payments to you will come only from the amounts received in connection with the assets of the trust. The trust's assets will primarily consist of 124 fixed rate mortgage loans secured by first mortgage liens on 131 commercial, manufactured housing community and multifamily properties, and with respect to each of the Class
                                            A-4FL and Class A-MFL Certificates, related swap contracts with
                                            Morgan Stanley Capital Services Inc.

TITLE OF CERTIFICATES....................   Commercial Mortgage Pass-Through Certificates, Series
                                            2006-HQ10.

MORTGAGE POOL............................   The mortgage pool consists of 124 mortgage loans with an
                                            aggregate principal balance of all mortgage loans as of the cut-off date, of approximately $1,491,010,945, which may vary on the closing date by up to 5%. Each mortgage loan requires scheduled payments of principal and/or interest to be made monthly. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have
                                            assumed that those mortgage loans are due on the first of the month for purposes of determining their cut-off dates and
                                            cut-off date balances.

                                            As of the cut-off date, the balances of the mortgage loans in the mortgage pool ranged from approximately $1,575,090 to
                                            approximately $120,000,000 and the mortgage loans had an
                                            approximate average balance of $12,024,282.

                                            For purposes of calculating distributions on certain classes of certificates, the mortgage loans in the mortgage pool backing the offered certificates will be divided into a loan group 1 and a loan group 2.

                                            Loan group 1 will consist of all of the mortgage loans other than thirteen (13) mortgage loans that are secured by
                                            multifamily properties. Loan group 1 will consist of one
                                            hundred eleven (111) mortgage loans, with an initial
                                            outstanding loan group 1 balance of $1,400,352,160, which may vary up to 5%. Loan group 1 represents approximately 93.9% of the initial outstanding pool balance.

                                            Loan group 2 will consist of thirteen (13) of the mortgage loans that are secured by multifamily properties and have an initial outstanding loan group 2 balance of $90,658,785. Loan group 2 represents approximately 6.1% of the initial
                                            outstanding pool balance and approximately 100.0% of the
                                            principal balance of all the mortgage loans secured by
                                            multifamily properties.

                                            As of the cut-off date, the balances of the mortgage loans in loan group 1 ranged from approximately $1,575,090 to
                                            approximately

                                       S-8

                                            $120,000,000 and the mortgage loans in loan group 1 had an approximate average balance of $12,615,785. As of the cut-off date, the balances of the mortgage loans in loan group 2 ranged from approximately $3,393,863 to approximately $12,900,000 and the mortgage loans in loan group 2 had an approximate average balance of $6,973,753.

                                            The transfers of the mortgage loans from the mortgage loan seller to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

                            -----------------                    -------------

                                MORTGAGE                           INVESTORS
                               LOAN SELLER

                            -----------------                    -------------
                              |           |                       |         |
                              |           |                       |         |
                    MORTGAGE  |           |                       |         |
                     LOANS    |           |  CASH            CASH |         | CERTIFICATES
                              |           |                       |         |
                              |           |                       |         |
                            -----------------        CASH        -------------
                                             <-------------------
                                DEPOSITOR                        UNDERWRITERS
                                             ------------------->
                            -----------------    CERTIFICATES    -------------
                              |           |
                              |           |
                              |           |
                    MORTGAGE  |           |
                     LOANS    |           | CERTIFICATES
                              |           |
                              |           |
                            -----------------

                             ISSUING ENTITY

                            -----------------

                                         RELEVANT PARTIES AND DATES

ISSUING ENTITY...........................   Morgan Stanley Capital I Trust 2006-HQ10, a New York common law trust, will issue the certificates. The trust will be formed pursuant to the pooling and servicing agreement between the depositor, the master servicer, the special servicer, the
                                            trustee and the paying agent. See "Transaction Parties--The
                                            Issuing Entity" in this prospectus supplement.

DEPOSITOR................................   Morgan Stanley Capital I Inc., a Delaware corporation, is the depositor. As depositor, Morgan Stanley Capital I Inc. will acquire the mortgage loans from the mortgage loan seller and deposit them into the trust. Morgan Stanley Capital I Inc. is an affiliate of Morgan Stanley Mortgage Capital Inc., the
                                            sponsor of this transaction and the mortgage loan seller, and
                                            Morgan Stanley & Co. Incorporated, one of the

                                       S-9

                                            underwriters, and Morgan Stanley Capital Services Inc., the swap counterparty. See "Transaction Parties--The Depositor" in this prospectus supplement.

MASTER SERVICER..........................   Wells Fargo Bank, National Association, a national banking association, will act as master servicer with respect to all of the mortgage loans in the trust. See "Servicing of the Mortgage
                                            Loans--General" and "Transaction Parties--Master Servicer" in
                                            this prospectus supplement. The master servicer will be
                                            primarily responsible for servicing and administering, directly or through sub-servicers, mortgage loans (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer and (b)
                                            as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out. In
                                            addition, the master servicer will be primarily responsible for making principal and interest advances and servicing advances under the pooling and servicing agreement.

                                            The master servicing fee in any month is an amount equal to the product of the portion of the per annum master servicing fee rate applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for that month, and the scheduled principal balance of each mortgage loan. The master servicing fee rate (including any subservicing or any primary servicing fees) for Wells Fargo
                                            Bank, National Association will range, on a loan-by-loan basis, from 0.01% per annum to 0.12% per annum. In addition, the
                                            master servicer will be entitled to retain certain
                                            borrower-paid fees and certain income from investment of
                                            certain accounts maintained as part of the trust, as additional servicing compensation.

SPECIAL SERVICER.........................   LNR Partners, Inc., a Florida corporation and an affiliate of the initial operating adviser, will act as special servicer with respect to all of the mortgage loans in the trust.
                                            Generally, the special servicer will service a mortgage loan upon the occurrence of certain events that cause that mortgage loan to become a "specially serviced mortgage loan." The
                                            special servicer's principal compensation for its special
                                            servicing activities will be the special servicing fee, the workout fee and the liquidation fee. See "Servicing of the
                                            Mortgage Loans--General" and "Transaction Parties--The Special
                                            Servicer" in this prospectus supplement.

                                            The special servicing fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.35% (or 0.25%
                                            in the case of Mortgage Loan No. 1 only) per annum applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each specially serviced
                                            mortgage loan for that month, and the scheduled principal
                                            balance of each specially serviced mortgage loan, with a
                                            minimum of $4,000 per month per specially serviced mortgage loan or REO property.

                                            The liquidation fee means, generally, 1.0% of the liquidation proceeds received in connection with a final disposition of a specially serviced mortgage loan or REO property or portion thereof and any condemnation proceeds and insurance proceeds received by the trust (net of any expenses incurred by the special servicer on behalf of the trust in connection with the collection of the condemnation proceeds

                                      S-10

                                            and insurance proceeds) including in connection with a purchase of an A Note by the holder of the related B Note, unless
                                            otherwise provided in the related intercreditor agreement.

                                            The workout fee is a fee payable with respect to any
                                            rehabilitated mortgage loan (which means a specially serviced mortgage loan as to which three consecutive scheduled payments have been made, there is no other event causing it to
                                            constitute a specially serviced mortgage loan, and certain other conditions have been met), serviced companion mortgage loan or B Note, equal to 1.0% of the amount of each collection of interest (other than default interest and any excess
                                            interest) and principal received (including any condemnation proceeds received and applied as a collection of the interest and principal) on such mortgage loan, serviced companion
                                            mortgage loan or B Note for so long as it remains a
                                            rehabilitated mortgage loan.

                                            In addition, the special servicer will be entitled to retain certain borrower-paid fees and certain income from investment of certain accounts maintained as part of the trust, as
                                            additional servicing compensation.

                                            See "Description of the Offered
                                            Certificates--Distributions--Fees and Expenses" and "Servicing
                                            of the Mortgage Loans--The Special Servicer--Special Servicer
                                            Compensation" in this prospectus supplement.

TRUSTEE AND CUSTODIAN....................   LaSalle Bank National Association, a national banking
                                            association, will act as trustee of the trust on behalf of the
                                            Series 2006-HQ10 certificateholders and as custodian. See
                                            "Transaction Parties--The Trustee and the Custodian--The
                                            Trustee" in this prospectus supplement. In addition, the
                                            trustee will be primarily responsible for back-up advancing if the master servicer fails to perform its advancing obligations.
                                            Following the transfer of the underlying mortgage loans into the trust, the trustee, on behalf of the trust, will become the holder of each mortgage loan transferred to the trust.

                                            The trustee fee is an amount equal to, in any month, the
                                            product of the portion of a rate equal to 0.0015% per annum applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for that month, and the scheduled principal balance of each mortgage loan. A portion of the trustee fee is payable to the paying agent.

                                            See "Description of the Offered
                                            Certificates--Distributions--Fees and Expenses" in this
                                            prospectus supplement.

PAYING AGENT.............................   Wells Fargo Bank, National Association will act as the paying agent, certificate registrar and authenticating agent for the certificates. Wells Fargo Bank, National Association is also the master servicer. The paying agent will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration of the issuing
                                            entity. A portion of the trustee fee is payable to the paying agent. See "Transaction Parties--The Paying Agent, Certificate
                                            Registrar and Authenticating Agent" and "Description of the
                                            Offered Certificates--Distributions--Fees and Expenses" in this prospectus supplement.

                                      S-11

OPERATING ADVISER........................   The holders of certificates representing more than 50% of the aggregate certificate balance of the most subordinate class of certificates outstanding at any time of determination, or, if the certificate balance of that class of certificates is less than 25% of the initial certificate balance of that class, the next most subordinate class of certificates, may appoint a representative to act as operating adviser for the purposes described in this prospectus supplement; provided, that with respect to any A/B Mortgage Loan, a holder of the related B
                                            Note will, to the extent set forth in the related intercreditor agreement, instead be entitled to the rights and powers granted to the operating adviser under the pooling and servicing
                                            agreement to the extent those rights and powers relate to the related A/B Mortgage Loan (but only so long as the holder of the related B Note is the directing holder with respect to that mortgage loan). The initial operating adviser will be LNR
                                            Securities Holdings, LLC, an affiliate of the special servicer.

SPONSOR..................................   Morgan Stanley Mortgage Capital Inc., a New York corporation, is the sponsor of this transaction. As sponsor, Morgan Stanley
                                            Mortgage Capital Inc. has organized and initiated the
                                            transactions in which the certificates will be issued and will sell mortgage loans to the depositor. The depositor will
                                            transfer the mortgage loans to the trust, and the trust will then issue the certificates. Morgan Stanley Mortgage Capital
                                            Inc. is an affiliate of the depositor, Morgan Stanley & Co.
                                            Incorporated, one of the underwriters and Morgan Stanley
                                            Capital Services Inc., the swap counterparty. See "Transaction
                                            Parties--The Sponsor, Mortgage Loan Seller and Originator" in
                                            this prospectus supplement.

MORTGAGE LOAN SELLER.....................   Morgan Stanley Mortgage Capital Inc. will sell us 124 mortgage loans (which include 111 mortgage loans in loan group 1 and 13 mortgage loans in loan group 2), representing 100.0% of the initial outstanding pool balance (and representing 100.0% of the initial outstanding loan group 1 balance and 100.0% of the initial outstanding loan group 2 balance). See "Transaction
                                            Parties--The Sponsor, Mortgage Loan Seller and Originator" in
                                            this prospectus supplement.

SWAP COUNTERPARTY........................   Morgan Stanley Capital Services Inc., a Delaware corporation, is the swap counterparty. The obligation of Morgan Stanley
                                            Capital Services Inc. under each swap contract will be
                                            guaranteed by Morgan Stanley. Morgan Stanley Capital Services
                                            Inc. is an affiliate of the depositor, of Morgan Stanley
                                            Mortgage Capital Inc., a sponsor of the transaction and the mortgage loan seller, and Morgan Stanley & Co. Incorporated, one of the underwriters.

ORIGINATOR...............................   The mortgage loan seller or its affiliate originated the
                                            mortgage loans as to which it is acting as mortgage loan
                                            seller. See "Transaction Parties--The Sponsor, Mortgage Loan
                                            Seller and Originator" in this prospectus supplement.

UNDERWRITERS.............................   Morgan Stanley & Co. Incorporated, Greenwich Capital Markets,
                                            Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
                                            Morgan Stanley & Co. Incorporated is an affiliate of Morgan
                                            Stanley Mortgage Capital Inc., the sponsor and originator, of
                                            Morgan Stanley Capital Services Inc., the swap counterparty, and of the depositor.

CUT-OFF DATE.............................   November 1, 2006. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in November 2006 with respect

                                      S-12

                                            to mortgage loans not having payment dates on the first day of each month have been deemed received on November 1, 2006, not the actual day on which the scheduled payments were due.

CLOSING DATE.............................   On or about November 9, 2006.

DETERMINATION DATE.......................   The 8th day of each month, or, if the 8th day is not a business day, the next succeeding business day, commencing in December
                                            2006.

DISTRIBUTION DATE........................   The 4th business day after the related determination date, commencing in December 2006.

RECORD DATE..............................   With respect to each distribution date, the close of business on the last business day of the preceding calendar month.

                                            ---------------------------------------------------------
EXPECTED FINAL DISTRIBUTION DATES........             Class A-1              April 12, 2011
                                            ---------------------------------------------------------
                                                     Class A-1A             October 12, 2016
                                            ---------------------------------------------------------
                                                      Class A-2            November 12, 2011
                                            ---------------------------------------------------------
                                                      Class A-3             January 12, 2016
                                            ---------------------------------------------------------
                                                      Class A-4             October 12, 2016
                                            ---------------------------------------------------------
                                                     Class A-4FL            October 12, 2016
                                            ---------------------------------------------------------
                                                     Class A-MFL            October 12, 2016
                                            ---------------------------------------------------------
                                                      Class A-J             October 12, 2016
                                            ---------------------------------------------------------
                                                       Class B              October 12, 2016
                                            ---------------------------------------------------------
                                                       Class C              October 12, 2016
                                            ---------------------------------------------------------
                                                       Class D              October 12, 2016
                                            ---------------------------------------------------------

                                            The expected final distribution date for each class of
                                            certificates is the date on which that class is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the certificates and according to the "Structuring Assumptions." Any mortgage loans with anticipated repayment dates are assumed to repay in full on those dates. The actual final distribution date for any class may be earlier or later (and could be substantially
                                            later) than the expected final distribution date.

RATED FINAL DISTRIBUTION DATE............   As to each class of certificates, the distribution date in
                                            November 2041, which is the first distribution date that
                                            follows by at least 36 months the end of the amortization term for the mortgage loan that, as of the cut-off date, has the longest remaining amortization term.

                                      S-13

                                            OFFERED CERTIFICATES

GENERAL..................................   We are offering the following eleven (11) classes of our Series
                                            2006-HQ10 Commercial Mortgage Pass-Through Certificates:

                                            o   Class A-l

                                            o   Class A-1A

                                            o   Class A-2

                                            o   Class A-3

                                            o   Class A-4

                                            o   Class A-4FL

                                            o   Class A-MFL

                                            o   Class A-J

                                            o   Class B

                                            o   Class C

                                            o   Class D

                                            The entire series will consist of a total of twenty-eight (28)
                                            classes, the following seventeen (17) of which are not being offered by this prospectus supplement and the accompanying prospectus: Class X-1, Class X-2, Class E, Class F, Class G,
                                            Class H, Class J, Class K, Class L, Class M, Class N, Class O,
                                            Class P, Class Q, Class R-I, Class R-II and Class R-III.

CERTIFICATE BALANCE .....................   Your certificates will have the approximate aggregate initial certificate balance presented on the cover page of this
                                            prospectus supplement, and this balance may vary by up to 5% on the closing date. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within this maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus
                                            supplement unless such changes are material.

                                            The certificate balance at any time is the maximum amount of principal distributable to a class and is subject to adjustment on each distribution date to reflect any reductions resulting from distributions of principal to that class or any
                                            allocations of losses to the certificate balance of that class.

                                            The certificate balance of the Class A-4FL and the Class A-MFL
                                            Certificates will be equal to the certificate balance of the
                                            Class A-4FL Regular Interest and the Class A-MFL Regular
                                            Interest, respectively.

                                            The Class X-1 Certificates and Class X-2 Certificates, which are private certificates, will not have certificate balances;
                                            each such class of

                                      S-14

                                            certificates will instead represent the right to receive
                                            distributions of interest accrued as described in this
                                            prospectus supplement on a notional amount. The notional amount of the Class X-1 Certificates will be equal to the aggregate of the certificate balances of the classes of certificates (other than the Class Q, Class X-1, Class X-2, Class R-I, Class R-II
                                            and Class R-III Certificates) outstanding from time to time.

                                            Any information provided in this prospectus supplement
                                            regarding the characteristics of the Class X-1 Certificates and the Class X-2 Certificates, which are not offered pursuant to this prospectus supplement, is provided only to enhance your understanding of the offered certificates.

                                            The notional amount of the Class X-2 Certificates will equal:

                                            o   during the period from the closing date through and
                                                including the distribution date occurring in November 2007, the sum of (a) the lesser of $37,184,000 and the
                                                certificate balance of the Class A-1 Certificates
                                                outstanding from time to time; (b) the lesser of
                                                $90,586,000 and the certificate balance of the Class A-1A
                                                Certificates outstanding from time to time, and (c) the
                                                aggregate of the certificate balances of Class A-2, Class
                                                A-3, Class A-4, Class A-4FL, Class A-MFL, Class A-J, Class
                                                B, Class C, Class D, Class E, Class F, Class G, Class H,
                                                Class J, Class K and Class L Certificates outstanding from time to time;

                                            o   during the period following the distribution date occurring in November 2007 through and including the distribution
                                                date occurring in November 2008, the sum of (a) the lesser of $87,231,000 and the certificate balance of the Class
                                                A-1A Certificates outstanding from time to time, (b) the
                                                lesser of $69,925,000 and the certificate balance of the
                                                Class A-2 Certificates outstanding from time to time, (c)
                                                the aggregate of the certificate balances of the Class A-3,
                                                Class A-4, Class A-4FL, Class A-MFL, Class A-J, Class B,
                                                Class C, Class D, Class E, Class F, Class G, Class H, Class
                                                J and Class K Certificates outstanding from time to time,
                                                and (d) the lesser of $2,949,000 and the certificate
                                                balance of the Class L Certificates outstanding from time
                                                to time;

                                            o   during the period following the distribution date occurring in November 2008 through and including the distribution
                                                date occurring in November 2009, the sum of (a) the lesser of $83,414,000 and the certificate balance of the Class
                                                A-1A Certificates outstanding from time to time, (b) the
                                                lesser of $4,850,000 and the certificate balance of the
                                                Class A-2 Certificates outstanding from time to time, (c)
                                                the aggregate of the certificate balances of the Class A-3,
                                                Class A-4, Class A-4FL, Class A-MFL, Class A-J, Class B,
                                                Class C, Class D, Class E and Class F Certificates
                                                outstanding from time to time and (d) the lesser of
                                                $14,509,000 and the certificate balance of the Class G
                                                Certificates outstanding from time to time;

                                            o   during the period following the distribution date occurring in November 2009 through and including the distribution
                                                date occurring in November 2010, the sum of (a) the lesser of $79,673,000 and the certificate balance of the Class
                                                A-1A

                                      S-15

                                                Certificates outstanding from time to time, (b) the lesser of $566,308,000 and the certificate balance of the Class
                                                A-4 Certificates outstanding from time to time, (c) the
                                                lesser of $139,199,000 and the certificate balance of the
                                                Class A-4FL Certificates outstanding from time to time, (d)
                                                the aggregate of the certificate balances of the Class
                                                A-MFL, Class A-J, Class B, Class C, Class D and Class E
                                                Certificates outstanding from time to time and (e) the
                                                lesser of $5,613,000 and the certificate balance of the
                                                Class F Certificates outstanding from time to time;

                                            o   during the period following the distribution date occurring in November 2010 through and including the distribution
                                                date occurring in November 2011, the sum of (a) the lesser of $76,058,000 and the certificate balance of the Class
                                                A-1A Certificates outstanding from time to time, (b) the
                                                lesser of $525,211,000 and the certificate balance of the
                                                Class A-4 Certificates outstanding from time to time, (c)
                                                the lesser of $129,097,000 and the certificate balance of
                                                the Class A-4FL Certificates outstanding from time to time,
                                                (d) the aggregate of the certificate balances of the Class
                                                A-MFL, Class A-J, Class B and Class C Certificates
                                                outstanding from time to time and (e) the lesser of
                                                $19,817,000 and the certificate balance of the Class D
                                                Certificates outstanding from time to time;

                                            o   during the period following the distribution date occurring in November 2011 through and including the distribution
                                                date occurring in November 2012, the sum of (a) the lesser of $72,500,000 and the certificate balance of the Class
                                                A-1A Certificates outstanding from time to time, (b) the
                                                lesser of $486,716,000 and the certificate balance of the
                                                Class A-4 Certificates outstanding from time to time, (c)
                                                the lesser of $119,635,000 and the certificate balance of
                                                the Class A-4FL Certificates outstanding from time to time,
                                                (d) the aggregate of the certificate balances of the Class
                                                A-MFL, Class A-J and Class B Certificates outstanding from time to time and (e) the lesser of $14,081,000 and the
                                                certificate balance of the Class C Certificates outstanding from time to time; and

                                            o   following the distribution date occurring in November 2012,
                                                $0.

                                            Accordingly, the notional amount of the Class X-1 Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually
                                            allocated to the certificate balance of, any class of
                                            certificates (other than the Class X-1, Class X-2, Class Q,
                                            Class R-I, Class R-II and Class R-III Certificates) outstanding from time to time. The notional amount of the Class X-2
                                            Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to the certificate balance of any component and any class of Certificates included in the calculation of the notional amount for the Class X-2 Certificates on such distribution date, as described above. Holders of the Class X-2
                                            Certificates will not be entitled to distributions of interest at any time following the distribution date occurring in
                                            November 2012.

PASS-THROUGH RATES ......................   Your certificates will accrue interest at an annual rate called a pass-through rate. The approximate initial pass-through rates for each class

                                      S-16

                                            of offered certificates is set forth on the cover page of this prospectus supplement.

                                            Interest on your certificates (other than the Class A-4FL and
                                            Class A-MFL Certificates) and the Class A-4FL Regular Interest
                                            and the Class A-MFL Regular Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months, also referred to in this prospectus supplement as a 30/360 basis. Interest on the Class A-4FL and Class A-MFL Certificates
                                            will be computed on the basis of the actual number of days elapsed during the related interest accrual period and a
                                            360-day year.

                                            The offered certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero.

                                            The weighted average net mortgage rate for a particular
                                            distribution date is a weighted average of the interest rates on the mortgage loans minus a weighted average annual
                                            administrative cost rate, which includes the master servicing fee rate (including any subservicing or primary servicing
                                            fees), any excess servicing fee rate and the trustee fee rate.
                                            The relevant weighting is based upon the respective principal balances of the mortgage loans as in effect immediately prior to the relevant distribution date. For purposes of calculating the weighted average net mortgage rate, the mortgage loan
                                            interest rates will not include any default interest rate. The mortgage loan interest rates will also be determined without regard to any loan term modifications agreed to by the special servicer or resulting from any borrower's bankruptcy or
                                            insolvency. In addition, for purposes of calculating the
                                            weighted average net mortgage rate, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month will, in general, be deemed to be the rate per annum that, when calculated on a 30/360 basis, will produce the
                                            amount of interest that actually accrues on that mortgage loan in that month.

                                            With respect to the Class A-4FL and Class A-MFL Certificates, in the case of a default by the swap counterparty under the applicable swap contract, and until such default is cured or the applicable swap contract is replaced, the Class A-4FL
                                            Certificates or the Class A-MFL Certificates will accrue
                                            interest at the pass-through rate of the Class A-4FL Regular
                                            Interest or the Class A-MFL Regular Interest, as applicable,
                                            which will be equal to the lesser of a fixed rate of   % per
                                            annum, in the case of the Class A-4FL Certificates, and   %
                                            per annum, in the case of the Class A-MFL Certificates, and the weighted average net mortgage rate, calculated on a 30/360 basis. The Class A-4FL Regular Interest and the Class A-MFL
                                            Regular Interest do not receive interest at a LIBOR-based rate.
                                            In the event that after payment of the net swap payment due from or to the swap counterparty, as the case may be, there are insufficient funds in the applicable Floating Rate Account to make the full distribution of the Class A-4FL Interest
                                            Distribution Amount or the Class A-MFL Interest Distribution
                                            Amount to the holders of the Class A-4FL Certificates, or the
                                            Class A-MFL Certificates, as the case may be, the resulting interest shortfall will be borne by the holders of the Class
                                            A-4FL Certificates and the Class A-MFL Certifactes, as the case may be.

                                      S-17

                                            If the pass-through rate on the Class A-4FL Regular Interest or
                                            the Class A-MFL Regular Interest is reduced below   % per
                                            annum or   % per annum, respectively, there will be a
                                            corresponding dollar-for-dollar reduction in the interest
                                            payment made by the swap counterparty to the trust and,
                                            ultimately, a corresponding decrease in the effective
                                            pass-through rate on the Class A-4FL or the Class A-MFL
                                            Certificates, as the case may be, for such distribution date.

                                            The pass-through rate applicable to the Class X-2 Certificates for the initial distribution date will equal approximately
                                               % per annum. The pass-through rate applicable to the Class
                                            X-2 Certificates for each distribution date subsequent to the initial distribution date and on or before the distribution date in November 2012 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total notional amount of the Class X-2 Certificates outstanding immediately prior to the related distribution date
                                            (weighted on the basis of the respective balances of such
                                            components outstanding immediately prior to such distribution date). Each of those components will be comprised of all or a designated portion of the certificate balance of a specified class of certificates with a principal balance. If all or a designated portion of the certificate balance of any class of certificates with a principal balance is identified under
                                            "--Certificate Balance" above as being part of the total
                                            notional amount of the Class X-2 Certificates immediately prior to any distribution date, then that certificate balance (or designated portion of it) will represent one or more separate components of the total notional amount of the Class X-2
                                            Certificates for purposes of calculating the accrual of
                                            interest for the related distribution date. For any
                                            distribution date occurring in or before November 2012, on any particular component of the total notional amount of the Class
                                            X-2 Certificates immediately prior to the related distribution date, the applicable Class X-2 Strip Rate will equal the
                                            excess, if any, of:

                                            o   the lesser of (a) the rate per annum corresponding to such distribution date as set forth on Schedule A attached to
                                                this prospectus supplement and (b) the weighted average net mortgage rate for such distribution date, over

                                            o   the pass-through rate for such distribution date for the
                                                class of certificates with a principal balance whose
                                                certificate balance, or a designated portion of it,
                                                comprises such component, or in the case of the Class A-4FL
                                                Certificates or the Class A-MFL Certificates, the
                                                pass-through rate on the Class A-4FL Regular Interest or
                                                the Class A-MFL Regular Interest, respectively.

                                            Under no circumstances will any Class X-2 Strip Rate be less than zero.

                                            The pass-through rate applicable to the Class X-1 Certificates
                                            for the initial distribution date will equal approximately   %
                                            per annum.

                                            The pass-through rate applicable to the Class X-1 Certificates for each distribution date subsequent to the initial
                                            distribution date will equal the weighted average of the
                                            respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total notional amount of the Class X-1 Certificates

                                      S-18

                                            outstanding immediately prior to the related distribution date
                                            (weighted on the basis of the respective balances of such
                                            components outstanding immediately prior to such distribution date). Each of those components will be comprised of all or a designated portion of the certificate balance of one of the classes of the certificates with a principal balance. In
                                            general, the certificate balance of each class of certificates with a principal balance will constitute a separate component of the total notional amount of the Class X-1 Certificates;
                                            provided that, if a portion, but not all, of the certificate balance of any particular class of certificates with a
                                            principal balance is identified under "--Certificate Balance"
                                            above as being part of the total notional amount of the Class
                                            X-2 Certificates immediately prior to any distribution date, then that identified portion of such certificate balance will also represent one or more separate components of the total notional amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related
                                            distribution date, and the remaining portion of such
                                            certificate balance will represent one or more other separate components of the Class X-1 Certificates for purposes of
                                            calculating the accrual of interest for the related
                                            distribution date. For any distribution date occurring in or before November 2012, on any particular component of the total notional amount of the Class X-1 Certificates immediately prior to the related distribution date, the applicable Class X-1
                                            Strip Rate will be calculated as follows:

                                            o   if such particular component consists of the entire
                                                certificate balance (or a designated portion of that
                                                certificate balance) of any class of certificates with a
                                                principal balance, and if such entire certificate balance
                                                (or that designated portion) also constitutes a component
                                                of the total notional amount of the Class X-2 Certificates immediately prior to the related distribution date, then
                                                the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the weighted average net mortgage rate for
                                                such distribution date, over (b) the greater of (i) the
                                                rate per annum corresponding to such distribution date as
                                                set forth on Schedule A attached to this prospectus
                                                supplement and (ii) the pass-through rate for such
                                                distribution date for such class of certificates with a
                                                principal balance or, in the case of the Class A-4FL
                                                Certificates or the Class A-MFL Certificates, the
                                                pass-through rate on the Class A-4FL Regular Interest or
                                                the Class A-MFL Regular Interest, respectively; and

                                            o   if such particular component consists of the entire
                                                certificate balance (or a designated portion of that
                                                certificate balance) of any class of certificates with a
                                                principal balance, and if such entire certificate balance
                                                (or that designated portion) does not also constitute a
                                                component of the total notional amount of the Class X-2
                                                Certificates immediately prior to the related distribution date, then the applicable Class X-1 Strip Rate will equal
                                                the excess, if any, of (a) the weighted average net
                                                mortgage rate for such distribution date, over (b) the
                                                pass-through rate for such distribution date for such class of certificates with a principal balance or, in the case of the Class A-4FL Certificates or the Class A-MFL
                                                Certificates, the pass-through rate on the Class A-4FL
                                                Regular Interest or the Class A-MFL Regular Interest,
                                                respectively.

                                      S-19

                                            For any distribution date occurring after November 2012, the certificate balance of each class of certificates with a
                                            principal balance will constitute a separate component of the total notional amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such
                                            component for each such distribution date will equal the
                                            excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate for such distribution date for such class of certificates with a principal balance, or in the case of the Class A-4FL
                                            Certificates or the Class A-MFL Certificates, the pass-through rate on the Class A-4FL Regular Interest or the Class A-MFL
                                            Regular Interest, respectively.

                                            Under no circumstances will any Class X-1 Strip Rate be less than zero.

                                            The Class E, Class F, Class G and Class H Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The Class J, Class K, Class L,
                                            Class M, Class N, Class O and Class P Certificates will, at all times, accrue interest at a per annum rate equal to the lesser
                                            of   % and the weighted average net mortgage rate. The Class Q
                                            Certificates do not have a pass-through rate and are entitled to receive only excess interest on ARD loans following the anticipated repayment date of the ARD loans.

DISTRIBUTIONS

A. AMOUNT AND ORDER OF DISTRIBUTIONS ....   On each distribution date, you will be entitled to receive interest and principal distributed from funds available for distribution from the mortgage loans, net of excess interest, excess liquidation proceeds and specified trust expenses,
                                            including all servicing fees, trustee fees and related
                                            compensation, in an amount equal to your certificate's interest and principal entitlement, subject to:

                                            (i)   payment of the respective interest entitlement for any
                                                  class of certificates, or the Class A-4FL Regular
                                                  Interest, in the case of the Class A-4FL Certificates,
                                                  and the Class A-MFL Regular Interest, in the case of the
                                                  Class A-MFL Certificates, bearing an earlier alphabetical
                                                  designation (except in respect of the distribution of
                                                  interest among the Class A-1, Class A-1A, Class A-2,
                                                  Class A-3, Class A-4, Class X-1 and Class X-2
                                                  Certificates and Class A-4FL Regular Interest, which will
                                                  have the same senior priority and be distributed pro rata
                                                  and except that distributions to the Class A-MFL Regular
                                                  Interest will be paid after distributions to the
                                                  foregoing classes and except that the Class A-J
                                                  Certificates are paid after distributions to the Class
                                                  A-MFL Regular Interest) and

                                            (ii)  if applicable, payment of the respective principal
                                                  entitlement for the distribution date to outstanding
                                                  classes of certificates, or the Class A-4FL Regular
                                                  Interest, in the case of the Class A-4FL Certificates,
                                                  and the Class A-MFL Regular Interest, in the case of the
                                                  Class A-MFL Certficates, having an earlier alphabetical
                                                  designation until the principal balance of each Class has
                                                  been reduced to zero; provided that the Class A-MFL
                                                  Regular Interest receives distributions of principal only
                                                  after distributions of principal are made to the Class
                                                  A-1, Class A-1A, Class A-2, Class A-3 and Class A-4
                                                  Certificates and the Class A-4FL Regular

                                      S-20

                                                  Interest, and that the Class A-J Certificates receive
                                                  distributions of principal only after distributions are
                                                  made to the Class A-MFL Regular Interest, and

                                            (iii) the Class A-4FL Certificates and the Class A-MFL
                                                  Certificates receiving distributions of the Class A-4FL
                                                  Available Funds and the Class A-MFL Available Funds, as
                                                  the case may be, on each distribution date in the manner
                                                  prescribed under "Description of the Swap Contracts" in
                                                  this prospectus supplement.

                                            The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates
                                            and the Class A-4FL Regular Interest will have priority to payments received in respect of mortgage loans included in loan group 1. The Class A-1A Certificates will have priority to payments received in respect of mortgage loans included in loan group 2.

B. INTEREST AND
       PRINCIPAL ENTITLEMENTS............   A description of the interest entitlement payable to each class can be found in "Description of the Offered
                                            Certificates--Distributions" in this prospectus supplement. As described in that section, there are circumstances relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's
                                            principal balance. In addition, the right of the master
                                            servicer, the special servicer and the trustee to reimbursement for payment of nonrecoverable advances, payment of compensation and reimbursement of certain costs and expenses will be prior to your right to receive distributions of principal or
                                            interest.

                                            The Class R-I, Class R-II, Class R-III, Class Q and Class X
                                            Certificates will not be entitled to principal distributions.
                                            The amount of principal required to be distributed on the
                                            classes entitled to principal on a particular distribution date will, in general, be equal to the sum of:

                                            o   the principal portion of all scheduled payments, other than balloon payments, to the extent received or advanced by the master servicer or other party (in accordance with the
                                                pooling and servicing agreement) during the related
                                                collection period;

                                            o   all principal prepayments and the principal portion of
                                                balloon payments received during the related collection
                                                period;

                                            o   the principal portion of other collections on the mortgage loans received during the related collection period, for
                                                example, liquidation proceeds, condemnation proceeds,
                                                insurance proceeds and income on "real estate owned;" and

                                            o   the principal portion of proceeds of mortgage loan
                                                repurchases received during the related collection period;

                                            subject, however, to the adjustments described in this
                                            prospectus supplement. See the definition of "Principal
                                            Distribution Amount" in the "Glossary of Terms."

                                      S-21

C. PREPAYMENT
       PREMIUMS/YIELD MAINTENANCE
       CHARGES...........................   The manner in which any prepayment premiums and yield
                                            maintenance charges received during a particular collection period will be allocated to the Class X Certificates, on the one hand, and the classes of certificates entitled to principal
                                            (other than the Class A-4FL Certificates and Class A-MFL
                                            Certificates) and the Class A-4FL Regular Interest and the
                                            Class A-MFL Regular Interest, on the other hand, is described in "Description of the Offered Certificates--Distributions" in
                                            this prospectus supplement. The Class A-4FL and Class A-MFL
                                            Certificates will not be entitled to receive any prepayment premiums or yield maintenance charges for so long as the
                                            related swap contract remains in place. See "Description of the
                                            Certificates--Distributions--The Class A-4FL Certificates and
                                            the Class A-MFL Certificates" herein.

SUBORDINATION

A. GENERAL...............................   The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes.
                                            Entitlement to receive principal and interest (other than
                                            excess liquidation proceeds and certain excess interest in connection with any mortgage loan having an anticipated
                                            repayment date) on any distribution date is depicted in
                                            descending order. The manner in which mortgage loan losses
                                            (including interest losses other than losses with respect to certain excess interest in connection with any mortgage loan having an anticipated repayment date) are allocated is depicted in ascending order.

                                      S-22

                                                               -------------------------
                                                                Class A-l, Class A-1A*,
                                                                 Class A-2, Class A-3,
                                                                Class A-4, Class A-4FL,
                                                                    Class-X-1** and
                                                                      Class X-2**
                                                               -------------------------
                                                                           |
                                                               -------------------------
                                                                      Class A-MFL
                                                               -------------------------
                                                                           |
                                                               -------------------------
                                                                       Class A-J
                                                               -------------------------
                                                                           |
                                                               -------------------------
                                                                        Class B
                                                               -------------------------
                                                                           |
                                                               -------------------------
                                                                        Class C
                                                               -------------------------
                                                                           |
                                                               -------------------------
                                                                        Class D
                                                               -------------------------
                                                                           |
                                                               -------------------------
                                                                       Class E-P
                                                               -------------------------

                                            NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE AVAILABLE TO YOU AS
                                            A HOLDER OF OFFERED CERTIFICATES.

                                            * The Class A-1A Certificates have a priority to entitlement to principal payments received in respect of mortgage loans
                                            included in loan group 2. The Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and the Class A-4FL Regular Interest
                                            have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 1. See
                                            "Description of the Offered Certificates--Distributions" in this prospectus supplement.

                                            ** Interest only certificates. No principal payments or
                                            realized loan losses in respect of principal will be allocated to the Class X-1 or Class X-2 Certificates. However, any
                                            mortgage loan losses will reduce the notional amount of the
                                            Class X-1 Certificates and mortgage loan losses allocated to any component and any class of certificates included in the calculation of the notional amount for the Class X-2
                                            Certificates will reduce the notional amount of the Class X-2
                                            Certificates.

                                            In addition, while mortgage loan losses and available funds shortfalls will not be directly allocated to the Class A-4FL or the Class A-MFL Certificates, mortgage loan losses and
                                            available funds shortfalls may be allocated to the Class A-4FL
                                            Regular Interest or the Class A-MFL Regular Interest, in
                                            reduction of the certificate balance of the Class A-4FL Regular
                                            Interest or the Class A-MFL Regular Interest, respectively, and the amount of its respective interest entitlement. Any decrease in the certificate balance of the Class A-4FL Regular Interest

                                      S-23

                                            or the Class A-MFL Regular Interest, as the case may be, will result in a corresponding decrease in the certificate balance of the Class A-4FL or the Class A-MFL Certificates,
                                            respectively, and any interest shortfalls suffered by the Class
                                            A-4FL Regular Interest or the Class A-MFL Regular Interest,
                                            respectively, will reduce the amount of interest distributed on the Class A-4FL or the Class A-MFL Certifcates, respectively, to the extent described in this prospectus supplement.

B. SHORTFALLS IN
       AVAILABLE FUNDS...................   The following types of shortfalls in available funds will
                                            reduce amounts available for distribution and will be allocated in the same manner as mortgage loan losses. Among the causes of these shortfalls are the following:

                                            o   shortfalls resulting from compensation which the special
                                                servicer is entitled to receive;

                                            o   shortfalls resulting from interest on advances made by the master servicer, the trustee or the special servicer, to
                                                the extent not covered by default interest and late payment charges paid by the borrower; and

                                            o   shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or other modification
                                                or from other unanticipated, extraordinary or
                                                default-related expenses of the trust.

                                            Reductions in distributions to the Class A-4FL Regular Interest or the Class A-MFL Regular Interest will cause a corresponding reduction in distributions to the Class A-4FL Certificates or the Class A-MFL Certificates, respectively, to the extent
                                            described in this prospectus supplement.

                                            Shortfalls in mortgage loan interest as a result of the timing of voluntary and involuntary prepayments (net of certain
                                            amounts required to be used by the master servicer to offset those shortfalls) will be allocated to each class of
                                            certificates (or the Class A-4FL Regular Interest or the Class
                                            A-MFL Regular Interest) in accordance with their respective interest entitlements as described in this prospectus
                                            supplement.

                                    INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

A. GENERAL...............................   All numerical information in this prospectus supplement
                                            concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based upon their outstanding principal balances as of the cut-off date. With respect to mortgage loans not having due dates on the first day of each month, scheduled payments due in November 2006 have been deemed received on November 1, 2006.

                                            When information presented in this prospectus supplement with respect to mortgaged properties is expressed as a percentage of the initial pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or with respect to an individual property securing a
                                            multi-property mortgage loan, the portions of those loan
                                            balances allocated to such properties. The allocated loan
                                            amount

                                      S-24

                                            for each mortgaged property securing a multi-property mortgage loan is set forth on Appendix II to this prospectus supplement.

B. PRINCIPAL BALANCES....................   The trust's primary assets will be one hundred twenty-four
                                            (124) mortgage loans (which include one hundred eleven (111)
                                            mortgage loans in loan group 1 and thirteen (13) mortgage loans in loan group 2) with an aggregate principal balance as of the cut-off date of approximately $1,491,010,945 (which includes
                                            $1,400,352,160 in loan group 1 and $90,658,785 in loan group
                                            2). It is possible that the aggregate mortgage loan balance, the initial outstanding loan group 1 balance and the initial outstanding loan group 2 balance will vary by up to 5% on the closing date. As of the cut-off date, the principal balance of the mortgage loans in the mortgage pool ranged from
                                            approximately $1,575,090 to approximately $120,000,000 (and the balances of the mortgage loans ranged from approximately
                                            $1,575,090 to approximately $120,000,000 in loan group 1 and from approximately $3,393,863 to approximately $12,900,000 in loan group 2) and the mortgage loans had an approximate average balance of $12,024,282 (and an approximate average balance of
                                            $12,615,785 in loan group 1 and $6,973,753 in loan group 2).

C. FEE SIMPLE/LEASEHOLD..................   One hundred twenty-eight (128) mortgaged properties, securing mortgage loans representing 97.4% of the initial outstanding pool balance (which include one hundred fifteen (115) mortgaged properties in loan group 1, representing 97.2% of the initial outstanding loan group 1 balance, and thirteen (13) mortgaged properties in loan group 2, representing 100.0% of the initial outstanding loan group 2 balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in those mortgaged properties.

                                            Two (2) mortgaged properties, securing mortgage loans
                                            representing 2.3% of the initial outstanding pool balance (and representing 2.4% of the initial outstanding loan group 1
                                            balance), are subject to a first mortgage lien on a leasehold interest in those mortgaged properties.

                                            One (1) mortgaged property, securing mortgage loans
                                            representing 0.3% of the initial outstanding pool balance (and representing 0.3% of the initial outstanding loan group 1
                                            balance), is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of the mortgaged property and a leasehold interest in the remaining portion of the mortgaged property. In circumstances where both the fee and leasehold interest in the entire mortgaged property are encumbered, we have treated that as an encumbered fee interest.

                                      S-25

D. PROPERTY TYPES........................   The following table shows how the mortgage loans are secured by collateral which is distributed among different types of
                                            properties.

                                            ---------------------------------------------------------------
                                                                   Percentage of Initial        Number of
                                                                     Outstanding Pool           Mortgaged
                                                Property Type             Balance              Properties
                                            ---------------------------------------------------------------

                                            Retail                         44.8%                   63
                                            ---------------------------------------------------------------
                                            Office                         30.9%                   30
                                            ---------------------------------------------------------------
                                            Hospitality                    6.5%                    10
                                            ---------------------------------------------------------------
                                            Multifamily                    6.1%                    13
                                            ---------------------------------------------------------------
                                            Other                          4.7%                     1
                                            ---------------------------------------------------------------
                                            Mixed Use                      3.2%                     4
                                            ---------------------------------------------------------------
                                            Industrial                     3.0%                     8
                                            ---------------------------------------------------------------
                                            Manufactured Housing
                                            Community                      0.6%                     1
                                            ---------------------------------------------------------------
                                            Self Storage                   0.2%                     1
                                            ---------------------------------------------------------------

                                            For information regarding the types of properties securing the mortgage loans included in loan group 1 or loan group 2, see
                                            Appendix I to this prospectus supplement.

E. PROPERTY LOCATION                        The number of mortgaged properties, and the approximate
                                            percentage of the aggregate principal balance of the mortgage loans secured by mortgaged properties located in the geographic areas with the highest concentrations of mortgaged properties, are as described in the table below:

                                            ---------------------------------------------------------------
                                                                        Percentage of          Number of
                                                                     Initial Outstanding       Mortgaged
                                               Geographic Areas         Pool Balance           Properties
                                            ---------------------------------------------------------------

                                            California                      12.9%                  15
                                            ---------------------------------------------------------------
                                                Southern                    7.9%                   8
                                            ---------------------------------------------------------------
                                                Northern                    5.0%                   7
                                            ---------------------------------------------------------------
                                            Colorado                        12.4%                  9
                                            ---------------------------------------------------------------
                                            Florida                         10.8%                  7
                                            ---------------------------------------------------------------
                                            Arizona                         8.8%                   10
                                            ---------------------------------------------------------------
                                            New York                        7.2%                   6
                                            ---------------------------------------------------------------
                                            Illinois                        7.1%                   4
                                            ---------------------------------------------------------------
                                            Pennsylvania                    5.4%                   13
                                            ---------------------------------------------------------------

                                            The remaining mortgaged properties are located throughout
                                            twenty-five (25) other states. None of these property locations has a concentration of mortgaged properties that represents security for more than 5.0% of the initial outstanding pool balance, as of the cut-off date. Northern

                                      S-26

                                            California includes areas with zip codes above 93600 and
                                            Southern California includes areas with zip codes of 93600 and below.

                                            For information regarding the location of properties securing the mortgage loans included in loan group 1 or loan group 2, see Appendix I to this prospectus supplement.

F. OTHER MORTGAGE
       LOAN FEATURES.....................   As of the cut-off date, the mortgage loans had the following characteristics:

                                            o   The most recent scheduled payment of principal and interest on any mortgage loan was not thirty days or more past due, and no mortgage loan had been thirty days or more past due in the past year;

                                            o   Eleven (11) groups of mortgage loans, representing 15.9% of the initial outstanding pool balance, were made to the same borrower or to borrowers that are affiliated with one
                                                another through partial or complete direct or indirect
                                                common ownership (which include eight (8) groups of
                                                mortgage loans exclusively in loan group 1, representing
                                                13.9% of the initial loan group 1 balance, one (1) group of mortgage loans exclusively in loan group 2, representing
                                                7.7% of the initial loan group 2 balance and two (2) groups of mortgage loans with mortgaged loans in loan group 1 and loan group 2, representing 2.3% of the initial outstanding pool balance). Of these eleven (11) groups, the 3 largest
                                                groups represent 4.8%, 2.1% and 1.9%, respectively, of the initial outstanding pool balance. See Appendix II attached to this prospectus supplement. The related borrower
                                                concentrations of the 3 largest groups exclusively in loan group 1 represent 5.1%, 2.3% and 2.0%, respectively, of the initial outstanding loan group 1 balance, the group of
                                                mortgage loans exclusively in loan group 2 represents 7.7%
                                                of the initial outstanding loan group 2 balance and the two groups in loan group 1 and loan group 2 represent 1.6% and
                                                0.8%, respectively, of the initial outstanding pool
                                                balance;

                                            o   Twenty-six (26) mortgaged properties, securing mortgage
                                                loans representing 18.9% of the initial outstanding pool
                                                balance (and representing 20.1% of the initial outstanding loan group 1 balance), are each 100.0% leased to a single
                                                tenant;

                                            o   All of the mortgage loans bear interest at fixed rates;

                                            o   Fixed periodic payments on the mortgage loans are generally determined assuming interest is calculated on a 30/360
                                                basis, but interest actually accrues and is applied on
                                                certain mortgage loans on an actual/360 basis. Accordingly, there will be less amortization of the principal balance
                                                during the term of these mortgage loans, resulting in a
                                                higher final payment on these mortgage loans; and

                                            o   No mortgage loan permits negative amortization or the
                                                deferral of accrued interest (except excess interest that
                                                would accrue in the case of any mortgage loan having an
                                                anticipated repayment date after the applicable anticipated repayment date for the related mortgage loan).

                                      S-27

G. BALLOON LOANS/ARD LOANS...............   As of the cut-off date, the mortgage loans had the following additional characteristics:

                                            o   One hundred twenty-four (124) mortgage loans, representing
                                                100.0% of the initial outstanding pool balance, are
                                                "balloon loans" (which include one hundred eleven (111)
                                                mortgage loans in loan group 1, representing 100.0% of the initial outstanding loan group 1 balance, and thirteen (13)
                                                mortgage loans in loan group 2, representing 100.0% of the initial outstanding loan group 2 balance). Three (3) of
                                                these mortgage loans, representing 0.8% of the initial
                                                outstanding pool balance (which include two (2) mortgage
                                                loans in loan group 1, representing 0.5% of the initial
                                                outstanding loan group 1 balance, and one (1) mortgage loan in loan group 2, representing 5.1% of the initial
                                                outstanding loan group 2 balance), are mortgage loans that have an anticipated repayment date that provides for an
                                                increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity. For purposes of this prospectus supplement, we consider a mortgage loan to be a "balloon loan" if its principal balance is not
                                                scheduled to be fully or substantially amortized by the
                                                loan's stated maturity date or anticipated repayment date, as applicable.

H. INTEREST ONLY LOANS...................   As of the cut-off date, the mortgage loans had the following additional characteristics:

                                            o   Sixty-eight (68) mortgage loans, representing 38.7% of the initial outstanding pool balance (which include fifty-seven
                                                (57) mortgage loans in loan group 1, representing 35.2% of the initial outstanding loan group 1 balance, and eleven
                                                (11) mortgage loans in loan group 2, representing 92.5% of the initial outstanding loan group 2 balance), currently
                                                provide for monthly payments of interest only for a portion of their respective terms, ranging from eight (8) months to eighty-four (84) months, and then provide for the monthly
                                                payment of principal and interest over their respective
                                                remaining terms; and

                                            o   Thirteen (13) mortgage loans, representing 36.0% of the
                                                initial outstanding pool balance (which include thirteen
                                                (13) mortgage loans in loan group 1, representing 38.4% of the initial outstanding loan group 1 balance), currently
                                                provide for monthly payments of interest only for their
                                                entire respective terms.

I. PREPAYMENT/DEFEASANCE
       PROVISIONS........................   As of the cut-off date, all of the mortgage loans restricted voluntary principal prepayments as follows:

                                            o   One hundred five (105) mortgage loans, representing 88.4%
                                                of the initial outstanding pool balance (which include
                                                ninety-seven (97) mortgage loans in loan group 1,
                                                representing 89.6% of the initial outstanding loan group 1 balance, and eight (8) mortgage loans in loan group 2,
                                                representing 69.2% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments for a
                                                period ending on a date determined by the related mortgage note (which may be the maturity date), which period is
                                                referred to in this prospectus supplement as a lock-out
                                                period, but permit the related borrower, after an initial
                                                period of at least two years following the

                                      S-28

                                                date of issuance of the certificates, to defease the
                                                mortgage loan by pledging "government securities" as
                                                defined in the Investment Company Act of 1940 that provide for payment on or prior to each due date through and
                                                including the maturity date (or the earlier due date on
                                                which the mortgage loan first becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage
                                                loans and obtaining the release of the mortgaged property
                                                from the lien of the mortgage.

                                            o   Fourteen (14) mortgage loans, representing 9.2% of the
                                                initial outstanding pool balance (which include ten (10)
                                                mortgage loans in loan group 1, representing 8.7% of the
                                                initial outstanding loan group 1 balance, and four (4)
                                                mortgage loans in loan group 2, representing 16.6% of the
                                                initial outstanding loan group 2 balance), prohibit
                                                voluntary principal prepayments during a lock-out period,
                                                and following the lock-out period provide for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of
                                                the amount prepaid.

                                            o   Two (2) mortgage loans, representing 1.0% of the initial
                                                outstanding pool balance (which include one (1) mortgage
                                                loan in loan group 1, representing 0.2% of the initial
                                                outstanding loan group 1 balance, and one (1) mortgage loan representing 14.2% of the initial outstanding loan group 2 balance), has no lock-out period and permits voluntary
                                                principal prepayments at any time if accompanied by a
                                                prepayment premium or yield maintenance charge calculated
                                                on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid.

                                            o   One (1) mortgage loan, representing 0.8% of the initial
                                                outstanding pool balance (and representing 0.9% of the
                                                initial outstanding loan group 1 balance), prohibit
                                                voluntary principal prepayments during a lock-out period,
                                                and following the lock-out period provides for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula or 1.0% of
                                                the amount prepaid, and also permits the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the
                                                mortgage loan by pledging "government securities" as
                                                defined above.

                                            o   One (1) mortgage loan, representing 0.3% of the initial
                                                outstanding pool balance (and representing 0.4% of the
                                                initial outstanding loan group 1 balance), has no lock-out period and permits voluntary principal prepayments if
                                                accompanied by a prepayment premium or yield maintenance
                                                charge calculated on the basis of (i) the greater of a (x)
                                                yield maintenance formula and (y) 1.0% of the amount
                                                prepaid with respect to any prepayment made prior to
                                                October 1, 2013, (ii) the lesser of (x) the greater of a
                                                yield maintenance formula and (y) 1.0% of the amount
                                                prepaid, and 3% of the outstanding balance with respect to any prepayment made from and after October 1, 2013 to and
                                                including September 1, 2014, (iii) the lesser of (x) the
                                                greater of a yield maintenance formula and (y) 1.0% of the amount prepaid, and 2% of the outstanding debt with respect to any prepayment made from and after October 1, 2014 to
                                                and including March 1, 2016, and (iv) 1.0% of the
                                                outstanding principal loan

                                      S-29

                                                balance with respect to any prepayment made from and after
                                                April 1, 2016 to and including June 1, 2016.

                                            o   One (1) mortgage loan, representing 0.2% of the initial
                                                outstanding pool balance (and representing 0.2% of the
                                                initial outstanding loan group 1 balance), prohibits
                                                voluntary principal prepayments during a lock-out period,
                                                and following the lock-out period provides for a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula or 1.0% of
                                                the amount prepaid.

                                            Notwithstanding the above, the mortgage loans generally (i)
                                            permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment
                                            premium or yield maintenance charge and (ii) provide for a specified period commencing prior to and including the maturity date or the anticipated repayment date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. See the
                                            footnotes to Appendix II attached to this prospectus supplement for more details about the various yield maintenance formulas.

                                            With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include
                                            provisions described below:

                                            o   Seven (7) mortgage loans, representing 2.1% of the initial outstanding pool balance (and representing 2.3% of the
                                                initial outstanding loan group 1 balance), is secured by
                                                multiple mortgaged properties and permits the release of
                                                any of the mortgaged properties after the applicable
                                                lock-out period upon the defeasance of an amount equal to
                                                125% of the allocated loan amount of the mortgaged property being released if, among other conditions, the
                                                loan-to-value ratio of the remaining mortgaged properties
                                                immediately following the release is not greater than 76%
                                                and the debt service coverage ratio of the remaining
                                                mortgaged properties immediately following the release is
                                                at least equal to 1.18x.

                                            o   One (1) mortgage loan, representing 0.5% of the initial
                                                outstanding pool balance (and representing 0.6% of the
                                                initial outstanding loan group 1 balance), is secured by
                                                multiple mortgaged properties and permits the release of
                                                one or more of the mortgaged properties from the lien of
                                                the mortgage loan after the applicable lock-out period upon the defeasance of an amount equal to 115% of the allocated loan amount of the mortgaged property being released, if
                                                accompanied by a payment of a yield maintenance charge
                                                calculated on the basis of the greater of a yield
                                                maintenance formula or 1.0% of the amount prepaid, and, in each case, (a) the loan-to-value ratio of the remaining
                                                mortgaged properties immediately following the release is
                                                not greater than 78%, (b) the debt service coverage ratio
                                                of the remaining mortgaged properties immediately following the release is at least equal to 1.25x, and (c)
                                                confirmation of "no downgrade" from the applicable rating
                                                agencies is received. With respect to one of the mortgaged properties, the borrower must deliver additional documents and pay a specific release price of which is outlined in
                                                Appendix II.

                                      S-30

                                            See Appendix II attached to this prospectus supplement for specific yield maintenance provisions with respect to the
                                            prepayment and defeasance provisions set forth above.

                                            In addition, certain mortgage loans that are
                                            cross-collateralized and cross-defaulted with other mortgage loans permit the related borrower to prepay or defease one or more of the related mortgage loans and/or release the
                                            cross-collateralization with respect to the related mortgaged property or properties, subject to the satisfaction of certain conditions.

                                            Notwithstanding the above, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements commencing three
                                            (3) to thirty-six (36) payment dates prior to and including the maturity date or the anticipated repayment date.

                                            In addition, certain mortgage loans provide for the free
                                            release of outparcels or other portions of the related
                                            mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of
                                            certain conditions. In addition, certain of the mortgage loans may permit the related borrower to substitute collateral under certain circumstances.

                                            See the footnotes to Appendix II attached to this prospectus supplement for more details concerning certain of the foregoing provisions including the method of calculation of any
                                            prepayment premium or yield maintenance charge which will vary for any mortgage loan.

J. MORTGAGE LOAN RANGES
     AND WEIGHTED AVERAGES...............   As of the cut-off date, the mortgage loans had the following additional characteristics:

      I.    MORTGAGE INTEREST RATES         Mortgage interest rates ranging from 4.850% per annum to 6.660%
                                            per annum (and ranging from 4.850% per annum to 6.650% per annum for loan group 1 and from 4.990% per annum to 6.660% per annum for loan group 2), and a weighted average mortgage
                                            interest rate of 5.918% per annum (and 5.913% per annum for loan group 1 and 6.005% per annum for loan group 2);

      II.   ORIGINAL TERMS                  Original terms to scheduled maturity ranging from sixty (60)
                                            months to one hundred eighty (180) months (and ranging from sixty (60) months to one hundred forty-four (144) months with respect to the mortgage loans in loans group 1, and ranging from one hundred twenty (120) months to one hundred eighty
                                            (180) months with respect to the mortgage loans in loan group
                                            2), and a weighted average original term to scheduled maturity of one hunded seventeen (117) months (and a weighted average original term to scheduled maturity of one hundred sixteen
                                            (116) months with respect to the mortgage loans in loan group
                                            1, and a weighted average original term to scheduled maturity of one hundred twenty-eight (128) months with respect to the mortgage loans in loan group 2);

      III.  REMAINING TERMS                 Remaining terms to scheduled maturity ranging from fifty-three
                                            (53) months to one hundred seventy-nine (179) months (and
                                            ranging from fifty-three (53) months to one hundred forty-two
                                            (142) months for loan group 1 and from one hundred seven (107)
                                            months to one hundred

                                      S-31

                                            seventy-nine (179) months for loan group 2), and a weighted average remaining term to scheduled maturity of one hundred fourteen (114) months (and weighted average remaining term to scheduled maturity of one hundred thirteen (113) months for loan group 1 and one hundred twenty-three (123) months for loan group
                                            2);

      IV.   REMAINING
            AMORTIZATION TERMS              Remaining amortization terms (excluding loans which provide for interest only payments for the entire loan term) ranging from two hundred sixty (260) months to three hundred sixty (360)
                                            months (and ranging from two hundred sixty (260) months to three hundred sixty (360) months for loan group 1 and from three hundred fifty-five (355) months to three hundred sixty
                                            (360) months for loan group 2), and a weighted average
                                            remaining amortization term of three hundred fifty-three (353)
                                            months (and three hundred fifty-three (353) months for loan group 1 and three hundred sixty (360) months for loan group 2);

      V.    LOAN-TO-VALUE RATIOS            Loan-to-value ratios, calculated as described in this
                                            prospectus supplement, range from 22.6% to 80.0% (and range from 22.6% to 80.0% for loan group 1 and from 63.1% to 79.9%
                                            for loan group 2), and a weighted average loan-to-value ratio, calculated as described in this prospectus supplement, of 67.0%
                                            (and 66.6% for loan group 1 and 72.7% for loan group 2);

                                            For each of the mortgage loans, the loan-to-value ratio was calculated according to the methodology set forth in this
                                            prospectus supplement based on the estimate of value from a third-party appraisal, which was generally conducted after June
                                            2005;

                                            For detailed methodologies, see "Description of the Mortgage
                                            Pool--Assessments of Property Value and Condition--Appraisals"
                                            in this prospectus supplement;

      VI.   DEBT SERVICE
            COVERAGE RATIOS                 Debt service coverage ratios, determined according to the
                                            methodology presented in this prospectus supplement, ranging from 1.11x to 2.72x (and ranging from 1.11x to 2.72x for loan group 1 and from 1.19x to 1.63x for loan group 2) and a
                                            weighted average debt service coverage ratio, calculated as described in this prospectus supplement, of 1.55x (and 1.55x for loan group 1 and 1.45x for loan group 2). These
                                            calculations are based on underwritable cash flow and actual debt service of the related mortgage loans as described in this prospectus supplement; and

      VII.  DEBT SERVICE
            COVERAGE RATIOS
            POST IO PERIOD                  Debt Service Coverage Ratio Post IO Period, determined
                                            according to the methodology presented in this prospectus
                                            supplement, ranging from 1.07x to 2.72x (and ranging from 1.11x to 2.72x for loan group 1 and from 1.07x to 1.40x for loan group 2), and a weighted average debt service coverage ratio, calculated as described in this prospectus supplement, of 1.46x
                                            (and 1.48x for loan group 1 and 1.23x for loan group 2).

                                            "Debt Service Coverage Ratio Post IO Period" or "DSCR Post IO
                                            Period" means, with respect to the related mortgage loan that has an interest-only period that has not expired as of the cut-off date but will expire prior to maturity, a debt service coverage ratio in the same

                                      S-32

                                            manner as debt service coverage ratios except that the amount of the monthly debt service payment considered in the calculation is the amount of the monthly debt service payment that is due in the first month following the expiration of the applicable interest-only period. See "Description of the Mortgage
                                            Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     K.     NON-SERVICED MORTGAGE
            LOANS........................   The Michigan Plaza Pari Passu Loan, which, as of the cut-off date, had an aggregate outstanding principal balance of
                                            $72,000,000 and represents 4.8% of the initial outstanding pool balance (and representing 5.1% of the initial outstanding loan group 1 balance), is secured by the related mortgaged properties on a pari passu basis with, and pursuant to the same mortgage as, another note that is not included in the trust (the
                                            "Michigan Plaza Companion Loan" and, together with the Michigan
                                            Plaza Pari Passu Loan, the "Michigan Plaza Loan Group") and
                                            which had an outstanding principal balance as of the cut-off date of approximately $160,000,000. The Michigan Plaza Companion
                                            Loan has the same interest rate, maturity date and amortization terms as the Michigan Plaza Pari Passu Loan.

                                            The Michigan Plaza Loan Group is currently being serviced and administered pursuant to the MSCI 2006-IQ11 Pooling and
                                            Servicing Agreement. The MSCI 2006-IQ11 Pooling and Servicing
                                            Agreement provides for servicing arrangements that are generally consistent with the terms of other comparably rated commercial mortgage loan securitizations. See "Servicing of the Mortgage
                                            Loans--Servicing of the A/B Mortgage Loans, the Michigan Plaza
                                            Loan Group and the Cherry Creek Loan Group--The Michigan Plaza
                                            Loan Group" in this prospectus supplement.

                                            The terms of the MSCI 2006-IQ11 Pooling and Servicing Agreement provide that:

                                            o   LaSalle Bank National Association, which is the trustee
                                                under the MSCI 2006-IQ11 Pooling and Servicing Agreement,
                                                will, in that capacity, be the mortgagee of record with
                                                respect to the mortgaged property securing the Michigan
                                                Plaza Pari Passu Loan;

                                            o   Wells Fargo Bank, National Association, which is the general master servicer for the Michigan Plaza Pari Passu Loan under the MSCI 2006-IQ11 Pooling and Servicing Agreement, will, in that capacity, be the master servicer for the Michigan Plaza
                                                Pari Passu Loan, subject to replacement pursuant to the
                                                terms of the MSCI 2006-IQ11 Pooling and Servicing Agreement;
                                                and

                                            o   LNR Partners, Inc., which is the general special servicer
                                                under the MSCI 2006-IQ11 Pooling and Servicing Agreement,
                                                will, in that capacity, be the special servicer for the
                                                Michigan Plaza Pari Passu Loan, subject to replacement
                                                pursuant to the terms of the MSCI 2006-IQ11 Pooling and
                                                Servicing Agreement.

                                            See "Servicing of the Mortgage Loans--Servicing of the A/B
                                            Mortgage Loans, the Michigan Plaza Loan Group and the Cherry
                                            Creek Loan Group--The Michigan Plaza Loan Group" in this
                                            prospectus supplement.

                                            The Cherry Creek Pari Passu Loan, which, as of the cut-off date, had an aggregate outstanding principal balance of $30,000,000
                                            and

                                      S-33

                                            represents 2.0% of the initial outstanding pool balance (and representing 2.1% of the initial outstanding loan group 1
                                            balance), is secured by the related mortgaged properties on a pari passu basis with, and pursuant to the same mortgage as two additional notes that are not included in the trust
                                            (collectively, the "Cherry Creek Companion Loan" and, together with the Cherry Creek Pari Passu Loan, the "Cherry Creek Loan
                                            Group") and which had an aggregate outstanding principal balance as of the cut-off date of approximately $250,000,000. The Cherry
                                            Creek Companion Loan has the same interest rate, maturity date and amortization terms as the Cherry Creek Pari Passu Loan.

                                            The Cherry Creek Loan Group is currently being serviced and administered pursuant to the MSCI 2006-HQ9 Pooling and Servicing
                                            Agreement. The MSCI 2006-HQ9 Pooling and Servicing Agreement
                                            provides for servicing arrangements that are generally
                                            consistent with the terms of other comparably rated commercial mortgage loan securitizations. See "Servicing of the Mortgage
                                            Loans--Servicing of the A/B Mortgage Loans, the Michigan Plaza
                                            Loan Group and the Cherry Creek Loan Group--The Cherry Creek
                                            Loan Group" in this prospectus supplement.

                                            The terms of the MSCI 2006-HQ9 Pooling and Servicing Agreement provide that:

                                            o   HSBC Bank USA, National Association, which is the trustee
                                                under the MSCI 2006-HQ9 Pooling and Servicing Agreement,
                                                will, in that capacity, be the mortgagee of record with
                                                respect to the mortgaged property securing the Cherry Creek
                                                Pari Passu Loan;

                                            o   Wells Fargo Bank, National Association, which is the master servicer under the MSCI 2006-HQ9 Pooling and Servicing
                                                Agreement, will, in that capacity, be the master servicer
                                                for the Cherry Creek Pari Passu Loan, subject to replacement pursuant to the terms of the MSCI 2006-HQ9 Pooling and
                                                Servicing Agreement; and

                                            o   J.E. Robert Company, Inc., which is the special servicer
                                                under the MSCI 2006-HQ9 Pooling and Servicing Agreement,
                                                will, in that capacity, be the special servicer for the
                                                Cherry Creek Pari Passu Loan, subject to replacement
                                                pursuant to the terms of the MSCI 2006-HQ9 Pooling and
                                                Servicing Agreement.

                                            See "Servicing of the Mortgage Loans--Servicing of the A/B
                                            Mortgage Loans, the Michigan Plaza Loan Group and the Cherry
                                            Creek Loan Group" in this prospectus supplement.

                                            References in this prospectus supplement, however, to the
                                            trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the pooling and servicing agreement related to the offered certificates unless the context clearly indicates otherwise.

ADVANCES

A. PRINCIPAL AND
     INTEREST ADVANCES...................   Subject to a recoverability determination described in this prospectus supplement, the master servicer (and the trustee, if applicable) will be required to advance delinquent monthly mortgage loan payments for the mortgage loans that are part of the trust. The master servicer and the trustee will not be required to advance any additional interest

                                      S-34

                                            accrued as a result of the imposition of any default rate or any rate increase after an anticipated repayment date. The master servicer and the trustee also are not required to advance
                                            prepayment or yield maintenance premiums, excess interest or balloon payments. With respect to any balloon payment, the master servicer (and the trustee, if applicable) will instead be required to advance an amount equal to the scheduled payment that would have been due if the related balloon payment had not become due. If a principal and interest advance is made, the master servicer will defer rather than advance its master
                                            servicing fee and the excess servicing fee, but will advance the trustee fee.

                                            For an REO property, subject to a recoverability determination described in this prospectus supplement, the master servicer
                                            (or the trustee, if applicable) will be required to advance the scheduled payment that would have been due if the predecessor mortgage loan had remained outstanding and continued to
                                            amortize in accordance with its amortization schedule in effect immediately before the REO property was acquired.

B. SERVICING ADVANCES....................   Subject to a recoverability determination described in this prospectus supplement, the master servicer, the special servicer and the trustee may also make servicing advances to pay
                                            delinquent real estate taxes, insurance premiums and similar expenses necessary to maintain and protect the mortgaged
                                            property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents, and subject to a
                                            substantially similar recoverability determination set forth in the related non-serviced mortgage loan pooling and servicing agreement, each of such parties under that agreement will be required to make servicing advances of such type with respect to any non-serviced mortgage loans.

C. INTEREST ON ADVANCES..................   All advances made by the master servicer, the special servicer or the trustee will accrue interest at a rate equal to the
                                            "prime rate" as reported in The Wall Street Journal. Advances of principal and interest made in respect of mortgage loans which have grace periods that expire on or after the determination date will not begin to accrue interest until the day succeeding the expiration date of the applicable grace period; provided that if such advance is not reimbursed from collections received from the related borrower by the end of the applicable grace period, advance interest will accrue from the date such advance is made (which will be the master servicer remittance date).

D. BACK-UP ADVANCES......................   Pursuant to the requirements of the pooling and servicing
                                            agreement, if the master servicer fails to make a required advance, the trustee will be required to make the advance, subject to the same limitations, and with the same rights of the master servicer.

E. RECOVERABILITY........................   None of the master servicer, the special servicer or the trustee
                                            (or another master servicer, special servicer, trustee or any fiscal agent with respect to a non-serviced companion mortgage loan) will be required to make any advance if the master
                                            servicer or the special servicer, as the case may be, reasonably determines that the advance would not be recoverable in
                                            accordance with the servicing standard or in the case of the trustee, in accordance with its business judgment. The trustee will be entitled, but not obligated, to rely conclusively on any determination by the master servicer, that a servicing advance if made would be a nonrecoverable advance. The master servicer and the

                                      S-35

                                            trustee shall be bound by and conclusively rely on any
                                            determination by the special servicer that a principal and interest advance or a servicing advance if made would be a nonrecoverable advance.

F. ADVANCES DURING AN
     APPRAISAL REDUCTION EVENT...........   The occurrence of certain adverse events affecting a mortgage loan will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In
                                            general, if the principal amount of the mortgage loan plus all other amounts due under a mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in this prospectus supplement. If there exists an appraisal reduction for any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be proportionately reduced to the extent of the appraisal reduction. This will reduce the funds available to pay interest on the most subordinate class or classes of
                                            certificates then outstanding.

                                            In the case of any A/B mortgage loan, any appraisal reduction will be calculated in respect of that A/B mortgage loan taken as a whole and any such appraisal reduction will be allocated first to the related B note and then allocated to the related A note.

                                            See "Description of the Offered Certificates--Advances" in this prospectus supplement.

                                     ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS..................................   The certificates offered to you will not be issued unless each of the classes of certificates being offered by this prospectus supplement receives the following ratings from Fitch, Inc. and
                                            Moody's Investors Service, Inc.

                                            ---------------------------------------------------------------
                                                                                             Ratings
                                                       Class                              Fitch/Moody's
                                            ---------------------------------------------------------------

                                            Classes A-1, A-1A, A-2, A-3,
                                            A-4 and A-4FL                                    AAA/Aaa
                                            ---------------------------------------------------------------
                                            Class A-MFL                                      AAA/Aaa
                                            ---------------------------------------------------------------
                                            Class A-J                                        AAA/Aaa
                                            ---------------------------------------------------------------
                                            Class B                                          AA/Aa2
                                            ---------------------------------------------------------------
                                            Class C                                          AA-/Aa3
                                            ---------------------------------------------------------------
                                            Class D                                           A/A2
                                            ---------------------------------------------------------------

                                            A rating agency may lower or withdraw a security rating at any time. Each of the rating agencies identified above is expected to perform ratings surveillance with respect to its ratings for so long as the offered certificates remain outstanding except that a rating agency may stop performing ratings surveillance at any time, for among other reasons, if that rating agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The depositor has no ability to ensure that the rating agencies will perform ratings surveillance.

                                      S-36

                                            See "Ratings" in this prospectus supplement and "Ratings" in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

SWAP CONTRACTS...........................   The trust will have the benefit of two swap contracts with
                                            Morgan Stanley Capital Services Inc., as swap counterparty, which will have initial notional amounts equal to the initial certificate balances of the Class A-4FL Certificates and the
                                            Class A-MFL Certificates, respectively. The notional amount of either swap contract will decrease to the extent of any decrease in the certificate balance of the Class A-4FL Certificates or the Class A-MFL Certificates, as the case may be. The Class
                                            A-4FL swap contract will have a maturity date of the
                                            distribution date in   , 20   (the same date as the Rated Final
                                            Distribution Date for the Class A-4FL Certificates). The Class
                                            A-MFL swap contract will have a maturity date of the
                                            distribution date in   , 20   (the same date as the Rated Final
                                            Distribution Date for the Class A-MFL Certificates). Under the
                                            swap contracts, the swap counterparty will be obligated to pay to the trust on the business day prior to each distribution date interest accrued on the notional amount of the swap contract at
                                            one-month LIBOR +   %, in the case of the Class A-4FL
                                            Certificates, and one-month LIBOR +   %, in the case of the
                                            Class A-MFL Certificates (based on the actual number of days in the interest accrual period for the Class A-4FL or the Class
                                            A-MFL Certificates, as the case may be, and a 360-day year), provided that for the initial interest accrual period LIBOR will be an interpolated percentage to reflect the longer
                                            initial interest accrual period. The trust will be obligated to pay to the swap counterparty, on that day, interest accrued on the notional amount of the swap contract at a rate equal to the
                                            lesser of a fixed rate of   % per annum, in the case of the
                                            Class A-4FL Certificates, and   % per annum, in the case of the
                                            Class A-MFL Certificates, and the weighted average net mortgage rate (based on a year assumed to consist of twelve 30-day
                                            months). If the pass-through rate on the Class A-4FL Regular
                                            Interest is reduced below   % or if there is an interest
                                            shortfall with respect to the Class A-4FL Regular Interest or an allocation of net aggregate prepayment interest shortfalls, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the swap counterparty to the
                                            trust, and ultimately, a corresponding decrease in the
                                            effective pass-through rate and amounts of interest distributed on the Class A-4FL Certificates for such distribution date. If the pass-through rate on the Class A-MFL Regular Interset is
                                            reduced below   % or if there is an interest shortfall with
                                            respect to the Class A-MFL Regular Interest or an allocation of net aggregate prepayment interest shortfalls, there will be a corresponding dollar-for-dollar reduction in the interest
                                            payment made by the swap counterparty to the trust, and
                                            ultimately, a corresponding decrease in the effective
                                            pass-through rate and amounts of interest distributed on the
                                            Class A-MFL Certificates for such distribution date. See "Risk
                                            Factors--Defaults Under Swap Contracts May Adversely Affect
                                            Payments on the Class A-4FL or the Class A-MFL Certificates"
                                            and "Description of the Swap Contracts" in this prospectus supplement. Morgan Stanley, who has guaranteed the obligations of the swap counterparty under each swap contract, currently has a long-term rating of "AA-" by Fitch and "Aa3" by Moody's and a short-term rating of "F1+" by Fitch and "Prime-1" by
                                            Moody's. See "Description of the Swap Contracts" and "Risk
                                            Factors--Defaults under the Applicable

                                      S-37

                                            Swap Contract May Adversely Affect Payments on the Class A-4FL
                                            or the Class A-MFL Certificates" in this prospectus supplement.

OPTIONAL TERMINATION.....................   On any distribution date on which the aggregate principal
                                            balance of the mortgage loans is less than or equal to 1% of the initial outstanding pool balance, the special servicer, the holders of a majority of the controlling class, the master servicer and any holder of a majority interest in the Class R-I
                                            Certificates, in that order of priority, will have the option to purchase all of the remaining mortgage loans, and all property acquired through exercise of remedies in respect of any mortgage loan, at the price specified in this prospectus supplement.
                                            Exercise of this option would terminate the trust and retire the then outstanding certificates at par plus accrued interest.
                                            Provided that the aggregate principal balances of the Class A-1,
                                            Class A-1A, Class A-2, Class A-3, Class A-4, Class A-4FL, Class
                                            A-MFL, Class A-J, Class B, Class C, Class D, Class E, Class F,
                                            Class G and Class H Certificates have been reduced to zero, the trust could also be terminated in connection with an exchange of all the then outstanding certificates, including the Class X
                                            Certificates and the Class Q Certificates, but excluding the residual certificates, for mortgage loans remaining in the trust, but all of the holders of outstanding certificates of such classes would have the option to voluntarily participate in such exchange. See "Description of the Offered
                                            Certificates--Optional Termination."

REPURCHASE OR SUBSTITUTION...............   The mortgage loan seller will make certain representations and warranties with respect to the mortgage loans, as described under "Description of the Mortgage Pool--Representations and
                                            Warranties" and "--Repurchases and Other Remedies."  If the
                                            mortgage loan seller has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan as described under
                                            "Description of the Mortgage Pool--Repurchases and Other
                                            Remedies," then the mortgage loan seller will be required to either cure the breach, repurchase the affected mortgage loan from the trust or substitute the affected mortgage loan with another mortgage loan. If the mortgage loan seller decides to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a
                                            prepayment in full of such mortgage loan, except that the
                                            purchase will not be accompanied by any prepayment premium or yield maintenance charge. In addition, certain mortgage loans may be purchased from the trust by the holders of a B Note or mezzanine loan under certain circumstances. See "Description of the Mortgage Pool--Subordinate and Other Financing" and
                                            "Servicing of the Mortgage Loans--Servicing of the A/B Mortgage
                                            Loans, the Michigan Plaza Loan Group and the Cherry Creek Loan
                                            Group" in this prospectus supplement.

SALE OF DEFAULTED LOANS..................   Pursuant to the pooling and servicing agreement, (i) the special servicer and (ii) the holder of the certificates representing the greatest percentage interest in the controlling class of certificates, in that order, have the option to purchase from the trust any defaulted mortgage loan that is at least sixty
                                            (60) days delinquent as to any monthly debt service payment (or is delinquent as to its balloon payment) at a price equal to the fair value of such mortgage loan as determined by the
                                            special servicer for such mortgage loan (provided that if such mortgage loan is being purchased by the special servicer or a holder of certificates of the controlling class that is an affiliate of the special servicer, the trustee

                                      S-38

                                            will be required to verify that such price is equal to fair value). In addition, certain of the mortgage loans are subject to a purchase option upon certain events of default in favor of a subordinate lender or mezzanine lender. For more information relating to the sale of defaulted mortgage loans, see "Servicing of the Mortgage Loans--Sale of Defaulted Mortgage Loans" in this prospectus supplement.

DENOMINATIONS............................   The Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4,
                                            Class A-4FL, Class A-MFL and Class A-J Certificates will be offered in minimum denominations of $25,000. The remaining offered certificates will be offered in minimum denominations of
                                            $100,000. Investments in excess of the minimum denominations may be made in multiples of $1.

REGISTRATION, CLEARANCE
     AND SETTLEMENT......................   Your certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, and will not be registered in your name. You will not receive a definitive certificate representing your ownership interest, except in very limited circumstances described in this prospectus supplement.
                                            As a result, you will hold your certificates only in book-entry form and will not be a certificateholder of record. You will receive distributions on your certificates and reports relating to distributions only through The Depository Trust Company,
                                            Clearstream Banking, societe anonyme or the Euroclear System or through participants in The Depository Trust Company,
                                            Clearstream Banking or Euroclear.

                                            You may hold your certificates through:

                                            o   The Depository Trust Company in the United States; or

                                            o   Clearstream Banking or Euroclear in Europe.

                                            Transfers within The Depository Trust Company, Clearstream
                                            Banking or Euroclear will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly through The
                                            Depository Trust Company, Clearstream Banking or Euroclear will be effected in The Depository Trust Company through the
                                            relevant depositories of Clearstream Banking or Euroclear.

                                            All or any portion of the certificates offered to you may be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to The Depository Trust
                                            Company or its nominee, if we notify The Depository Trust
                                            Company of our intent to terminate the book-entry system and, upon receipt of notice of such intent from The Depository Trust
                                            Company, the participants holding beneficial interests in the certificates agree to initiate such termination.

                                            We expect that the certificates offered to you will be
                                            delivered in book-entry form through the facilities of The
                                            Depository Trust Company, Clearstream Banking or Euroclear on
                                            or about the closing date.

TAX STATUS...............................   Elections will be made to treat designated portions of the trust as three separate "real estate mortgage investment
                                            conduits"--REMIC I, REMIC II, and REMIC III--for federal income tax purposes. In the opinion of counsel, each such designated portion of the trust will qualify for this treatment and each class of offered certificates (other

                                      S-39

                                            than the Class A-4FL and Class A-MFL Certificates), the Class
                                            A-4FL Regular Interest and the Class A-MFL Regular Interest will evidence "regular interests" in REMIC III. The Class A-4FL
                                            Certificates will represent an undivided beneficial interest in a grantor trust for federal income tax purposes, which grantor trust is comprised of the Class A-4FL Regular Interest, the related Floating Rate Account and the beneficial interests of such Class in the related swap contract. The Class A-MFL
                                            Certificates will represent an undivided beneficial interest in a grantor trust for federal income tax purposes, which grantor trust is comprised of the Class A-MFL Regular Interest, the related Floating Rate Account and the beneficial interests of such Class in the related swap contract. In addition, the
                                            portion of the trust consisting of the right to excess interest
                                            (interest on each mortgage loan with an anticipated repayment date accruing after such date at a rate in excess of the rate that applied prior to such date) and the related sub-accounts will be treated as a grantor trust for federal income tax
                                            purposes. The Class Q Certificates will represent only the right to excess interest on the ARD loans held by the trust and, for federal income tax purposes, will constitute interests in a grantor trust.

                                            Pertinent federal income tax consequences of an investment in the offered certificates include:

                                            o   The regular interests will be treated as newly originated
                                                debt instruments for federal income tax purposes.

                                            o   Beneficial owners of offered certificates will be required to report income on the certificates in accordance with the accrual method of accounting.

                                            o   One or more of the offered certificates may be issued with more than a de minimis amount of original issue discount.

                                            See "Material Federal Income Tax Consequences" in this
                                            prospectus supplement.

CONSIDERATIONS RELATED TO TITLE I
OF THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974..............   Subject to the satisfaction of important conditions described under "Certain ERISA Considerations" in this prospectus
                                            supplement and in the accompanying prospectus, the offered certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts.
                                            Fiduciaries of such plans or accounts considering an investment in the Class A-4FL or the A-MFL Certificates should note the additional representations required with respect to the purchase of the Class A-4FL or the A-MFL Certificates as described under
                                            "ERISA Considerations" in this prospectus supplement.

LEGAL INVESTMENT.........................   The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                            Enhancement Act of 1984, as amended. If your investment
                                            activities are subject to legal investment laws and
                                            regulations, regulatory capital requirements or review by
                                            regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the
                                            suitability of and consequences to you of the purchase,
                                            ownership and sale of the offered certificates. See "Legal
                                            Investment" in this prospectus supplement.

                                      S-40

                                  RISK FACTORS

      You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

      The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors," summarize material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE LOANS           Payments under the mortgage loans are not insured or guaranteed by any governmental entity or mortgage insurer. Accordingly, the sources for repayment of your certificates are limited to amounts due with respect to the mortgage loans.

                                            You should consider all of the mortgage loans to be nonrecourse loans. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not necessarily undertaken an evaluation of the financial condition of any of these persons. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the loan. Such remedies may be insufficient to
                                            provide a full return on your investment. Payment of amounts due under a mortgage loan prior to its maturity or anticipated repayment date is dependent primarily on the sufficiency of the net operating income of the related mortgaged property. Payment of those mortgage loans that are balloon loans at maturity or on its anticipated repayment date is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.

                                            In limited circumstances, the mortgage loan seller may be
                                            obligated to repurchase or replace a mortgage loan that it sold to us if the mortgage loan seller's representations and
                                            warranties concerning that mortgage loan are materially
                                            breached or if there are material defects in the documentation for that mortgage loan. However, there can be no assurance that any of these entities will be in a financial position to effect a repurchase or substitution. The representations and
                                            warranties address the characteristics of the mortgage loans and mortgaged properties as of the date of issuance of the certificates. They do not relieve you or the trust of the risk of defaults and losses on the mortgage loans.

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED
BY THE PROPERTY WHICH
CAN BE VOLATILE AND
INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES                The mortgage loans are secured by various types of
                                            income-producing commercial, multifamily and manufactured
                                            housing community properties. Commercial lending is generally thought to expose a lender

                                      S-41

                                            to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

                                            One hundred twenty-two (122) mortgage loans, representing 98.6%
                                            of the initial outstanding pool balance (which include one hundred ten (110) mortgage loans in loan group 1, representing
                                            99.4% of the initial outstanding loan group 1 balance, and twelve (12) mortgage loans in loan group 2, representing 85.8%
                                            of the initial outstanding loan group 2 balance), were
                                            originated within twelve (12) months prior to the cut-off date.
                                            Consequently, these mortgage loans do not have a long-standing payment history.

                                            The repayment of a commercial mortgage loan is typically
                                            dependent upon the ability of the applicable property to
                                            produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be
                                            volatile and may be insufficient to cover debt service on the loan at any given time.

                                            The net operating income, cash flow and property value of the mortgaged properties may be adversely affected, among other things, by any one or more of the following factors:

                                            o   the age, design and construction quality of the property;

                                            o   the lack of any operating history in the case of a newly
                                                built or renovated mortgaged property;

                                            o   perceptions regarding the safety, convenience and
                                                attractiveness of the property;

                                            o   the proximity and attractiveness of competing properties;

                                            o   the adequacy of the property's management and maintenance;

                                            o   increases in operating expenses (including common area
                                                maintenance charges) at the property and in relation to
                                                competing properties;

                                            o   an increase in the capital expenditures needed to maintain the property or make improvements;

                                            o   the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

                                            o   a decline in the financial condition of a major tenant;

                                            o   an increase in vacancy rates; and

                                            o   a decline in rental rates as leases are renewed or entered into with new tenants.

                                            Other factors are more general in nature, such as:

                                            o   national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

                                      S-42

                                            o   local real estate conditions (such as an oversupply of
                                                competing properties, rental space or multifamily housing);

                                            o   demographic factors;

                                            o   decreases in consumer confidence (caused by events such as threatened or continuing military action, recent disclosures of wrongdoing or financial misstatements by major
                                                corporations and financial institutions and other factors);

                                            o   changes in consumer tastes and preferences; and

                                            o   retroactive changes in building codes.

                                            The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                                            o   the length of tenant leases;

                                            o   the creditworthiness of tenants;

                                            o   the level of tenant defaults;

                                            o   the ability to convert an unsuccessful property to an
                                                alternative use;

                                            o   new construction in the same market as the mortgaged
                                                property;

                                            o   rent control and stabilization laws or other laws impacting operating costs;

                                            o   the number and diversity of tenants;

                                            o   the rate at which new rentals occur;

                                            o   the property's operating leverage (which is the percentage of total property expenses in relation to revenue), the
                                                ratio of fixed operating expenses to those that vary with
                                                revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants; and

                                            o   in the case of residential cooperative properties, the
                                                payments received by the cooperative corporation from its
                                                tenants/shareholders, including any special assessments
                                                against the property.

                                            A decline in the real estate market or in the financial
                                            condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with
                                            short-term revenue sources (such as short-term or
                                            month-to-month leases) and may lead to higher rates of
                                            delinquency or defaults under mortgage loans secured by those types of properties.

                                      S-43

THE PROSPECTIVE PERFORMANCE OF
THE COMMERCIAL AND MULTIFAMILY
MORTGAGE LOANS INCLUDED IN THE
TRUST SHOULD BE EVALUATED
SEPARATELY FROM THE PERFORMANCE
OF THE MORTGAGE LOANS IN ANY OF
OUR OTHER TRUSTS                            While there may be certain common factors affecting the
                                            performance and value of income-producing real properties in general, those factors do not apply equally to all
                                            income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related
                                            mortgage loan. Each income-producing real property represents a separate and distinct business venture, and as a result, each of the multifamily and commercial mortgage loans included in one of the depositor's trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or
                                            local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

                                            As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of commercial mortgage loans (known as "static pool information"). Because of the highly heterogeneous nature of the assets in commercial
                                            mortgage backed securities transactions, static pool
                                            information for prior securitized pools, even those involving the same property types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool information showing a low level of delinquencies and
                                            defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

CERTAIN MORTGAGE LOANS MAY
HAVE A LIMITED OPERATING HISTORY            The properties securing certain of the mortgage loans are newly constructed and/or recently opened and, as such, have a limited operating history. There can be no assurance that any of the properties, whether newly constructed and/or recently opened or otherwise, will perform as anticipated.

                                      S-44

CONVERTING COMMERCIAL
PROPERTIES TO ALTERNATIVE USES
MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES               Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become
                                            unprofitable for any reason. This is because:

                                            o   converting commercial properties to alternate uses or
                                                converting single-tenant commercial properties to
                                                multi-tenant properties generally requires substantial
                                                capital expenditures; and

                                            o   zoning or other restrictions also may prevent alternative
                                                uses.

                                            The liquidation value of a mortgaged property not readily
                                            convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. In addition, certain properties that are legally permitted to be used in a non-conforming manner may be subject to restrictions that would require compliance with current zoning laws under certain circumstances such as
                                            non-operation for a period in excess of certain timeframes. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates. See "Mortgaged
                                            Properties Securing The Mortgage Loans That Are Not In
                                            Compliance With Zoning And Building Code Requirements And Use
                                            Restrictions Could Adversely Affect Payments On Your
                                            Certificates."

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT OPERATING INCOME          Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net
                                            operating income. These factors include, among others:

                                            o   changes in the local, regional or national economy;

                                            o   changes in governmental regulations, fiscal policy, zoning or tax laws;

                                            o   potential environmental legislation or liabilities or other legal liabilities;

                                            o   proximity and attractiveness of competing properties;

                                            o   new construction of competing properties in the same market;

                                            o   convertibility of a property to an alternative use;

                                            o   the availability of refinancing;

                                            o   changes in interest rate levels;

                                            o   the age, quality, functionality and design of the project;

                                            o   increases in operating costs;

                                      S-45

                                            o   an increase in the capital expenditures needed to maintain the properties or make improvements; and

                                            o   increase in vacancy rates.

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD
REDUCE PAYMENTS ON
YOUR CERTIFICATES                           A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants, because rent payable by such tenants generally will represent all or a significant portion of the cash flow available to the borrower to pay its obligations to the lender. We cannot provide
                                            assurances that any major tenant will continue to perform its obligations under its lease. Twenty-six (26) of the mortgaged properties, representing 18.9% of the initial outstanding pool balance (and representing 20.1% of the initial outstanding loan group 1 balance), are leased to single tenants, and with
                                            respect to one (1) of those mortgaged properties, representing
                                            0.4% of the initial outstanding pool balance (and representing
                                            0.4% of the initial outstanding loan group 1 balance), the sole tenant is related to the borrower. Mortgaged properties leased to a single tenant or a small number of tenants are more
                                            susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so
                                            because:

                                            o   the financial effect of the absence of rental income may be severe;

                                            o   more time may be required to re-lease the space; and

                                            o   substantial capital costs may be incurred to make the space appropriate for replacement tenants.

                                            Additionally, some of the tenants at the mortgaged properties
                                            (including sole tenants or other significant tenants) have lease termination option dates or lease expiration dates that are prior to or shortly after the related maturity date or anticipated repayment date. See Appendix II attached to this prospectus supplement for the lease expiration date for each of the top three (3) tenants at each mortgaged property. There are a number of other mortgaged properties that similarly have a significant amount of scheduled lease expirations or potential terminations before the maturity of the related mortgage loan, although those circumstances were generally addressed by escrow requirements or other mitigating provisions.

                                            Another factor that you should consider is that retail,
                                            industrial and office properties also may be adversely affected if there is a concentration of tenants or of tenants in the same or similar business or industry.

                                            In some cases, the sole or a significant tenant is related to the subject borrower or an affiliate of that borrower.

                                            For further information with respect to tenant concentrations, see Appendix II attached to this prospectus supplement.

                                      S-46

LEASING MORTGAGED PROPERTIES
TO MULTIPLE TENANTS MAY RESULT
IN HIGHER RE-LEASING COSTS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                        If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its obligations to a lender which could reduce cash flow available for debt service payments. Multi-tenanted
                                            mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and
                                            expenses.

RE-LEASING RISKS                            Repayment of mortgage loans secured by retail, office and
                                            industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on
                                            comparable terms. Certain mortgaged properties may be leased in whole or in part to government-sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations or otherwise.

                                            In addition, certain properties may have tenants that are
                                            paying rent but are not in occupancy or may have vacant space that is not leased. Any "dark" space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will
                                            continue to fulfill their lease obligations or that the space will be relet.

                                            Certain tenants at the retail properties, including without limitation anchor tenants, may have the right to terminate their leases if certain other tenants are not operating, or if their sales at the property do not reach a specified level.
                                            Even if vacated space is successfully relet, the costs
                                            associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties. Sixty (60) of the mortgaged properties, securing mortgage loans representing approximately 52.7% of the initial outstanding pool balance
                                            (excluding multifamily, manufactured housing community, self storage, hospitality and certain other property types) (and representing 52.7% of the initial outstanding loan group 1 balance), as of the cut-off date, have reserves for tenant improvements and leasing commissions which may serve to defray those costs. We cannot assure you, however, that the funds (if any) held in those reserves for tenant improvements and leasing commissions will be sufficient to cover the costs and expenses associated with tenant improvements or leasing commission
                                            obligations. In addition, if a tenant defaults in its
                                            obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with
                                            enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

                                      S-47

THE CONCENTRATION OF LOANS
WITH THE SAME OR RELATED
BORROWERS INCREASES THE
POSSIBILITY OF LOSS ON THE LOANS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                        The effect of mortgage pool loan losses will be more severe:

                                            o   if the pool is comprised of a small number of loans, each
                                                with a relatively large principal amount; or

                                            o   if the losses relate to loans that account for a
                                                disproportionately large percentage of the pool's aggregate principal balance of all mortgage loans.

                                            Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things, financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

                                            Eleven (11) groups of mortgage loans, representing 15.9% of the initial outstanding pool balance, were made to the same
                                            borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership
                                            (which include eight (8) groups of mortgage loans exclusively in loan group 1, representing 13.9% of the initial loan group 1 balance, one (1) group of mortgage loans exclusively in loan group 2, representing 7.7% of the initial loan group 2 balance and two (2) groups of mortgage loans with mortgaged loans in loan group 1 and loan group 2, representing 2.3% of the initial outstanding pool balance). Of these eleven (11) groups, the 3 largest groups represent 4.8%, 2.1% and 1.9%, respectively, of the initial outstanding pool balance. See Appendix II attached to this prospectus supplement. The related borrower
                                            concentrations of the 3 largest groups exclusively in loan group 1 represent 5.1%, 2.3% and 2.0%, respectively, of the initial outstanding loan group 1 balance, the group of mortgage loans exclusively in loan group 2 represents 7.7% of the
                                            initial outstanding loan group 2 balance and the two groups in loan group 1 and loan group 2 represent 1.6% and 0.8%,
                                            respectively, of the initial outstanding pool balance;

                                            The ten largest mortgage loans in the aggregate represent 46.0%
                                            of the initial outstanding pool balance. Each of the other mortgage loans represents no greater than 2.0% of the initial outstanding pool balance.

                                            The largest mortgage loan in loan group 1 represents 8.6% of the initial outstanding loan group 1 balance. The second
                                            largest mortgage loan in loan group 1 represents 7.4% of the initial outstanding loan group 1 balance. The third largest mortgage loan in loan group 1 represents 5.1% of the initial outstanding loan group 1 balance. Each of the other mortgage loans represents less than or equal to 5.1% of the initial outstanding loan group 1 balance.

                                      S-48

                                            The largest mortgage loan in loan group 2 represents 14.2% of the initial outstanding loan group 2 balance. The second
                                            largest mortgage loan in loan group 2 represents 12.7% of the initial outstanding loan group 2 balance. The third largest mortgage loan in loan group 2 represents 11.6% of the initial outstanding loan group 2 balance. Each of the other mortgage loans represents less than or equal to 10.3% of the initial outstanding loan group 2 balance.

                                            In some cases, the sole or significant tenant is related to the subject borrower. In the case of Mortgage Loan No. 85, the tenant at the related mortgaged property is the parent of the related borrower. For further information with respect to
                                            tenant concentrations, see Appendix II attached to this
                                            prospectus supplement.

A CONCENTRATION OF LOANS WITH
THE SAME PROPERTY TYPES
INCREASES THE POSSIBILITY OF LOSS
ON THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                                A concentration of mortgaged property types also can pose
                                            increased risks. A concentration of mortgage loans secured by the same property type can increase the risk that a decline in a particular industry will have a disproportionately large impact on the pool of mortgage loans or a particular loan
                                            group. The following property types represent the indicated
                                            percentage of the initial outstanding pool balance:

                                            o   retail properties represent 44.8%;

                                            o   office properties represent 30.9%;

                                            o   hospitality properties represent 6.5%;

                                            o   multifamily properties represent 6.1%;

                                            o   other properties represent 4.7%;

                                            o   mixed use properties represent 3.2%;

                                            o   industrial properties represent 3.0%;

                                            o   manufactured housing community properties represent 0.6%;
                                                and

                                            o   self storage properties represent 0.2%.

                                            For information regarding the types of properties securing the mortgage loans included in loan group 1 or loan group 2, see
                                            Appendix I to this prospectus supplement.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER
OF LOCATIONS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster or act of terrorism affecting a
                                            particular region of the country could increase the frequency and severity of losses on mortgage loans secured by the
                                            properties. In the past, several regions of the United States have experienced significant real estate downturns

                                      S-49

                                            at times when other regions have not. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the region. Other regional
                                            factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect those mortgaged properties.

                                            The mortgaged properties are located in thirty-two (32)
                                            different states (which include thirty-one (31) states for loan group 1 and nine (9) states for loan group 2). In particular, investors should note that approximately 12.9% of the mortgaged properties, based on the initial outstanding pool balance (and
                                            13.7% of the initial outstanding loan group 1 balance), are located in California. Mortgaged properties located in
                                            California may be more susceptible to some types of special hazards that may not be adequately covered by insurance (such as earthquakes and flooding) than properties located in other parts of the country. If a borrower does not have insurance against such risks and a severe casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan. The mortgage loans generally do not require any borrowers to maintain earthquake insurance.

                                            In addition, sixty-four (64) of the mortgaged properties, based on the initial outstanding pool balance, are located in
                                            California, Colorado, Florida, Arizona, New York, Illinois and
                                            Pennsylvania respectively, and concentrations of mortgaged properties, in each case, representing less than 5.0% of the initial outstanding pool balance, also exist in several other states.

                                            For information regarding the location of the properties
                                            securing the mortgage loans included in loan group 1 and loan group 2, see Appendix I to this prospectus supplement.

A LARGE CONCENTRATION OF RETAIL
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF RETAIL
PROPERTIES                                  Sixty-three (63) of the mortgaged properties, securing mortgage loans representing 44.8% of the initial outstanding pool
                                            balance (and representing 47.7% of the initial outstanding loan group 1 balance), are retail properties.

                                            The quality and success of a retail property's tenants
                                            significantly affect the property's value. The success of
                                            retail properties can be adversely affected by local
                                            competitive conditions and changes in consumer spending
                                            patterns. A borrower's ability to make debt service payments can be adversely affected if rents are based on a percentage of the tenant's sales and sales decline or if the closure of one store gives rise to lease provisions permitting the closure of another store.

                                            An "anchor tenant" is proportionately larger in size than other tenants at a retail property and is considered to be vital in attracting customers to a retail property, whether or not the anchor tenant's premises are part of the mortgaged property.
                                            Thirty-nine (39) of the mortgaged properties, securing 27.6% of the initial outstanding pool balance (and securing 29.4% of the initial loan group 1 balance), are properties

                                      S-50

                                            considered by the mortgage loan seller to be leased to or are adjacent to or are occupied by anchor tenants.

                                            The presence or absence of an anchor store in a shopping center also can be important because anchor stores play a key role in generating customer traffic and making a center desirable for other tenants. Consequently, the economic performance of an anchored retail property will be adversely affected by:

                                            o   an anchor store's failure to renew its lease;

                                            o   termination of an anchor store's lease;

                                            o   the bankruptcy or economic decline of an anchor store or
                                                self-owned anchor or its parent company; or

                                            o   the cessation of the business of an anchor store at the
                                                shopping center, even if, as a tenant, it continues to pay rent.

                                            There may be retail properties with anchor stores that are permitted to cease operating at any time if certain other stores are not operated at those locations. Furthermore, there may be non-anchor tenants that are permitted to offset all or a portion of their rent, pay rent based solely on a percentage of their sales or to terminate their leases if certain anchor stores and/or major tenants are either not operated or fail to meet certain business objectives.

                                            Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars:  factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet web sites and telemarketing. Continued growth of these
                                            alternative retail outlets, which often have lower operating costs, could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.
                                            Moreover, additional competing retail properties may be built in the areas where the retail properties are located, which could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

A LARGE CONCENTRATION OF OFFICE
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF OFFICE
PROPERTIES                                  Thirty (30) of the mortgaged properties, securing mortgage loans representing 30.9% of the initial outstanding pool
                                            balance (and representing 32.9% of the initial outstanding loan group 1 balance), are office properties.

                                            A large number of factors may affect the value of these office properties, including:

                                            o   the quality of an office building's tenants;

                                            o   the diversity of an office building's tenants, reliance on a single or dominant tenant or tenants in a volatile industry
                                                (e.g., technology

                                      S-51

                                                and internet companies that have experienced or may in the future experience circumstances that make their businesses volatile);

                                            o   the physical attributes of the building in relation to
                                                competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain
                                                amenities, such as sophisticated building systems);

                                            o   the desirability of the area as a business location;

                                            o   the strength and nature of the local economy (including
                                                labor costs and quality, tax environment and quality of life for employees); and

                                            o   the suitability of a space for re-leasing without
                                                significant build-out costs.

                                            Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of
                                            property.

                                            Included in the office properties referenced above are ten (10)
                                            medical office properties, which secure approximately 7.9% of the initial outstanding pool balance (and representing 8.4% of the initial outstanding loan group 1 balance). The performance of a medical office property may depend on the proximity of the property to a hospital or other health care establishment and on reimbursements for patient fees from private or
                                            government-sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government-sponsored insurers and issues
                                            related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

A LARGE CONCENTRATION OF
HOSPITALITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF HOSPITALITY PROPERTIES             Ten (10) of the mortgaged properties, securing mortgage loans representing 6.5% of the initial outstanding pool balance (and representing 6.9% of the initial outstanding loan group 1
                                            balance), are hospitality properties. Various factors may
                                            adversely affect the economic performance of a hospitality property, including:

                                            o   adverse economic and social conditions, either local,
                                                regional, national or international which may limit the
                                                amount that can be charged for a room and reduce occupancy levels;

                                            o   the construction of competing hotels or resorts;

                                            o   continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

                                      S-52

                                            o   franchise affiliation (or lack thereof);

                                            o   a deterioration in the financial strength or managerial
                                                capabilities of the owner and/or operator of a hotel; and

                                            o   changes in travel patterns, terrorist attacks, increases in energy prices, strikes, relocation of highways or the
                                                construction of additional highways.

                                            Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than are other types of commercial properties.

                                            Moreover, the hotel and lodging industry is generally seasonal in nature. This seasonality can be expected to cause periodic fluctuations in a hotel property's revenues, occupancy levels, room rates and operating expenses.

                                            The laws and regulations relating to liquor licenses generally prohibit the transfer of those liquor licenses to any other person. In the event of a foreclosure of a hotel property with a liquor license, the special servicer on behalf of the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license. There can be no assurance that a new liquor license could be obtained promptly or at all. The lack of a liquor license in a full service hotel could have an adverse impact on the revenue generated by the hotel.

                                            A mortgage loan secured by hotel property may be affiliated with a franchise company through a franchise agreement or a hotel management company through a management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on the continued
                                            existence, reputation and financial strength of the franchisor or hotel management company and, with respect to a franchise company only,

                                            o   the public perception of the franchise or management company or hotel chain service mark; and

                                            o   the duration of the franchise licensing agreement or
                                                management agreement.

                                            Any provision in a franchise agreement providing for
                                            termination because of the bankruptcy of a franchisor generally will not be enforceable. Replacement franchises may require significantly higher fees. The transferability of franchise license agreements is restricted. In the event of a
                                            foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent.

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF MULTIFAMILY PROPERTIES             Thirteen (13) of the mortgaged properties, securing mortgage loans representing 6.1% of the initial outstanding pool balance
                                            (which include thirteen (13) mortgaged properties in loan group
                                            2, representing 100.0% of the initial outstanding loan group 2 balance), are multifamily properties.

                                      S-53

                                            A large number of factors may affect the value and successful operation of these multifamily properties, including:

                                            o   the physical attributes of the apartment building, such as its age, appearance and construction quality;

                                            o   the location of the property;

                                            o   the ability of management to provide adequate maintenance
                                                and insurance;

                                            o   the types of services and amenities provided at the
                                                property;

                                            o   the property's reputation;

                                            o   the level of mortgage interest rates and favorable income
                                                and economic conditions (which may encourage tenants to
                                                purchase rather than rent housing);

                                            o   the presence of competing properties;

                                            o   adverse local or national economic conditions which may
                                                limit the rent that may be charged and which may result in increased vacancies;

                                            o   the tenant mix (such as tenants being predominantly
                                                students, military personnel or employees of a particular
                                                business or industry) and requirements that tenants meet
                                                certain criteria (such as age restrictions for senior
                                                housing);

                                            o   in the case of any student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial
                                                well-being of the college or university to which it relates, competition from on-campus housing units (which may
                                                adversely affect occupancy), the physical layout of the
                                                housing (which may not be readily convertible to traditional multifamily use), and student tenants having a higher
                                                turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student
                                                leases are available for periods of less than 12 months;

                                            o   state and local regulations (which may limit the ability to increase rents); and

                                            o   government assistance/rent subsidy programs (which may
                                                influence tenant mobility).

                                            In addition to state regulation of the landlord tenant
                                            relationship, certain counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through
                                            mediation or binding arbitration. Any limitations on a
                                            borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

                                      S-54

                                            Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and
                                            restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. Generally, the related mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged
                                            property must have certain other characteristics consistent with the government policy related to the applicable program.
                                            The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. In certain cases, housing
                                            assistance program contracts may not be assigned to the related borrower or purchaser of the property until after the
                                            origination date of the mortgage loan. We cannot assure you these contracts will ultimately be assigned. These programs may include, among others:

                                            o   rent limitations that would adversely affect the ability of borrower to increase rents to maintain the condition of
                                                their mortgaged properties and satisfy operating expense;
                                                and

                                            o   tenant income restrictions that may reduce the number of
                                                eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

                                            The difference in rents between subsidized or supported
                                            properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some
                                            eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a
                                            residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

                                            The mortgage loan seller may have underwritten the related mortgage loan on the assumption that such assistance will
                                            continue. Loss of any applicable assistance could have an
                                            adverse effect on the ability of the related borrower to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related mortgaged property could reduce the market value of the related mortgaged property.

A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF INDUSTRIAL PROPERTIES              Eight (8) of the mortgaged properties, securing mortgage loans representing 3.0% of the initial outstanding pool balance (and representing 3.2% of the initial outstanding loan group 1
                                            balance), are industrial properties. Various factors may
                                            adversely affect the economic performance of these industrial properties, which could adversely affect payments on your
                                            certificates, including:

                                            o   reduced demand for industrial space because of a decline in a particular industry segment;

                                      S-55

                                            o   increased supply of competing industrial space because of
                                                relative ease in constructing buildings of this type;

                                            o   a property becoming functionally obsolete;

                                            o   insufficient supply of labor to meet demand;

                                            o   changes in access to the property, energy prices, strikes, relocation of highways or the construction of additional
                                                highways;

                                            o   location of the property in relation to access to
                                                transportation;

                                            o   suitability for a particular tenant;

                                            o   building design and adaptability;

                                            o   a change in the proximity of supply sources; and

                                            o   environmental hazards.

A LARGE CONCENTRATION OF
MANUFACTURED HOUSING
COMMUNITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF MANUFACTURED HOUSING
COMMUNITY PROPERTIES                        One (1) of the mortgaged properties, securing mortgage loans representing 0.6% of the initial outstanding pool balance (and representing 0.6% of the initial outstanding loan group 1
                                            balance), is a manufactured housing community property. Various factors may adversely affect the economic performance of
                                            manufactured housing community properties, which could
                                            adversely affect payments on your certificates, including:

                                            o   the physical attributes of the community (e.g., age,
                                                condition and design);

                                            o   the location of the community;

                                            o   the services and amenities provided by the community and its management (including maintenance and insurance);

                                            o   the strength and nature of the local economy (which may
                                                limit the amount that may be charged, the timely payments of those amounts and may reduce occupancy levels);

                                            o   state and local regulations (which may affect the property owner's ability to increase amounts charged or limit the
                                                owner's ability to convert the property to an alternate
                                                use);

                                            o   competing residential developments in the local market, such as other manufactured housing communities, apartment
                                                buildings and single family homes;

                                            o   the property's reputation;

                                      S-56

                                            o   the availability of public water and sewer facilities or the adequacy of any such privately-owned facilities; and

                                            o   the property may not be readily convertible to an alternate use.

A LARGE CONCENTRATION OF SELF
STORAGE FACILITIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF SELF STORAGE FACILITIES                  One (1) of the mortgaged properties, securing mortgage loans representing 0.2% of the initial outstanding pool balance (and representing 0.2% of the initial outstanding loan group 1
                                            balance), is a self storage facility. Various factors may
                                            adversely affect the value and successful operation of a self storage facility including:

                                            o   competition, because both acquisition and development costs and break-even occupancy are relatively low;

                                            o   conversion of a self storage facility to an alternative use generally requires substantial capital expenditures;

                                            o   security concerns; and

                                            o   user privacy and ease of access to individual storage space may increase environmental risks (although lease agreements generally prohibit users from storing hazardous substances in the units).

                                            The environmental assessments discussed in this prospectus supplement did not include an inspection of the contents of the self storage units of the self storage properties. Accordingly, there is no assurance that all of the units included in the self storage properties are free from hazardous substances or will remain so in the future.

MORTGAGED PROPERTIES WITH
CONDOMINIUM OWNERSHIP COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           One or more of the mortgaged properties securing the mortgage loans in the pool may be primarily secured by the related
                                            borrower's fee simple ownership in one or more condominium units.

                                            The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board. The condominium interests described above in some cases may constitute less than a majority of such voting rights and/or may not entail an ability to prevent
                                            adverse changes in the governing organizational document for the condominium entity. The condominium board is generally responsible for administration of the affairs of the
                                            condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas and obtaining insurance and repairing and restoring the common areas of the property after a casualty. There can be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related condominium board. There can be no

                                      S-57

                                            assurance that the related condominium board will always act in the best interests of the borrower under those mortgage loans.
                                            Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess
                                            individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay those assessments in order to properly maintain and operate the common elements of the property. Although the condominium board
                                            generally may obtain a lien against any unit owner for common expenses that are not paid, the lien generally is extinguished if a mortgagee takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

                                            Due to the nature of condominiums and a borrower's ownership interest therein, a default on a loan secured by the borrower's interest in one or more condominium units may not allow the holder of the mortgage loan the same flexibility in realizing upon the underlying real property as is generally available with respect to properties that are not condominiums. The rights of any other unit owners, the governing documents of the owners'
                                            association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon that collateral could subject the trust to
                                            greater delay, expense and risk than servicing and realizing upon collateral for other loans that are not condominiums.

A TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY AND
MAY ADVERSELY AFFECT THE
PAYMENTS ON YOUR CERTIFICATES               Certain of the tenants at some of the mortgaged properties may have been, may currently be, or may in the future become a party in a bankruptcy proceeding. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the
                                            income produced by the property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the
                                            landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year or 15% of the remaining term of the lease, not to exceed three years. The actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL LAWS
ENTAIL RISKS THAT MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or
                                            adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was
                                            responsible for, the presence of the hazardous or toxic

                                      S-58

                                            substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or
                                            require the removal or containment of asbestos-containing
                                            materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury
                                            associated with releases of, or other exposure to, hazardous substances related to the properties.

                                            The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong
                                            potential for contamination by, hazardous substances
                                            consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

                                            In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an
                                            environmental hazard. Any potential environmental liability could reduce or delay payments on the offered certificates.

ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        Except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy, all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments, or in some cases an update of a previous assessment, in connection with the origination or securitization of the loans. In all cases, the environmental site assessment was a Phase I environmental assessment, although in some cases a Phase II site assessment was also performed. With respect to the mortgaged properties securing the mortgage loans that were not the subject of an environmental site assessment within eighteen months prior to the cut-off date, the mortgage loan seller either (a)
                                            represented that with respect to each such mortgaged property
                                            (i) no hazardous material is present on the mortgaged property and (ii) the mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to hazardous materials or environmental hazards, in each case subject to limitations of materiality and the other
                                            qualifications set forth in the representation, or (b) provided secured creditor impaired property policies providing coverage for certain losses that may arise from adverse environmental conditions that may exist at the related mortgaged property.
                                            These reports generally did not disclose the presence or risk of environmental contamination that is considered material and adverse to the interests of the holders of the certificates;
                                            however, in certain cases, these assessments did reveal
                                            conditions that resulted in requirements that the related
                                            borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition and/or provide additional security such as
                                            letters of credit, reserves or stand-alone secured creditor impaired property policies.

                                      S-59

                                            We cannot assure you that the environmental assessments
                                            revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely
                                            abated or remediated or that any reserves, insurance or
                                            operations and maintenance plans will be sufficient to
                                            remediate the environmental conditions. Moreover, we cannot assure you that:

                                            o   future laws, ordinances or regulations will not impose any material environmental liability; or

                                            o   the current environmental condition of the mortgaged
                                                properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

                                            In addition, some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. There can be no assurance that
                                            recommended operations and maintenance plans have been
                                            implemented or will continue to be complied with.

                                            Portions of some of the mortgaged properties securing the
                                            mortgage loans may include tenants that operate as, were
                                            previously operated as or are located near other properties currently or previously operated as on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain
                                            circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be
                                            required to obtain various environmental permits or licenses in connection with their operations and activities and to comply with various environmental laws, including those governing the use and storage of hazardous materials. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower's
                                            ability to repay the related mortgage loan. Certain of the mortgaged properties may have environmental contamination that has been remediated and for which no-further action letters have been issued or may be the subject of ongoing remediation.

                                            In addition, problems associated with mold may pose risks to real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there are no
                                            generally accepted standards for the assessment of any existing mold. If left unchecked, problems associated with mold could result in the interruption of cash flow, remediation expenses and litigation which could adversely impact collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

                                      S-60

                                            Before the special servicer acquires title to a mortgaged
                                            property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this
                                            requirement may effectively preclude foreclosure until a
                                            satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is
                                            accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively
                                            insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay
                                            payments to certificateholders.

IF A BORROWER IS UNABLE TO REPAY
ITS LOAN ON ITS MATURITY DATE,
YOU MAY EXPERIENCE A LOSS                   All of the mortgage loans are balloon loans. For purposes of this prospectus supplement, we consider a mortgage loan to be a
                                            "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's stated maturity date or anticipated repayment date, as applicable. Three (3) of these balloon mortgage loans, representing 0.8% of the initial outstanding pool balance (which includes two (2) mortgage loans in loan group 1, representing 0.5% of the initial outstanding loan group 1 balance, and one (1) mortgage loan in loan group
                                            2, representing 5.1% of the initial loan group 2 balance), are mortgage loans, which are also referred to in this prospectus supplement as "ARD Loans," that have an anticipated repayment date that provide for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated
                                            maturity. These ARD Loans are structured to encourage the
                                            borrower to repay the mortgage loan in full by the specified date (which is prior to the mortgage loan's stated maturity date) upon which these increases occur. To the extent the
                                            borrower on an ARD Loan makes payments of interest accrued at a rate of interest higher than the normal mortgage interest rate, the excess interest will be distributed to the holders of the
                                            Class Q certificates. Included in these balloon loans are
                                            sixty-eight (68) mortgage loans, representing 38.7% of the initial outstanding pool balance (which include fifty-seven
                                            (57) mortgage loans in loan group 1, representing 35.2% of the initial outstanding loan group 1 balance, and eleven (11)
                                            mortgage loans in loan group 2, representing 92.5% of the
                                            initial outstanding loan group 2 balance), that provide for monthly payments of interest only for a portion of their
                                            respective terms ranging from eight (8) months to eighty-four
                                            (84) months and then provide for the monthly payment of
                                            principal and interest over their respective remaining terms, and thirteen (13) mortgage loans, representing 36.0% of the initial outstanding pool balance (which include thirteen (13)
                                            mortgage loans in loan group 1, representing 38.4% of the
                                            initial outstanding loan group 1 balance), that provide for monthly payments of interest only for their entire respective terms.

                                            We cannot assure you that each borrower will have the ability to repay the principal balance outstanding on the pertinent date, especially under a scenario where interest rates have increased from the historically low interest rates in effect at the time that most of the mortgage loans were originated.
                                            Balloon loans involve greater risk than fully amortizing loans because a borrower's ability to repay the loan on its
                                            anticipated

                                      S-61

                                            repayment date or stated maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

                                            o   the availability of, and competition for, credit for
                                                commercial real estate projects;

                                            o   prevailing interest rates;

                                            o   the fair market value of the related mortgaged property;

                                            o   the borrower's equity in the related mortgaged property;

                                            o   the borrower's financial condition;

                                            o   the operating history and occupancy level of the mortgaged property;

                                            o   tax laws; and

                                            o   prevailing general and regional economic conditions.

                                            The availability of funds in the credit markets fluctuates over time.

                                            No mortgage loan seller or any of its respective affiliates is under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               Four (4) of the mortgage loans, representing 18.4% of the
                                            initial outstanding pool balance (and representing 19.6% of the initial outstanding loan group 1 balance), currently have
                                            additional financing in place that is secured by the mortgaged property or properties related to such mortgage loan. Mortgage
                                            Loan No. 1, (the "Waterside Shops Mortgage Loan") which had an outstanding principal balance as of the cut-off date of
                                            $120,000,000, is secured by the related mortgaged property, which also secures a subordinated B Note (the "Waterside Shops
                                            B Note") that had an outstanding principal balance as of the cut-off date of $45,000,000. Mortgage Loan No. 9, (the
                                            "Michigan Plaza Pari Passu Loan"), which had an outstanding principal balance as of the cut-off date of $72,000,000, is secured by the related mortgaged property on a pari passu basis with a companion note (the "Michigan Plaza Companion Loan")
                                            that had an outstanding principal balance as of the cut-off date of $160,000,000. Mortgage Loan No. 16, (the "Sony Pictures
                                            Plaza Mortgage Loan") which had an outstanding principal
                                            balance as of the cut-off date of $52,875,930, is secured by the related mortgaged property, which also secures a
                                            subordinated B Note (the "Sony Pictures Plaza B Note") that had an original outstanding principal balance of $37,000,000.
                                            Mortgage Loan No. 25, (the "Cherry Creek Pari Passu Loan"),
                                            which had an outstanding principal balance as of the cut-off date of $30,000,000, is secured by the related mortgaged
                                            property on a pari passu basis with two companion notes
                                            (collectively, the "Cherry Creek Companion Loan") that had an outstanding principal balance as of the cut-off date of
                                            $250,000,000. See "Servicing of the

                                      S-62

                                            Mortgage Loans--Servicing of the A/B Mortgage Loans, the
                                            Michigan Plaza Loan Group and the Cherry Creek Loan Group."

                                            Six (6) of the mortgage loans, representing 14.8% of the
                                            initial outstanding pool balance (which include five (5)
                                            mortgage loans in loan group 1, representing 15.2% of the
                                            initial outstanding loan group 1 balance and one (1) mortgage loan in loan group 2, representing 7.3% of the initial
                                            outstanding loan group 2 balance), are secured by mortgaged properties that currently have additional financing in place that is not secured by that mortgaged property. With respect to
                                            Mortgage Loan Nos. 2-8, 13 and 43 there is related mezzanine financing in the aggregate original principal amount of
                                            $11,000,000, $7,104,195 and $1,000,000, respectively. In
                                            general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may have also incurred additional financing that is not secured by the mortgaged property.

                                            Twenty-one (21) of the mortgage loans, representing 16.2% of the initial outstanding pool balance (which include nineteen
                                            (19) mortgage loans in loan group 1, representing 15.5% of the initial outstanding loan group 1 balance, and two (2) mortgage loan in loan group 2, representing 26.9% of the initial
                                            outstanding loan group 2 balance), permit the borrower to enter into additional financing that is not secured by the related mortgaged property (or to retain unsecured debt existing at the time of the origination of that loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general,
                                            borrowers that have not agreed to certain special purpose
                                            covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

                                            In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the trust if certain defaults on the mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the mortgage loan. Such purchase price generally does not include a yield maintenance charge or
                                            prepayment premium. Accordingly, such purchase (if made prior to the maturity date or anticipated repayment date) will have the effect of a prepayment made without payment of a yield maintenance charge or prepayment premium.

                                            We make no representation as to whether any other secured
                                            subordinate financing currently encumbers any mortgaged
                                            property or whether a third-party holds debt secured by a
                                            pledge of equity ownership interests in a related borrower.
                                            Debt that is incurred by the owner of equity in one or more borrowers and is secured by a guaranty of the borrower or by a pledge of the equity ownership interests in those borrowers effectively reduces the equity owners' economic stake in the related mortgaged property. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the
                                            likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged

                                      S-63

                                            property to suffer by not making capital infusions to support the mortgaged property.

                                            Generally, all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of
                                            business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

                                            When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to certain risks.
                                            For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to
                                            obtain refinancing of the mortgage loan and may thus jeopardize the borrower's ability to repay any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the
                                            borrower to operate and maintain the mortgaged property.

                                            Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior
                                            lender also may operate to stay foreclosure by the trust.

                                            Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in
                                            foreclosure proceedings or related litigation.

                                            Even if a subordinate lender has agreed not to take any direct actions with respect to the related subordinate debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions, there can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinate lender. In its decision in
                                            In re 203 North LaSalle Street Partnership, 246 B.R. 325
                                            (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy
                                            Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a
                                            Chapter 11 reorganization plans on the grounds prebankruptcy contracts cannot override rights expressly provided by the
                                            Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

                                      S-64

                                            For further information with respect to subordinate debt,
                                            mezzanine debt and other financing, see Appendix II attached to this prospectus supplement.

BANKRUPTCY PROCEEDINGS RELATING
TO A BORROWER CAN RESULT IN
DISSOLUTION OF THE BORROWER
AND THE ACCELERATION OF THE
RELATED MORTGAGE LOAN AND CAN
OTHERWISE ADVERSELY IMPACT
REPAYMENT OF THE
RELATED MORTGAGE LOAN                       Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its
                                            outstanding mortgage indebtedness. A bankruptcy court also may:

                                            o   grant a debtor a reasonable time to cure a payment default on a mortgage loan;

                                            o   reduce monthly payments due under a mortgage loan;

                                            o   change the rate of interest due on a mortgage loan; or

                                            o   otherwise alter the terms of the mortgage loan, including
                                                the repayment schedule.

                                            Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor-in-possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the
                                            claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                            The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal
                                            proceedings necessary to resolve these issues can be time
                                            consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox
                                            arrangement to be used by the borrower to maintain the
                                            mortgaged property or for other court authorized expenses.

                                            As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly
                                            delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                            A number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the
                                            bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

                                      S-65

BANKRUPTCY OR OTHER
PROCEEDINGS RELATED TO THE
SPONSOR OF A BORROWER MAY
ADVERSELY AFFECT THE
PERFORMANCE OF THE RELATED
MORTGAGE LOAN                               Certain of the mortgage loans may have sponsors that have
                                            previously filed bankruptcy or been subject to foreclosure actions, which in some cases may have involved the same
                                            property that currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy or is not permitted to directly or indirectly manage the
                                            related borrower. However, we cannot assure you that such
                                            sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened
                                            action by the mortgagee to enforce its rights under the related loan documents.

CERTAIN OF THE MORTGAGE LOANS
LACK CUSTOMARY PROVISIONS                   Certain of the mortgage loans lack many provisions that are customary in mortgage loans intended for securitization.
                                            Generally, the borrowers with respect to these mortgage loans are not required to make payments to lockboxes or to maintain reserves for certain expenses, such as taxes, insurance
                                            premiums, capital expenditures, tenant improvements and leasing commissions, and the lenders under these mortgage loans do not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager.

BORROWERS THAT ARE NOT
SPECIAL PURPOSE ENTITIES
MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        While many of the borrowers have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers are not special purpose entities. The loan documents and organizational documents of these borrowers that are not special purpose entities generally do not limit the purpose of the borrowers to owning the mortgaged properties and do not contain the representations, warranties and covenants
                                            customarily employed to ensure that a borrower is a special purpose entity (such as limitations on indebtedness, affiliate transactions and the conduct of other businesses, restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge or sell all of its assets and restrictions upon amending its organizational documents). Consequently, these borrowers may have other monetary obligations, and certain of the loan documents provide that a default under any such other
                                            obligations constitutes a default under the related mortgage loan. In addition, many of the borrowers and their owners do not have an independent director whose consent would be
                                            required to file a bankruptcy petition on behalf of the
                                            borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances. Therefore, the borrowers described above may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may
                                            adversely affect payments on your certificates.

                                      S-66

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT                       The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

                                            o   responding to changes in the local market;

                                            o   planning and implementing the rental structure;

                                            o   operating the property and providing building services;

                                            o   managing operating expenses; and

                                            o   assuring that maintenance and capital improvements are
                                                carried out in a timely fashion.

                                            Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

                                            A property manager, by controlling costs, providing appropriate service to tenants and seeing to property maintenance and
                                            general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

                                            We make no representation or warranty as to the skills of any present or future managers of the mortgaged properties.
                                            Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective
                                            management agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE                              Provisions prohibiting prepayment during a lock-out period or requiring the payment of prepayment premiums or yield
                                            maintenance charges or lock-out periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring the payment of prepayment premiums or yield
                                            maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any prepayment premium or yield maintenance charge will be enforceable either in whole or in part. Also, we cannot assure you that
                                            foreclosure proceeds will be sufficient to pay an enforceable prepayment premium or yield maintenance charge.

                                            Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the
                                            certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, collateral
                                            substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

                                      S-67

THE ABSENCE OF LOCKBOXES
ENTAILS RISKS THAT COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           The mortgage loans generally do not require the related
                                            borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the lender. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes other than the payment of the mortgage loan and maintaining the mortgaged property.

ENFORCEABILITY OF CROSS-
COLLATERALIZATION PROVISIONS MAY
BE CHALLENGED AND THE BENEFITS
OF THESE PROVISIONS MAY
OTHERWISE BE LIMITED AND MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        The mortgage pool includes four (4) groups of mortgage loans representing 14.5% of the initial outstanding pool balance (and representing 15.4% of the initial outstanding loan group 1 balance) under which an aggregate amount of indebtedness is evidenced by multiple obligations that are cross-defaulted and cross-collateralized among multiple mortgaged properties. This arrangement attempts to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service.

                                            Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances if:

                                            o   one of the borrowers were to become a debtor in a
                                                bankruptcy case, or were to become subject to an action
                                                brought by one or more of its creditors outside a
                                                bankruptcy case;

                                            o   the related borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged
                                                real property or properties to be encumbered by a lien
                                                benefiting the other borrowers; and

                                            o   the borrower was insolvent when it granted the lien, was
                                                rendered insolvent by the granting of the lien or was left with inadequate capital, or was unable to pay its debts as they matured.

                                            Among other things, a legal challenge to the granting of the liens may focus on:

                                            o   the benefits realized by such borrower entity from the
                                                respective mortgage loan proceeds as compared to the value of its respective property; and

                                            o   the overall cross-collateralization.

                                            If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could
                                            subordinate all or part of the borrower's respective mortgage loan to existing or future indebtedness of that borrower. The court also could recover payments made under that mortgage loan or take other actions detrimental to the holders of the
                                            certificates, including, under certain circumstances,

                                      S-68

                                            invalidating the loan or the related mortgages that are subject to cross-collateralization.

                                            Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the
                                            amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

                                            Moreover, two (2) groups of multi-property mortgage loans or crossed loan groups, representing 9.1% of the initial
                                            outstanding pool balance (and representing 9.7% of the initial outstanding loan group 1 balance), are secured by mortgaged properties located in various states. Foreclosure actions are brought in state court and the courts of one state cannot
                                            exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be
                                            possible to foreclose on the related mortgaged real properties simultaneously.

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE
INSUFFICIENT AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Many of the mortgage loans do not require the borrowers to set aside funds for specific reserves controlled by the lender.
                                            Even to the extent that the mortgage loans require any
                                            reserves, we cannot assure you that any reserve amounts will be sufficient to cover the actual costs of items such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions (or other items for which the reserves were established) or that borrowers under the related mortgage loans will put aside sufficient funds to pay for those items.
                                            We also cannot assure you that cash flow from the properties will be sufficient to fully fund the ongoing monthly reserve requirements or to enable the borrowers under the related
                                            mortgage loans to fully pay for those items.

INADEQUACY OF TITLE INSURERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The
                                            protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

                                            o   a title insurer will have the ability to pay title
                                                insurance claims made upon it;

                                            o   the title insurer will maintain its present financial
                                                strength; or

                                            o   a title insurer will not contest claims made upon it.

                                      S-69

MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS THAT ARE
NOT IN COMPLIANCE WITH
ZONING AND BUILDING CODE
REQUIREMENTS AND USE
RESTRICTIONS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                Noncompliance with zoning and building codes may cause the borrower to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. At origination of the
                                            mortgage loans, the mortgage loan seller took steps to
                                            establish that the use and operation of the mortgaged
                                            properties securing the mortgage loans were in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions,
                                            confirmations from government officials, title policy
                                            endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations and certain mortgaged properties that were in
                                            compliance may not remain in compliance.

                                            Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan seller generally do not consider those
                                            defects known to them to be material or have obtained policy endorsements and/or law and ordinance insurance to mitigate the risk of loss associated with any material violation or
                                            noncompliance. In some cases, the use, operation and/or
                                            structure of a mortgaged property constitutes a permitted
                                            nonconforming use and/or structure as a result of changes in zoning laws after those mortgaged properties were constructed and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event
                                            occurs. Insurance proceeds may not be sufficient to pay the mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use, may not generate sufficient income to service the mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other
                                            regulations, then the borrower might experience cash flow
                                            delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for
                                            distributions on your certificates.

                                            Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements which could limit the borrower's right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the borrower to lease the
                                            mortgaged property on favorable terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           From time to time, there may be condemnations pending or
                                            threatened against one or more of the mortgaged properties.
                                            There can be no

                                      S-70

                                            assurance that the proceeds payable in connection with a total condemnation will be sufficient to restore the related
                                            mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial
                                            condemnation may have a material adverse effect on the
                                            continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related mortgage loan. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

IMPACT OF TERRORIST ATTACKS AND
MILITARY OPERATIONS ON THE
FINANCIAL MARKETS AND
YOUR INVESTMENT                             On September 11, 2001, the United States was subjected to
                                            multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. In its aftermath, there was considerable uncertainty in the world financial
                                            markets. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United
                                            States. According to publicly available reports, the financial markets have in the past responded to the uncertainty with regard to the scope, nature and timing of current and possible future military responses led by the United States, as well as to the disruptions in air travel, substantial losses reported by various companies including airlines, insurance providers and aircraft makers, the need for heightened security across the country and decreases in consumer confidence that can cause a general slowdown in economic growth.

                                            It is impossible to predict the duration of the current
                                            military involvement of the United States in Iraq or
                                            Afghanistan and whether the United States will be involved in any other future military actions. The continued presence of
                                            United States military personnel in Iraq and Afghanistan may prompt further terrorist attacks against the United States.

                                            It is uncertain what effects the aftermath of the military operations of the United States in Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, will have on:  (a) United States and world financial markets, (b) local, regional and national
                                            economies, (c) real estate markets across the United States,
                                            (d) particular business segments, including those that are important to the performance of the mortgaged properties that secure the mortgage loans and/or (e) insurance costs and the availability of insurance coverage for terrorist acts,
                                            particularly for large mortgaged properties, which could
                                            adversely affect the cash flow at those mortgaged properties.
                                            In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including
                                            hospitality mortgaged properties and those mortgaged properties in tourist areas which could reduce the ability of those
                                            mortgaged properties to generate cash flow. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. These disruptions and uncertainties could materially and adversely affect the value of, and your ability to resell, your certificates.

                                      S-71

IMPACT OF HURRICANE KATRINA,
HURRICANE RITA AND HURRICANE
WILMA ON THE MORTGAGE LOANS
AND YOUR INVESTMENT                         The damage caused by Hurricane Katrina, Hurricane Rita and
                                            Hurricane Wilma and related windstorms, floods and tornadoes in areas of Alabama, Louisiana, Mississippi, Texas and Florida in
                                            August, September and October 2005 may adversely affect certain of the mortgaged properties. As of the cut-off date, eighteen
                                            (18) of the mortgaged properties, securing mortgage loans
                                            representing 18.7% of the initial outstanding pool balance
                                            (which include fourteen (14) mortgaged properties in loan group
                                            1, representing 17.0% of the outstanding loan group 1 balance, and four (4) mortgaged properties in loan group 2, representing
                                            45.8% of the outstanding loan group 2 balance), are located in
                                            Alabama, Florida, Louisiana or Texas. Although it is too soon to assess the full impact of Hurricane Katrina, Hurricane Rita and Hurricane Wilma on the United States and local economies, in the short term the effects of the storms are expected to have a material adverse effect on the local economies and
                                            income producing real estate in the affected areas. Areas
                                            affected by Hurricane Katrina, Hurricane Rita and Hurricane
                                            Wilma have suffered severe flooding, wind and water damage, forced evacuations, lawlessness, contamination, gas leaks and fire and environmental damage. The devastation caused by
                                            Hurricane Katrina, Hurricane Rita and Hurricane Wilma could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel,
                                            transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storms. Specifically, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Additionally, the standard all-risk insurance policies that borrowers under the mortgage loans are required to maintain typically do not cover flood damage. Although certain mortgage loans may require borrowers to maintain additional flood insurance, there can be no
                                            assurance that the additional insurance will be sufficient to cover damage to a mortgaged property in a heavily flooded area.
                                            Because of the difficulty in obtaining information about the affected areas and mortgaged properties, it is not possible at this time to make a complete assessment of the severity of loss, the availability of insurance coverage to cover these losses and the extent and expected duration of the effects of
                                            Hurricane Katrina, Hurricane Rita and Hurricane Wilma on the
                                            mortgaged properties, the southeast states and the United
                                            States as a whole.

THE ABSENCE OF OR INADEQUACY
OF INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               The mortgaged properties may suffer casualty losses due to risks that are not covered by insurance (including acts of terrorism) or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of the mortgaged properties are located in California and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature,
                                            including earthquakes, fires, hurricanes and floods. The
                                            mortgage loans generally do not require borrowers to maintain earthquake,

                                      S-72

                                            hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against those risks. If a borrower does not have insurance against those risks and a casualty occurs at a mortgaged
                                            property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

                                            Moreover, if reconstruction or major repairs are required
                                            following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect the reconstruction or major
                                            repairs or may materially increase their cost.

                                            As a result of these factors, the amount available to make distributions on your certificates could be reduced.

                                            In light of the September 11, 2001 terrorist attacks in New
                                            York City and the Washington, D.C. area, the comprehensive general liability and business interruption or rent loss
                                            insurance policies required by typical mortgage loans (which are generally subject to periodic renewals during the term of the related mortgage loans) have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to
                                            terrorism, on November 26, 2002 the Terrorism Risk Insurance
                                            Act of 2002 was enacted, which established the Terrorism
                                            Insurance Program. Under the Terrorism Insurance Program, the
                                            federal government shares the risk of loss associated with certain future terrorist acts.

                                            The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the
                                            Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

                                            The Terrorism Insurance Program is administered by the
                                            Secretary of the Treasury and through December 31, 2007 will provide some financial assistance from the United States
                                            Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to
                                            United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United
                                            States civilians or the United States Government.

                                            In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation will be paid under the
                                            Terrorism Insurance Program unless the aggregate industry
                                            losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a
                                            result, unless the borrowers obtain separate coverage for
                                            events that do not meet these thresholds (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

                                            The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 90% (or, in 2007, 85%) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

                                      S-73

                                            Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic
                                            "all-risk" policies. Any commercial property and casualty
                                            terrorism insurance exclusion that was in force on November 26,
                                            2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state
                                            approval of those types of exclusions in force on November 26,
                                            2002 are also voided.

                                            To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on mortgage loans may result. In addition, the failure to
                                            maintain that type of insurance may constitute a default under a mortgage loan, which could result in the acceleration and foreclosure of that mortgage loan. Alternatively, the increased costs of maintaining that type of insurance could have an
                                            adverse effect on the financial condition of the mortgage loan borrowers.

                                            Certain of the mortgage loans are secured by mortgaged
                                            properties that are not insured for acts of terrorism. If those casualty losses are not covered by standard casualty insurance policies, then in the event of a casualty from an act of
                                            terrorism, the amount available to make distributions on your certificates could be reduced.

CERTAIN OTHER RISKS RELATED TO
CASUALTY AND CASUALTY INSURANCE             The loan documents for each mortgage loan generally require that (A) "all risk" insurance policies be maintained in an amount equal to either (i) not less than the full replacement cost of the related mortgaged property or (ii) the lesser of the full replacement cost of each related mortgaged property and the outstanding principal balance of the mortgage loan or
                                            (B) the related borrower will maintain such insurance coverages in such amounts as the lender may reasonably require.
                                            Notwithstanding such requirement, however, under insurance law, if an insured property is not rebuilt, insurance companies are generally required to pay only the "actual cash value" of the property, which is defined under state law but is generally equal to the replacement cost of the property less
                                            depreciation. The determination of "actual cash value" is both inexact and heavily dependent on facts and circumstances.
                                            Notwithstanding the requirements of the loan documents, an insurer may refuse to insure a mortgaged property for the loan amount if it determines that the "actual cash value" of the mortgaged property would be a lower amount, and even if it does insure a mortgaged property for the full loan amount, if at the time of casualty the "actual cash value" is lower, and the mortgaged property is not restored, only the "actual cash
                                            value" will be paid. Accordingly, if a borrower does not meet the conditions to restore a mortgaged property and the
                                            mortgagee elects to require the borrower to apply the insurance proceeds to repay the mortgage loan, rather than toward
                                            restoration, there can be no assurance that such proceeds will be sufficient to repay the mortgage loan.

                                            Certain leases may provide that such leases are terminable in connection with a casualty or condemnation including in the event the leased premises are not repaired or restored within a specified time period.

                                      S-74

CLAIMS UNDER BLANKET
INSURANCE POLICIES MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Some of the mortgaged properties are covered by blanket
                                            insurance policies which also cover other properties of the related borrower or its affiliates. In the event that those policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under those policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE
PROPERTY                                    Licensed engineers or consultants generally inspected the
                                            mortgaged properties and prepared engineering reports in
                                            connection with the origination or securitization of the
                                            mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and
                                            electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, that condition has been or is required to be remedied to the
                                            mortgage loan seller's satisfaction, or funds as deemed
                                            necessary by the mortgage loan seller, or the related engineer or consultant have been reserved to remedy the material
                                            condition. No additional property inspections were conducted by us in connection with the issuance of the certificates.

VALUATION ESTIMATES MAY
INACCURATELY REFLECT THE VALUE
OF THE MORTGAGED PROPERTIES                 An appraisal certified by the applicable appraiser to be in compliance with FIRREA was conducted in respect of each
                                            mortgaged property in connection with the origination or
                                            securitization of the related mortgage loan. The resulting estimated property values represent the analysis and opinion of the person performing the appraisal and are not guarantees of present or future values. The person performing the appraisal may have reached a different conclusion of value than the
                                            conclusion that would be reached by a different appraiser
                                            appraising the same property. Moreover, the values of the
                                            mortgaged properties may have changed significantly since the appraisal was performed. In addition, appraisals seek to
                                            establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Appendix
                                            I and Appendix II to this prospectus supplement. In each case the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals. In
                                            certain cases, the appraised value may be an "as-stabilized"
                                            value rather than an "as-is" value and as such, may be subject to assumptions of certain future conditions, such as an
                                            increased leased percentage. There is no assurance that the appraisal values indicated accurately reflect past, present or future market values of the mortgaged properties.

                                      S-75

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY CAUSE
INCREASED POOL CONCENTRATION,
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES                                As principal payments or prepayments are made on mortgage
                                            loans, the remaining mortgage pool may be subject to increased concentrations of property types, geographic locations and other pool characteristics of the mortgage loans and the
                                            mortgaged properties, some of which may be unfavorable. Classes of certificates that have a lower payment priority are more likely to be exposed to this concentration risk than are
                                            certificate classes with a higher payment priority. This occurs because realized losses are allocated to the class outstanding at any time with the lowest payment priority and principal on the certificates entitled to principal is generally payable in sequential order or alphabetical order (provided that the Class
                                            A-MFL Certificates will be senior in right to the Class A-J
                                            Certificates), with those classes generally not being entitled to receive principal until the preceding class or classes
                                            entitled to receive principal have been retired.

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES                                As described in this prospectus supplement, the rights of the holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to those rights of the
                                            holders of the more senior certificates having an earlier
                                            alphabetical class designation (provided that the Class A-MFL
                                            Regular Interest (and correspondingly, the Class A-MFL
                                            Certificates) will be senior in right to the Class A-J
                                            Certificates). Losses on the mortgage loans will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K,
                                            Class J, Class H, Class G, Class F, Class E, Class D, Class C,
                                            Class B and Class A-J Certificates and the Class A-MFL Regular
                                            Interest (and correspondingly, the Class A-MFL Certificates), in that order, reducing amounts otherwise payable to each
                                            class. Any remaining losses would then be allocated or cause shortfalls to the Class A-1, Class A-1A, Class A-2, Class A-3
                                            and Class A-4 Certificates and the Class A-4FL Regular Interest
                                            (and correspondingly, the Class A-4FL Certificates) pro rata, and, solely with respect to losses of interest, to the Class X
                                            Certificates, in proportion to the amounts of interest or
                                            principal distributable on those certificates.

THE OPERATION OF THE
MORTGAGED PROPERTY FOLLOWING
FORECLOSURE OF THE MORTGAGE
LOAN MAY AFFECT THE TAX STATUS
OF THE TRUST AND MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        If the trust acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the special
                                            servicer will generally retain an independent contractor to operate the property. Any net income from operations other than qualifying "rents from real property," or any rental income based on the net profits derived by any person from such
                                            property or allocable to a non-customary service, will subject the trust

                                      S-76

                                            to a federal tax on such income at the highest
                                            marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates will be reduced. The special servicer may permit the trust to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to
                                            certificateholders is greater than under another method of operating or leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such mortgaged properties. Such state or local taxes may reduce net proceeds available for distribution to the
                                            certificateholders.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT
THE TIMING OF PAYMENTS ON
YOUR CERTIFICATES                           Some states, including California, have laws prohibiting more than one "judicial action" to enforce a mortgage obligation.
                                            Some courts have construed the term "judicial action" broadly.
                                            In the case of any mortgage loan secured by mortgaged
                                            properties located in multiple states, the master servicer or special servicer may be required to foreclose first on
                                            mortgaged properties located in states where these "one action"
                                            rules apply (and where non-judicial foreclosure is permitted)
                                            before foreclosing on properties located in states where
                                            judicial foreclosure is the only permitted method of
                                            foreclosure. As a result, the ability to realize upon the
                                            mortgage loans may be significantly delayed and otherwise
                                            limited by the application of state laws.

THE BANKRUPTCY OR INSOLVENCY OF
ANY AFFILIATED BORROWERS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Eleven (11) groups of mortgage loans, representing 15.9% of the initial outstanding pool balance, were made to the same
                                            borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership
                                            (which include eight (8) groups of mortgage loans exclusively in loan group 1, representing 13.9% of the initial loan group 1 balance, one (1) group of mortgage loans exclusively in loan group 2, representing 7.7% of the initial loan group 2 balance and two (2) groups of mortgage loans with mortgaged loans in loan group 1 and loan group 2, representing 2.3% of the initial outstanding pool balance). Of these eleven (11) groups, the 3 largest groups represent 4.8%, 2.1% and 1.9%, respectively, of the initial outstanding pool balance. The related borrower concentrations of the 3 largest groups exclusively in loan group 1 represent 5.1%, 2.3% and 2.0%, respectively, of the initial outstanding loan group 1 balance, and the group of mortgage loans exclusively in loan group 2 represents 7.7% of the initial outstanding loan group 2 balance and the two groups in loan group 1 and loan group 2 represent 1.6% and 0.8%. For additional information with respect to the loan groups
                                            described above, see Appendix II attached to this prospectus supplement.

                                            The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of the related mortgaged

                                      S-77

                                            properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a
                                            person that owns or controls several mortgaged properties
                                            experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an
                                            indefinite period on all the related mortgage loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD ADVERSELY
AFFECT PAYMENTS
ON YOUR CERTIFICATES                        In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions.
                                            Accordingly, if a mortgaged property is located in such a
                                            jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if those tenants' leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced.

                                            Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a
                                            mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., an option to purchase the mortgaged property or a right of first refusal to purchase the mortgaged property), the provisions of the lease will take precedence over the
                                            provisions of the mortgage.

                                            Additionally, with respect to certain of the mortgage loans, the related borrower may have granted certain tenants a right of first refusal in the event a sale is contemplated or a
                                            purchase option to purchase all or a portion of the mortgaged property. Those provisions, if not waived or subordinated, may impede the lender's ability to sell the related mortgaged
                                            property at foreclosure or adversely affect the foreclosure bid price.

TENANCIES IN COMMON MAY
HINDER RECOVERY                             Borrowers under eight (8) mortgage loans (which include
                                            Mortgage Loan Nos. 11, 33, 48, 51, 67, 69, 82 and 89),
                                            representing 6.0% of the initial outstanding pool balance (and representing 6.3% of the initial loan group 1 balance), own the related mortgaged property as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided interest in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that

                                      S-78

                                            a court order a sale of the property and distribute the
                                            proceeds to each tenant-in-common proportionally.

                                            The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early
                                            repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common mortgagors, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. In some cases, the related mortgage loan documents provide for full recourse to the related tenant-in-common borrower or the
                                            guarantor if a tenant-in-common files for partition or
                                            bankruptcy. In some cases, the related tenant-in-common
                                            borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if
                                            challenged, this waiver would be enforceable. In most cases, the related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy-remote), reducing the risk of bankruptcy. The tenant-in-common structure may cause delays in the enforcement of remedies because each time a
                                            tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. There can be no assurance that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of this mortgage loan.

INCREASES IN REAL ESTATE TAXES
DUE TO TERMINATION OF A PILOT
PROGRAM OR OTHER TAX
ABATEMENT ARRANGEMENTS MAY
REDUCE PAYMENTS TO
CERTIFICATEHOLDERS                          Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program) or other tax abatement arrangements. Some of these programs or arrangements may be scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that any such program will continue for the duration of the related mortgage loan.

LEGAL ACTION ARISING OUT OF
ORDINARY BUSINESS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           There may be pending or threatened legal actions, suits or proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We cannot assure you that any such actions, suits or proceedings would not have a material adverse effect on your certificates.

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES        Under the Americans with Disabilities Act of 1990, public
                                            accommodations are required to meet certain federal
                                            requirements related to access and use by disabled persons.
                                            Borrowers may incur costs complying with the Americans with
                                            Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal

                                      S-79

                                            government or an award of damages to private litigants. If a borrower incurs these costs or fines, the amount available to pay debt service would be reduced.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                                Conflicts between various certificateholders. The special
                                            servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The operating adviser will have the right to replace the special servicer upon satisfaction of certain conditions set forth in the pooling and servicing agreement. At any given time, the operating adviser will be controlled generally by the holders of the most subordinate, or, if its certificate
                                            principal balance is less than 25% of its original certificate balance, the next most subordinate, class of certificates, that is, the controlling class, outstanding from time to time (or with respect to an A/B Mortgage Loan or the holder of the
                                            related B Note to the extent set forth in the related
                                            intercreditor agreement), and such holders may have interests in conflict with those of the holders of the other
                                            certificates. In addition, the operating adviser will have the right to approve the determination of customarily acceptable costs with respect to insurance coverage and the right to
                                            advise the special servicer with respect to certain actions of the special servicer and, in connection with such rights, may act solely in the interest of the holders of certificates of the controlling class, without any liability to any
                                            certificateholder. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by
                                            deferring enforcement in the hope of maximizing future
                                            proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market
                                            downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken. In
                                            general, no servicer is required to act in a manner more
                                            favorable to the offered certificates than to the privately offered certificates.

                                            The master servicer, the special servicer or an affiliate of any of them may hold subordinate mortgage notes or acquire certain of the most subordinated certificates, including those of the initial controlling class. Under such circumstances, the master servicer and the special servicer may have interests that conflict with the interests of the other holders of the certificates. However, the pooling and servicing agreement will provide that the mortgage loans are to be serviced in
                                            accordance with the servicing standard and without regard to ownership of any certificates by the master servicer or the special servicer, as applicable. The initial special servicer under the pooling and servicing agreement will be LNR Partners,
                                            Inc. The initial operating adviser under the pooling and
                                            servicing agreement will be LNR Securities Holdings, LLC.

                                            Conflicts between certificateholders and the non-serviced
                                            mortgage loan master servicer and/or the non-serviced mortgage loan special servicer. Any non-serviced mortgage loan will be serviced and administered pursuant to the related non-serviced mortgage loan pooling and servicing agreement, which provides for servicing arrangements that are generally consistent with the terms of other comparably rated commercial mortgage loan securitizations. Consequently, non-serviced mortgage loans will not be serviced and

                                      S-80

                                            administered pursuant to the terms of the pooling and servicing agreement. In addition, the legal and/or beneficial owners of the other mortgage loans secured by the mortgaged property securing non-serviced mortgage loans, directly or through
                                            representatives, have certain rights under the related
                                            non-serviced mortgage loan pooling and servicing agreement and the related intercreditor agreement that affect such mortgage loans, including with respect to the servicing of such mortgage loans and the appointment of a special servicer with respect to such mortgage loans. Those legal and/or beneficial owners may have interests that conflict with your interests.

                                            Conflicts between certificateholders and the holders of
                                            subordinate notes. Pursuant to the terms of the related
                                            intercreditor agreements, in certain cases, neither the master servicer nor special servicer may enter into material
                                            amendments, modifications or extensions of a mortgage loan in a material manner without the consent of the holder of the
                                            related subordinate note, subject to the expiration of the subordinate note holder's consent rights. The holders of the subordinate notes (or their respective designees) may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, approvals to proposed actions of the master servicer or special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates.

                                            Conflicts between borrowers and property managers. It is likely that many of the property managers of the mortgaged properties, or their affiliates, manage additional properties, including properties that may compete with the mortgaged properties.
                                            Affiliates of the managers, and managers themselves, also may own other properties, including competing properties. The
                                            managers of the mortgaged properties may accordingly experience conflicts of interest in the management of those mortgaged properties.

                                            Conflicts between the trust and the mortgage loan seller. The activities of the mortgage loan seller, and its affiliates or subsidiaries, may involve properties that are in the same
                                            markets as the mortgaged properties underlying the
                                            certificates. In such case, the interests of each of the
                                            mortgage loan seller, or its affiliates or subsidiaries, may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely
                                            affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the trust and each of the mortgage loan seller, or its affiliates or subsidiaries, that engage in the acquisition, development, operation, leasing, financing and disposition of real estate if that mortgage loan seller acquires any certificates. In
                                            particular, if certificates held by the mortgage loan seller are part of a class that is or becomes the controlling class the mortgage loan seller as part of the holders of the
                                            controlling class would have the ability to influence certain actions of the special servicer under circumstances where the interests of the trust conflict with the interests of the
                                            mortgage loan seller, or its affiliates or subsidiaries, as acquirors, developers, operators, tenants, financers or sellers of real estate related assets.

                                            The mortgage loan seller, or its affiliates or subsidiaries, may acquire a portion of the certificates. Under those
                                            circumstances, they may

                                      S-81

                                            become the controlling class, and as the controlling class, have interests that may conflict with their interests as a seller of the mortgage loans.

                                            In addition, any subordinate indebtedness secured by the
                                            related mortgaged property, any mezzanine loans and/or any future mezzanine loans related to certain of the mortgage loans may be held by the seller of such mortgage loan or affiliates or subsidiaries thereof. The holders of such subordinate
                                            indebtedness or such mezzanine loans may have interests that conflict with the interests of the holders of the certificates.

                                            Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by the mortgage loan seller, or an affiliate or subsidiary of the mortgage loan seller, and the mortgage loan seller, or its affiliates or subsidiaries, may have or have had equity
                                            investments in the borrowers (or in the owners of the
                                            borrowers) or properties under certain of the mortgage loans included in the trust. The mortgage loan seller, and its
                                            affiliates or subsidiaries, have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

                                            Other Conflicts. The depositor is an affiliate of Morgan
                                            Stanley Mortgage Capital Inc., the mortgage loan seller and the sponsor, and Morgan Stanley & Co. Incorporated, one of the underwriters, and Morgan Stanley Capital Services Inc., the swap counterparty. Morgan Stanley Mortgage Capital Inc. is a party to a custodial agreement whereby LaSalle, for
                                            consideration, provides custodial services to Morgan Stanley
                                            Mortgage Capital Inc. for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial
                                            agreement, LaSalle Bank National Association is currently
                                            providing custodial services for most of the mortgage loans to be sold by Morgan Stanley Mortgage Capital Inc. to the
                                            depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial
                                            mortgage-backed securitization industry providing for the
                                            delivery, receipt, review and safekeeping of mortgage loan files.

                                            With respect to each A/B mortgage loan, the holder of the
                                            related B note may be entitled to certain consent or cure
                                            rights which may conflict with interests of the holder of the related senior mortgage loan included in the trust.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES              The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal
                                            payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases as a result of the mortgage loan seller's material breach of representations and warranties or material defects in a mortgage loan's
                                            documentation. In addition, certain of the mortgage loans may require that, upon the occurrence of certain events, funds held in escrow or proceeds from letters of credit may be applied to the outstanding principal balance of such mortgage loans.

                                            The investment performance of your certificates may vary
                                            materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

                                      S-82

                                            Voluntary prepayments under some of the mortgage loans are prohibited for specified lock-out periods or require payment of a prepayment premium or a yield maintenance charge or both, unless the prepayment occurs within a specified period prior to and including the anticipated repayment date or maturity date, as the case may be. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or a yield maintenance charge or the amount of such premium or charge will be sufficient to compensate you for shortfalls in payments on your certificates on account of such prepayments. We also
                                            cannot assure you that involuntary prepayments will not occur or that borrowers will not default in order to avoid the
                                            application of lock-out periods. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

                                            o   the terms of the mortgage loans;

                                            o   the length of any prepayment lock-out period;

                                            o   the level of prevailing interest rates;

                                            o   the availability of mortgage credit;

                                            o   the applicable yield maintenance charges or prepayment
                                                premiums and the ability of the master servicer or the
                                                special servicer to enforce the related provisions;

                                            o   the failure to meet requirements for release of
                                                escrows/reserves that result in a prepayment;

                                            o   the occurrence of casualties or natural disasters; and

                                            o   economic, demographic, tax or legal factors.

                                            Generally, no yield maintenance charge or prepayment premium will be required for prepayments (i) in connection with a
                                            casualty or condemnation unless an event of default has
                                            occurred or (ii) in connection with the resolution of a
                                            specially serviced mortgage loan. In addition, if the mortgage loan seller repurchases any mortgage loan from the trust due to the material breach of a representation or warranty or a
                                            material document defect or the mortgage loan is otherwise purchased from the trust (including certain purchases by the holder of a B Note or mezzanine loan), the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no yield maintenance charge or prepayment premium will be payable. Any such repurchase or purchase may, therefore, adversely affect the yield to maturity on your certificates.

                                            Although all of the mortgage loans have protection against voluntary prepayments in the form of lock-out periods,
                                            defeasance provisions, yield maintenance provisions and/or prepayment premium provisions, there can be no assurance that
                                            (i) borrowers will refrain from prepaying mortgage loans due to the existence of a yield maintenance charge or prepayment
                                            premium or (ii) involuntary prepayments or repurchases will not occur.

                                      S-83

                                            In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have yield maintenance
                                            charges. This can lead to substantial variance from loan to loan with respect to the amount of yield maintenance charge that is due on the related prepayment. Also, the description in the mortgage notes of the method of calculation of prepayment premiums and yield maintenance charges is complex and subject to legal interpretation and it is possible that another person would interpret the methodology differently from the way we did in estimating an assumed yield to maturity on your certificates as described in this prospectus supplement. See Appendix II attached to this prospectus supplement for a description of the various prepayment provisions.

RELEASE OF COLLATERAL                       Notwithstanding the prepayment restrictions described in this prospectus supplement, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described in Appendix II attached to this prospectus
                                            supplement. In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the borrower is required (among other things) to pay a release price, which may include a prepayment premium or yield maintenance charge on all or a portion of such payment. In addition, certain mortgage loans provide for the release,
                                            without prepayment or defeasance, of outparcels or other
                                            portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. In addition, certain of the mortgage loans permit the related borrower to substitute collateral under certain circumstances. See Appendix II
                                            attached to this prospectus supplement for further details regarding the various release provisions.

THE YIELD ON YOUR CERTIFICATES
WILL BE AFFECTED BY THE PRICE AT
WHICH THE CERTIFICATES WERE
PURCHASED AND THE RATE, TIMING
AND AMOUNT OF DISTRIBUTIONS ON
YOUR CERTIFICATES                           The yield on any certificate will depend on (1) the price at which that certificate is purchased by you and (2) the rate, timing and amount of distributions on your certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

                                            o   the interest rate for that certificate;

                                            o   the rate and timing of principal payments (including
                                                principal prepayments) and other principal collections
                                                (including loan purchases in connection with breaches of
                                                representations and warranties) on or in respect of the
                                                mortgage loans and the extent to which those amounts are to be applied or otherwise result in a reduction of the
                                                certificate balance of such certificate;

                                            o   the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the trust;

                                            o   the rate and timing of any reimbursement of the master
                                                servicer, the special servicer or the trustee, as
                                                applicable, out of the Certificate

                                      S-84

                                                Account of nonrecoverable advances or advances remaining
                                                unreimbursed on a modified mortgage loan on the date of
                                                that modification;

                                            o   the timing and severity of any interest shortfalls
                                                resulting from prepayments to the extent not offset by a
                                                reduction in master servicer compensation as described in
                                                this prospectus supplement;

                                            o   the timing and severity of any reductions in the appraised value of any mortgaged property in a manner that has an
                                                effect on the amount of advancing required on the related
                                                mortgage loan; and

                                            o   the method of calculation of prepayment premiums and yield maintenance charges and the extent to which prepayment
                                                premiums and yield maintenance charges are collected and,
                                                in turn, distributed on that certificate.

                                            In addition, any change in the weighted average life of a
                                            certificate may adversely affect yield. Prepayments resulting in a shortening of weighted average lives of certificates may be made at a time of lower interest rates when you may be
                                            unable to reinvest the resulting payment of principal at a rate comparable to the effective yield anticipated when making the initial investment in certificates. Delays and extensions
                                            resulting in a lengthening of the weighted average lives of the certificates may occur at a time of higher interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

YOU BEAR THE RISK OF
BORROWER DEFAULTS                           The rate and timing of delinquencies or defaults on the
                                            mortgage loans could affect the following aspects of the
                                            offered certificates:

                                            o   the aggregate amount of distributions on them;

                                            o   their yields to maturity;

                                            o   their rates of principal payments; and

                                            o   their weighted average lives.

                                            The rights of holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to those rights of the holders of the more senior certificates having an earlier alphabetical class designation (provided that the Class A-MFL
                                            Regular Interest (and correspondingly, the Class A-MFL
                                            Certificates) will be senior in right to the Class A-J
                                            Certificates). Losses on the mortgage loans will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K,
                                            Class J, Class H, Class G, Class F, Class E, Class D, Class C,
                                            Class B, Class A-J Certificates and the Class A-MFL Regular
                                            Interest (and correspondingly the Class A-MFL Certificates), in that order, reducing amounts otherwise payable to each class.
                                            Any remaining losses would then be allocated to the Class A-1
                                            Certificates, Class A-1A Certificates, Class A-2 Certificates,
                                            Class A-3 Certificates and Class A-4 Certificates and the Class
                                            A-4FL Regular Interest (and correspondingly the Class A-4FL
                                            Certificates), pro rata, and with respect to losses of

                                      S-85

                                            interest only, the Class X Certificates based on their
                                            respective entitlements.

                                            If losses on the mortgage loans and/or trust expenses exceed the aggregate certificate balance of the classes of
                                            certificates subordinated to a particular class, that
                                            particular class will suffer a loss equal to the full amount of that excess up to the outstanding certificate balance of that class.

                                            If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and those losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under extreme scenarios, that yield could be negative. In general, the earlier a loss is borne by your certificates, the greater the effect on your yield to maturity.

                                            Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

                                            Also, if the related borrower does not repay a mortgage loan with an anticipated repayment date by its anticipated repayment date, the effect will be to increase the weighted average life of your certificates and may reduce your yield to maturity.

                                            Furthermore, if principal and interest advances and/or
                                            servicing advances are made with respect to a mortgage loan after default and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any
                                            reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in reductions in distributions of principal to the holders of the offered certificates for the current month.

INTEREST ON ADVANCES AND
COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL SERVICER,
THE TRUSTEE MAY HAVE AN
ADVERSE EFFECT ON THE PAYMENTS
ON YOUR CERTIFICATES                        To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, if
                                            applicable (and the related master servicer, the special
                                            servicer, the trustee or any fiscal agent in respect of any non-serviced mortgage loans), will be entitled to receive
                                            interest at the "prime rate" on unreimbursed advances they have made with respect to delinquent monthly payments or that are made with respect to the preservation and protection of the related mortgaged property or enforcement of the mortgage loan.
                                            This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. No advance interest will accrue during the grace period, if any, for the related mortgage loan.
                                            This interest may be offset in part by default interest and late payment charges paid by the borrower in connection with the mortgage loan or by certain other amounts. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be serviced by the special

                                      S-86

                                            servicer, and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances and special servicing compensation is senior to the rights of certificateholders to receive distributions. The payment of interest on advances and the payment of compensation to the special servicer may result in shortfalls in amounts otherwise distributable on the certificates.

LEASEHOLD INTERESTS ENTAIL
CERTAIN RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Two (2) of the mortgaged properties, securing mortgage loans representing 2.3% of the initial outstanding pool balance (and representing 2.4% of the initial outstanding loan group 1
                                            balance), are subject to a first mortgage lien on a leasehold interest under a ground lease. In addition, one (1) of the mortgaged properties, securing a mortgage loan representing
                                            0.3% of the initial outstanding pool balance (and representing
                                            0.3% of the initial outstanding loan group 1 balance), are subject to a first mortgage lien on a fee interest in a portion of the mortgaged property and a leasehold interest in the
                                            remainder of the mortgaged property. In circumstances where both the fee and leasehold interest in the entire mortgaged property are encumbered, we have treated that as an encumbered fee interest.

                                            Leasehold mortgage loans are subject to certain risks not
                                            associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the
                                            lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

                                            In addition, certain of the mortgaged properties are subject to various use restrictions imposed by the related ground lease, and these limitations could adversely affect the ability of the related borrower to lease or sell the mortgaged property on favorable terms, thus adversely affecting the borrower's
                                            ability to fulfill its obligations under the related mortgage loan.

                                            Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender that right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease
                                            rejected by a bankrupt lessor as terminated. In those
                                            circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the
                                            mortgage.

                                      S-87

                                            In a decision by the United States Court of Appeals for the
                                            Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC,
                                            327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under
                                            Section 363(f) of the Bankruptcy Code (11 U.S.C. Section
                                            363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the
                                            purchaser assumes title free and clear of any interest,
                                            including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the
                                            statutory sale of the property so as to provide adequate
                                            protection of the leasehold interests; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a
                                            "free and clear" sale under Section 363(f) of the Bankruptcy
                                            Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the
                                            Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy
                                            Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.

                                            Some of the ground leases securing the mortgaged properties provide that the ground rent payable under the ground lease increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

THE MORTGAGE LOAN SELLER IS
SUBJECT TO BANKRUPTCY OR
INSOLVENCY LAWS THAT MAY
AFFECT THE TRUST'S OWNERSHIP OF
THE MORTGAGE LOANS                          In the event of the insolvency of the mortgage loan seller, it is possible the trust's right to payment from or ownership of the mortgage loans could be challenged, and if that challenge were successful, delays or reductions in payments on your
                                            certificates could occur.

                                            Based upon opinions of counsel that the conveyance of the
                                            mortgage loans would generally be respected in the event of insolvency of the mortgage loan seller, which opinions are subject to various assumptions and qualifications, the
                                            depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to
                                            assert such a position. Even if actions seeking those results were not successful, it is possible that payments on the
                                            certificates would be delayed while a court resolves the claim.

                                      S-88

LIMITED LIQUIDITY AND MARKET
VALUE MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               Your certificates will not be listed on any securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for the certificates. While the Underwriters currently intend to make a secondary market in the certificates, none of them is obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates, which could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including
                                            then-prevailing interest rates. Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

WEIGHTED AVERAGE COUPON RATE
ENTAILS RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           The interest rates on one or more classes of certificates may be based on a weighted average of the mortgage loan interest rates net of the administrative cost rate, which is calculated based upon the respective principal balances of the mortgage loans. Alternatively, the interest rate on one or more classes of the certificates may be capped at the weighted average rate.
                                            This weighted average rate is further described in this
                                            prospectus supplement under the definition of "Weighted Average
                                            Net Mortgage Rate" in the "Glossary of Terms."  Any class of certificates that is either fully or partially based upon the weighted average net mortgage rate may be adversely affected by disproportionate principal payments, prepayments, defaults and other unscheduled payments on the mortgage loans. Because some mortgage loans will amortize their principal more quickly than others, the rate may fluctuate over the life of those classes of your certificates.

                                            In general, mortgage loans with relatively high mortgage
                                            interest rates are more likely to prepay than mortgage loans with relatively low mortgage interest rates. For instance, varying rates of unscheduled principal payments on mortgage loans which have interest rates above the weighted average net mortgage rate may have the effect of reducing the interest rate of your certificates.

DEFAULTS UNDER SWAP CONTRACTS
MAY ADVERSELY AFFECT PAYMENTS
ON THE CLASS A-4FL OR THE CLASS
A-MFL CERTIFICATES                          The trust will have the benefit of two swap contracts with the
                                            Swap Counterparty. Morgan Stanley, who has guaranteed the
                                            obligations of the Swap Counterparty under the swap contract, currently has a long-term rating of "AA-" by Fitch and "Aa3" by
                                            Moody's and a short-term rating of "F1+" by Fitch and "Prime-1"
                                            by Moody's. Because the Class A-4FL and Class A-MFL Regular
                                            Interests accrue interest at a fixed rate of interest subject to a maximum pass-through rate equal to the weighted average net mortgage rate, the ability of the holders of the Class
                                            A-4FL or the Class A-MFL Certificates, as applicable, to
                                            receive the payment of interest at the designated pass-through rate (which payment of interest may be reduced in certain
                                            circumstances as described in this prospectus supplement) will depend on payment by the Swap Counterparty pursuant to the applicable swap contract. See "Description of the Swap
                                            Contracts--The Swap Counterparty." There

                                      S-89

                                            can be no assurance, however, that the guarantor of the Swap
                                            Counterparty's obligations under the swap contracts will
                                            maintain its ratings or have sufficient assets or otherwise be able to fulfill its obligations under the swap contracts. If the Swap Counterparty guarantor's long-term rating is not at least "A-" by Fitch or "A3" by Moody's (a "Rating Agency
                                            Trigger Event"), the Swap Counterparty will be required to post collateral, find a replacement Swap Counterparty that would not cause another Rating Agency Trigger Event or enter into any other arrangement satisfactory to Fitch and Moody's. In the event that the Swap Counterparty fails to, among other things, either post acceptable collateral, find an acceptable
                                            replacement swap counterparty or enter into any other
                                            arrangement satisfactory to Fitch and Moody's after a Rating
                                            Agency Trigger Event (a "Swap Default"), then the paying agent will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 100% of the Class A-4FL Certificates or the Class A-MFL Certificates, as applicable, to enforce the rights of the trust under the applicable swap contract as may be permitted by the terms of the applicable swap contract and the Pooling and Servicing Agreement and use any termination payments received from the Swap Counterparty (as described in this prospectus supplement) to enter into a replacement
                                            interest rate swap contract on substantially identical terms.
                                            The costs and expenses incurred by the paying agent in
                                            connection with enforcing the rights of the trust under either swap contract will be reimbursable to the trustee out of
                                            amounts otherwise payable to the Class A-4FL Certificates or the Class A-MFL Certificates, as applicable, to the extent not reimbursed by the applicable swap counterparty or payable out of net proceeds of the liquidation of the applicable swap
                                            contract. If the costs attributable to entering into a
                                            replacement interest rate swap contract would exceed the net proceeds of the liquidation of the applicable swap contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-4FL Certificates or the Class A-MFL
                                            Certificates, as applicable. Following the termination of a swap contract (and during the period when the trust is pursuing remedies under the swap contract), or if a Swap Default or other default or event of termination under the applicable swap contract occurs and is continuing, the Class A-4FL Interest
                                            Distribution Amount or the Class A-MFL Interest Distribution
                                            Amount, as applicable, will be equal to the Distributable
                                            Certificate Interest Amount (as defined in this prospectus supplement) in respect of the Class A-4FL Regular Interest or the Class A-MFL Regular Interest, respectively, and the Class
                                            A-4FL Certificates or the Class A-MFL Certificates, as
                                            applicable, will accrue interest at the same rate, on the same basis and in the same manner as the Class A-4FL Regular
                                            Interest or the Class A-MFL Regular Interest, respectively. A conversion to a fixed rate might result in a temporary delay of the holders of the Class A-4FL Certificates or the Class A-MFL
                                            Certificates, as applicable, to receive payment of the related
                                            Distributable Certificate Interest Amount if DTC is not
                                            provided with sufficient notice of the resulting change in the payment terms of the Class A-4FL Certificates or the Class
                                            A-MFL Certificates, respectively.

                                            Distributions on the Class A-4FL Regular Interest or the Class
                                            A-MFL Regular Interest will be subject to a maximum
                                            pass-through rate equal to the weighted average net

                                      S-90

                                            mortgage rate. If the weighted average net mortgage rate drops below the fixed rate on the Class A-4FL Regular Interest or the
                                            Class A-MFL Regular Interest, as applicable, the amount paid to the Swap Counterparty will be reduced and interest payments by the Swap Counterparty under the applicable swap contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the Swap
                                            Counterparty and the amount that would have been paid if the weighted average net mortgage rate had not dropped below such fixed rate. This will result in a corresponding reduction in the amounts paid by the Swap Counterparty pursuant to the
                                            applicable swap contract, which will result in a reduced
                                            interest payment on the Class A-4FL Certificates or the Class
                                            A-MFL Certificates, as applicable. The ratings of the Class
                                            A-4FL and the Class A-MFL Certificates do not represent any assessment as to whether the floating rate of interest on such class will convert to a fixed rate, and only represent the likelihood of the receipt of interest at a rate equal to the
                                            lesser of   %, in the case of the Class A-4FL Certificates, and
                                               % in the case of the Class A-MFL Certificates, and the
                                            weighted average net mortgage rate (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve
                                            30-day-months). See "Ratings" in this prospectus supplement.

                                            In addition, if the funds allocated to payment of interest distributions on the Class A-4FL Regular Interest or the Class
                                            A-MFL Regular Interest, as applicable, are insufficient to make all required interest payments on the Class A-4FL Regular
                                            Interest or the Class A-MFL Regular Interest, respectively, the amount paid to the Swap Counterparty will be reduced and
                                            interest paid by the Swap Counterparty under the applicable swap contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the Swap Counterparty and the amount that would have been paid if the funds allocated to payment of interest
                                            distributions on the Class A-4FL Regular Interest or the Class
                                            A-MFL Regular Interest, respectively, had been sufficient to make all required interest payments on the Class A-4FL Regular
                                            Interest or the Class A-MFL Regular Interest, respectively. As a result, the holders of the Class A-4FL Certificates or the
                                            Class A-MFL Certificates, as applicable, may experience an interest shortfall. See "Description of the Swap Contracts" in this prospectus supplement

SENSITIVITY TO LIBOR AND YIELD
CONSIDERATIONS
                                            The yield to investors in the Class A-4FL and Class A-MFL
                                            Certificates will be highly sensitive to changes in the level of one-month LIBOR. Investors in the Class A-4FL and Class
                                            A-MFL Certificates should consider the risk that lower than anticipated levels of one-month LIBOR could result in actual yields that are lower than anticipated yields on the Class
                                            A-4FL and Class A-MFL Certificates.

                                            In addition, because interest payments on the Class A-4FL and
                                            Class A-MFL Certificates may be reduced or the pass-through rate may convert to a fixed rate, subject to a maximum
                                            pass-through rate equal to the weighted average net mortgage rate, in connection with certain events discussed in this
                                            prospectus supplement, the yield to investors in the Class
                                            A-4FL and Class A-MFL Certificates under such circumstances may not be as high as that offered by other

                                      S-91

                                            LIBOR-based investments that are not subject to such interest rate restrictions.

                                            In general, the earlier a change in the level of one-month
                                            LIBOR, the greater the effect on the yield to maturity to an investor in the Class A-4FL and Class A-MFL Certificates. As a
                                            result, the effect on such investor's yield to maturity of a level of one-month LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Class A-4FL and Class A-MFL
                                            Certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of one-month LIBOR.

                                            The failure by the Swap Counterparty in its obligation to make payments under the applicable swap contract, the conversion to a fixed rate that is below the rate that would otherwise be payable at the floating rate and/or the reduction of interest payments resulting from payment of interest to the Class A-4FL
                                            Regular Interest or the Class A-MFL Regular Interest, as
                                            applicable, based on a pass-through rate below   % per
                                            annum, in the case of the Class A-4FL Certificates, or   %
                                            per annum, in the case of the Class A-MFL Certificates, would have a negative impact. There can be no assurance that a
                                            default by the Swap Counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to a fixed rate would not adversely affect the amount and timing of
                                            distributions to the holders of the Class A-4FL and Class A-MFL
                                            Certificates. See "Yield and Maturity Considerations" in this prospectus supplement.

      This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                                      S-92

                               TRANSACTION PARTIES

THE SPONSOR, MORTGAGE LOAN SELLER AND ORIGINATOR

Morgan Stanley Mortgage Capital Inc.

      Morgan Stanley Mortgage Capital Inc., a New York corporation formed in
1984 ("MSMC") is the sponsor of this transaction and the mortgage loan seller.
MSMC is an affiliate of the depositor, the swap counterparty, and one of the underwriters and is a direct wholly owned subsidiary of Morgan Stanley (NYSE:
MS). The executive offices of MSMC are located at 1585 Broadway, New York, New
York 10036, telephone number (212) 761-4000. MSMC also has offices in Chicago,
Illinois, Los Angeles, California, Irvine, California, Irving, Texas, Herndon,
Virginia and Alpharetta, Georgia. MSMC originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations. MSMC originated all of the mortgage loans it is selling to us.

MSMC's Commercial Mortgage Securitization Program

      MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley
Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

      Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller.
Mortgage loans originated and securitized by MSMC include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and mortgage loans included in both public and private securitizations. MSMC also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by MSMC for the four years ending on December 31,
2005.

                                                                                            TOTAL MSMC
                                        TOTAL MSMC MORTGAGE       TOTAL MSMC MORTGAGE        MORTGAGE
                 TOTAL MSMC MORTGAGE   LOANS SECURITIZED WITH    LOANS SECURITIZED WITH        LOANS
YEAR                   LOANS*           AFFILIATED DEPOSITOR    NON-AFFILIATED DEPOSITOR    SECURITIZED
------           -------------------   ----------------------   ------------------------    -----------

                                         (APPROXIMATE AMOUNTS IN BILLIONS OF $S)
                                         ---------------------------------------

2005                    12.1                     8.2                       1.8                 10.0
2004                     7.7                     5.3                       1.2                  6.5
2003                     6.4                     3.3                       1.3                  4.6
2002                     4.6                     2.2                       0.6                  2.8

      *Includes all mortgage loans originated or purchased by MSMC in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year.

      MSMC's large mortgage loan program typically originates mortgage loans larger than $75 million, although MSMC's conduit mortgage loan program also sometimes originates such large mortgage loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMC securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

                                      S-93

Underwriting Standards

      Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance." MSMC typically retains outside consultants to conduct its credit underwriting.

      Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and LTV Ratio. MSMC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV
Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
MSMC's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus supplement and Appendix II may differ from the amount calculated at the time of origination. In addition, MSMC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in this prospectus supplement.

      Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

                                      S-94

Servicing

      MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, MSMC may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

THE DEPOSITOR

      Morgan Stanley Capital I Inc., the Depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its
telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets and is not engaged in any activities except those related to the securitization of assets.

      The Depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1, 2002 and terminating December 31, 2005, the Depositor acted as depositor with respect to commercial and multifamily mortgage loan securitization transactions, in an aggregate amount of $33,767,957,511. MSMC has acted as a sponsor or co-sponsor of all of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other loan sellers. The Depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans.

      Morgan Stanley Capital I Inc. will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The Depositor's duties will include, without limitation, (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession with respect to the certificates to the paying agent to the extent necessary to perform REMIC tax administration, (iii) to indemnify the trustee, the paying agent and trust for any liability, assessment or costs arising from the Depositor's bad faith, negligence or malfeasance in providing such information, (iv) to indemnify the trustee and the paying agent against certain securities laws liabilities and (v) to sign or to contract with the master servicer to sign any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the trust. The Depositor is required under the Underwriting Agreement to indemnify the Underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

THE ISSUING ENTITY

      The issuing entity with respect to the offered certificates will be the
Morgan Stanley Capital I Trust 2006-HQ10 (the "Trust"). The Trust is a New York
common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and servicing Advances to the Trust, but only to the extent it deems such Advances to be recoverable from the related mortgage loan; such
Advances are intended to provide liquidity, rather than credit support. The
Pooling and Servicing Agreement may be amended as set in this prospectus supplement under "Description of the Offered Certificates--Amendments to the
Pooling and Servicing Agreement." The Trust administers the mortgage loans through the trustee, the paying agent, the master servicer and the special servicer. A discussion of the duties of the trustee, the paying agent, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under
"--The Trustee and the Custodian," "--The Paying Agent, Certificate Registrar

                                      S-95

and Authenticating Agent," "--The Master Servicer," and "--The Special Servicer"
and "Servicing of the Mortgage Loans."

      The only assets of the Trust other than the mortgage loans and any REO
Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the paying agent, the master servicer and the special servicer. The fiscal year of the
Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the paying agent, the master servicer and the special servicer.

      The Depositor is contributing the mortgage loans to the Trust. The
Depositor is purchasing the mortgage loans from the mortgage loan seller, as described in this prospectus supplement under "Description of the Mortgage
Pool--Sale of the Mortgage Loans" and "--Representations and Warranties."

      Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a
"business trust." The Depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the mortgage loans from the mortgage loan seller to the Depositor and from the Depositor to the trust, certain legal opinions are required. Those opinions to the extent relating to an entity subject to Title 11 of the United States Code (the "Bankruptcy Code") are
generally analogous to the following:

      (1)   If the mortgage loan seller were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court, would determine that (i) (a) a transfer of the mortgage loans by the mortgage loan seller to the Depositor (including collection thereon) in the form and manner set forth in the Mortgage Loan Purchase Agreement would constitute a true sale or absolute transfer of such mortgage loans (including the collections thereon), rather than a borrowing by the mortgage loan seller from the Depositor secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the mortgage loan seller under
Section 541(a) of the Bankruptcy Code, and thus (b) the Depositor's rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of the Bankruptcy Code; and

      (2)   If the Depositor were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine (i)
(a) a transfer of the related mortgage loans by the Depositor to the trust
(including the collections thereon) in the form and manner set forth in the
Pooling and Servicing Agreement would constitute a true sale or absolute transfer of those mortgage loans (including the collections thereon), rather than a borrowing by the Depositor from the trust secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the Depositor under Section 541(a) of the
Bankruptcy Code, and thus (b) the trust's rights to the related mortgage loans
(including the collections thereon) would not be impaired by the operation of
Section 362(a) of the Bankruptcy Code.

      Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true.
Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the transfer of the underlying mortgage loans from the mortgage loan seller to the Depositor and from the Depositor to the Trust has been structured as a sale, there can be no assurance that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the Depositor or Trust would be deemed to be a creditor of the mortgage loan seller rather than an owner of the mortgage loans. See "Risk Factors--The Mortgage Loan Seller Is Subject To
Bankruptcy Or Insolvency Laws That May Affect The Trust's Ownership Of The
Mortgage Loans."

                                      S-96

THE TRUSTEE AND THE CUSTODIAN

The Trustee

      LaSalle Bank National Association ("LaSalle") will act as the trustee under the Pooling and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO
Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994,
LaSalle has served as trustee or paying agent on over 665 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of September 30, 2006, LaSalle serves as trustee or paying agent on over 450 commercial mortgage-backed security transactions. The depositor, the master servicer and the special servicer may maintain other banking relationships in the ordinary course of business with LaSalle. The trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625,
Chicago, Illinois, 60603. Attention: Global Securities and Trust Services -
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-HQ10, or at such other address as the trustee may designate from time to time. The long-term unsecured debt of LaSalle is rated "A+" by S&P,
"Aa3" by Moody's and "AA-" by Fitch.

      The trustee, is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "Prime-1" by
Moody's and whose long-term senior unsecured debt is at all times rated not less than "AA-" by Fitch (or "A+" by Fitch if the Trustee's short-term unsecured debt is rated at least "F-1" by Fitch) and "Aa3" by Moody's, or otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. See "Description of the
Pooling and Servicing Agreements--Duties of the Trustee," "Description of the
Pooling and Servicing Agreements--Regarding the Fees, Indemnities and Powers of
the Trustee" and "Description of the Pooling and Servicing
Agreements--Resignation and Removal of the Trustee" in the prospectus.

Duties of the Trustee

      The trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates or any asset or related document and is not accountable for the use or application by the Depositor or the master servicer or the special servicer of any of the certificates or any of the proceeds of the certificates, or for the use or application by the Depositor or the master servicer or the special servicer of funds paid in consideration of the assignment of the mortgage loans to the trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Pooling and Servicing Agreement. The trustee is required to notify Certificateholders of any termination of a master servicer or special servicer or appointment of a successor to the master servicer or the special servicer. The trustee will be obligated to make any Advance required to be made, and not made, by the master servicer under the Pooling and Servicing Agreement, provided that the trustee will not be obligated to make any Advance that it deems in its business judgment to be a nonrecoverable advance. The trustee will be entitled, but not obligated, to rely conclusively on any determination by the master servicer, solely in the case of Servicing Advances, that an Advance if made, would be a nonrecoverable Advance. The master servicer and the trustee shall be bound by and conclusively rely on any determination by the Special
Servicer that a P&I Advance or a Servicing Advance if made would be a nonrecoverable Advance. The trustee will be entitled to reimbursement for each
Advance made by it in the same manner and to the same extent as, but prior to, the master servicer. See "Description of the Offered Certificates--Advances" in
this prospectus supplement.

                                      S-97

      In addition to having express duties under the Pooling and Servicing
Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and Servicing Agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

Matters Regarding the Trustee

      The trustee and its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall not have any liability to the trust or the Certificateholders arising out of or in connection with the Pooling and Servicing Agreement, except for their respective negligence or willful misconduct.

      The trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or performance of obligations or exercise of rights incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the
Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the
Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

Resignation and Removal of the Trustee

      The trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the special servicer, the master servicer, if any, the Rating Agencies and all
Certificateholders. Upon receiving the notice of resignation, the Depositor is required promptly to appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the trustee (i) shall cease to be eligible to continue as trustee under the Pooling and Servicing Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state; provided, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii), (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating
Agencies or (v) if the trustee fails to perform (or acts with negligence, bad faith, or willful misconduct in performing) any of its Exchange Act reporting or
Regulation AB obligations under the Pooling and Servicing Agreement, then the
Depositor may remove the trustee and appoint a

                                      S-98

successor trustee meeting the eligibility requirements set forth above. In the case of removal under clauses (i), (ii), (iii), (iv) and (v) above, the trustee shall bear all such costs of transfer. Holders of the certificates entitled to more than 50% of the voting rights may at any time remove the trustee without cause and appoint a successor trustee.

      Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and
Servicing Agreement for services rendered and expenses incurred. The Pooling and
Servicing Agreement provides that expenses relating to resignation of the trustee or any removal of the trustee for cause will be required to be paid by the trustee, and expenses relating to the removal of the trustee without cause will be paid by the parties effecting such removal.

Trustee Compensation

      As compensation for the performance of its duties as trustee, LaSalle will be paid the monthly Trustee Fee. The Trustee Fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.0015% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the
Scheduled Principal Balance of each mortgage loan. A portion of the Trustee Fee is payable to the paying agent. In addition, the trustee will be entitled to recover from the trust all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the
Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the Pooling and
Servicing Agreement, and not including any expense, disbursement or advance as may arise from its negligence or bad faith.

The Custodian

      LaSalle will also act as custodian under the Pooling and Servicing
Agreement. As custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine their validity. The custodian's duties regarding the mortgage loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle's
two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

      LaSalle and MSMC are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to MSMC for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by MSMC to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

      Certain information set forth in this prospectus supplement concerning the trustee and custodian has been provided by it.

                                      S-99

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

      Wells Fargo Bank, National Association ("Wells Fargo Bank") will serve as the paying agent (in such capacity, the "paying agent"). In addition, Wells
Fargo Bank will serve as registrar (in such capacity, the "certificate registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, as authenticating agent of the certificates
(in such capacity, the "authenticating agent") and as tax administrator. Wells
Fargo Bank is a national banking association and a wholly-owned subsidiary of
Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the mortgage loan seller, any master servicer, any special servicer and any primary servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells
Fargo Bank's principal corporate trust offices are located at 9062 Old Annapolis
Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113. Wells Fargo Bank is also the master servicer. As compensation for the performance of its duties as paying agent, certificate registrar and authenticating agent, Wells Fargo Bank will be paid a portion of the monthly
Trustee Fee. The paying agent and certificate registrar will be entitled to indemnification upon similar terms to the trustee.

Paying Agent

      Under the terms of the Pooling and Servicing Agreement, the paying agent is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the paying agent is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly distribution reports on Form 10-D, annual reports on Form
10-K and current reports on Form 8-K that are required to be filed with the
Securities and Exchange Commission on behalf of the Trust. Wells Fargo Bank has been engaged in the business of commercial mortgage-backed securities administration since 1997. It has acted as paying agent with respect to more than 325 series of commercial mortgage-backed securities and, as of June 30,
2006, was acting as paying agent with respect to more than $280 billion of outstanding commercial mortgage-backed securities.

      There have been no material changes to Wells Fargo Bank's policies or procedures with respect to its securities administration function other than changes required by applicable laws.

      In the past three years, Wells Fargo Bank has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo Bank with respect to commercial mortgage-backed securities.

      Certain information set forth in this prospectus supplement concerning the paying agent, certificate registrar and authenticating agent has been provided by it.

MASTER SERVICER

      Wells Fargo Bank, a national banking association, will be the master servicer under the Pooling and Servicing Agreement for all of the mortgage loans. The principal commercial mortgage servicing offices of Wells Fargo Bank are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105.

      Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and as a master servicer and ABOVE AVERAGE as a special servicer. Fitch has assigned to
Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a

                                      S-100

special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

      As of September 30, 2006, the commercial mortgage servicing group of Wells
Fargo Bank was responsible for servicing approximately 10,737 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $90.7 billion, including approximately 9,418 loans securitized in approximately 85 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $86.3 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage
Bankers Association of America, as of June 30, 2006, Wells Fargo Bank was the
fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being master and/or primary serviced in commercial mortgage backed securitization transactions.

      Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a Servicing Transfer Event.

      A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro)
provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer and also provides borrowers with access to current and historical loan and property information for these transactions.

      Certain of the duties of the master servicer and the provisions of the
Pooling and Servicing Agreement are set forth in this prospectus supplement under "Servicing of the Mortgage Loans." The manner in which collections on the mortgage loans are to be maintained is described under "Description of the
Agreements--Collection and Other Servicing Procedures" and "--Certificate
Account and Other Collection Accounts" in the accompanying prospectus. The master servicer's obligations to make Advances are described in this prospectus supplement under "Description of the Offered Certificates--Advances." Certain
terms of the Pooling and Servicing Agreement regarding the master servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under "--Events of Default" and in the prospectus under "Description of the Agreements--Matters Regarding a Master Servicer and the Depositor."
Certain limitations on the master servicer's liability under the Pooling and
Servicing Agreement are described under "Description of the Agreements--Matters
Regarding a Master Servicer and the Depositor" in the prospectus and under
"Servicing of the Mortgage Loans--General" in this prospectus supplement.

      The master servicer may appoint one or more sub-servicers to perform all or any portion of its duties under the Pooling and Servicing Agreement, as described under "Servicing of the Mortgage Loans--General" in this prospectus supplement and under "Description of the Agreements--Subservicers" in the accompanying prospectus; provided that the master servicer may not appoint a sub-servicer that is a proposed Servicing Function Participant if the master servicer has actual knowledge that such party has failed to comply with its
Securities Exchange Act of 1934 reporting obligation under the trust or any other commercial mortgage loan securitization. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.

      Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's.
Wells Fargo Bank's long term deposits are rated "Aaa" by Moody's, "AA" by S&P and "AA+" by Fitch.

      Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells
Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

      The information set forth in this prospectus supplement concerning the master servicer has been provided by it.

                                      S-101

THE SPECIAL SERVICER

      LNR Partners, Inc. ("LNR Partners"), a Florida corporation and a subsidiary of LNR Property Holdings, Ltd. ("LNR"), will initially be appointed as special servicer for the mortgage pool. The principal executive offices of
LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach,
Florida 33139 and its telephone number is (305) 695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

      o   acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

      o   investing in high-yielding real estate loans, and

      o   investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities
          ("CMBS").

      LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 13 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 195 as of June 30, 2006. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of
December 31, 2004, with a then current face value in excess of $111 billion; (e)
142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion and (f) 153 domestic CMBS pools as of June 30, 2006, with a then current face value in excess of $173 billion. Additionally, LNR
Partners has resolved over $16.8 billion of U.S. commercial and multifamily loans over the past 13 years, including approximately $1.1 billion of U.S.
commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S.
commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S.
commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S.
commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S.
commercial and multifamily mortgage loans during 2005 and $0.3 billion for the six months ended June 30, 2006.

      LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia,
Texas, Massachusetts, North Carolina and California, and in Europe in London,
England, Paris, France and Munich, Germany. As of June 30, 2006, LNR Partners
had approximately 180 employees responsible for the special servicing of commercial real estate assets. As of June 30, 2006, LNR Partners and its affiliates specially service a portfolio that included approximately 23,000 assets in the 50 states and in Europe with a then current face value in excess of $207 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the
Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR
Partners does not service any assets other than commercial real estate assets.

      LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the

                                      S-102

Servicing Standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners' strategy is guided by the Servicing
Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

      LNR Partners has the highest ratings afforded to special servicers by
Fitch and Moody's, respectively.

      There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR
Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing
Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Certificates. Generally, LNR
Partners' servicing functions under pooling and servicing agreements do not include collection on the pool assets; however, LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the Servicing Standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in four commercial mortgage securitization transactions and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction. Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

      LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR
Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

      No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by
LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

      There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgage backed securitization pools generally.

      There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the
Certificateholders.

      LNR Partners is not an affiliate of the depositor, the sponsor(s), the trust, the master servicer, the trustee or any originator of any of the underlying mortgage loans identified in this prospectus supplement.

                                      S-103

      LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more classes of the certificates and will be the initial
Operating Adviser. Otherwise, except for LNR Partners acting as special servicer for this securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party--apart from the subject securitization transaction--between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the offered certificates.

      The information set forth in this prospectus supplement concerning the special servicer has been provided by it.

                                      S-104

                     DESCRIPTION OF THE OFFERED CERTIFICATES

      Capitalized terms are defined in the "Glossary of Terms" in this prospectus supplement.

GENERAL

      The Series 2006-HQ10 Commercial Mortgage Pass-Through Certificates will be issued on or about November , 2006 pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date, between the Depositor, the master servicer, the special servicer, the paying agent and the trustee.

      The certificates will represent in the aggregate the entire beneficial ownership interest in a trust consisting primarily of:

      o   the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and Scheduled Payments of principal and interest due on or before the Cut-off Date;

      o   any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

      o   a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan;

      o   certain rights of the Depositor under, or assigned to the Depositor pursuant to, the Mortgage Loan Purchase Agreement relating to, among other things, mortgage loan document delivery requirements and the representations and warranties of the mortgage loan seller regarding the mortgage loans;

      o   with respect to the Class A-4FL Certificates, the applicable Swap
          Contract, the Class A-4FL Regular Interest and funds or assets on deposit from time to time in the applicable Floating Rate Account; and

      o   with respect to the Class A-MFL Certificates, the applicable Swap
          Contract, the Class A-MFL Regular Interest and funds or assets on deposit from time to time in the applicable Floating Rate Account.

      The certificates will be issued on the Closing Date and will only be entitled to Scheduled Payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

      The certificates will consist of various Classes, to be designated as:

      o   the Class A-1 Certificates, the Class A-1A Certificates, the Class A-2
          Certificates, the Class A-3 Certificates, the Class A-4 Certificates
          and the Class A-4FL Certificates;

      o   the Class X-1 Certificates and the Class X-2 Certificates;

      o   the Class A-MFL Certificates, the Class A-J Certificates, the Class B
          Certificates, the Class C Certificates, the Class D Certificates, the
          Class E Certificates, the Class F Certificates, the Class G
          Certificates, the Class H Certificates, the Class J Certificates, the
          Class K Certificates, the Class L Certificates, the Class M
          Certificates, the Class N Certificates, the Class O Certificates and
          the Class P Certificates;

      o   the Class Q Certificates; and

      o   the Class R-I Certificates, the Class R-II Certificates and the Class
          R-III Certificates.

                                      S-105

      On the Closing Date, the Class A-4FL Regular Interest and the Class A-MFL
Regular Interest will also be issued by the trust as uncertificated regular interests in REMIC III. The Class A-4FL Regular Interest and the Class A-MFL
Regular Interest are not offered hereby. The Depositor will transfer the Class
A-4FL Regular Interest and the Class A-MFL Regular Interest and, in each case, the swap contract, to the trustee in exchange for the Class A-4FL Certificates and the Class A-MFL Certificates, respectively. The Class A-4FL Certificates will represent all of the beneficial ownership interest in the Class A-4FL
Regular Interest, the related Swap Contract and funds or assets on deposit from time to time in the related Floating Rate Account. The Class A-MFL Certificates will represent all of the beneficial ownership interest in the Class A-MFL
Regular Interest, the related Swap Contract and funds or assets on deposit from time to time in the related Floating Rate Account.

      The Class A Senior, Class A-MFL and Class A-J Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B, Class C and Class D
Certificates will be issued in denominations of $100,000 initial Certificate
Balance and in any whole dollar denomination in excess of that amount.

      Each Class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The
Certificates--Book-Entry Registration and Definitive Certificates." Unless and
until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related
Certificate Owners through DTC's participating organizations.

      All references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any Class of offered certificates, interests in such certificates will be transferred on the book-entry records of
DTC and its Participants. See "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the prospectus.

      Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC,
Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream
Banking or Euroclear, on the other, will be effected in DTC through Citibank,
N.A. or JPMorgan Chase, the relevant depositaries of Clearstream Banking and
Euroclear, respectively.

      Because of time-zone differences, credits of securities received in
Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or
Euroclear cash account only as of the business day following settlement in DTC.

                                      S-106

CERTIFICATE BALANCES

      Upon initial issuance, the Class A-1, Class A-1A, Class A-2, Class A-3,
Class A-4, Class A-4FL, Class A-MFL, Class A-J, Class B, Class C and Class D
Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance on the Closing Date may vary by up to 5%. Mortgage loans may be removed from or added to the Mortgage Pool prior to the Closing
Date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial Certificate Balance of each Class of Offered Certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

                APPROXIMATE INITIAL        APPROXIMATE
               AGGREGATE CERTIFICATE   PERCENT OF INITIAL        RATINGS         APPROXIMATE
   CLASS              BALANCE             POOL BALANCE       (FITCH/MOODY'S)   CREDIT SUPPORT
-----------    ---------------------   ------------------    ---------------   --------------

 Class A-1          $41,800,000              2.80%               AAA/Aaa           30.000%
 Class A-1A         $90,658,000              6.08%               AAA/Aaa           30.000%
 Class A-2          $88,100,000              5.91%               AAA/Aaa           30.000%
 Class A-3          $62,900,000              4.22%               AAA/Aaa           30.000%
 Class A-4         $610,249,000              40.93%              AAA/Aaa           30.000%
Class A-4FL        $150,000,000              10.06%              AAA/Aaa           30.000%
Class A-MFL        $149,101,000              10.00%              AAA/Aaa           20.000%
 Class A-J         $119,281,000              8.00%               AAA/Aaa           12.000%
  Class B           $31,684,000              2.13%               AA/Aa2            9.875%
  Class C           $16,774,000              1.13%               AA-/Aa3           8.750%
  Class D           $22,365,000              1.50%                A/A2             7.250%

      The percentages indicated under the column "Approximate Credit Support"
with respect to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-4 and
Class A-4FL Certificates represent the approximate credit support for the Class
A-1, Class A-1A, Class A-2, Class A-3, Class A-4 and Class A-4FL Certificates in
the aggregate. No other Class of Certificates will provide any credit support to the Class A-4FL Certificates for a failure by the Swap Counterparty to make any payment under the related swap agreement. The ratings of the Class A-4FL
Certificates do not represent any assessment as to whether the floating rate of interest on such Class will convert to a fixed rate, and only represent the likelihood of the receipt of interest up to the Pass-Through Rate on the Class
A-4FL Regular Interest (which is a fixed rate of interest, subject to a maximum rate equal to the Weighted Average Net Mortgage Rate).

      The initial Certificate Balance of each Principal Balance Certificate will be presented on the face of the certificate. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to the Certificate Balance of such certificate on that Distribution Date. See
"--Distributions" and "--Distributions--Subordination; Allocation of Losses and
Certain Expenses" below.

      The Interest Only Certificates will not have a Certificate Balance. Each such class of certificates will represent the right to receive distributions of interest accrued as described in this prospectus supplement on a Notional
Amount.

      The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance
Certificates outstanding from time to time. The Notional Amount of the Class X-2
Certificates will equal:

                                      S-107

      o   during the period from the Closing Date through and including the
          Distribution Date occurring in November 2007, the sum of (a) the lesser of $37,184,000 and the Certificate Balance of the Class A-1
          Certificates outstanding from time to time; (b) the lesser of
          $90,586,000 and the Certificate Balance of the Class A-1A Certificates
          outstanding from time to time, and (c) the aggregate of the
          Certificate Balances of Class A-2, Class A-3, Class A-4, Class A-4FL,
          Class A-MFL, Class A-J, Class B, Class C, Class D, Class E, Class F,
          Class G, Class H, Class J, Class K and Class L Certificates
          outstanding from time to time;

      o   during the period following the Distribution Date occurring in
          November 2007 through and including the Distribution Date occurring in
          November 2008, the sum of (a) the lesser of $87,231,000 and the
          Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $69,925,000 and the Certificate
          Balance of the Class A-2 Certificates outstanding from time to time,
          (c) the aggregate of the Certificate Balances of the Class A-3, Class
          A-4, Class A-4FL, Class A-MFL, Class A-J, Class B, Class C, Class D,
          Class E, Class F, Class G, Class H, Class J and Class K Certificates
          outstanding from time to time, and (d) the lesser of $2,949,000 and the Certificate Balance of the Class L Certificates outstanding from time to time;

      o   during the period following the Distribution Date occurring in
          November 2008 through and including the Distribution Date occurring in
          November 2009, the sum of (a) the lesser of $83,414,000 and the
          Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $4,850,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time, (c) the aggregate of the Certificate Balances of the Class A-3, Class A-4,
          Class A-4FL, Class A-MFL, Class A-J, Class B, Class C, Class D, Class
          E and Class F Certificates outstanding from time to time and (d) the lesser of $14,509,000 and the Certificate Balance of the Class G
          Certificates outstanding from time to time;

      o   during the period following the Distribution Date occurring in
          November 2009 through and including the Distribution Date occurring in
          November 2010, the sum of (a) the lesser of $79,673,000 and the
          Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $566,308,000 and the Certificate
          Balance of the Class A-4 Certificates outstanding from time to time,
          (c) the lesser of $139,199,000 and the certificate balance of the
          Class A-4FL Certificates outstanding from time to time, (d) the aggregate of the Certificate Balances of the Class A-MFL, Class A-J,
          Class B, Class C, Class D and Class E Certificates outstanding from time to time and (e) the lesser of $5,613,000 and the Certificate
          Balance of the Class F Certificates outstanding from time to time;

      o   during the period following the Distribution Date occurring in
          November 2010 through and including the Distribution Date occurring in
          November 2011, the sum of (a) the lesser of $76,058,000 and the
          Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $525,211,000 and the Certificate
          Balance of the Class A-4 Certificates outstanding from time to time,
          (c) the lesser of $129,097,000 and the Certificate Balance of the
          Class A-4FL Certificates outstanding from time to time, (d) the aggregate of the Certificate Balances of the Class A-MFL, Class A-J,
          Class B and Class C Certificates outstanding from time to time and (e)
          the lesser of $19,817,000 and the Certificate Balance of the Class D
          Certificates outstanding from time to time;

      o   during the period following the Distribution Date occurring in
          November 2011 through and including the Distribution Date occurring in
          November 2012, the sum of (a) the lesser of $72,500,000 and the
          Certificate Balance of the Class A-1A Certificates outstanding from time to time, (b) the lesser of $486,716,000 and the Certificate
          Balance of the Class A-4 Certificates outstanding from time to time,
          (c) the lesser of $119,635,000 and the Certificate Balance of the
          Class A-4FL Certificates outstanding from time to time, (d) the aggregate of the Certificate Balances of the Class A-MFL, Class A-J
          and Class B Certificates outstanding from time to time and (e) the lesser of $14,081,000 and the Certificate Balance of the Class C
          Certificates outstanding from time to time; and

      o   following the Distribution Date occurring in November 2012, $0.

                                      S-108

      Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the
Certificate Balance of any Class of Principal Balance Certificates. The Notional
Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and
Expense Losses actually allocated to the Certificate Balance of any component and any class of Certificates included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above. It is anticipated that holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in November 2012. Upon initial issuance, the aggregate Notional
Amounts of the Class X-1 Certificates and Class X-2 Certificates will be
$1,491,010,944 and $1,458,366,000, respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional Amount of each Class X
Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

      The Class Q Certificates and the Residual Certificates will not have
Certificate Balances or Notional Amounts.

PASS-THROUGH RATES

      The offered certificates, except the Class A-4FL and the Class A-MFL
Certificates, will, at all times, accrue interest at a per annum rate equal to
(i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The
Class A-4FL and Class A-MFL Certificates will, at all times, accrue interest at a per-annum rate equal to one-month LIBOR plus a fixed percentage (provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the longer initial interest accrual period) subject to the limitations described in this prospectus supplement.

      The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately % per annum. The Pass-Through
Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution
Date in November 2012 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2
Certificates outstanding immediately prior to the related Distribution Date
(weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any Class of Principal Balance
Certificates is identified under "--Certificate Balances" above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any
Distribution Date, then that Certificate Balance (or designated portion of it)
will represent one or more separate components of the total Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before November 2012, on any particular component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution
Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

      o   the lesser of (a) the rate per annum corresponding to such
          Distribution Date as set forth on Schedule A attached to this prospectus supplement and (b) the Weighted Average Net Mortgage Rate for such Distribution Date, over

      o   the Pass-Through Rate for such Distribution Date for the Class of
          Principal Balance Certificates, or in the case of the Class A-4FL
          Certificates or the Class A-MFL Certificates, the Pass-Through Rate on
          the Class A-4FL Regular Interest or the Class A-MFL Regular Interest,
          respectively, whose Certificate Balance, or a designated portion of it, comprises such component.

      Under no circumstances will any Class X-2 Strip Rate be less than zero.

      The Pass-Through Rate applicable to the Class X-1 Certificates for the initial Distribution Date will equal approximately % per annum. The Pass-Through
Rate applicable to the Class X-1 Certificates for each

                                      S-109

Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution
Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the classes of the Principal Balance
Certificates. In general, the Certificate Balance of each Class of Principal
Balance Certificates will constitute a separate component of the total Notional
Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular Class of Principal Balance
Certificates is identified under "--Certificate Balances" above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any
Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate
Balance will represent one or more other separate components of the Class X-1
Certificates for purposes of calculating the accrual of interest for the related
Distribution Date. For any Distribution Date occurring in or before November
2012, on any particular component of the total Notional Amount of the Class X-1
Certificates immediately prior to the related Distribution Date, the applicable
Class X-1 Strip Rate will be calculated as follows:

      o   if such particular component consists of the entire Certificate
          Balance (or a designated portion of that certificate balance) of any
          Class of Principal Balance Certificates, and if such entire
          Certificate Balance (or that designated portion) also constitutes a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a)
          the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such
          Distribution Date as set forth on Schedule A attached to this prospectus supplement and (ii) the Pass-Through Rate for such
          Distribution Date for such Class of Principal Balance Certificates, or in the case of the Class A-4FL Certificates or the Class A-MFL
          Certificates, the Pass-Through Rate on the Class A-4FL Regular
          Interest or the Class A-MFL Regular Interest, respectively; and

      o   if such particular component consists of the entire Certificate
          Balance (or a designated portion of that certificate balance) of any
          Class of Principal Balance Certificates, and if such entire
          Certificate Balance (or that designated portion) does not also constitute a component of the total Notional Amount of the Class X-2
          Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of
          (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such
          Class of Principal Balance Certificates, or in the case of the Class
          A-4FL Certificates or the Class A-MFL Certificates, the Pass-Through
          Rate on the Class A-4FL Regular Interest or the Class A-MFL Regular
          Interest, respectively.

      For any Distribution Date occurring after November 2012, the Certificate
Balance of each Class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted
Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through
Rate for such Distribution Date for such Class of Principal Balance
Certificates, or in the case of the Class A-4FL Certificates or the Class A-MFL
Certificates, the Pass-Through Rate on the Class A-4FL Regular Interest or the
Class A-MFL Regular Interest, respectively. Under no circumstances will any
Class X-1 Strip Rate be less than zero.

      The Class E, Class F, Class G and Class H Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the Weighted Average Net Mortgage Rate or (iii) a rate equal to the Weighted Average Net Mortgage Rate less a specified percentage, which percentage may be zero. The Class J, Class K, Class L, Class M, Class N,
Class O and Class P Certificates will, at all times, accrue interest at a per annum rate equal to the lesser of % per annum and the Weighted Average Net
Mortgage Rate. The Class Q Certificates do not have a Pass-Through Rate and are entitled to receive only Excess Interest on ARD Loans held by the trust only following the Anticipated Repayment Date of such ARD Loans.

                                      S-110

      The Administrative Cost Rate for each mortgage loan is presented in
Appendix II attached to this prospectus supplement. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of that mortgage loan.

DISTRIBUTIONS

General

      Distributions on or with respect to the certificates (other than the Class
A-4FL Certificates and the Class A-MFL Certificates) and the Class A-4FL Regular
Interest and the Class A-MFL Regular Interest will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each Distribution Date, commencing in December 2006. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates (other than the
Class A-4FL Certificates and the Class A-MFL Certificates) and the Class A-4FL
Regular Interest and the Class A-MFL Regular Interest are registered at the close of business on the related Record Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder will have provided the paying agent with wiring instructions on or before the related Record Date, or otherwise by check mailed to the Certificateholder.

      The final distribution on any certificate (other than the Class A-4FL
Certificates and the Class A-MFL Certificates) and the Class A-4FL Regular
Interest and the Class A-MFL Regular Interest will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate (other than the Class A-4FL
Certificates and the Class A-MFL Certificates) and the Class A-4FL Regular
Interest and the Class A-MFL Regular Interest. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of a certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate (other than the Class A-4FL Certificates and the
Class A-MFL Certificates) and the Class A-4FL Regular Interest and the Class
A-MFL Regular Interest in reimbursement of a Realized Loss or Expense Loss previously allocated to that certificate (other than the Class A-4FL
Certificates and the Class A-MFL Certificates) and the Class A-4FL Regular
Interest and the Class A-MFL Regular Interest, which reimbursement is to occur after the date on which that certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered the certificate. The likelihood of any such distribution is remote.
All distributions made on or with respect to a class of certificates will be allocated pro rata among those certificates based on their respective Percentage
Interests in such Class.

      Funds in the Distribution Account may be invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the paying agent. The investments are required to mature, unless payable by demand, not later than such time on the Distribution Date, which will allow the paying agent to make withdrawals from the Distribution Account to make distributions on or with respect to the certificates.

      Funds in the Certificate Account and Interest Reserve Account may be
invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the master servicer. The investments are required to mature, unless payable on demand, not later than the business day immediately preceding the next Master Servicer Remittance Date, and any such investment cannot be sold or disposed of prior to its maturity unless payable on demand.

                                      S-111

The Available Distribution Amount

      With respect to any Distribution Date, distributions of interest on and principal of the certificates (other than the Class A-4FL Certificates and the
Class A-MFL Certificates) and the Class A-4FL Regular Interest and the Class
A-MFL Regular Interest will be made from the Available Distribution Amount for that Distribution Date.

      With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amounts (unless such
Distribution Date is the final Distribution Date) will be deposited into the
Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which the related Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made for the related Due Date. For purposes of this calculation, the Net Mortgage Rate for those months will be calculated without regard to any adjustment for Interest
Reserve Amounts or the interest accrual basis as described in the definition of
"Net Mortgage Rate" in the "Glossary of Terms." With respect to the Distribution
Date occurring in March of each year (or January or February if the related
Distribution Date is the final Distribution Date), the master servicer will withdraw an amount from the Interest Reserve Account in respect of each Interest
Reserve Loan equal to the related Interest Reserve Amount from the preceding
January (commencing in 2007), if applicable, and February (commencing in 2007), and remit the withdrawn amount to the paying agent to be included as part of the
Available Distribution Amount for such Distribution Date.

                                      S-112

      Fees and Expenses. The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

     TYPE/RECIPIENT                              AMOUNT                              FREQUENCY           SOURCE OF PAYMENT
-------------------------   -------------------------------------------------   --------------------   ----------------------

Fees

Servicing Fee / Master      The product of the portion of the per annum         Monthly.               Interest payment on
Servicer                    Master Servicing Fee Rate for the master servicer                          the related mortgage
                            applicable to such month, determined in the same                           loan.
                            manner as the applicable mortgage rate is
                            determined for each mortgage loan for such month,
                            and the Scheduled Principal Balance of each
                            mortgage loan, reduced by any Compensating
                            Interest Payment. The Master Servicing Fee Rate
                            (including any subservicing or primary servicing
                            fees) will range, on a loan-by-loan basis, from
                            0.01% per annum to 0.12% per annum.

Additional Servicing        o   50% of assumption fees on non-Specially         Time to time.          The related fees or
Compensation / Master           Serviced Mortgage Loans;                                               investment income.
Servicer
                            o   all late payment fees and net default
                                interest (other than on Specially Serviced
                                Mortgage Loans) not used to pay interest on
                                Advances;

                            o   50% of assumption application, loan
                                modification, forbearance fees and 100.0% of
                                extension fees on non-Specially Serviced
                                Mortgage Loans;

                            o   all net investment income earned on amounts
                                on deposit in the Collection Account and (if
                                not required to be paid to borrower) escrow
                                accounts; and

                            o   any Prepayment Interest Excess not used to
                                offset Prepayment Interest Shortfalls (other
                                than on Specially Serviced Mortgage Loans).

Special Servicing Fee /     The product of the portion of a rate equal to       Monthly for            Collections on the
Special Servicer            0.35% (or 0.25% in the case of Mortgage Loan No.    Specially Serviced     mortgage loans in the
                            1 only) per annum applicable to such month,         Mortgage Loans and     mortgage pool.
                            determined in the same manner as the applicable     REO Properties.
                            mortgage rate is determined for each Specially
                            Serviced Mortgage Loan for such month, and the
                            Scheduled Principal Balance of each Specially
                            Serviced Mortgage Loan, subject to a minimum fee
                            of $4,000 per month for each Specially Serviced
                            Mortgage Loan and each REO Property.

Workout Fee / Special       1% of each collection of principal and interest     Monthly.               The related collection
Servicer                    on each Rehabilitated Mortgage Loan.                                       of principal and/or
                                                                                                       interest.

Liquidation Fee /           1% of the Liquidation Proceeds received in          Upon receipt of        The related
Special Servicer            connection with a full or partial liquidation of    Liquidation            Liquidation Proceeds,
                            a Specially Serviced Mortgage Loan or related REO   Proceeds,              Condemnation Proceeds
                            Property and/or any Condemnation Proceeds or        Condemnation           or Insurance Proceeds
                            Insurance Proceeds received by the trust (other     Proceeds and
                            than Liquidation

                                      S-113

     TYPE/RECIPIENT                              AMOUNT                              FREQUENCY           SOURCE OF PAYMENT
-------------------------   -------------------------------------------------   --------------------   ----------------------

                            Proceeds received in connection with a repurchase   Insurance
                            by the mortgage loan seller or purchase by a        Proceeds.
                            mezzanine or subordinate lender within the time
                            periods specified in the definition of
                            Liquidation Fee in this prospectus supplement).

Additional Special          o   all late payment fees and net default           Time to time.          The related fee or
Servicing Compensation /        interest (on Specially Serviced Mortgage                               investment income.
Special Servicer                Loans) not used to pay interest on Advances;

                            o   50% of assumption fees on non-Specially
                                Serviced Mortgage Loans and 100.0% of such
                                fees on Specially Serviced Mortgage Loans;

                            o   100.0% of assumption application, loan
                                modification, forbearance and extension fees
                                on Specially Serviced Mortgage Loans and 50%
                                of such fees on Non-Specially Serviced
                                Mortgage Loans; and

                            o   all net investment income received on funds
                                in any REO Account.

Trustee Fee / Trustee &     The product of the portion of a rate equal to       Monthly.               Interest on each
Paying Agent                0.0015% per annum applicable to such month,                                mortgage loan.
                            determined in the same manner as the applicable
                            mortgage rate is determined for each mortgage
                            loan for such month, and the Scheduled Principal
                            Balance of each mortgage loan. A portion of the
                            Trustee Fee is payable to the paying agent.

Expenses

Servicing Advances /        To the extent of funds available, the amount of     Time to time.          Recoveries on the
Master Servicer, Special    any Servicing Advances.                                                    related mortgage loan,
Servicer and Trustee                                                                                   or to the extent that
                                                                                                       the party making the
                                                                                                       advance determines it
                                                                                                       is nonrecoverable,
                                                                                                       from collections in
                                                                                                       the Certificate
                                                                                                       Account.

Interest on Servicing       At Advance Rate.                                    When Advance is        First from late
Advances / Master                                                               reimbursed.            payment charges and
Servicer, Special                                                                                      default interest in
Servicer and Trustee                                                                                   excess of the regular
                                                                                                       interest rate, and
                                                                                                       then from collections
                                                                                                       in the Certificate
                                                                                                       Account.

P&I Advances / Master       To the extent of funds available, the amount of     Time to time.          Recoveries on the
Servicer and Trustee        any P&I Advances.                                                          related mortgage loan,
                                                                                                       or to the extent that
                                                                                                       the party making the
                                                                                                       advance determines it
                                                                                                       is nonrecoverable,
                                                                                                       from collections in
                                                                                                       the Certificate
                                                                                                       Account.

                                      S-114

     TYPE/RECIPIENT                              AMOUNT                              FREQUENCY           SOURCE OF PAYMENT
-------------------------   -------------------------------------------------   --------------------   ----------------------

Interest on P&I Advances    At Advance Rate.                                    When Advance is        First from late
/ Master Servicer and                                                           reimbursed.            payment charges and
Trustee                                                                                                default interest in
                                                                                                       excess of the regular
                                                                                                       interest rate, and
                                                                                                       then from all
                                                                                                       collections in the
                                                                                                       Certificate Account.

Indemnification Expenses    Amounts for which the trustee, the paying           From time to           All collections in the
/ Trustee, Paying Agent,    agent, the master servicer and the special          time.                  Certificate Account.
Master Servicer and         servicer are entitled to indemnification.
Special Servicer

Trust Expenses not          Based on third party charges.                       From time to           All collections in the
Advanced (may include                                                           time.                  Certificate Account.
environmental remediation
costs, appraisals,
independent contractor to
operate REO)

      The Pooling and Servicing Agreement does not provide for any successor master servicer or successor special servicer or successor trustee, as the case may be, to receive compensation in excess of that permitted its predecessor, except in the case where a successor cannot be found for existing compensation.
Any change to the compensation of the master servicer, special servicer or trustee would require an amendment to the Pooling and Servicing Agreement.

Application of the Available Distribution Amount

      On each Distribution Date, except as described under "--Optional
Termination" below, for so long as any Class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest, Excess Liquidation Proceeds if any for such date for the following purposes and in the following order of priority:

            (i)     to the holders of the Class A-1, Class A-1A, Class A-2,
                    Class A-3 and Class A-4 Certificates and the Class A-4FL
                    Regular Interest and the Class X-1 and Class X-2
                    Certificates, concurrently,

o  to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4
   Certificates and the Class A-4FL Regular Interest, the Distributable
   Certificate Interest Amount in respect of each such class for such
   Distribution Date (which shall be payable from amounts in the Available
   Distribution Amount attributable to Loan Group 1), pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such class;

o  to the holders of the Class A-1A Certificates, the Distributable Certificate
   Interest Amount in respect of such class for such Distribution Date (which shall be payable from amounts in the Available Distribution Amount attributable to Loan Group 2);

o  to the holders of the Class X-1 and Class X-2 Certificates, the Distributable
   Certificate Interest Amount in respect of that class for such Distribution
   Date;

      provided, however, that if the portion of Available Distribution Amount attributable to either Loan Group is insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A Senior,
Class X-1 or Class X-2 Certificates on such Distribution Date as described above, the Available Distribution

                                      S-115

Amount will be allocated among all those classes pro rata in proportion to the respective amounts of interest payable thereon for such Distribution Date, without regard to loan group;

            (ii)    concurrently:

            (A) to the holders of the Class A-1, Class A-2, Class A-3 and Class
A-4 Certificates and the Class A-4FL Regular Interest,

o  first, to the holders of the Class A-1 Certificates, the Loan Group 1
   Principal Distribution Amount for such Distribution Date and, after the
   Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-1 Certificates has
   been reduced to zero; the portion of the Loan Group 1 Principal Distribution
   Amount and Loan Group 2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of (solely with respect to the Loan Group 2 Principal Distribution Amount) the Class
   A-1A Certificates;

o  second, upon payment in full of the aggregate Certificate Balance of the
   Class A-1 Certificates, to the holders of the Class A-2 Certificates, the
   Loan Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate
   Certificate Balance of the Class A-2 Certificates has been reduced to zero;
   the portion of the Loan Group 1 Principal Distribution Amount and Loan Group
   2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1 Certificates and
   (solely with respect to the Loan Group 2 Principal Distribution Amount) Class
   A-1A Certificates;

o  third, upon payment in full of the aggregate Certificate Balance of the Class
   A-2 Certificates, to the holders of the Class A-3 Certificates, the Loan
   Group 1 Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount, until the aggregate
   Certificate Balance of the Class A-3 Certificates has been reduced to zero;
   the portion of the Loan Group 1 Principal Distribution Amount and Loan Group
   2 Principal Distribution Amount distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1 Certificates,
   Class A-2 Certificates and (solely with respect to the Loan Group 2 Principal
   Distribution Amount) Class A-1A Certificates;

o  fourth, upon payment in full of the aggregate Certificate Balance of the
   Class A-3 Certificates, to the holders of the Class A-4 Certificates and the
   Class A-4FL Regular Interest, pro rata, the Loan Group 1 Principal
   Distribution Amount for such Distribution Date and, after the Certificate
   Balance of the Class A-1A Certificates has been reduced to zero, the Loan
   Group 2 Principal Distribution Amount, until the aggregate Certificate
   Balances of the Class A-4 Certificates and the Class A-4FL Regular Interest
   has been reduced to zero; the portion of the Loan Group 1 Principal
   Distribution Amount and Loan Group 2 Principal Distribution Amount
   distributed hereunder will be reduced by any portion thereof distributed to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3
   Certificates and (solely with respect to the Loan Group 2 Principal
   Distribution Amount) Class A-1A Certificates; and

            (B) to the holders of the Class A-1A Certificates, the Loan Group 2
Principal Distribution Amount for such Distribution Date and, after the
Certificate Balances of the Class A-4 Certificates and the Class A-4FL Regular
Interest has been reduced to zero, the Loan Group 1 Principal Distribution
Amount for such Distribution Date, until the aggregate Certificate Balance of the Class A-1A Certificates has been reduced to zero, the portion of the Loan
Group 1 Principal Distribution Amount will be reduced by any portion thereof distributed to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4
Certificates and Class A-4FL Regular Interest;

            (i)     to the holders of the Class A Senior Certificates (other
                    than the Class A-4FL Certificates), the Class A-4FL Regular
                    Interest and the Class X Certificates, pro rata in
                    proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized
                    Losses or Expense Losses previously allocated to such
                    certificates or the Class A-4FL Regular Interest and for
                    which reimbursement has not

                                      S-116

                    previously been fully paid (in the case of the Class X
                    Certificates, insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest
                    distributed, other than by reason of a reduction of the
                    Notional Amount), plus interest on such Realized Losses or
                    Expense Losses, at one-twelfth the applicable Pass-Through
                    Rate;

            (ii)    to the holders of the Class A-MFL Regular Interest, the
                    Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

            (iii)   upon payment in full of the aggregate Certificate Balance of the Class A-4 and Class A-1A Certificates and the Class
                    A-4FL Regular Interest, to the holders of the Class A-MFL
                    Regular Interest, the Principal Distribution Amount for such
                    Distribution Date until the aggregate Certificate Balance of the Class A-MFL Regular Interest has been reduced to zero;
                    the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the
                    holders of the Class A Senior Certificates (other than the
                    Class A-4FL Certificates) and the Class A-4FL Regular
                    Interest;

            (iv)    to the holders of the Class A-MFL Regular Interest, to
                    reimburse them for any Realized Losses or Expense Losses
                    previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at
                    one-twelfth the applicable Pass-Through Rate;

            (v)     to the holders of the Class A-J Certificates, the
                    Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

            (vi)    upon payment in full of the aggregate Certificate Balance of the Class A-MFL Regular Interest, to the holders of the
                    Class A-J Certificates, the Principal Distribution Amount
                    for such Distribution Date until the aggregate Certificate
                    Balance of the Class A-J Certificates has been reduced to
                    zero; the portion of the Principal Distribution Amount
                    distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A Senior Certificates (other
                    than the Class A-4FL Certificates), the Class A-4FL Regular
                    Interest and Class A-MFL Regular Interest;

            (vii)   to the holders of the Class A-J Certificates, to reimburse them for any Realized Losses or Expense Losses previously
                    allocated to such class of certificates and for which
                    reimbursement has not previously been fully paid, plus
                    interest on such Realized Losses or Expense Losses, at
                    one-twelfth the applicable Pass-Through Rate;

            (viii)  to the holders of the Class B Certificates, the
                    Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

            (ix)    upon payment in full of the aggregate Certificate Balance of the Class A-J Certificates, to the holders of the Class B
                    Certificates, the Principal Distribution Amount for such
                    Distribution Date until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero; the
                    portion of the Principal Distribution Amount distributed
                    under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the
                    holders of the Class A Senior Certificates (other than the
                    Class A-4FL Certificates), the Class A-4FL Regular Interest
                    and the Class A-MFL Regular Interest and the Class A-J
                    Certificates;

            (x)     to the holders of the Class B Certificates, to reimburse
                    them for any Realized Losses or Expense Losses previously
                    allocated to such class of certificates and for which
                    reimbursement has not previously been fully paid, plus
                    interest on such Realized Losses or Expense Losses, at
                    one-twelfth the applicable Pass-Through Rate;

                                      S-117

            (xi)    to the holders of the Class C Certificates, the
                    Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

            (xii)   upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C
                    Certificates, the Principal Distribution Amount for such
                    Distribution Date until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero; the
                    portion of the Principal Distribution Amount distributed
                    under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the
                    holders of the Class A Senior Certificates (other than the
                    Class A-4FL Certificates), the Class A-4FL Regular Interest
                    and the Class A-MFL Regular Interest and the Class A-J and
                    Class B Certificates;

            (xiii)  to the holders of the Class C Certificates, to reimburse them for any Realized Losses or Expense Losses previously
                    allocated to such class of certificates and for which
                    reimbursement has not previously been fully paid, plus
                    interest on such Realized Losses or Expense Losses, at
                    one-twelfth the applicable Pass-Through Rate;

            (xiv)   to the holders of the Class D Certificates, the
                    Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

            (xv)    upon payment in full of the aggregate Certificate Balance of the Class C Certificates, to the holders of the Class D
                    Certificates, the Principal Distribution Amount for such
                    Distribution Date until the aggregate Certificate Balance of the Class D Certificates has been reduced to zero; the
                    portion of the Principal Distribution Amount distributed
                    under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the
                    holders of the Class A Senior Certificates (other than the
                    Class A-4FL Certificates), the Class A-4FL Regular Interest
                    and the Class A-MFL Regular Interest and the Class A-J,
                    Class B and Class C Certificates;

            (xvi)   to the holders of the Class D Certificates, to reimburse
                    them for any Realized Losses or Expense Losses previously
                    allocated to such class of certificates and for which
                    reimbursement has not previously been fully paid, plus
                    interest on such Realized Losses or Expense Losses, at
                    one-twelfth the applicable Pass-Through Rate; and

            (xvii)  to make payments to the holders of the private certificates
                    (other than the Class X-1 Certificates and the Class X-2
                    Certificates) as contemplated below.

      Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all
Classes of Subordinate Certificates has been reduced to zero, or the aggregate
Appraisal Reduction in effect is greater than or equal to the aggregate
Certificate Balance of all Classes of Subordinate Certificates, the Principal
Distribution Amount will be distributed:

o  first, to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4
   Certificates, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate
   Certificate Balance of each such Class is reduced to zero; and

o  second, to the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4
   Certificates, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense
   Losses, at one-twelfth the applicable Pass-Through Rate.

      On each Distribution Date, following the above-described distributions on the offered certificates (other than the Class A-4FL Certificates and the Class
A-MFL Certificates), the Class A-4FL Regular Interest, the Class A-MFL Regular
Interest, the Class X-1 Certificates and the Class X-2 Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution
Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class X-1 Certificates, the
Class X-2 Certificates,

                                      S-118

the Class Q Certificates, and the Residual Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3)
below, in that order, to the holders of the Class E Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the
Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O
and Class P Certificates:

      (1)   to pay interest to the holders of the particular class of
            certificates, up to an amount equal to the Distributable Certificate
            Interest Amount in respect of such class of certificates for such
            Distribution Date;

      (2)   if the aggregate Certificate Balance of each other class of private certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such class of certificates and (b) the remaining Principal
            Distribution Amount for such Distribution Date; and

      (3)   to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such class of certificates and for which no reimbursement has previously been paid, plus (b) all Unpaid
            Interest on such amounts, at one-twelfth the Pass-Through Rate of such Classes.

      Any portion of the Available Distribution Amount for any Distribution Date
that is not otherwise payable to the holders of REMIC Regular Certificates (or the Class A-4FL Regular Interest or the Class A-MFL Regular Interest) as
contemplated above, will be paid to the holders of the Class R-I Certificates, and any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to holders of the Class Q
Certificates.

      Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates (or, in the case of the Class A-4FL and Class A-MFL Certificates, the Class A-4FL
Regular Interest and the Class A-MFL Regular Interest, respectively)--in order of alphabetical Class designation (provided that the Class A-MFL Regular
Interest, (and correspondingly, the Class A-MFL Certificates) will be senior in right to the Class A-J Certificates)--for any, and to the extent of, Unpaid
Interest; second, Realized Losses and Expense Losses, including interest on
Advances, previously allocated to them; and third, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional Special Servicer Compensation.

      The amount to be allocated to the Class A-4FL Regular Interest on each
Distribution Date will be required to be deposited into the Class A-4FL Floating
Rate Account on the related Master Servicer Remittance Date and the portion of such amount, if any, which is equal to the net swap payment due to the Swap
Counterparty in respect of the Class A-4FL Regular Interest will be applied to make payments under the applicable Swap Contract as provided in this prospectus supplement under "Description of the Swap Contracts." The amounts remaining in the Class A-4FL Floating Rate Account, including any net swap payment received under the applicable Swap Contract from the Swap Counterparty, will be distributed to the holders of the Class A-4FL Certificates on the Distribution
Date as part of the Class A-4FL Available Funds.

      The amount to be allocated to the Class A-MFL Regular Interest on each
Distribution Date will be required to be deposited into the Class A-MFL Floating
Rate Account on the related Master Servicer Remittance Date and the portion of such amount, if any, which is equal to the net swap payment due to the Swap
Counterparty in respect of the Class A-MFL Regular Interest will be applied to make payments under the applicable Swap Contract as provided in this prospectus supplement under "Description of the Swap Contracts." The amounts remaining in the Class A-MFL Floating Rate Account, including any net swap payment received under the applicable Swap Contract from the Swap Counterparty, will be distributed to the holders of the Class A-MFL Certificates on the Distribution
Date as part of the Class A-MFL Available Funds.

The Class A-4FL Certificates

                                      S-119

      On each Distribution Date, the paying agent will distribute from the Class
A-4FL Available Funds to the holders of the Class A-4FL Certificates as of the related Record Date the following amounts: (i) the Class A-4FL Interest
Distribution Amount and (ii) the Class A-4FL Principal Distribution Amount.
Under certain circumstances described under "Description of the Swap Contracts"
herein, termination payments (or a portion thereof) will also be distributed to the holders of the Class A-4FL Certificates. No holder of a Class A-4FL
Certificate will be entitled to receive any portion of any Prepayment Premium or
Yield Maintenance Charge allocated to the Class A-4FL Regular Interest for so long as the related Swap Contract or any replacement swap contract remains in place. Such amounts will be payable to the Swap Counterparty pursuant to the terms of the related Swap Contract.

      The Class A-4FL Certificates will accrue interest for each Distribution
Date on their Certificate Balance at a rate equal to one-month LIBOR plus %
(provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the longer initial Interest Accrual Period)
based on the actual number of days elapsed in the related Interest Accrual
Period and a 360-day year; provided that such amount will not be paid if the
Swap Counterparty defaults on its obligation to pay interest under the related
Swap Contract or if there are insufficient funds in the Class A-4FL Floating
Rate Account to pay the Swap Counterparty the full amount due to the Swap
Counterparty under the related Swap Contract. Allocation of Net Aggregate
Prepayment Interest Shortfalls to the Class A-4FL Regular Interest will reduce the amount of interest payable to the Class A-4FL Certificates by an equivalent amount. If the pass-through rate on the Class A-4FL Regular Interest is reduced below % per annum, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the Swap Counterparty to the trust and, ultimately, a corresponding decrease in the effective Pass-Through Rate on the Class A-4FL
Certificates for such distribution date.

      In the case of a default of the Swap Counterparty, and until such default is cured or the related Swap Contract is replaced, the Class A-4FL Certificates will accrue interest at the Pass-Through Rate of, and on the same basis and in the same manner as, the Class A-4FL Regular Interest. The Pass-Through Rate of
the Class A-4FL Regular Interest is equal to the lesser of a fixed rate equal to
% per annum and the Weighted Average Net Mortgage Rate (computed based on a
360-day year consisting of twelve 30-day months).

      In the event that after payment of the net swap payment due from or to the
Swap Counterparty, as the case may be, there are insufficient funds in the Class
A-4FL Floating Rate Account to make the full distribution of the Class A-4FL
Interest Distribution Amount to the holders of the Class A-4FL Certificates, the resulting interest shortfall will be borne by the holders of such Class.

The Class A-MFL Certificates

      On each Distribution Date, the paying agent will distribute from the Class
A-MFL Available Funds to the holders of the Class A-MFL Certificates as of the related Record Date the following amounts: (i) the Class A-MFL Interest
Distribution Amount and (ii) the Class A-MFL Principal Distribution Amount.
Under certain circumstances described under "Description of the Swap Contracts"
herein, termination payments (or a portion thereof) will also be distributed to the holders of the Class A-MFL Certificates. No holder of a Class A-MFL
Certificate will be entitled to receive any portion of any Prepayment Premium or
Yield Maintenance Charge allocated to the Class A-MFL Regular Interest for so long as the related Swap Contract or any replacement swap contract remains in place. Such amounts will be payable to the Swap Counterparty pursuant to the terms of the related Swap Contract.

      The Class A-MFL Certificates will accrue interest for each Distribution
Date on their Certificate Balance at a rate equal to one-month LIBOR plus %
(provided that for the initial interest accrual period LIBOR shall be an interpolated percentage to reflect the longer initial Interest Accrual Period)
based on the actual number of days elapsed in the related Interest Accrual
Period and a 360-day year; provided that such amount will not be paid if the
Swap Counterparty defaults on its obligation to pay interest under the related
Swap Contract or if there are insufficient funds in the Class A-MFL Floating
Rate Account to pay the Swap Counterparty the full amount due to the Swap
Counterparty under the related Swap Contract. Allocation of Net Aggregate
Prepayment Interest Shortfalls to the Class A-MFL Regular Interest will reduce the amount of interest payable to the Class A-MFL Certificates by an equivalent amount. If the pass-through rate on the Class A-MFL Regular Interest is reduced below % per annum, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the Swap Counterparty to the trust and, ultimately, a corresponding decrease in the effective Pass-Through Rate on the Class A-MFL
Certificates for such distribution date.

                                      S-120

      In the case of a default of the Swap Counterparty, and until such default is cured or the related Swap Contract is replaced, the Class A-MFL Certificates will accrue interest at the Pass-Through Rate of, and on the same basis and in the same manner as, the Class A-MFL Regular Interest. The Pass-Through Rate of
the Class A-MFL Regular Interest is equal to the lesser of a fixed rate equal to
% per annum and the Weighted Average Net Mortgage Rate (computed based on a
360-day year consisting of twelve 30-day months).

      In the event that after payment of the net swap payment due from or to the
Swap Counterparty, as the case may be, there are insufficient funds in the Class
A-MFL Floating Rate Account to make the full distribution of the Class A-MFL
Interest Distribution Amount to the holders of the Class A-MFL Certificates, the resulting interest shortfall will be borne by the holders of such Class.

      For a further discussion, see "Description of the Swap Contracts" herein.

Distributions of Prepayment Premiums and Yield Maintenance Charges

      On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges
collected in respect of each mortgage loan included in Loan Group 1 during the related Collection Period will be distributed by the paying agent on the classes of certificates as follows: to the holders of each of the Class A-1, Class A-2,
Class A-3, Class A-4, Class A-J, Class B, Class C, Class D, Class E, Class F,
Class G and Class H Certificates and the Class A-4FL Regular Interest and the
Class A-MFL Regular Interest then entitled to distributions of principal on that
Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates, except the Class A-1A Certificates and the Class A-4FL Regular Interest and the
Class A-MFL Regular Interest, on that Distribution Date, (b) the Base Interest
Fraction for the related principal prepayment and that class and (c) the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection Period. Any Prepayment
Premiums or Yield Maintenance Charges relating to a mortgage loan included in
Loan Group 1 and collected during the related Collection Period remaining after those distributions described in this paragraph will be distributed to the holders of the Class X Certificates. On any Distribution Date on or before the
Distribution Date in , % of such Prepayment Premiums or Yield Maintenance
Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates and % of the Prepayment Premiums or Yield
Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-2 Certificates. After the Distribution Date in , any
of such Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates.
All Prepayment Premiums or Yield Maintenance Charges allocated to the Class
A-4FL Regular Interest will be paid to the Swap Counterparty unless the applicable Swap Contract or any replacement swap contract is terminated, in which case, those amounts will be distributed to the Class A-4FL Certificates.
All Prepayment Premiums or Yield Maintenance Charges allocated to the Class
A-MFL Regular Interest will be paid to the Swap Counterparty unless the applicable Swap Contract or any replacement swap contract is terminated, in which case, those amounts will be distributed to the Class A-MFL Certificates.

      On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges
collected in respect of each mortgage loan included in Loan Group 2 during the related Collection Period will be distributed by the paying agent as follows: to the holders of the Class A-1A Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) the
Base Interest Fraction for the related principal prepayment and the Class A-1A
Certificates and (b) the amount of the Prepayment Premium or Yield Maintenance
Charge collected in respect of such principal prepayment during the related
Collection Period. Any Prepayment Premiums or Yield Maintenance Charges relating to a mortgage loan included in Loan Group 2 and collected during the related
Collection Period remaining after those distributions described in this paragraph will be distributed to the holders of the Class X Certificates. On any
Distribution Date on or before the Distribution Date in , % of such Prepayment
Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates and % of the
Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-2 Certificates.
After the Distribution Date in , any of such Prepayment Premiums or Yield
Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates.

                                      S-121

      No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class J, Class K, Class L, Class M, Class N, Class O, Class P or
Class Q Certificates or the Residual Certificates. Any Prepayment Premiums or
Yield Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related Principal Prepayments.

Treatment of REO Properties

      Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise (or that a beneficial interest in a mortgaged property may be acquired by the trust with respect to a Non-Serviced Mortgage Loan acquired under a Non-Serviced Mortgage
Loan Pooling and Servicing Agreement), the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Excess Servicing
Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and
Servicing Agreement, be treated as having remained outstanding until the REO
Property is liquidated. In connection therewith, operating revenues and other proceeds derived from the REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal
Reductions described under "--Appraisal Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO
Property.

Appraisal Reductions

      Not later than the earliest Appraisal Event with respect to any mortgage loan, Loan Pair or A/B Mortgage Loan serviced under the Pooling and Servicing
Agreement, the special servicer is required to obtain an MAI appraisal, if the
Scheduled Principal Balance of the mortgage loan, Loan Pair or A/B Mortgage Loan is greater than $2,000,000, or at its option, if the Scheduled Principal Balance of the mortgage loan, Loan Pair or A/B Mortgage Loan is equal to or less than
$2,000,000, either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be, provided, however, that if the special servicer is required to obtain such MAI appraisal or internal valuation due to the receipt by it of a notice of a bankruptcy proceeding, such MAI appraisal or internal valuation will be obtained within 60 days of the receipt of such notice. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months. Notwithstanding the foregoing, an updated appraisal will not be required so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of the mortgage loan in full except to the extent that the Special Servicer, in accordance with the Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

      As a result of an appraisal or internal valuation, an Appraisal Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan, Loan Pair or A/B Mortgage Loan is brought current under the then current terms of the mortgage loan, Loan Pair or A/B Mortgage
Loan for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan, Loan Pair or A/B Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan, Loan Pair or A/B Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an Appraisal
Reduction exists, with a corresponding adjustment to the amount of the related
Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain, at the Operating Adviser's expense, an updated appraisal, with a corresponding adjustment to the amount of the Appraisal
Reduction (including, without limitation, any request of a B Note holder, at its expense as and to the extent provided for in the related intercreditor agreement, with respect to the related A/B Mortgage Loan (or Operating Adviser on their behalf) if there shall have been a determination that such holder will no longer be the directing holder).

      The existence of an Appraisal Reduction will proportionately reduce the master servicer's or the trustee's, as the case may be, obligation to make the interest portion of P&I Advances in respect of the related mortgage loan,

                                      S-122

which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.
See "--Advances--P&I Advances" below.

      Each Non-Serviced Mortgage Loan is subject to provisions in its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under such Non-Serviced Mortgage Loan
Pooling and Servicing Agreement in respect of a Non-Serviced Mortgage Loan will proportionately reduce the interest component of the amount of the P&I Advances
(including advances, if any, to be made on such Non-Serviced Mortgage Loan under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement) to be made in respect of the applicable mortgage loan. This will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.

Subordination; Allocation of Losses and Certain Expenses

      As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior
Certificates, and to the rights of the holders of each other class of
Subordinate Certificates with an earlier alphabetical Class designation
(provided that the Class A-MFL Regular Interest (and correspondingly, the Class
A-MFL Certificates) will be senior in right to the Class A-J Certificates). This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of Class A Senior Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Senior
Certificates.

      Similarly, but to decreasing degrees and in alphabetical order of Class designation (provided that the Class A-MFL Regular Interest (and correspondingly, the Class A-MFL Certificates) will be senior in right to the
Class A-J Certificates), this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class P Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate
Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution
Date in accordance with the order of priority described above under
"--Application of the Available Distribution Amount" and by the allocation of
Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

      Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution
Date will generally have the effect of reducing the Certificate Balance of those
Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances.
Thus, as principal is distributed to the holders of the Class A Senior
Certificates, the Percentage Interest in the trust evidenced by the Class A
Senior Certificates will be decreased, with a corresponding increase in the
Percentage Interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Senior Certificates by the Subordinate
Certificates.

      Following retirement of the Class A Senior Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of Class designation (provided that the Class A-MFL Regular Interest (and correspondingly, the Class A-MFL Certificates) will be senior in right to the
Class A-J Certificates), in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded by the other Classes of Subordinate
Certificates with later alphabetical Class designations (provided that the Class
A-MFL Regular Interest (and correspondingly, the Class A-MFL Certificates) will be senior in right to the Class A-J Certificates).

      Realized Losses of principal and interest on the mortgage loans and
Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H,
Class G, Class F, Class E,

                                      S-123

Class D, Class C, Class B, Class A-J Certificates and the Class A-MFL Regular
Interest, in that order, and then to the Class A-1, Class A-1A, Class A-2, Class
A-3 and Class A-4 Certificates and the Class A-4FL Regular Interest, pro rata, and, solely with respect to losses of interest (other than as a reduction of the
Notional Amount), to the Class X-1 and Class X-2 Certificates, pro rata with each other and with the Class A Senior Certificates (other than the Class A-4FL
Certificates) and with the Class A-4FL Regular Interest, in each case reducing principal and/or interest otherwise payable thereon. Any allocations of Realized
Losses to the Class A-4FL Regular Interest or the Class A-MFL Regular Interest
will result in an equivalent reduction to the Class A-4FL Certificates or Class
A-MFL Certificates, as applicable.

      Any reimbursements of Advances determined to be nonrecoverable (and interest on such Advances) that are made in any Collection Period from collections or advances of principal that (in the absence of the reductions that we describe under the definition of "Principal Distribution Amount" in the
"Glossary of Terms" in this prospectus supplement) would otherwise be included in the total amount of principal distributable to Certificateholders for the related Distribution Date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the Mortgage
Pool (net of advances of principal) and the total principal balance of the certificates. The related reimbursements and payments made during any Collection
Period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the principal balances of the Principal Balance
Certificates (without accompanying principal distributions) on the Distribution
Date for that Collection Period.

      Any shortfall in the amount of the Distributable Certificate Interest
Amount paid to the Certificateholders of any class of certificates or the Class
A-4FL Regular Interest or the Class A-MFL Regular Interest on any Distribution
Date will result in Unpaid Interest for such Class, which will be distributable in subsequent periods to the extent of funds available therefor.

      Realized Losses with respect to Non-Serviced Mortgage Loans will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such mortgage loans and the related Non-Serviced Companion
Mortgage Loans. Any additional trust expenses under the related Non-Serviced
Mortgage Loan Pooling and Servicing Agreement that are similar to those expenses resulting in Expense Losses and that relate to any Non-Serviced Mortgage Loan
Group containing a Non-Serviced Mortgage Loan B Note are to be paid first out of collections on, and other proceeds of, any related Non-Serviced Mortgage Loan B
Note, to the extent permitted under the related intercreditor agreement, and then, pro rata, out of collections on, and other proceeds of, the Non-Serviced
Mortgage Loan and the Non-Serviced Companion Mortgage Loans.

      Realized Losses with respect to any Serviced Pari Passu Mortgage Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such Serviced Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage Loans. Any additional trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, pro rata, out of collections on, and other proceeds of, any Serviced Pari
Passu Mortgage Loan and the one or more related Serviced Companion Mortgage
Loans.

      Realized Losses with respect to any A/B Mortgage Loan are to be allocated, and expenses are to be paid, first out of collections on, and other proceeds of, the related B Note and then out of collections on, and other proceeds of, the A
Note.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

      If the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment
Interest Excesses for such mortgage loans for the Collection Period related to a
Distribution Date, the Master Servicing Fee and certain other compensation payable to the master servicer will be reduced by the amount of any Compensating
Interest. See "Servicing of the Mortgage Loans--The Master Servicer--Master
Servicer Compensation" in this prospectus supplement.

      Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date
will be allocated to each Class of certificates (other than the Class A-MFL and
Class A-4FL Certificates) and the Class A-4FL Regular Interest and the Class
A-MFL Regular Interest, pro rata, in proportion to the amount of Accrued
Certificate Interest payable to such Class on such Distribution Date, in each case reducing interest otherwise payable thereon. Allocation of Net

                                      S-124

Aggregate Prepayment Interest Shortfalls to the Class A-4FL Regular Interest or
the Class A-MFL Regular Interest will reduce the amount of interest payable to the Class A-4FL Certificates or the Class A-MFL Certificates, respectively, by an equivalent amount. The Distributable Certificate Interest Amount in respect of any Class of certificates will be reduced to the extent any Net Aggregate
Prepayment Interest Shortfalls are allocated to such Class of certificates. See
"Servicing of the Mortgage Loans--The Master Servicer--Master Servicer
Compensation" in this prospectus supplement.

      On any Distribution Date, to the extent that the aggregate Prepayment
Interest Excesses on all mortgage loans other than Specially Serviced Mortgage
Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced
Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

      In the case of any mortgage loan that provides for a Due Date (including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the paying agent (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and Balloon
Payments that are received by the master servicer (from the borrower) after the
Determination Date but on or before the third business day prior to the related
Distribution Date.

OPTIONAL TERMINATION

      The special servicer, the holders of a majority of the Controlling Class, the master servicer and the holder of the majority interest in the Class R-I
Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any
Distribution Date on or after the Distribution Date on which the aggregate principal balance of the mortgage loans is less than or equal to 1% of the balance as of the Cut-off Date of the mortgage loans.

      The Purchase Price for any such purchase will be 100.0% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect to such mortgage loans have been made, plus accrued and Unpaid
Interest at the mortgage rate--or the mortgage rate less the Master Servicing
Fee Rate if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the
Advance Rate, and the fair market value of any other property remaining in the trust. Provided that the aggregate principal balances of the Class A-1, Class
A-1A, Class A-2, Class A-3, Class A-4, Class A-J, Class B, Class C, Class D,
Class E, Class F, Class G and Class H Certificates and Class A-4FL Regular
Interest and the Class A-MFL Regular Interest have been reduced to zero, the trust could also be terminated in connection with an exchange of all the then-outstanding certificates, including the Class X-1, the Class X-2 and the
Class Q Certificates, but excluding the Residual Certificates, for mortgage loans remaining in the trust, but all of the holders of outstanding certificates of such classes would have the option to voluntarily participate in such exchange. Any optional termination must be conducted so as to constitute a
"qualified liquidation" of each applicable REMIC under Section 860F of the Code.

      Upon any such termination, the Purchase Price for the mortgage loans and the other property in the trust will be applied to pay accrued and Unpaid
Interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of trustee to the Certificateholders, the Swap
Counterparty and the Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

      ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY
OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT
AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

                                      S-125

ADVANCES

P&I Advances

      On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance in respect of each mortgage loan, subject to the following paragraph, but only to the extent that the master servicer or the special servicer has not determined, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until such mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on such a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

o   the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

o   a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage
    Loan, the portion of the Appraisal Reduction that is allocable to such
    Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage Loan, as
    applicable) and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

      In addition, the master servicer will not in any event be required to (i)
advance prepayment or yield maintenance premiums, Excess Interest or default interest, if any, or (ii) make any P&I Advances on any B Note, any Non-Serviced
Companion Mortgage Loan or any Serviced Companion Mortgage Loan.

      None of the master servicer, the special servicer, the paying agent or the trustee will be required to advance any amount due to be paid by the Swap
Counterparty for distribution to the Class A-4FL Certificates or the Class A-MFL
Certificates in the event that the Swap Counterparty fails to make a required payment under the applicable Swap Contract.

      With respect to any mortgage loan that is delinquent in respect of its
Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee and any other servicing fees payable from such Assumed
Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

      The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on servicing advances made by the applicable
Non-Serviced Mortgage Loan Master Servicer in respect of the related
Non-Serviced Mortgage Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and any related Non-Serviced Mortgage
Loan Pooling and Servicing Agreement.

      P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer or the special servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from funds on deposit in the Certificate
Account and Distribution Account as described under "--Reimbursement of
Advances" below. P&I Advances made in respect of mortgage loans that have a grace period that expires on or after the Master Servicer Remittance Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period. In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued on such Advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts on such mortgage loan.

                                      S-126

      Subject to certain exceptions, the right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the
Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, subject to the same limitations, and with the same rights, including the right to receive interest on such P&I Advance, as described above for the master servicer.

      Notwithstanding the foregoing, with respect to any Non-Serviced Mortgage
Loan, the master servicer and the trustee will be required to rely on the determination of any master servicer, trustee or fiscal agent for the securitization of any related Non-Serviced Companion Mortgage Loan that a particular advance with respect to principal or interest and relating to such other securitization is, or would if made be, ultimately nonrecoverable from collections on the related Non-Serviced Mortgage Loan Group. The Non-Serviced
Mortgage Loan Pooling and Servicing Agreement for a Non-Serviced Companion
Mortgage Loan may provide for a nonrecoverability determination that differs from the basis for determining nonrecoverability of P&I Advances on the mortgage loans by the master servicer. Because of the foregoing, the obligation to make
P&I Advances with respect to any Non-Serviced Mortgage Loans as to which advancing is provided for under the Pooling and Servicing Agreement could terminate earlier than would have been the case if such determination were made solely pursuant to the Pooling and Servicing Agreement.

Servicing Advances

      Servicing Advances, in all cases, will be reimbursable as described below.
The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or
Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

      With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make, and the special servicer may make,
Servicing Advances for, among other things, real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower, on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

o   insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

o   items such as real estate taxes and assessments in respect of such REO
    Property that may result in the imposition of a lien;

o   any ground rents in respect of such REO Property; and

o   other costs and expenses necessary to maintain, manage or operate such REO
    Property.

      Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation
Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of such mortgage loan or REO Property.

      The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, any Serviced
Companion Mortgage Loan, any B Note or the administration of REO Property.
Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan
(and, if applicable, the related Serviced Companion Mortgage Loan or B Note) or
REO Property. However, if the master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such Advances will generally be reimbursable from amounts on deposit in the Certificate Account or
Distribution Account as described under "--Reimbursement of

                                      S-127

Advances" below. If the master servicer fails to make a required Servicing
Advance, the trustee is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

      In general, none of the master servicer, the special servicer or the trustee or any fiscal agent will be required to make any Servicing Advances with respect to any Non-Serviced Mortgage Loan under the Pooling and Servicing
Agreement. Those advances will be made by the applicable Non-Serviced Mortgage
Loan Master Servicer, the applicable Non-Serviced Mortgage Loan Special Servicer and/or another party under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. If any Servicing Advances are made with respect to any Non-Serviced Mortgage Loan Group under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon.

Reimbursement of Advances

      Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate
Account in the Collection Period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable Advances will be made first from amounts in the Certificate Account that are allocable to principal received with respect to the Mortgage Pool during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). If interest on the mortgage loans is used to reimburse such nonrecoverable Advances, then the party entitled to such reimbursement has agreed to notify the Rating Agencies at least fifteen (15) days prior to such use, unless circumstances exist which are extraordinary in the sole discretion of such party. If the amount in the
Certificate Account allocable to principal received with respect to the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance). If a monthly P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those Advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such Advance
(together with interest thereon), unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate Account that represent principal on the mortgage loans (net of any principal used to reimburse any nonrecoverable Advance (together with interest thereon)). To the extent that the reimbursement is made from principal, the Principal Distribution Amount otherwise payable on the certificates on the related Distribution Date will be reduced and, in the case of reimbursement of nonrecoverable Advances (or interest thereon), a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under
"--Distributions--Subordination; Allocation of Losses and Certain Expenses") to
reduce the total principal balance of the certificates on that Distribution
Date. Any provision in the Pooling and Servicing Agreement for any Servicing
Advance or P&I Advance by the master servicer, the special servicer or the trustee is intended solely to provide liquidity for the benefit of the
Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Nonrecoverable Advances

      The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer or special servicer, as applicable, (subject to the reliance on the determination of nonrecoverability in respect of
Non-Serviced Mortgage Loans described above and master servicer being bound by any determination by the special servicer of nonrecoverability with respect to any such Advance in accordance with the last sentence of this paragraph)
exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer or the master servicer (as applicable), the Operating Adviser, the Rating Agencies, the paying agent and us (and the holders of the B Note or the Serviced Companion Mortgage
Loan if the Servicing Advance relates to an A/B Mortgage Loan or a Loan Pair)
and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, and the trustee. The trustee will be

                                      S-128

entitled to rely conclusively on any determination by the master servicer of nonrecoverability with respect to such Advance and will have no obligation, but will be entitled, to make a separate determination of recoverability. The master servicer and the trustee shall be bound by and conclusively rely on any determination by the special servicer of nonrecoverability with respect to such
Advance.

      In addition, the master servicer or special servicer, in considering whether a P&I Advance or Servicing Advance is a nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding nonrecoverable
Advances with respect to other mortgage loans where reimbursement is, at the time of such consideration, being deferred or delayed by a master servicer, special servicer or the trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related mortgage loan are not only a source of reimbursement for the P&I Advance or Servicing Advance under consideration, but also a potential source of reimbursement for such deferred or delayed nonrecoverable Advance. In addition, the master servicer or special servicer may update or change its recoverability determinations at any time (but not reverse any other master servicer or special servicer's determination that a P&I Advance or Servicing Advance is a nonrecoverable Advance).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

      Based on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each
Certificateholder and the Swap Counterparty on each Distribution Date:

      (a)   A statement (in the form of Appendix V) setting forth, to the extent applicable:

            (i)     the date of such Distribution Date, and of the Record Date,
                    Interest Accrual Period, and Determination Date for such
                    Distribution Date;

            (ii)    the Available Distribution Amount for the Distribution Date,
                    and any other cash flows received on the mortgage loans and applied to pay fees and expenses (including the components of the Available Distribution Amount or such other cash
                    flows);

            (iii)   the aggregate amount of servicing fees, Special Servicing
                    Fees, other special servicing compensation and Trustee Fees paid to the master servicer, the special servicer, the
                    holders of the rights to Excess Servicing Fees, the trustee and the paying agent with respect to the Mortgage Pool;

            (iv)    the amount of other fees and expenses accrued and paid from the trust, including without limitation Advance
                    reimbursement and interest on Advances, and specifying the purpose of such fees or expenses and the party receiving
                    payment of those amounts, if applicable;

            (v)     the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to
                    reduce the aggregate Certificate Balance of that Class;

            (vi)    the amount of such distribution to holders of each Class of certificates allocable to (A) interest and (B) Prepayment
                    Premiums or Yield Maintenance Charges;

            (vii)   the amount of any shortfall in principal distributions and any shortfall in interest distributions to each applicable
                    Class of certificates;

            (viii)  the amount of excess cash flow, if any distributed to the holder of the Residual Certificates;

                                      S-129

            (ix)    the aggregate Certificate Balance or Notional Amount of each
                    Class of certificates before and after giving effect to the distribution made on such Distribution Date;

            (x)     the Pass-Through Rate applicable to each Class of
                    certificates for such Distribution Date;

            (xi)    the weighted average mortgage rate (and interest rates by
                    distributional groups or ranges) of the mortgage loans as of the related Determination Date;

            (xii)   the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the
                    mortgage loans and weighted average remaining term at the
                    close of business on the related Determination Date, with
                    respect to the Mortgage Pool and with respect to each Loan
                    Group;

            (xiii)  the number and aggregate Scheduled Principal Balance of mortgage loans, with respect to the Mortgage Pool:

                    (A)   delinquent 30 to 59 days,

                    (B)   delinquent 60 to 89 days,

                    (C)   delinquent 90 days or more,

                    (D)   as to which foreclosure proceedings have been
                          commenced, or

                    (E)   as to which bankruptcy proceedings have been
                          commenced;

            (xiv)   the aggregate amount and general purpose of Servicing
                    Advances and P&I Advances outstanding, separately stated,
                    that have been made by the master servicer, the special
                    servicer and the trustee with respect to the Mortgage Pool and the aggregate amount and general purpose of Servicing
                    Advances and P&I Advances made by the applicable
                    Non-Serviced Mortgage Loan Master Servicer in respect of the
                    Non-Serviced Mortgage Loans;

            (xv)    the number and related principal balances of any mortgage
                    loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a
                    description of any modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments during the distribution period);

            (xvi)   with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the
                    date of acquisition of the REO Property and the Scheduled
                    Principal Balance of the mortgage loan;

            (xvii)  as of the related Determination Date:

                    (A)   as to any REO Property sold during the related
                    Collection Period, the date of the related determination by the special servicer that it has recovered all payments
                    which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the applicable
                    Certificate Account, and

                    (B)   the aggregate amount of other revenues collected by
                    the special servicer with respect to each REO Property
                    during the related Collection Period and credited to the
                    applicable Certificate Account, in each case identifying
                    such REO Property by the loan number of the related mortgage loan;

                                      S-130

            (xviii) the aggregate amount of Principal Prepayments made during the related Collection Period, with respect to the Mortgage
                    Pool and with respect to each Loan Group;

            (xix)   the amount of Unpaid Interest, Realized Losses or Expense
                    Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Realized Losses or
                    Expense Losses, with respect to the Mortgage Pool and with respect to each Loan Group;

            (xx)    Material Breaches of mortgage loan representations and
                    warranties of which the trustee, the master servicer or the special servicer has received written notice;

            (xxi)   the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the
                    total Appraisal Reductions in effect as of such Distribution
                    Date, with respect to the Mortgage Pool and with respect to each Loan Group (and in the case of any Non-Serviced
                    Mortgage Loans, the amount of any appraisal reductions
                    effected under the related Non-Serviced Mortgage Loan
                    Pooling and Servicing Agreement);

            (xxii)  with respect to each Swap Contract:

                    (A)   the amounts received and paid in respect of each Swap
                          Contract for such Distribution Date and the
                          Pass-Through Rate applicable to the Class A-4FL
                          Certificates and the Class A-MFL Certificates for the
                          next succeeding Distribution Date;

                    (B)   identification of any Rating Agency Trigger Event or
                          Swap Default under either Swap Contract as of the
                          close of business on the last day of the immediately
                          preceding calendar month;

                    (C)   the amount of any (i) payment by the Swap Counterparty
                          as a termination payment, (ii) payment to any
                          successor interest rate Swap Counterparty to acquire a
                          replacement swap contract, and (iii) collateral posted
                          by the Swap Counterparty in connection with any Rating
                          Agency Trigger Event under either Swap Contract; and

                    (D)   the amount of and identification of any payments on
                          the Class A-4FL Certificates and the Class A-MFL
                          Certificates in addition to the amount of principal
                          and interest due on such class, such as any
                          termination payment received in connection with the
                          Swap Contract or any payment of a Prepayment Premium
                          or Yield Maintenance Charge after the termination of
                          the applicable Swap Contract; and

      (b)   A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

      The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

      In the case of information furnished pursuant to subclauses (a)(v),
(a)(vi) and (a)(ix) above, the amounts shall be expressed as a dollar amount per
$1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

      The paying agent will make the foregoing reports and certain other information available each month to the general public via the paying agent's website, which shall initially be located at www.ctslink.com. In addition, the

                                      S-131

paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to the Depositor and its designees, including the Financial Market Publishers, the Rating Agencies, the parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and
any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification in the form attached to the Pooling and Servicing Agreement (which form may be submitted electronically via the paying agent's website). In addition, the paying agent will make available on its website any reports on Forms 10-D, 10-K and 8-K that have been prepared and filed by the paying agent with respect to the trust through the EDGAR system.
For assistance with the paying agent's website, investors may call 301-815-6600.
The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

      In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

      On an annual basis, the master servicer is required to deliver or make available electronically the Annual Report to the trustee and the paying agent, and the paying agent will make such report available as described above to the
Underwriters, the Certificateholders, the Depositor and its designees, the parties to the Pooling and Servicing Agreement, the Rating Agencies and any
prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent.

      The paying agent shall make available at its corporate trust offices
(either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any
Certificate Owner, any prospective investor, the Underwriters, each Rating
Agency, the special servicer, the Depositor, the holder of any B Note and the holder of any Serviced Companion Mortgage Loan, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency or the
Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

      The Pooling and Servicing Agreement generally requires that the paying agent or, with respect to the mortgage loan files, the trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the Swap Counterparty, the holder of
a B Note, the holder of any Serviced Companion Mortgage Loan, each Rating Agency or the Depositor, originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

      o   the Pooling and Servicing Agreement and any amendments to it;

      o   all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

      o   all officer's certificates delivered to the paying agent since the
          Closing Date;

      o   all accountants' reports delivered to the paying agent since the
          Closing Date;

      o   the mortgage loan files;

                                      S-132

      o   any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

      o   any and all officer's certificates and other evidence delivered to the paying agent to support the master servicer's determination that any
          Advance was not or, if made, would not be, recoverable.

      Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage loan files, the custodian) upon request; however, the paying agent or custodian will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies (except that such items will be furnished to the Operating Adviser without charge if such request is not excessive in the judgment of the paying agent or the custodian, as applicable).
Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient and in accordance with applicable law.

      The trust will file distribution reports on Form 10-D, annual reports on
Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Securities
Exchange Act of 1934, as amended. Such reports will be filed under the name
"Morgan Stanley Capital I Trust 2006-HQ10." Members of the public may read and copy any materials filed with the Commission at the Commission's Public
Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Additional
information regarding the Public Reference Room can be obtained by calling the
Commission at 1-800-SEC-0330. The Commission also maintains a site on the World
Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Commission's
Web site. The Commission maintains computer terminals providing access to the
EDGAR system at each of the offices referred to above.

Book-Entry Certificates

      Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      The master servicer, the special servicer, the paying agent and the
Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written certification, in the form prescribed by the
Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

                                      S-133

EXAMPLE OF DISTRIBUTIONS

      The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in November 2006:

            The close of business on

            November 1 (except as            (A)   Cut-off Date.
            described in this prospectus
            supplement)

            November 30                      (B)   Record Date for all Classes of Certificates.

            November 1 - December 8          (C)   The Collection Period.  The master servicer
                                                   receives Scheduled Payments due after the
                                                   Cut-off Date and any Principal Prepayments made
                                                   after the Cut-off Date and on or prior to
                                                   December 8.

            December 8                       (D)   Determination Date.

            December 13                      (E)   Master Servicer Remittance Date.

            December 14                      (F)   Distribution Date.

      Succeeding monthly periods follow the pattern of (B) through (F) above
(except as described below).

      (A)   The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

      (B)   Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent
Record Date will be the last business day of the month preceding the month in which the related Distribution Date occurs.

      (C)   Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to December 8, 2006 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs. In the case of certain mortgage loans identified in a schedule to the Pooling and Servicing Agreement as to which the
Scheduled Payment is due on a Due Date that may occur after, but in the same calendar month as, the last day of a given Collection Period, certain payments that are either received before the Distribution Date or advanced in respect of such Scheduled Payment (or, if applicable, Assumed Scheduled Payment) will, to the extent provided in the Pooling and Servicing Agreement, be deemed to be included in that Collection Period.

      (D)   As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

      (E)   The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such
Distribution Date.

      (F)   The paying agent will make distributions to Certificateholders on the 4th business day after the related Determination Date of each month.

                                      S-134

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

      The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution
Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments (other than payments with respect to ARD Loans on their Anticipated Repayment Dates)
will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions. The actual final Distribution Date for any
Class may be earlier or later (and could be substantially later) than the expected final Distribution Date.

      The Rated Final Distribution Date of each class of certificates is the
Distribution Date in November 2041.

      The ratings assigned by the Rating Agencies to each Class of Principal
Balance Certificates reflects an assessment of the likelihood that the
Certificateholders of such Class will receive, on or before the Rated Final
Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

      The Pooling and Servicing Agreement may be amended from time to time by the parties to the Pooling and Servicing Agreement, without notice to or the consent of any of the Holders, to do the following:

o   to cure any ambiguity;

o   to cause the provisions in the Pooling and Servicing Agreement to conform to, or be consistent with, or in furtherance of, the statements made with respect to the certificates, the trust or the Pooling and Servicing
    Agreement in this prospectus supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate Certificates are being offered, or to correct or supplement any provision which may be inconsistent with any other provisions;

o   to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the status of each REMIC (or the grantor trust portions of the trust) for the purposes of federal income tax law (or comparable provisions of state income tax law);

o   to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

o   to modify, add to or eliminate the provisions in the Pooling and Servicing
    Agreement relating to transfers of Residual Certificates;

o   to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents;

o   to modify the provisions relating to the timing of reimbursements of
    Servicing Advances or P&I Advances in order to conform them to the commercial mortgage-backed securities industry standard for such provisions if (i) the Depositor, the master servicer and the special servicer determine that that industry standard has changed, (ii) such modification will not result in an adverse REMIC event, as evidenced by an opinion of counsel,
    (iii) each Rating Agency has provided confirmation that such modification will not result in a downgrade, withdrawal or qualification in any rating then assigned to any Class of Certificates, and (iv) the Operating Adviser
    consents to such modification; or

o   any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

      No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any
Certificateholder not consenting to such amendment without the consent of 100.0%
of the Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC (or the

                                      S-135

grantor trust portions of the trust). In certain cases, pursuant to the terms of the related intercreditor agreement, no amendment to the Pooling and Servicing
Agreement that is materially adverse to the interests of the holder of a B Note may be effected unless the holder of that B Note provides written consent to such amendment. Prior to entering into any amendment without the consent of
Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

      The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties to the Pooling and Servicing Agreement (without the consent of the Certificateholders) and with the written confirmation of the
Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points contained in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the
Pooling and Servicing Agreement that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate Certificate Balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders or such holders; provided that no such amendment may:

o   reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

o   adversely affect in any material respect the interests of the Holders of the
    Certificates in a manner other than as described in the immediately preceding bullet, without the consent of the Holders of all Certificates affected thereby;

o   change the activities of the Trust, without the consent of the Holders of all Certificates affected thereby;

o   reduce the aforesaid percentages of aggregate certificate percentage or
    Certificate Balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

o   eliminate the master servicer's or the trustee's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury
    Regulations and rulings promulgated under the Code;

o   adversely affect the status of any grantor trust created out of the related portion of the trust, for federal income tax purposes, without the consent of 100.0% of the Class Q Certificateholders, the Class A-4FL
    Certificateholders or the Class A-MFL Certificateholders, as applicable; or

o   adversely affect the status of any REMIC created under the Pooling and
    Servicing Agreement for federal income tax purposes without the consent of
    100.0% of the Certificateholders (including the Class R-I, Class R-II and
    Class R-III Certificateholders but excluding the Class Q
    Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement may not be amended in a manner that would adversely affect distributions to the Swap Counterparty or the rights or obligations of the Swap Counterparty under either Swap Contract without the prior written consent of the Swap Counterparty (which consent will not be unreasonably withheld, conditioned or delayed).

      Additionally, no amendment to the Pooling and Servicing Agreement may change in any manner the obligations of the mortgage loan seller under the
Mortgage Loan Purchase Agreement without the consent of the mortgage loan seller.

                                      S-136

EVIDENCE AS TO COMPLIANCE

      Each of the master servicer, the special servicer and the paying agent will be required under the Pooling and Servicing Agreement, and we expect that each Additional Servicer and each sub-servicer will be required under the applicable sub-servicing agreement, to deliver annually, to the trustee, the paying agent and the Depositor on or before the date specified in the Pooling and Servicing Agreement or the applicable sub-servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or the applicable sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and Servicing Agreement or the applicable sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

      In addition, the master servicer, the special servicer, the paying agent and the trustee, each at its own expense, will be required under the Pooling and
Servicing Agreement, and we expect that each Servicing Function Participant will be required under the applicable sub-servicing agreement, to deliver annually, to the trustee, the paying agent, the Rating Agencies and the Depositor, a report (an "Assessment of Compliance") assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

      o   a statement of the party's responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

      o   a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

      o   the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof;
          and

      o   a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

                        DESCRIPTION OF THE SWAP CONTRACTS

GENERAL

      On the Closing Date, the Depositor will assign to the trustee, on behalf of the trust, the Class A-4FL Regular Interest and the Class A-MFL Regular
Interest together with two swap contracts (each a "Swap Contract", and together, the "Swap Contracts") with Morgan Stanley Capital Services Inc., a Delaware corporation (the "Swap Counterparty"). The Class A-4FL Certificates will represent all of the beneficial interest in the Class A-4FL Regular Interest, the related Swap Contract and all amounts on deposit in the Class A-4FL Floating
Rate Account (as defined below). The Class A-MFL Certificates will represent all of the beneficial interest in the Class A-MFL Regular Interest, the related Swap
Contract and all amounts on deposit in the Class A-MFL Floating Rate Account (as defined below). The Swap Contract for the Class A-4FL Certificates will have an expiration date of the Distribution Date in , 20 . Promptly upon the determination of LIBOR by the Swap Counterparty, the Swap

                                      S-137

Counterparty will provide a report to the paying agent setting forth LIBOR for the Interest Accrual Period for each of the Class A-4FL Certificates and the
Class A-MFL Certificates. The paying agent will be entitled to conclusively rely on such report (in the absence of manifest error).

      The paying agent will establish and maintain an account in the name of the paying agent, in trust for holders of the Class A-4FL Certificates (the "Class
A-4FL Floating Rate Account" and a "Floating Rate Account") and an account in the name of the paying agent, in trust for holders of the Class A-MFL
Certificates (the "Class A-MFL Floating Rate Account", and a "Floating Rate
Account", and together with the Class A-4FL Floating Rate Account, the "Floating
Rate Accounts"). Promptly upon receipt of any payment of interest on the Class
A-4FL Regular Interest or the Class A-MFL Regular Interest or a payment or other receipt in respect of the applicable Swap Contract, the paying agent will deposit the same into the applicable Floating Rate Account.

      The paying agent may make withdrawals from the Class A-4FL Floating Rate
Account only for the following purposes: (i) to distribute the Class A-4FL
Available Funds for any Distribution Date to the holders of the Class A-4FL
Certificates; (ii) to withdraw any amount deposited into the Class A-4FL
Floating Rate Account that was not required to be deposited therein; (iii) to apply any funds required to be paid to the Swap Counterparty under the applicable Swap Contract; (iv) to clear and terminate such account pursuant to the terms of the Pooling and Servicing Agreement; (v) in the event of the termination of the applicable Swap Contract, to replace such Swap Contract, to apply any termination payments paid by the Swap Counterparty to offset the expense of entering into a substantially identical interest rate swap contract with another counterparty, if possible, and to distribute any remaining amounts to the holders of the Class A-4FL Certificates (net of any costs and expenses related to the applicable Swap Contract), and if not possible, to distribute the entire termination payment (net of any costs and expenses related to the applicable Swap Contract), to the holders of the related Class A-4FL
Certificates and (vi) to pay to the paying agent any costs and expenses incurred in connection with the enforcement of the rights of the holder of the applicable
Swap Contract with respect to the applicable Swap Contract; provided that the paying agent will only be permitted to incur and reimburse itself out of the
Class A-4FL Floating Rate Account with respect to any such costs and expenses which are in excess of any termination payment received from the Swap
Counterparty and not otherwise applied to offset the expense of entering into a replacement Swap Contract if it has received the written consent of 100% of the holders of the Class A-4FL Certificates or each Rating Agency then rating the
Class A-4FL Certificates has confirmed in writing that such action or event will not result in the reduction, qualification or withdrawal of its then current rating for such Class A-4FL Certificates. If after receipt or payment of the net swap payment due from or to the Swap Counterparty there are insufficient funds in the Class A-4FL Floating Rate Account to make the full distribution of the
Distributable Certificate Interest Amount to the holders of the Class A-4FL
Certificates, the resulting interest shortfall will be borne by the holders of such Class A-4FL Certificates. Neither the paying agent nor any other party will be required to advance any amount due to be paid by the Swap Counterparty for distribution to the Class A-4FL Certificates in the event that the Swap
Counterparty fails to make a required payment.

      The paying agent may make withdrawals from the Class A-MFL Floating Rate
Account only for the following purposes: (i) to distribute the Class A-MFL
Available Funds for any Distribution Date to the holders of the Class A-MFL
Certificates; (ii) to withdraw any amount deposited into the Class A-MFL
Floating Rate Account that was not required to be deposited therein; (iii) to apply any funds required to be paid to the Swap Counterparty under the applicable Swap Contract; (iv) to clear and terminate such account pursuant to the terms of the Pooling and Servicing Agreement; (v) in the event of the termination of the applicable Swap Contract, to replace such Swap Contract, to apply any termination payments paid by the Swap Counterparty to offset the expense of entering into a substantially identical interest rate swap contract with another counterparty, if possible, and to distribute any remaining amounts to the holders of the Class A-MFL Certificates (net of any costs and expenses related to the applicable Swap Contract), and if not possible, to distribute the entire termination payment (net of any costs and expenses related to the applicable Swap Contract), to the holders of the related Class A-MFL
Certificates and (vi) to pay to the paying agent any costs and expenses incurred in connection with the enforcement of the rights of the holder of the applicable
Swap Contract with respect to the applicable Swap Contract; provided that the paying agent will only be permitted to incur and reimburse itself out of the
Class A-MFL Floating Rate Account with respect to any such costs and expenses which are in excess of any termination payment received from the Swap
Counterparty and not otherwise applied to offset the expense of entering into a replacement Swap Contract if it has received the written consent of 100% of the holders of the Class A-MFL Certificates or each Rating Agency then rating the
Class A-MFL Certificates has confirmed in writing that such action or event will not result in the reduction, qualification

                                      S-138

or withdrawal of its then current rating for such Class A-MFL Certificates. If after receipt or payment of the net swap payment due from or to the Swap
Counterparty there are insufficient funds in the Class A-MFL Floating Rate
Account to make the full distribution of the Distributable Certificate Interest
Amount to the holders of the Class A-MFL Certificates, the resulting interest shortfall will be borne by the holders of such Class A-MFL Certificates. Neither the paying agent nor any other party will be required to advance any amount due to be paid by the Swap Counterparty for distribution to the Class A-MFL
Certificates in the event that the Swap Counterparty fails to make a required payment.

THE SWAP CONTRACTS

      Each Swap Contract will provide that, subject to any adjustments for Net
Aggregate Prepayment Interest Shortfalls or for other losses on the mortgage loans that reduce interest available for payments to the Swap Counterparty or, if the Weighted Average Net Mortgage Rate limits the interest available for payments to the Swap Counterparty, in each case as described below, on the business day prior to each Distribution Date, commencing in December 2006, the paying agent will pay (or will instruct the master servicer to pay) an amount
(the "Fixed Interest Distribution") to the Swap Counterparty equal to % per annum, in the case of the Class A-4FL Certificates, or %, in the case of the
Class A-MFL Certificates, multiplied by a notional amount equal to the outstanding principal balance of the Class A-4FL Regular Interest or the Class
A-MFL Regular Interest, respectively (with respect to the Class A-4FL
Certificates, the "Class A-4FL Floating Rate Certificate Notional Amount" and
with respect to the Class A-MFL Certificates, the "Class A-MFL Floating Rate
Certificate Notional Amount") calculated on a 30/360 basis, and the Swap
Counterparty will pay an amount equal to the Class A-4FL Floating Rate
Certificate Notional Amount or the Class A-MFL Floating Rate Certificate
Notional Amount, as applicable, multiplied by the Pass-Through Rate of the Class
A-4FL Certificates or the Class A-MFL Certificates, as applicable, to the paying agent for the benefit of the holders of the Class A-4FL Certificates or the
Class A-MFL Certificates, as the case may be. The Pass-Through Rate for the
Class A-4FL Certificates is one-month LIBOR (or, in the case of the initial
Interest Accrual Period, an interpolated rate based on two-week and one-month
LIBOR) plus % based on the actual number of days elapsed in the related Interest
Accrual Period and a 360-day year. The Pass-Through Rate for the Class A-MFL
Certificates is one-month LIBOR (or, in the case of the initial Interest Accrual
Period, an interpolated rate based on two-week and one-month LIBOR) plus % based on the actual number of days elapsed in the related Interest Accrual Period and a 360-day year. Required payments under each Swap Contract with respect to each
Distribution Date will be made by the Swap Counterparty or the paying agent on a net basis. The Swap Counterparty will also make payments to the trust with respect to each Swap Contract on the Closing Date.

      If the debt ratings of the Swap Counterparty's Credit Support Provider fall below the levels specified for each Rating Agency as set forth in the Swap
Contract (a "Rating Agency Trigger Event"), the Swap Counterparty will be required to post collateral, find a replacement swap counterparty or credit support provider that would not cause a Rating Agency Trigger Event to occur or enter into another arrangement satisfactory to each Rating Agency. If the Swap
Counterparty fails to take such action, the paying agent, unless otherwise directed in writing by the holders of 100% of the Class A-4FL Certificates or the Class A-MFL Certificates, as applicable, (and only to the extent that, and only for so long as, doing so does not lead the paying agent to incur expenses in excess of the amounts available to it from such holders for reimbursement)
will be required to enforce the rights of the trust under the related Swap
Contract as may be permitted by the terms of such Swap Contract and the Pooling and Servicing Agreement and use any termination payments received from the Swap
Counterparty to enter into a replacement interest rate swap contract on substantially identical terms. The costs and expenses incurred by the paying agent in connection with enforcing the rights of the trust under a Swap Contract will be reimbursable to the paying agent solely out of amounts in the Class
A-4FL Floating Rate Account or the Class A-MFL Floating Rate Account, as
applicable, that are otherwise payable to the Class A-4FL Certificates or the
Class A-MFL Certificates, respectively, to the extent not reimbursed by the Swap
Counterparty; provided that either without the consent of 100% of the holders of the Class A-4FL Certificates or the Class A-MFL Certificates, respectively, or the written confirmation of each Rating Agency then rating the Class A-4FL
Certificates or Class A-MFL Certificates, respectively, that such action or event will not result in the reduction, qualification or withdrawal of its then current rating of such Class A-4FL Certificates or the Class A-MFL Certificates,
respectively, the paying agent will not be permitted to incur such costs and expenses in excess of any termination payment received from the Swap
Counterparty and not otherwise applied to offset the expense of entering into a replacement interest rate swap contract. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of a Swap Contract, the paying agent will not be permitted to enter into a replacement interest rate swap contract and any such

                                      S-139

proceeds will instead be distributed to the holders of the Class A-4FL
Certificates or the Class A-MFL Certificates, as applicable. Following the termination of a Swap Contract (and during the period when the paying agent is pursuing remedies under such Swap Contract) or if a Swap Default or other default or event of termination under a Swap Contract occurs and is continuing, until such default is cured or such Swap Contract is replaced, the Distributable
Certificate Interest Amount with respect to the Class A-4FL Certificates or the
Class A-MFL Certificates, as applicable, will be equal to the Distributable
Certificate Interest Amount for the Class A-4FL Regular Interest or the Class
A-MFL Regular Interest, respectively, and the Class A-4FL Certificates or the
Class A-MFL Certificates, respectively, will accrue interest at the same rate, on the same basis and in the same manner as the Class A-4FL Regular Interest or the Class A-4FL Regular Interest, respectively. Any conversion of the Class
A-4FL Certificates to a fixed interest rate subject to the Weighted Average Net
Mortgage Rate will become permanent following the determination by the paying agent not to enter into a replacement interest rate swap contract and the distribution of any termination payments to the holders of the Class A-4FL
Certificates. Any conversion of the Class A-MFL Certificates to a fixed interest rate subject to the Weighted Average Net Mortgage Rate will become permanent following the determination by the paying agent not to enter into a replacement interest rate swap contract and the distribution of any termination payments to the holders of the Class A-MFL Certificates. A Swap Default or termination of a
Swap Contract and the consequent conversion to a fixed interest rate will not constitute a default under the Pooling and Servicing Agreement. A conversion to a fixed interest rate subject to the Weighted Average Net Mortgage Rate might result in a temporary delay to the holders of the Class A-4FL Certificates in receiving payment of the related Distributable Certificate Interest Amount on the Class A-4FL Certificates if DTC is not given sufficient notice of the resulting change in the payment terms of the Class A-4FL Certificates. A conversion to a fixed interest rate subject to the Weighted Average Net Mortgage
Rate might result in a temporary delay to the holders of the Class A-MFL
Certificates in receiving payment of the related Distributable Certificate
Interest Amount on the Class A-MFL Certificates if DTC is not given sufficient notice of the resulting change in the payment terms of the Class A-MFL
Certificates.

      "Swap Default" means any failure on the part of the Swap Counterparty to
(i) make a required payment under the applicable Swap Contract or (ii) post acceptable collateral, find an acceptable replacement swap counterparty or credit support provider or enter into another arrangement satisfactory to each
Rating Agency after a Rating Agency Trigger Event as required by such Swap
Contract.

      The paying agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the Class A-4FL Fixed
Interest Distribution in respect of the Class A-4FL Regular Interest unless and until the related interest payment on such Class A-4FL Regular Interest is actually received by the paying agent; provided, however, that the paying agent may receive funds from the Swap Counterparty representing the net amount payable to the paying agent pursuant to the applicable Swap Contract and the paying agent may pay the net swap payment from amounts received on the Class A-4FL
Certificates.

      The paying agent will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the Class A-MFL Fixed
Interest Distribution in respect of the Class A-MFL Regular Interest unless and until the related interest payment on such Class A-MFL Regular Interest is actually received by the paying agent; provided, however, that the paying agent may receive funds from the Swap Counterparty representing the net amount payable to the paying agent pursuant to the applicable Swap Contract and the paying agent may pay the net swap payment from amounts received on the Class A-MFL
Certificates.

      In addition, if the funds allocated to the payment of the Class A-4FL
Fixed Interest Distribution of the Class A-4FL Regular Interest are insufficient to make any required payments to the Swap Counterparty and to make full distributions of the Class A-4FL Interest Distribution Amount to the Class A-4FL
Certificates, the paying agent will be required to use such funds to make required payments to the Swap Counterparty prior to making distributions on
Class A-4FL Certificates, and holders of such Certificates will experience a shortfall. Any Net Aggregate Prepayment Interest Shortfall allocated to the
Class A-4FL Regular Interest, reduction in the interest available to be distributed to the Class A-4FL Regular Interest for any other reason or the reduction of the Weighted Average Net Mortgage Rate below % will result in a corresponding dollar-for-dollar reduction in the interest payment made by the
Swap Counterparty to the related grantor trust and, therefore, a corresponding decrease in the amount of interest distributed on the Class A-4FL Certificates.

                                      S-140

      In addition, if the funds allocated to the payment of the Class A-MFL
Fixed Interest Distribution of the Class A-MFL Regular Interest are insufficient to make any required payments to the Swap Counterparty and to make full distributions of the Class A-MFL Interest Distribution Amount to the Class A-MFL
Certificates, the paying agent will be required to use such funds to make required payments to the Swap Counterparty prior to making distributions on
Class A-MFL Certificates, and holders of such Certificates will experience a shortfall. Any Net Aggregate Prepayment Interest Shortfall allocated to the
Class A-MFL Regular Interest, reduction in the interest available to be distributed to the Class A-MFL Regular Interest for any other reason or the reduction of the Weighted Average Net Mortgage Rate below % will result in a corresponding dollar-for-dollar reduction in the interest payment made by the
Swap Counterparty to the related grantor trust and, therefore, a corresponding decrease in the amount of interest distributed on the Class A-MFL Certificates.

      In addition to certain customary events of default and termination events contained in each Swap Contract, the Swap Counterparty will have the right to terminate the applicable Swap Contract if the trust does not make a required payment to the Swap Counterparty or if the Pooling and Servicing Agreement is
amended or the holders of the Class A-4FL Certificates or the Class A-MFL
Certificates or Class A-4FL Regular Interest or Class A-MFL Regular Interest
waive compliance with any provisions of the Pooling and Servicing Agreement without the consent of the Swap Counterparty if such amendment or waiver would have an adverse effect on the Swap Counterparty.

      Upon the request of the Depositor, the Swap Counterparty may, at its option, but is not required to, (i) provide any financial information required by Regulation AB with respect to the Swap Counterparty or any guarantor of the
Swap Counterparty if providing the financial information of a guarantor is permitted under Regulation AB or (ii) assign the interest rate swap agreements at its own cost to another entity that has agreed to take the actions described in clause (i) of this sentence with respect to itself (and which has the required swap counterparty rating and to which the assignment would satisfy the
Rating Agency Condition).

SIGNIFICANCE PERCENTAGE

      The "significance percentage" with respect to the Swap Contracts is less than 10%. "Significance percentage" means the percentage that the amount of the
"significance estimate" (as described below) represents of the initial aggregate
Certificate Balance of the Class A-4FL Certificates and the Class A-MFL
Certificate, in the aggregate. The "significance estimate" has been determined based on a reasonable good faith estimate of maximum probable exposure, made in substantially the same manner as that used in the Swap Counterparty's internal risk management process in respect of similar interest rate swap agreements.

TERMINATION PAYMENTS

      The Swap Counterparty will be required to pay termination amounts, if any are payable pursuant to either Swap Contract, to the trust if an Event of
Default or an Early Termination Date (each as defined in each Swap Contract)
occurs under the applicable Swap Contract and the Swap Counterparty is the sole
Defaulting Party or the sole Affected Party (each as defined in the Swap
Contract). No other termination amounts will be payable by any party under either Swap Contract.

      Each Swap Contract will be filed with the SEC together with the Current
Report on Form 8-K (the "Form 8-K") to be filed in connection with the issuance of the offered certificates.

THE SWAP COUNTERPARTY

      The interest rate swap agreements will be provided by Morgan Stanley
Capital Services Inc. ("MSCS"), a Delaware corporation formed in 1985. Morgan
Stanley Capital Services Inc. is an affiliate of the depositor and Morgan
Stanley & Co. Incorporated, one of the underwriters, and a wholly-owned, unregulated special purpose subsidiary of Morgan Stanley (NYSE: MWD). The principal executive offices of Morgan Stanley Capital Services Inc. are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000.

      Morgan Stanley Capital Services Inc. conducts business in the over-the-counter derivatives market, writing a variety of derivative instruments, including interest rate swaps, currency swaps, credit default swaps and interest

                                      S-141

rate options with institutional clients. The payment obligations of Morgan
Stanley Capital Services Inc. under its derivative instruments are 100%
guaranteed by Morgan Stanley. As of June 27, 2006, Morgan Stanley has a
long-term debt rating of "Aa3" by Moody's Investors Service, Inc. ("Moody's"),
"A+" by Standard & Poor's Ratings Services, a division of The McGraw Hill
Companies, Inc. ("S&P") and "AA-" by Fitch, Inc. ("Fitch") and a short-term debt rating of "P-1" by Moody's, "A-1" by S&P and "F1+" by Fitch.

      The information contained in this section entitled "The Swap Counterparty"
relates to and has been obtained from the Swap Counterparty.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

      The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

      o   the Pass-Through Rate for such certificate;

      o   the rate and timing of principal payments, including Principal
          Prepayments, and other principal collections on the mortgage loans
          (including payments of principal arising from purchases of mortgage loans in connection with Material Breaches of representations and warranties and Material Document Defects or the exercise of a purchase option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the
          Certificate Balance or Notional Amount of such certificate;

      o   the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon;

      o   the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Certificate
          Account of nonrecoverable Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification; and

      o   the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

      All Prepayment Premiums or Yield Maintenance Charges allocated to the
Class A-4FL Regular Interest or the Class A-MFL Regular Interest will be paid to the Swap Counterparty unless the applicable Swap Contract and any replacement swap contract is terminated, in which case, those amounts will be distributed to the Class A-4FL Certificates or the Class A-MFL Certificates, as applicable.

      In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through
Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 4th business day after the related Determination Date of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

      The Pass-Through Rates on one or more classes of certificates may be based on, limited by, or equal to, a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans as described in this prospectus supplement. In addition, the Pass-Through Rate on one or more classes of certificates may be capped at such weighted average rate. Accordingly, the yield on those classes of certificates may (and in the case of a class with a
Pass-Through Rate equal

                                      S-142

to or based on the Weighted Average Net Mortgage Rate, will) be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In addition, the yield on the Class
A-4FL and the Class A-MFL Certificates will be sensitive to levels of one-month
LIBOR. In general, the effect of any such changes on the yields and Pass-Through
Rates for those certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates. In the case of a default of the Swap Counterparty, and until such default is cured or the applicable Swap Contract is replaced, the Class A-4FL and the Class A-MFL
Certificates will accrue interest at the Pass-Through Rate of, and on the same basis and in the same manner as, the Class A-4FL Regular Interest and the Class
A-MFL Regular Interest, respectively. The Pass-Through Rate of the Class A-4FL
Regular Interest is a rate equal to the lesser of % per annum and the Weighted
Average Net Mortgage Rate (computed based on a 360-day year consisting of twelve
30-day months). The Pass-Through Rate of the Class A-MFL Regular Interest is a
rate equal to the lesser of % per annum and the Weighted Average Net Mortgage
Rate (computed based on a 360-day year consisting of twelve 30-day months).

RATE AND TIMING OF PRINCIPAL PAYMENTS

      The yield to maturity on the Class X-1 Certificates (and to a lesser extent, the Class X-2 Certificates) will be extremely sensitive to, and the yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such class of certificates.

      The yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional
Amount of such class of certificates. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Senior Certificates until their
Certificate Balance is reduced to zero, and will thereafter be distributable entirely in respect of each other class of Principal Balance Certificates, in descending alphabetical order of Class designation (provided that the Class
A-MFL Certificates will be senior in right to the Class A-J Certificates), in each case until the aggregate Certificate Balance of such class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate
Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules of such mortgage loans, the dates on which Balloon Payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Certificate Account of nonrecoverable
Advances or Advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such Advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, repurchases as a result of the mortgage loan seller's breach of representations and warranties or material defects in a mortgage loan's documentation and other purchases of mortgage loans out of the trust.

      A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the Mortgage Pool. In particular, the mortgage loans in Loan Group 1 are secured primarily by mortgaged properties other than multifamily properties and the mortgage loans in
Loan Group 2 are secured primarily by multifamily properties. Because principal distributions on the Class A-1A Certificates are generally received from collections on the Mortgage Loans in Loan Group 2, an adverse event with respect to multifamily mortgaged properties would have a substantially greater impact on the Class A-1A Certificates than if such Class received principal distributions from other property types as well. However, on and after any Distribution Date on which the Certificate Balances of the Class A-MFL Regular Interest and the
Class J through Class P Certificates have been reduced to zero, the Class A-1A
Certificates will receive principal distributions from the collections on the
Mortgage Pool, pro rata, with the Class A-1, Class A-2, Class A-3 and Class A-4
Certificates and Class A-4FL Regular Interest. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-1A, Class A-2,
Class A-3 and Class A-4 Certificates and the Class A-4FL Regular Interest will generally be based upon the particular Loan Group

                                      S-143

that the related mortgage loan is deemed to be in, the yield on the Class A-1,
Class A-2, Class A-3 and Class A-4 Certificates and the Class A-4FL Regular
Interest will be particularly sensitive to prepayments on mortgage loans in Loan
Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

      Although the borrower under an ARD Loan may have incentives to prepay the
ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will choose to or will be able to prepay an ARD Loan on its Anticipated
Repayment Date. The failure of the borrower to prepay an ARD Loan on its
Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the Pooling and Servicing Agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

      Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described in this prospectus supplement under "Description of the Offered
Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the
Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan
Modifications" in this prospectus supplement.

      The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

      In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. With respect to the Class A Senior Certificates (other than the Class A-4FL Certificates), Class A-4FL Regular Interest, Class A-MFL Regular
Interest, the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G,
Class H, Class X-1 and Class X-2 Certificates, the allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the certificates as described in this prospectus supplement is intended to mitigate those risks;
however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain
Characteristics of the Mortgage Loans."

      Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

                                      S-144

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

      If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that
Class, the shortfall will be distributable to holders of that class of certificates on subsequent Distribution Dates, to the extent of the Available
Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate
(or, for the Class A-4FL Certificates or the Class A-MFL Certificates, at the
rate on the Class A-4FL Regular Interest or the Class A-MFL Regular Interest,
respectively) and may adversely affect the yield to maturity of that class of certificates for as long as it is outstanding. Any such shortfall borne by the
Class A-4FL Regular Interest or the Class A-MFL Regular Interest will be borne by the holders of the Class A-4FL Certificates or the Class A-MFL Certificates,
respectively.

LOSSES AND SHORTFALLS

      The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses will generally be applied in reverse sequential order, that is, first to the Class P
Certificates, and then to the other respective Classes of Principal Balance
Certificates, in ascending alphabetical order of Class designation (provided that the Class A-MFL Regular Interest (and correspondingly, the Class A-MFL
Certificates) will be senior in right to the Class A-J Certificates) -- from the
Class O Certificates to the Class B Certificates, then the Class A-J
Certificates, then the Class A-MFL Regular Interest, then pro rata among the
Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates and the
Class A-4FL Regular Interest. As to each of such classes, Realized Losses and
Expense Losses will reduce (i) first, the Certificate Balance of each such class until each such Certificate Balance is reduced to zero (in the case of the
Principal Balance Certificates, the Class A-4FL Regular Interest and the Class
A-MFL Regular Interest); (ii) second, Unpaid Interest owing to each such class and (iii) third, Distributable Certificate Interest Amounts owing to each such class, provided, that such reductions shall be allocated among the Class A-1
Certificates, Class A-1A Certificates, Class A-2 Certificates, Class A-3
Certificates and Class A-4 Certificates and the Class A-4FL Regular Interest,
and, as to their interest entitlements only, the Class X-1 Certificates and
Class X-2 Certificates, pro rata, based upon their outstanding Certificate
Balances or accrued interest, as the case may be. Net Aggregate Prepayment
Interest Shortfalls will be borne by the holders of each class of certificates, pro rata as described in this prospectus supplement, in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses
generally will result in, among other things, a shortfall in current or ultimate distributions to the most subordinate class of certificates outstanding. In addition, although losses will not be directly allocated to the Class A-4FL or the Class A-MFL Certificates, losses allocated to the Class A-4FL Regular
Interest or the Class A-MFL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-4FL Certificates or the
Class A-MFL Certificates, respectively.

RELEVANT FACTORS

      The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties and otherwise), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due-on-sale and due-on-encumbrance provisions, and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and "Risk Factors"
in the prospectus.

      The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a

                                      S-145

mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment
Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

      We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

      Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance
Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class
A-1A, Class A-2, Class A-3 and Class A-4 Certificates and the Class A-4FL
Regular Interest will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the weighted average life on the Class
A-1, Class A-2, Class A-3 and Class A-4 Certificates and the Class A-4FL Regular
Interest will be particularly sensitive to prepayments on mortgage loans in Loan
Group 1 and the weighted average life on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans, which are past their lock-out, defeasance and yield maintenance periods.
We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

      The following tables indicate the percent of the initial Certificate
Balance of each class of offered certificates after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

      The mortgage loans do not have all of the characteristics of the
Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the
Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring
Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

      For the purposes of each table, the weighted average life of a certificate is determined by:

                                      S-146

o   multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

o   summing the results; and

o   dividing the sum by the aggregate amount of the reductions in the
    Certificate Balance of such certificate.

      The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage
Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE            0%      25%      50%      75%      100%
-----------------------------   -------- -------- -------- -------- --------
Closing Date                      100%     100%     100%     100%     100%
November 2007                      88%      88%      88%      88%      88%
November 2008                      74%      74%      74%      74%      74%
November 2009                      55%      54%      52%      49%      35%
November 2010                      32%      16%      0%       0%       0%
November 2011                      0%       0%       0%       0%       0%
Weighted average life (years)     2.99     2.85     2.78     2.73     2.60

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-1A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE            0%      25%      50%      75%      100%
-----------------------------   -------- -------- -------- -------- --------
Closing Date                      100%     100%     100%     100%     100%
November 2007                     100%     100%     100%     100%     100%
November 2008                     100%     100%     100%     100%     100%
November 2009                      99%      99%      99%      99%      99%
November 2010                      98%      98%      98%      98%      98%
November 2011                      97%      97%      97%      97%      97%
November 2012                      96%      96%      96%      96%      96%
November 2013                      95%      95%      95%      95%      95%
November 2014                      93%      93%      93%      93%      93%
November 2015                      79%      79%      78%      78%      74%
November 2016                      0%       0%       0%       0%       0%
Weighted average life (years)     9.34     9.33     9.31     9.29     9.09

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE            0%      25%      50%      75%      100%
-----------------------------   -------- -------- -------- -------- --------
Closing Date                      100%     100%     100%     100%     100%
November 2007                     100%     100%     100%     100%     100%
November 2008                     100%     100%     100%     100%     100%
November 2009                     100%     100%     100%     100%     100%
November 2010                     100%     100%      98%      86%      12%
November 2011                      0%       0%       0%       0%       0%
Weighted average life (years)     4.53     4.50     4.43     4.34     4.00

                                      S-147

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE            0%      25%      50%      75%      100%
-----------------------------   -------- -------- -------- -------- --------
Closing Date                      100%     100%     100%     100%     100%
November 2007                     100%     100%     100%     100%     100%
November 2008                     100%     100%     100%     100%     100%
November 2009                     100%     100%     100%     100%     100%
November 2010                     100%     100%     100%     100%     100%
November 2011                     100%     100%     100%     100%     100%
November 2012                      80%      80%      80%      80%      80%
November 2013                      59%      58%      57%      55%      48%
November 2014                      36%      33%      30%      27%      26%
November 2015                      2%       0%       0%       0%       0%
November 2016                      0%       0%       0%       0%       0%
Weighted average life (years)     7.33     7.26     7.21     7.16     7.07

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE            0%      25%      50%      75%      100%
-----------------------------   -------- -------- -------- -------- --------
Closing Date                      100%     100%     100%     100%     100%
November 2007                     100%     100%     100%     100%     100%
November 2008                     100%     100%     100%     100%     100%
November 2009                     100%     100%     100%     100%     100%
November 2010                     100%     100%     100%     100%     100%
November 2011                     100%     100%     100%     100%     100%
November 2012                     100%     100%     100%     100%     100%
November 2013                     100%     100%     100%     100%     100%
November 2014                     100%     100%     100%     100%     100%
November 2015                     100%     100%      99%      98%      96%
November 2016                      0%       0%       0%       0%       0%
Weighted average life (years)     9.73     9.69     9.66     9.61     9.39

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-4FL CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE            0%      25%      50%      75%      100%
-----------------------------   -------- -------- -------- -------- --------
Closing Date                      100%     100%     100%     100%     100%
November 2007                     100%     100%     100%     100%     100%
November 2008                     100%     100%     100%     100%     100%
November 2009                     100%     100%     100%     100%     100%
November 2010                     100%     100%     100%     100%     100%
November 2011                     100%     100%     100%     100%     100%
November 2012                     100%     100%     100%     100%     100%
November 2013                     100%     100%     100%     100%     100%
November 2014                     100%     100%     100%     100%     100%
November 2015                     100%     100%      99%      98%      96%
November 2016                      0%       0%       0%       0%       0%
Weighted average life (years)     9.73     9.69     9.66     9.61     9.39

                                      S-148

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-MFL CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE            0%      25%      50%      75%      100%
-----------------------------   -------- -------- -------- -------- --------
Closing Date                      100%     100%     100%     100%     100%
November 2007                     100%     100%     100%     100%     100%
November 2008                     100%     100%     100%     100%     100%
November 2009                     100%     100%     100%     100%     100%
November 2010                     100%     100%     100%     100%     100%
November 2011                     100%     100%     100%     100%     100%
November 2012                     100%     100%     100%     100%     100%
November 2013                     100%     100%     100%     100%     100%
November 2014                     100%     100%     100%     100%     100%
November 2015                     100%     100%     100%     100%     100%
November 2016                      0%       0%       0%       0%       0%
Weighted average life (years)     9.93     9.93     9.91     9.87     9.61

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE            0%      25%      50%      75%      100%
-----------------------------   -------- -------- -------- -------- --------
Closing Date                      100%     100%     100%     100%     100%
November 2007                     100%     100%     100%     100%     100%
November 2008                     100%     100%     100%     100%     100%
November 2009                     100%     100%     100%     100%     100%
November 2010                     100%     100%     100%     100%     100%
November 2011                     100%     100%     100%     100%     100%
November 2012                     100%     100%     100%     100%     100%
November 2013                     100%     100%     100%     100%     100%
November 2014                     100%     100%     100%     100%     100%
November 2015                     100%     100%     100%     100%     100%
November 2016                      0%       0%       0%       0%       0%
Weighted average life (years)     9.93     9.93     9.93     9.93     9.68

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE            0%      25%      50%      75%      100%
-----------------------------   -------- -------- -------- -------- --------
Closing Date                      100%     100%     100%     100%     100%
November 2007                     100%     100%     100%     100%     100%
November 2008                     100%     100%     100%     100%     100%
November 2009                     100%     100%     100%     100%     100%
November 2010                     100%     100%     100%     100%     100%
November 2011                     100%     100%     100%     100%     100%
November 2012                     100%     100%     100%     100%     100%
November 2013                     100%     100%     100%     100%     100%
November 2014                     100%     100%     100%     100%     100%
November 2015                     100%     100%     100%     100%     100%
November 2016                      0%       0%       0%       0%       0%
Weighted average life (years)     9.93     9.93     9.93     9.93     9.68

                                      S-149

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE            0%      25%      50%      75%      100%
-----------------------------   -------- -------- -------- -------- --------
Closing Date                      100%     100%     100%     100%     100%
November 2007                     100%     100%     100%     100%     100%
November 2008                     100%     100%     100%     100%     100%
November 2009                     100%     100%     100%     100%     100%
November 2010                     100%     100%     100%     100%     100%
November 2011                     100%     100%     100%     100%     100%
November 2012                     100%     100%     100%     100%     100%
November 2013                     100%     100%     100%     100%     100%
November 2014                     100%     100%     100%     100%     100%
November 2015                     100%     100%     100%     100%     100%
November 2016                      0%       0%       0%       0%       0%
Weighted average life (years)     9.93     9.93     9.93     9.93     9.68

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

      DISTRIBUTION DATE            0%      25%      50%      75%      100%
-----------------------------   -------- -------- -------- -------- --------
Closing Date                      100%     100%     100%     100%     100%
November 2007                     100%     100%     100%     100%     100%
November 2008                     100%     100%     100%     100%     100%
November 2009                     100%     100%     100%     100%     100%
November 2010                     100%     100%     100%     100%     100%
November 2011                     100%     100%     100%     100%     100%
November 2012                     100%     100%     100%     100%     100%
November 2013                     100%     100%     100%     100%     100%
November 2014                     100%     100%     100%     100%     100%
November 2015                     100%     100%     100%     100%     100%
November 2016                      0%       0%       0%       0%       0%
Weighted average life (years)     9.93     9.93     9.93     9.93     9.68

                                      S-150

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      The Mortgage Pool will consist of one hundred twenty-four (124)
fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of
$1,491,010,945, subject to a permitted variance of plus or minus 5%. The Cut-off
Date Balances of the mortgage loans range from $1,575,090 to $120,000,000, and the mortgage loans have an average Cut-off Date Balance of $12,024,282.

      For purposes of calculating distributions on certain classes of certificates, the mortgage loans in the pool of mortgage loans backing the offered certificates will be divided into Loan Group 1 and Loan Group 2.

      Loan Group 1 will consist of all of the mortgage loans that are secured by property types other than thirteen (13) mortgage loans that are secured by multifamily properties. Loan Group 1 will consist of one hundred eleven (111)
mortgage loans, with an Initial Loan Group 1 Balance of $1,400,352,160, subject to a permitted variance of plus or minus 5%. Loan Group 1 represents approximately 93.9% of the Initial Pool Balance.

      Loan Group 2 will consist of thirteen (13) of the mortgage loans that are secured by multifamily properties and have an Initial Loan Group 2 Balance of
$90,658,785, subject to a permitted variance of plus or minus 5%. Loan Group 2 represents approximately 6.1% of the Initial Pool Balance and approximately
100.0% of the principal balance of all the mortgage loans secured by multifamily properties.

      The Cut-off Date Balances of the mortgage loans in Loan Group 1 range from
$1,575,090 to $120,000,000 and the mortgage loans in Loan Group 1 had an average
Cut-off Date Balance of $12,615,785. The Cut-off Date Balances of the mortgage loans in Loan Group 2 range from $3,393,863 to $12,900,000 and the mortgage loans in Loan Group 2 had an average Cut-off Date Balance of $6,973,753.

      Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation.
In addition, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

      A description of the underwriting standards for Morgan Stanley Mortgage
Capital Inc. are set forth in this prospectus supplement under "The Sponsor,
Mortgage Loan Seller and Originator--Morgan Stanley Mortgage Capital
Inc.--Underwriting Standards."

      The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the Sponsor taking into account Rating Agency criteria and anticipated feedback, anticipated subordinate investor feedback, property type and geographic location.

      The mortgage loans were originated between June 30, 2005 and October 12,
2006. As of the Cut-off Date, none of the mortgage loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool are contained in Appendix IV attached to this prospectus supplement.

      One hundred twenty-eight (128) mortgaged properties, securing mortgage loans representing 97.4% of the Initial Pool Balance (which include one hundred fifteen (115) mortgaged properties in Loan Group 1, representing 97.2% of the
Initial Loan Group 1 Balance, and thirteen (13) mortgaged properties in Loan
Group 2, representing

                                      S-151

100.0% of the Initial Loan Group 2 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged property.

      Two (2) mortgaged properties, securing mortgage loans representing 2.3% of the Initial Pool Balance (and representing 2.4% of the Initial Loan Group 1
Balance), are subject to a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in the mortgaged properties.

      One (1) mortgaged property, securing a mortgage loan representing 0.3% of the Initial Pool Balance (and representing 0.3% of the Initial Loan Group 1
Balance), is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of such mortgaged property and a leasehold interest in the remainder of the mortgaged property. In circumstances where both the fee and leasehold interest in the entire mortgaged property are encumbered, we have treated that as simply an encumbered fee interest.

      On the Closing Date, we will acquire the mortgage loans from the mortgage loan seller pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the mortgage loan seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the
Certificateholders. See "--The Sponsor, Mortgage Loan Seller and Originator" and
"--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

      The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. One hundred twenty-four (124)
mortgage loans, representing 100.0% of the Initial Pool Balance (which include one hundred eleven (111) mortgage loans in Loan Group 1, representing 100.0% of the Initial Loan Group 1 Balance, and thirteen (13) mortgage loans in Loan Group
2, representing 100.0% of the Initial Loan Group 2 Balance), accrue interest on the basis of the actual number of days elapsed each month in a 360-day year.

Property Types

      The mortgage loans consist of the following property types:

      o   Retail - Sixty-three (63) of the mortgaged properties, which secure
          44.8% of the Initial Pool Balance, are retail properties;

      o   Office - Thirty (30) of the mortgaged properties, which secure 30.9%
          of the Initial Pool Balance, are office properties;

      o   Hospitality - Ten (10) of the mortgaged properties, which secure 6.5%
          of the Initial Pool Balance, are hospitality properties;

      o   Multifamily - Thirteen (13) of the mortgaged properties, which secure
          6.1% of the Initial Pool Balance, are multifamily properties;

      o   Other - One (1) of the mortgaged properties, which secures 4.7% of the
          Initial Pool Balance, is a type of property other than those set forth in this paragraph;

      o   Mixed Use - Four (4) of the mortgaged properties, which secure 3.2% of the Initial Pool Balance, are mixed use properties;

      o   Industrial - Eight (8) of the mortgaged properties, which secure 3.0%
          of the Initial Pool Balance, are industrial properties;

                                      S-152

      o   Manufactured Housing Community - One (1) of the mortgaged properties, which secure 0.6% of the Initial Pool Balance, is a manufactured housing community property; and

      o   Self Storage - One (1) of the mortgaged properties, which secure 0.2%
          of the Initial Pool Balance, is a self storage property.

      For information regarding the property types in Loan Group 1 or Loan Group
2, see Appendix I to this prospectus supplement.

Property Location

      The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: California, Colorado, Florida,
Arizona, New York, Illinois and Pennsylvania.

      o   Fifteen (15) mortgaged properties, representing security for 12.9% of the Initial Pool Balance, are located in California. Of the mortgaged properties located in California, eight (8) of such mortgaged properties, representing security for 7.9% of the initial Pool
          Balance, are located in Southern California, and seven (7) mortgaged properties, representing security for 5.0% of the Initial Pool
          Balance, are located in Northern California. Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below;

      o   Nine (9) mortgaged properties, representing security for 12.4% of the
          Initial Pool Balance, are located in Colorado;

      o   Seven (7) mortgaged properties, representing security for 10.8% of the
          Initial Pool Balance, are located in Florida;

      o   Ten (10) mortgaged properties, representing security for 8.8% of the
          Initial Pool Balance, are located in Arizona;

      o   Six (6) mortgaged properties, representing security for 7.2% of the
          Initial Pool Balance, are located in New York;

      o   Four (4) mortgaged properties, representing security for 7.1% of the
          Initial Pool Balance, are located in Illinois; and

      o   Thirteen (13) mortgaged properties, representing security for 5.4% of the Initial Pool Balance, are located in Pennsylvania.

      For information regarding the location of the properties securing the mortgage loans included in Loan Group 1 and Loan Group 2, see Appendix I to this prospectus supplement.

Due Dates

      One hundred twelve (112) of the mortgage loans, representing 64.5% of the
Initial Pool Balance (which include one hundred (100) mortgage loans in Loan
Group 1, representing 62.6% of the Initial Loan Group 1 Balance, and twelve (12)
mortgage loans in Loan Group 2, representing 93.2% of the Initial Loan Group 2
Balance), have Due Dates on the first day of each calendar month. Four (4) of the mortgage loans, representing 20.0% of the Initial Pool Balance (and representing 21.3% of the Initial Loan Group 1 Balance), have Due Dates on the
7th day of each calendar month. Seven (7) of the mortgage loans, representing
15.3% of the Initial Pool Balance (which include six (6) mortgage loans in Loan
Group 1, representing 15.8% of the Initial Loan Group 1 Balance, and one (1)
mortgage loan in Loan Group 2, representing 6.8% of the Initial Loan Group 2
Balance), have Due Dates on the 8th day of each calendar month. One (1) mortgage loan, representing 0.3% of the Initial Pool Balance (and representing 0.3% of the Initial Loan Group 1 Balance), has a Due Dates on the 9th day of each calendar month. The mortgage loans have various grace periods prior to the imposition of late payment charges, including (i) one hundred

                                      S-153

twenty-two (122) mortgage loans, representing 98.5% of the Initial Pool Balance
(which include one hundred ten (110) mortgage loans in Loan Group 1, representing 98.7% of the Initial Loan Group 1 Balance, and twelve (12) mortgage loans in Loan Group 2, representing 96.3% of the Initial Loan Group 2 Balance), with grace periods prior to the imposition of late payment charges of 0 to 5 calendar days or 5 business days, (ii) one (1) mortgage loan, representing 1.3%
of the Initial Pool Balance (and representing 1.3% of the Initial Loan Group 1
Balance), with grace periods prior to the imposition of late payment charges of
8 business days, and (iii) one (1) mortgage loan, representing 0.2% of the
Initial Pool Balance (and representing 3.7% of the Initial Loan Group 2
Balance), with grace periods prior to the imposition of late payment charges of
15 business days.

Amortization

      The mortgage loans have the following amortization features:

      One hundred twenty-four (124) of the mortgage loans, representing 100.0%
of the Initial Pool Balance (which include one hundred eleven (111) mortgage loans in Loan Group 1, representing 100.0% of the Initial Loan Group 1 Balance, and thirteen (13) mortgage loans in Loan Group 2, representing 100.0% of the
Initial Loan Group 2 Balance), are Balloon Loans. Three (3) of these mortgage loans, representing 0.8% of the Initial Pool Balance (which includes two (2)
mortgage loans in Loan Group 1, representing 0.5% of the Initial Loan Group 1
Balance, and one (1) mortgage loan in Loan Group 2, representing 5.1% of the
Initial Loan Group 2 Balance), are ARD Loans. Included in these Balloon Loans are sixty-eight (68) mortgage loans, representing 38.7% of the Initial Pool
Balance (which include fifty-seven (57) mortgage loans in Loan Group 1, representing 35.2% of the Initial Loan Group 1 Balance, and eleven (11) mortgage loans in Loan Group 2, representing 92.5% of the Initial Loan Group 2 Balance), that provide for monthly payments of interest only for a portion of their respective terms, ranging from eight (8) months to eighty-four (84) months, and then provide for the monthly payment of principal and interest over their respective remaining terms.

      Thirteen (13) mortgage loans, representing 36.0% of the Initial Pool
Balance (which include thirteen (13) mortgage loans in Loan Group 1, representing 38.4% of the Initial Loan Group 1 Balance), currently provide for monthly payments of interest only for their entire respective terms. The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a 360-day year consisting of twelve 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on the basis of a 360-day year consisting of twelve 30-day months as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors" in this prospectus supplement.

Prepayment Restrictions

      As of the Cut-off Date, each of the mortgage loans restricted voluntary
Principal Prepayments in one of the following ways:

      o   One hundred five (105) mortgage loans, representing 88.4% of the
          Initial Pool Balance (which include ninety-seven (97) mortgage loans in Loan Group 1, representing 89.6% of the Initial Loan Group 1
          Balance, and eight (8) mortgage loans in Loan Group 2, representing
          69.2% of the Initial Loan Group 2 Balance), prohibit voluntary
          Principal Prepayments for a period ending on a date determined by the related mortgage note (which may be the maturity date), which period is referred to in this prospectus supplement as a Lock-out Period, but permit the related borrower, after an initial period of at least two years following the date of issuance of the certificates, to defease the mortgage loan by pledging "government securities" as defined in the Investment Company Act of 1940 that provide for payment on or prior to each due date through and including the maturity date (or the earlier due date on which the mortgage loan first becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

      o   Fourteen (14) mortgage loans, representing 9.2% of the Initial Pool
          Balance (which include ten (10) mortgage loans in Loan Group 1, representing 8.7% of the Initial Loan Group 1 Balance, and four (4)
          mortgage loans in Loan Group 2, representing 16.6% of the Initial Loan
          Group 2 Balance), prohibit

                                      S-154

          voluntary Principal Prepayments during a Lock-out Period, and following the Lock-out Period provide for a Prepayment Premium or
          Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid.

      o   Two (2) mortgage loans, representing 1.0% of the Initial Pool Balance
          (which include one (1) mortgage loan in Loan Group 1, representing
          0.2% of the Initial Loan Group 1 Balance, and one (1) mortgage loan representing 14.2% of the Initial Loan Group 2 Balance), has no
          Lock-out Period and permits voluntary Principal Prepayments at any time if accompanied by a Prepayment Premium or Yield Maintenance
          Charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid.

      o   One (1) mortgage loan, representing 0.8% of the Initial Pool Balance
          (and representing 0.9% of the Initial Loan Group 1 Balance), prohibit voluntary Principal Prepayments during a Lock-out Period, and following the Lock-out Period provides for a Prepayment Premium or
          Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1.0% of the amount prepaid, and also permits the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the mortgage loan by pledging "government securities" as defined above.

      o   One (1) mortgage loan, representing 0.3% of the Initial Pool Balance
          (and representing 0.4% of the Initial Loan Group 1 Balance), has no
          Lock-out Period and permits voluntary Principal Prepayments if accompanied by a Prepayment Premium or Yield Maintenance Charge
          calculated on the basis of (i) the greater of a (x) yield maintenance formula and (y) 1.0% of the amount prepaid with respect to any prepayment made prior to October 1, 2013, (ii) the lesser of (x) the greater of a yield maintenance formula and (y) 1.0% of the amount prepaid, and 3% of the outstanding balance with respect to any prepayment made from and after October 1, 2013 to and including
          September 1, 2014, (iii) the lesser of (x) the greater of a yield maintenance formula and (y) 1.0% of the amount prepaid, and 2% of the outstanding debt with respect to any prepayment made from and after
          October 1, 2014 to and including March 1, 2016, and (iv) 1.0% of the outstanding principal loan balance with respect to any prepayment made from and after April 1, 2016 to and including June 1, 2016.

      o   One (1) mortgage loan, representing 0.2% of the Initial Pool Balance
          (and representing 0.2% of the Initial Loan Group 1 Balance), prohibits voluntary Principal Prepayments during a Lock-out Period, and following the Lock-out Period provides for a Prepayment Premium or
          Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1.0% of the amount prepaid.

      Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a Prepayment Premium or Yield Maintenance Charge and (ii)
provide for a specified period commencing prior to and including the maturity date or Anticipated Repayment Date during which the related borrower may prepay the mortgage loan without payment of a Prepayment Premium or yield maintenance charge. In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have Yield Maintenance Charges. See the footnotes to
Appendix II of this prospectus supplement for more details about the various yield maintenance formulas.

      With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

      o   Seven (7) mortgage loans, representing 2.1% of the Initial Pool
          Balance (and representing 2.3% of the Initial Loan Group 1 Balance), is secured by multiple mortgaged properties and permits the release of any of the mortgaged properties after the applicable Lock-out Period upon the defeasance of an amount equal to 125% of the allocated loan amount of the mortgaged property being released if, among other conditions, the loan-to-value ratio of the remaining mortgaged properties immediately following the release is not greater than 76%
          and the debt service coverage ratio of the remaining mortgaged properties immediately following the release is at least equal to
          1.18x.

                                      S-155

      o   One (1) mortgage loan, representing 0.5% of the Initial Pool Balance
          (and representing 0.6% of the Initial Loan Group 1 Balance), is secured by multiple mortgaged properties and permits the release of one or more of the mortgaged properties from the lien of the mortgage loan after the applicable lock-out period upon the defeasance of an amount equal to 115% of the allocated loan amount of the mortgaged property being released, if accompanied by a payment of a Yield
          Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1.0% of the amount prepaid, and, in each case,
          (a) the loan-to-value ratio of the remaining mortgaged properties immediately following the release is not greater than 78%, (b) the debt service coverage ratio of the remaining mortgaged properties immediately following the release is at least equal to 1.25x, and (c)
          confirmation of "no downgrade" from the applicable rating agencies is received. With respect to one of the mortgaged properties, the borrower must deliver additional documents and pay a specific release price of which is outlined in Appendix II.

      In addition, certain mortgage loans that are cross-collateralized and cross-defaulted with other mortgage loans permit the related borrower to prepay one or more of the related mortgage loans and/or release the cross-collateralization with respect to the related mortgaged property or properties, subject to the satisfaction of certain conditions.

      In addition, certain mortgage loans provide for the free release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property which were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. In addition, certain of the mortgage loans may permit the related borrower to substitute collateral under certain circumstances.

      Notwithstanding the above, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements commencing three (3) to thirty-six (36) payment dates prior to and including the maturity date or the anticipated repayment date.

      See the footnotes to Appendix II of this prospectus supplement for more details concerning certain of the foregoing provisions including the method of calculation of any Prepayment Premium or Yield Maintenance Charge which will vary for any mortgage loan.

Non-Recourse Obligations

      The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under the mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by the seller or any of its affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

      The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, any B Note or any Serviced Companion Mortgage Loan if the
borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans, any B Note and any Serviced
Companion Mortgage Loan generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

      In addition, some of the mortgage loans, any B Notes and any Serviced
Companion Mortgage Loans permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the

                                      S-156

borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan, B Note or Serviced
Companion Mortgage Loan documents and/or as determined by the master servicer.
The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan, B Note or Serviced Companion Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

      Four (4) of the mortgage loans, representing 18.4% of the Initial Pool
Balance (and representing 19.6% of the Initial Loan Group 1 Balance), currently have additional financing in place that is secured by the mortgaged property or properties related to such mortgage loan. Mortgage Loan No. 1, (the "Waterside
Shops Mortgage Loan"), which had an outstanding principal balance as of the
Cut-off Date of $120,000,000, representing 8.0% of the Initial Pool Balance (and representing 8.6% of the Initial Loan Group 1 Balance), is secured by the related mortgaged property which also secures a subordinated B Note (the
"Waterside Shops B Note") that had an outstanding principal balance as of the
Cut-off Date of $45,000,000. Mortgage Loan No. 9, (the "Michigan Plaza Pari
Passu Loan"), which had an outstanding principal balance as of the Cut-off Date of $72,000,000, representing 4.8% of the Initial Pool Balance (and representing
5.1% of the Initial Loan Group 1 Balance), is secured by the related mortgaged property on a pari passu basis with a companion note (the "Michigan Plaza
Companion Loan") that had an outstanding principal balance as of the Cut-off
Date of $160,000,000. Mortgage Loan No. 16, (the "Sony Pictures Plaza Mortgage
Loan"), which had an outstanding principal balance as of the Cut-off Date of
$52,875,930, representing 3.5% of the Initial Pool Balance (and representing
3.8% of the Initial Loan Group 1 Balance), is secured by the related mortgaged property which also secures a subordinated B Note (the "Sony Pictures Plaza B
Note") that had an original outstanding principal balance of $37,000,000.
Mortgage Loan No. 25, (the "Cherry Creek Pari Passu Loan"), which had an outstanding principal balance as of the Cut-off Date of $30,000,000, representing 2.0% of the Initial Pool Balance (and representing 2.1% of the
Initial Loan Group 1 Balance), is secured by the related mortgaged property on a pari passu basis with two companion notes (collectively, the "Cherry Creek
Companion Loan") that had an outstanding principal balance as of the Cut-off
Date of $250,000,000. See "Servicing of the Mortgage Loans--Servicing of the A/B
Mortgage Loans, the Michigan Plaza Loan Group and the Cherry Creek Loan Group."

      Six (6) of the mortgage loans, representing 14.8% of the Initial Pool
Balance (which include five (5) mortgage loans in Loan Group 1, representing
15.2% of the Loan Group 1 Balance and one (1) mortgage loan in Loan Group 2, representing 7.3% of the Loan Group 2 Balance), are secured by mortgaged properties that currently have additional financing in place that is not secured by that mortgaged property. With respect to Mortgage Loan Nos. 2-8, 13 and 43, there is related mezzanine financing in the aggregate amount of $11,000,000,
$7,104,195 and $1,000,000, respectively. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may have also incurred additional financing that is not secured by the mortgaged property.

      Twenty-one (21) of the mortgage loans, representing 16.2% of the Initial
Pool Balance (which include nineteen (19) mortgage loans in Loan Group 1, representing 15.5% of the Initial Loan Group 1 Balance, and two (2) mortgage loans in Loan Group 2, representing 26.9% of the Initial Loan Group 2 Balance), permit the borrower to enter into additional financing that is not secured by the related mortgaged property (or to retain unsecured debt existing at the time of the origination of that loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

      In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the trust if certain defaults on the mortgage loan occur. The Purchase Price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and Advances relating to, the mortgage loan. Such Purchase Price generally does not include a Yield Maintenance Charge or

                                      S-157

Prepayment Premium. Accordingly, such purchase (if made prior to the maturity date or Anticipated Repayment Date) will have the effect of a prepayment made without payment of a Yield Maintenance Charge or Prepayment Premium.

      The specific rights of the related subordinate or mezzanine lender with respect to any future subordinate or mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

      For further information with respect to subordinate debt, mezzanine debt and other financing, see Appendix II attached to this prospectus supplement.

      We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third party holds debt secured by a pledge of an equity ownership interest in a related borrower. See "Legal Aspects of the Mortgage Loans--Subordinate Financing" in
the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash
Flow Available To The Mortgaged Property Which May Adversely Affect Payment On
Your Certificates" in this prospectus supplement.

      Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

The PPG Portfolio Mortgage Loan

      Mortgage Loan Nos. 2-8 (referred to herein as the "PPG Portfolio Mortgage
Loan"), which had an outstanding principal balance as of the Cut-off Date of
$104,000,000, representing 7.0% of the Initial Pool Balance (and representing
7.4% of the Initial Loan Group 1 Balance), is secured by the related mortgaged property (the "PPG Portfolio Mortgaged Property"). The PPG Portfolio Mortgaged
Property currently has additional subordinated mezzanine financing (the "PPG
Portfolio Mezzanine Loan") in place with an original principal balance of
$11,000,000 that is not secured by the PPG Portfolio Mortgaged Property. The PPG
Portfolio Mezzanine Loan is secured by a first priority perfected security interest in the ownership interests of the related borrower under the PPG
Portfolio Mortgage Loan.

      Rights of the Holder of PPG Portfolio Mezzanine Loan

      Pursuant to the terms of an intercreditor agreement, the holder of the PPG
Portfolio Mezzanine Loan has certain rights with respect to the PPG Portfolio
Mortgage Loan, including, among others, the following:

      Option to Cure Defaults Under the PPG Portfolio Mortgage Loan. The holder of the PPG Portfolio Mezzanine Loan has the right to cure monetary events of default relating to a liquidated sum of money with respect to the PPG Portfolio
Mortgage Loan, until the later of (i) five (5) business days of receipt by the holder of the PPG Portfolio Mezzanine Loan of notice of the subject event of default and (ii) the expiration of the cure provision under the PPG Portfolio
Mortgage Loan to cure such default. Generally, the holder of the PPG Portfolio
Mezzanine Loan may not cure a monetary event of default with respect to monthly scheduled debt service payments on the PPG Portfolio Mortgage Loan for more than six (6) consecutive months. If the default is of a non-monetary nature, the holder of the PPG Portfolio Mezzanine Loan shall have the same period of time as the PPG Portfolio Mortgage Loan borrower to cure such non-monetary default, provided, however that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being diligently pursued by the holder of the PPG
Portfolio Mezzanine Loan, then such holder shall be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default, so long as it meets certain conditions set forth in the related intercreditor agreement.

      Option to Purchase the PPG Portfolio Mortgage Loan. If (a) the PPG
Portfolio Mortgage Loan has been accelerated, (b) any proceeding to foreclose or otherwise enforce the PPG Mortgage or other security for the PPG Portfolio
Mortgage Loan has been commenced and is continuing or (c) the PPG Portfolio
Mortgage Loan is a Specially Serviced Mortgage Loan (each a "PPG Portfolio
Mortgage Loan Purchase Option Event"), upon ten (10)

                                      S-158

business days prior written notice, the holder of the PPG Portfolio Mezzanine
Loan has the right to purchase, in whole but not in part, the PPG Portfolio
Mortgage Loan for a price equal to the outstanding principal balance of the PPG
Portfolio Mortgage Loan, plus accrued and unpaid interest on the PPG Portfolio
Mortgage Loan, plus any Advances, plus any interest thereon, including all other costs and expenses (including legal fees and expenses and special servicing fees, but excluding workout or liquidation fees and any prepayment fees or premiums that would be due if the related borrower were prepaying the PPG
Portfolio Mortgage Loan at the time of such purchase in violation of the prohibition against voluntary prepayment) actually incurred by the holder of the
PPG Portfolio Mortgage Loan in enforcing the terms of the related PPG Portfolio
Mortgage Loan documents and a liquidation fee if the PPG Portfolio Mortgage Loan is purchased sixty (60) or more days after the delivery of written notice of intent to purchase the PPG Portfolio Mortgage Loan. The foregoing option to purchase the PPG Portfolio Mortgage Loan automatically terminates upon a transfer of the PPG Portfolio Mortgaged Property by foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure or if a PPG Portfolio
Mortgage Loan Purchase Option Event ceases to exist (other than if it ceases to exist because of an action by the holder of the PPG Portfolio Mezzanine Loan to cure PPG Portfolio Mortgage Loan defaults under the related intercreditor agreement).

      Consent Rights. Pursuant to the related intercreditor agreement, the consent of the holder of the PPG Portfolio Mezzanine Loan is required for the holder of the PPG Portfolio Mortgage Loan to take certain actions or make any modifications to the related mortgage loan documents permitting it to take certain actions, including, but not limited to:

   o  increase the interest rate or principal amount of the PPG Portfolio
      Mortgage Loan;

   o  increase in any other material respect any monetary obligations of the borrower under the related mortgage loan documents;

   o  extend or shorten the scheduled maturity date of the PPG Portfolio
      Mortgage Loan (other than acceleration of the PPG Portfolio Mortgage Loan after the lapse of any cure periods granted to the holder of the PPG
      Portfolio Mezzanine Loan pursuant to the terms of the related intercreditor agreement);

   o  convert or exchange the PPG Portfolio Mortgage Loan into or for any other indebtedness or subordinate any of the PPG Portfolio Mortgage Loan to any indebtedness of the borrower;

   o  obtain any direct or indirect equity interest in the borrower or the borrower under the PPG Portfolio Mezzanine Loan or provide for any contingent interest, additional interest or so-called "kicker" measured on the basis of the cash flow or appreciation of the PPG Portfolio Mortgaged
      Property (or other similar equity participation);

   o  extend the period during which voluntary prepayments are prohibited or during which prepayments require the payment of a prepayment fee or premium or yield maintenance charge, impose any prepayment fee or premium or yield maintenance charge in connection with a prepayment of the PPG
      Portfolio Mortgage Loan when none is now required under the related mortgage loan documents, or increase the amount of any such prepayment fee, premium or yield maintenance charge; or

   o  increase the amount of any principal payments required under the PPG
      Portfolio Mortgage Loan or modify any related principal amortization schedule in a manner which would increase the amount of principal payments.

The Shops at Briargate Mortgage Loan

      Mortgage Loan No. 13 (referred to herein as the "Shops at Briargate
Mortgage Loan") is secured by the related mortgaged property (the "Shops at
Briargate Mortgaged Property") and has an outstanding principal balance as of the Cut-off Date of $71,395,805, representing 4.8% of the Initial Pool Balance
(and representing 5.1% of the Initial Loan Group 1 Balance), and is an asset of the trust. The Shops at Briargate Mortgaged Property currently has additional subordinated mezzanine financing (the "Shops at Briargate Mezzanine Loan") in place with an original principal balance of $7,104,195 that is not secured by the Shops at Briargate Mortgaged Property. The Shops at

                                      S-159

Briargate Mezzanine Loan is secured by a first priority perfected security interest in the ownership interests of the related borrower under the Shops at
Briargate Mortgage Loan. The Shops at Briargate Mezzanine Loan is not an asset of the trust.

      Rights of the Holder of Shops at Briargate Mezzanine Loan

      Pursuant to the terms of an intercreditor agreement, the holder of the
Shops at Briargate Mezzanine Loan has certain rights with respect to the Shops at Briargate Mortgage Loan, including, among others, the following:

      Option to Cure Defaults Under the Shops at Briargate Mortgage Loan. The
holder of the Shops at Briargate Mezzanine Loan has the right to cure monetary events of default with respect to the Shops at Briargate Mortgage Loan, within five (5) business days of the later of receipt by the holder of the Shops at
Briargate Mezzanine Loan of notice of the subject event of default or the expiration of the borrower's applicable cure period. Generally, the holder of the Shops at Briargate Mezzanine Loan may not cure a monetary event of default with respect to monthly scheduled debt service payments on the Shops at
Briargate Mortgage Loan for more than four (4) consecutive months. If the default is of a non-monetary nature, the holder of the Shops at Briargate
Mezzanine Loan shall have the same period of time as the Shops at Briargate
Mortgage Loan borrower to cure such non-monetary default, provided, however that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being diligently pursued by the holder of the Shops at Briargate Mezzanine Loan, then such holder shall be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default, so long as it meets certain conditions set forth in the related intercreditor agreement.

      Option to Purchase the Shops at Briargate Mortgage Loan. If (a) the Shops
at Briargate Mortgage Loan has been accelerated or any enforcement action has been commenced and is continuing under the mortgage loan documents or (b) the
Shops at Briargate Mortgage Loan is a Specially Serviced Mortgage Loan (each a
"Shops at Briargate Mortgage Loan Purchase Option Event"), upon ten business days prior written notice, the holder of the Shops at Briargate Mezzanine Loan has the right to purchase, in whole but not in part, the Shops at Briargate
Mortgage Loan for a price equal to the outstanding principal balance of the
Shops at Briargate Mortgage Loan, plus accrued and unpaid interest, and other amounts due thereon, on the Shops at Briargate Mortgage Loan, plus any advances made by the holder of the Shops at Briargate Mortgage Loan, plus any interest charged by the holder of the Shops at Briargate Mortgage Loan on any advances for monthly payments of principal and/or interest on the Shops at Briargate
Mortgage Loan and/or on any advances and all other costs and expenses (including legal fees and expenses and special servicing fees) actually incurred by the holder of the Shops at Briargate Mortgage Loan in enforcing the terms of the related mortgage loan documents. The foregoing option to purchase the Shops at
Briargate Mortgage Loan automatically terminates upon a transfer of the mortgaged property by foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure.

      Consent Rights. Pursuant to the related intercreditor agreement, the consent of the holder of the Shops at Briargate Mezzanine Loan is required for the holder of the Shops at Briargate Mortgage Loan to take any of the following actions or to make any modifications to the related mortgage loan documents permitting it to take any of the following actions:

      o   increase the interest rate or principal amount of the Shops at
          Briargate Mortgage Loan;

      o   increase in any other material respect any monetary obligations of borrower under the related mortgage loan documents,

      o   extend or shorten the scheduled maturity date of the Shops at
          Briargate Mortgage Loan (except that the holder of the Shops at
          Briargate Mortgage Loan may permit borrower to exercise any extension options in accordance with the terms and provisions of the related mortgage loan documents),

      o   convert or exchange the Shops at Briargate Mortgage Loan into or for any other indebtedness or subordinate any of the Shops at Briargate
          Mortgage Loan to any indebtedness of borrower,

                                      S-160

      o   amend or modify the provisions limiting transfers of interests in the borrower or the property securing the Shops at Briargate Mortgage
          Loan,

      o   modify or amend the terms and provisions of the related cash management agreement with respect to the manner, timing and method of the application of payments under the related mortgage loan documents,

      o   cross default the Shops at Briargate Mortgage Loan with any other indebtedness,

      o   consent to a higher strike price with respect to any new or extended interest rate cap agreement entered into in connection with the extended term of the Shops at Briargate Mortgage Loan,

      o   extend the period during which voluntary prepayments are prohibited or during which prepayments require the payment of a prepayment fee or premium or yield maintenance charge or increase the amount of any such prepayment fee, premium or yield maintenance charge;

      o   obtain any contingent interest, additional interest or so-called
          "kicker" measured on the basis of the cash flow or appreciation of the property securing the Shops at Briargate Mortgage Loan, (or other similar equity participation),

      provided, however, in no event shall the holder of the Shops at Briargate
Mortgage Loan be obligated to obtain consent from the holder of the Shops at
Briargate Mezzanine Loan to any of the modifications listed above in the case of a workout or other surrender, compromise, release, renewal, or indulgence relating to the Shops at Briargate Mortgage Loan during the existence of a an event of default under the Shops at Briargate Mortgage Loan that is continuing, except that under no conditions shall the holder of the Shops at Briargate
Mortgage Loan commit the following action without written consent of the holder of the Shops at Briargate Mezzanine Loan:

      o   increase the principal amount of the Shops at Briargate Mortgage Loan;
          or

      o   extend the period during which voluntary prepayments are prohibited or during which prepayments require the payment of a prepayment fee or premium or yield maintenance charge or increase the amount of any such prepayment fee, premium or yield maintenance charge.

The Basin Street Landing Mortgage Loan

      Mortgage Loan No. 43 (referred to herein as the "Basin Street Landing
Mortgage Loan") is secured by the related mortgaged property (the "Basin Street
Landing Mortgaged Property") and has an outstanding principal balance as of the
Cut-off Date of $11,500,000, representing 0.8% of the Initial Pool Balance (and representing 0.8% of the Initial Loan Group 1 Balance), and is an asset of the trust. The Basin Street Landing Mortgaged Property currently has additional subordinated mezzanine financing (the "Basin Street Landing Mezzanine Loan") in place with an original principal balance of $1,000,000 that is not secured by the Basin Street Landing Mortgaged Property. The Basin Street Landing Mezzanine
Loan is secured by a first priority perfected security interest in the ownership interests of the related borrower under the Basin Street Landing Mortgage Loan.
The Basin Street Landing Mezzanine Loan is not an asset of the trust.

      Rights of the Holder of Basin Street Landing Mezzanine Loan

      Pursuant to the terms of an intercreditor agreement, the holder of the
Basin Street Landing Mezzanine Loan has certain rights with respect to the Basin
Street Landing Mortgage Loan, including, among others, the following:

      Option to Cure Defaults Under the Basin Street Landing Mortgage Loan. The
holder of the Basin Street Landing Mezzanine Loan has the right to cure monetary events of default with respect to the Basin Street Landing Mortgage Loan, within five (5) business days of receipt by the holder of the Basin Street Landing
Mezzanine Loan of notice of the subject event of default. Generally, the holder of the Basin Street Landing Mezzanine Loan may not cure a monetary event of default with respect to monthly scheduled debt service payments on the Basin
Street

                                      S-161

Landing Mortgage Loan for more than six (6) consecutive months. If the default is of a non-monetary nature, the holder of the Basin Street Landing Mezzanine
Loan shall have the same period of time as the Basin Street Landing Mortgage
Loan borrower to cure such non-monetary default, provided, however that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being diligently pursued by the holder of the Basin Street Landing Mezzanine Loan, then such holder shall be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default, so long as it meets certain conditions set forth in the related intercreditor agreement.

      Option to Purchase the Basin Street Landing Mortgage Loan. If (a) the
Basin Street Landing Mortgage Loan has been accelerated or (b) any proceeding to foreclose or otherwise enforce the Basin Street Landing Mortgage or other security for the Basin Street Landing Mortgage Loan has been commenced (each a
"Basin Street Landing Mortgage Loan Purchase Option Event"), upon ten business days prior written notice, the holder of the Basin Street Landing Mezzanine Loan has the right to purchase, in whole but not in part, the Basin Street Landing
Mortgage Loan for a price equal to the outstanding principal balance of the
Basin Street Landing Mortgage Loan, plus accrued and unpaid interest on the
Basin Street Landing Mortgage Loan, plus any advances made by the holder of the
Basin Street Landing Mortgage Loan, plus any interest charged by the holder of the Basin Street Landing Mortgage Loan on any advances for monthly payments of principal and/or interest on the Basin Street Landing Mortgage Loan and/or on any advances, and all other costs and expenses (including legal fees and expenses and special servicing fees) actually incurred by the holder of the
Basin Street Landing Mortgage Loan in enforcing the terms of the related Basin
Street Landing Mortgage Loan documents and a liquidation fee if the Basin Street
Landing Mortgage Loan is purchased 60 or more days after such Basin Street
Landing Mortgage Loan becomes a Specially Serviced Mortgage Loan. The foregoing option to purchase the Basin Street Landing Mortgage Loan automatically terminates upon a transfer of the mortgaged property by foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure.

      Consent Rights. Under the related intercreditor agreement, the consent of the holder of the Basin Street Landing Mezzanine Loan is required for the holder of the Basin Street Landing Mortgage Loan to take any of the following actions or make any modifications to the Basin Street Landing Mortgage Loan documents permitting it to take any of the following actions:

      o   increase the interest rate or principal amount of the Basin Street
          Landing Mortgage Loan except for increases in principal to cover workout costs (including closing costs in connection therewith) and servicing advances made by the holder of the Basin Street Landing
          Mortgage Loan;

      o   increase in any other material respect any monetary obligations of borrower under the related mortgage loan documents;

      o   shorten the scheduled maturity date of the Basin Street Landing
          Mortgage Loan (other than by acceleration pursuant to the related mortgage loan documents);

      o   convert or exchange the Basin Street Landing Mortgage Loan into or for any other indebtedness or subordinate any of the Basin Street Landing
          Mortgage Loan to any indebtedness of borrower;

      o   accept a grant of any lien on or security interest in any collateral or property of borrower or any other person not originally granted or contemplated to be granted under the related mortgage loan documents;

      o   modify or amend the terms and provisions of the cash management agreement of the Basin Street Landing Mortgage Loan with respect to the amount, manner, timing and method of the application of payments under the related mortgage loan documents or, to the extent such deposits are required under the related mortgage loan documents, waive the requirement that borrower deposit all rents into a restricted account as provided for in the cash management agreement;

      o   cross default the Basin Street Landing Mortgage Loan with any other indebtedness;

                                      S-162

      o   obtain any equity interest in the borrower under the Basin Street
          Landing Mortgage Loan or the borrower under the Basin Street Landing
          Mezzanine Loan, or any contingent interest, additional interest or so called "kicker" measured on the basis of the cash flow or appreciation of the property securing the Basin Street Landing Mortgage Loan;

      o   spread the lien of the Basin Street Landing Mortgage Loan to encumber additional real property;

      o   result in the termination of, or increase the required strike price with respect to any interest rate protection agreement required under the related mortgage loan documents or modify or amend the requirements of the related mortgage loan documents relating to any interest rate protection agreement;

      o   modify or amend the definition of "Event of Default" under the related mortgage loan documents;

      o   modify or amend the provisions limiting transfers of interests (direct or indirect) in the borrower or the property securing the Basin Street
          Landing Mortgage Loan;

      o   extend the period during which voluntary prepayments are prohibited or impose any prepayment fee or premium or yield maintenance charge in connection with a prepayment of the Basin Street Landing Mortgage Loan when none is now required or after the current maturity date of the
          Basin Street Landing Mortgage Loan or increase the amount of such prepayment fee, premium or yield maintenance charge;

      o   modify the provisions of the related mortgage loan documents relating to the establishment of reserve accounts and the amounts to be deposited into such accounts; or

      o   release any collateral for the Basin Street Landing Mortgage Loan;

      provided, however, in no event shall the holder of the Basin Street
Landing Mortgage Loan be obligated to obtain consent from the holder of the
Basin Street Landing Mezzanine Loan to any of the modifications listed above in the case of a workout or other surrender, compromise, release, renewal, or indulgence relating to the Basin Street Landing Mortgage Loan during the existence of a an event of default under the Basin Street Landing Mortgage Loan that is continuing, except that under no conditions shall the holder of the
Basin Street Landing Mortgage Loan commit the following action without written consent of the holder of the Basin Street Landing Mezzanine Loan:

      o   increase the principal amount of the Basin Street Landing Mortgage
          Loan except for increases in principal to cover workout costs
          (including closing costs in connection therewith) and servicing advances made by the holder of the Basin Street Landing Mortgage Loan;
          or

      o   extend the period during which voluntary prepayments are prohibited or impose any prepayment fee or premium or yield maintenance charge in connection with a prepayment of the Basin Street Landing Mortgage Loan when none is now required or after the current maturity date of the
          Basin Street Landing Mortgage Loan or increase the amount of such prepayment fee, premium or yield maintenance charge.

Loan Purpose

      Fifty-three (53) of the mortgage loans, representing 38.9% of the Initial
Pool Balance (which include fifty (50) mortgage loans in Loan Group 1, representing 39.4% of the Initial Loan Group 1 Balance, and three (3) mortgage loans in Loan Group 2, representing 32.0% of the Initial Loan Group 2 Balance), were originated in connection with the borrower's acquisition of the mortgaged property that secures such mortgage loan, and seventy-one (71) of the mortgage loans, representing 61.1% of the Initial Pool Balance (which include sixty-one
(61) mortgage loans in Loan Group 1, representing 60.6% of the Initial Loan
Group 1 Balance, and ten (10) mortgage loans in Loan Group 2, representing 68.0%
of the Initial Loan Group 2 Balance), were originated in connection with the borrower's refinancing of a previous mortgage loan.

                                      S-163

Additional Collateral

      One (1) mortgage loan, representing 1.3% of the Initial Pool Balance (and representing 1.4% of the Initial Loan Group 1 Balance), has additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II attached to this prospectus supplement.

The ARD Loans

      Three (3) mortgage loans, representing 0.8% of the Initial Pool Balance
(which include two (2) mortgage loans in Loan Group 1, representing 0.5% of the
Initial Loan Group 1 Balance, and one (1) mortgage loan in Loan Group 2, representing 5.1% of the Initial Loan Group 2 Balance), provide that if the related borrower has not prepaid such mortgage loan in full on or before its
Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the Revised Rate for that mortgage loan rather than at the Initial Rate. In addition, funds on deposit in lockbox accounts relating to the ARD Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.

Cash Management Agreements/Lockboxes

      Forty-four (44) of the mortgage loans, representing 65.8% of the Initial
Pool Balance (which include forty-three (43) mortgage loans in Loan Group 1, representing 69.7% of the Initial Loan Group 1 Balance, and one (1) mortgage loan in Loan Group 2, representing 5.1% of the Initial Loan Group 2 Balance ), generally provided that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

      Appendix II to this prospectus supplement sets forth (among other things)
the type of provisions (if any) for the establishment of a lockbox under the terms of each mortgage loan. The following paragraphs describe each type of provision:

      o   Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. Such revenue generally is either (a)
          swept and remitted to the related borrower unless a default or other
          "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

      o   Soft, Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the lockbox bank, which in general is the applicable servicer on

                                      S-164

          behalf of the trust; the revenue is then applied by the applicable servicer on behalf of the trust according to the related mortgage loan documents.

      o   Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the trust.
          The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the trust according to the related mortgage loan documents.

      o   Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified
          "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the trust; the revenue is then applied by the lockbox bank, which in general is the applicable servicer on behalf of the trust according to the related mortgage loan documents.

      o   None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the origination date, and no lockbox is contemplated to be established during the mortgage loan term.

      In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

      In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser that, generally, was a Member of the Appraisal Institute. Each such appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act
of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented in this prospectus supplement for illustrative purposes only.

      The appraisals for certain of the mortgaged properties state a "stabilized value" as well as an "as-is" value for these properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the properties. The stabilized value is presented as the
Appraised Value in this prospectus supplement to the extent stated in the footnotes to Appendix II to this prospectus supplement.

Environmental Assessments

      An environmental site assessment was performed with respect to each mortgaged property generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with

                                      S-165

industry practice. In some cases, a "Phase II" environmental site assessment was also performed. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the
Certificateholders. However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. See "Risk Factors--Environmental Risks
Relating to Specific Mortgaged Properties May Adversely Affect Payments On Your
Certificates" in this prospectus supplement.

Property Condition Assessments

      In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.
Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports
May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted
in such reports, the related borrower was required to establish reserves for replacement or repair or to remediate the deficiency.

Seismic Review Process

      In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

      The mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for the mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations.
Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents.
Violations may be known to exist at any particular mortgaged property, but the mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

ADDITIONAL MORTGAGE LOAN INFORMATION

      Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the
Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see
Appendix II to this prospectus supplement, and for a brief summary of the ten
(10) largest mortgage loans (including crossed mortgage loans) in the Mortgage
Pool, see Appendix IV to this prospectus supplement. Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool"
section and (b) under "Legal Aspects Of Mortgage Loans" in the prospectus.

                                      S-166

      For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

      (1) References to "DSCR" are references to "Debt Service Coverage Ratios."
          In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) Underwritable Cash Flow to (b)
          required current debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and Appendix IV, the "Debt
          Service Coverage Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of
          Terms" in this prospectus supplement. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and Appendix IV, the "Debt
          Service Coverage Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of
          Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage
          Ratio (unless otherwise indicated) reflects (i) with respect to any
          Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage Loan and the related
          Serviced Companion Mortgage Loan and (ii) with respect to any
          Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the Non-Serviced Mortgage Loan and the related Non-Serviced Companion
          Mortgage Loan. The Debt Service Coverage Ratio information in this prospectus supplement with respect to any A/B Mortgage Loan, reflects the indebtedness under the related mortgage loan, but not the indebtedness on the related B Note. The Debt Service Coverage Ratio information in this prospectus supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the indebtedness under the related mortgage loan, but not the
          subordinated, second lien indebtedness.

          In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of "free rent"
          periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower supplied
          "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

          The Underwritable Cash Flow for residential cooperative mortgaged properties is based on projected net operating income at the mortgaged property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the related mortgaged property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

                                      S-167

          Historical operating results may not be available or were deemed not relevant for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information such as estimates or budgets. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the mortgage loan seller in determining the presented operating information.

          The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt
          Service Coverage Ratios accurately reflect that ability.

      (2) References to "DSCR Post IO Period" are references to "Debt Service
          Coverage Ratio Post IO Period." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and Appendix IV, the "Debt
          Service Coverage Ratio Post IO Period" or "DSCR Post IO Period" for
          any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio Post IO Period (unless otherwise indicated) reflects, for mortgage loans that require monthly payments of interest-only for a certain amount of time after origination followed by monthly payments of principal and interest for the remaining term of the mortgage loan, the annualized amount of debt service that will be payable under the mortgage loan after the beginning of the amortization term of the mortgage loan.

      (3) References in the tables to "Cut-off Date LTV" are references to
          "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and Appendix IV, the "Cut-off
          Date LTV," "Cut-off Date Loan-to-Value," "Balloon LTV" or "Balloon
          Loan-to-Value" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the loan-to-value ratio reflects (i) with respect to any Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the Non-Serviced Mortgage Loan and the related Non-Serviced
          Companion Mortgage Loan. The loan-to-value information in this prospectus supplement with respect to any A/B Mortgage Loan reflects the indebtedness under the related mortgage loan, but not the indebtedness on the related B Note. The loan-to-value information in this prospectus supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the indebtedness under the related mortgage loan, but not the subordinated, second lien indebtedness.

          The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and
          Condition--Appraisals."

          When information with respect to mortgaged properties is expressed as a percentage of the Initial Pool Balance, the percentages are based upon the Cut-off Date principal balances of the related mortgage loans or with respect to an individual property securing a multi-property mortgage loan, the portions of those loan balances allocated to such properties. The allocated loan amount for each mortgaged property securing a multi-property mortgage loan is set forth on Appendix II to this prospectus supplement.

                                      S-168

          No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

      (4) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

      The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

      Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

      The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below). Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or its tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause. The master servicer will be deemed to have satisfied the
Servicing Standard in respect of such insurance requirement if the borrower maintains, or the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the borrower pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against "acts of terrorism" as defined by the Terrorism
Risk Insurance Act of 2002.

      If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency
Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration in an
amount representing coverage of at least the lesser of:

      o   the outstanding principal balance of the related mortgage loan; and

      o   the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the
          Servicing Standard.

      If a borrower fails to maintain such fire and hazard insurance, the master servicer will be required to obtain such insurance and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability. The special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an
REO Property (other than with respect to a Non-Serviced Mortgage Loan) in an amount not less than the maximum amount obtainable with respect to such REO
Property and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability, provided that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a

                                      S-169

cost customarily acceptable and consistent with the Servicing Standard; provided that the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

      In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to
Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO
Property so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard;
provided that the master servicer will be obligated to cause the borrower to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the master servicer determines that
(i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will, prior to availing itself of any limitation described in that sentence with respect to any mortgage loan (or any component loan of an A/B Mortgage Loan) that has a principal balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer and the Operating Adviser to the extent required by, and in accordance with the procedures set forth in, the Pooling and Servicing
Agreement. The master servicer will be entitled to rely on the determination of the special servicer made in connection with such approval or disapproval. The special servicer will decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within seven (7) business days of receipt by the special servicer and Operating Adviser from the master servicer of the master servicer's determination and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such approval will be deemed to have been granted. See "Risk
Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May
Adversely Affect Payments On Your Certificates" in this prospectus supplement.

SALE OF THE MORTGAGE LOANS

      On the Closing Date, the mortgage loan seller will sell the mortgage loans, without recourse, to the Depositor, and the Depositor, in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by the mortgage loan seller in respect of the mortgage loans and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders. In connection with such assignments, mortgage loan seller is required in accordance with the Mortgage
Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

      The trustee will be required to review the documents delivered by mortgage loan seller with respect to the mortgage loans within 75 days following the
Closing Date, and the trustee will hold the related documents in trust. Within
45 days following the Closing Date, pursuant to the Pooling and Servicing
Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File," are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the mortgage loan seller. Within
10 days following the Closing Date, the mortgage loan seller has agreed to submit or cause to be

                                      S-170

submitted for filing, at the expense of mortgage loan seller and, in the appropriate public office for Uniform Commercial Code filings, assignments to the trustee of financing statements relating to each mortgage loans' original mortgage note.

      The mortgagee of record with respect to any Non-Serviced Mortgage Loan will be the related Non-Serviced Mortgage Loan Trustee.

REPRESENTATIONS AND WARRANTIES

      In the Mortgage Loan Purchase Agreement, the mortgage loan seller has represented and warranted with respect to each of the mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

      (1)   the information presented in the schedule of the mortgage loans attached to the Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

      (2)   the mortgage loan seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

      (3)   no Scheduled Payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

      (4)   the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

      (5)   the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

      (6)   the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

      (7)   the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

      (8)   except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

      (9)   the mortgage loan seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

      (10)  the related mortgaged property is covered by an American Land Title
Association, or a comparable form (as adopted in the applicable jurisdiction)
of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

      (11)  the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect to the mortgage loan;

      (12)  except in the case of the mortgage loans covered by the secured creditor impaired property policy that we describe above, an environmental site assessment or update of a previous assessment was performed with

                                      S-171

respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment
(or the most recent assessment with respect to each mortgaged property) has been delivered to the Depositor, and the mortgage loan seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

      (13)  each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

      (14)  the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the Mortgage Loan Purchase Agreement;

      (15)  there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related
Mortgage;

      (16)  the related borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding;

      (17)  no mortgage requires the holder of it to release all or any material portion of the related mortgaged property from the lien of the mortgage except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) except where the portion of the related mortgaged property permitted to be released was not considered by the mortgage loan seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

      (18)  there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

      (19)  the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum of the ground lease has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee under the ground lease to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances;
(c) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor under the ground lease (or if it is required it will have been obtained prior to the Closing Date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred under the ground lease; (e) such ground lease, or a related estoppel letter, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor under the ground lease may terminate such ground lease; and (g) such ground lease has an original term
(including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan;
and

      (20)  the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage

                                      S-172

loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

      If any mortgage loan document required to be delivered to the trustee by the mortgage loan seller with respect to the mortgage loans as described under
"--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by the mortgage loan seller regarding the characteristics of any of the mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then the mortgage loan seller will be obligated to cure such Material Document Defect or Material
Breach in all material respects within the applicable Permitted Cure Period.
Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the mortgage loan seller to pay an amount sufficient to pay such expenses.

      If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure
Period, the mortgage loan seller will be obligated, not later than the last day of such Permitted Cure Period, to:

      o   repurchase the affected mortgage loan from the trust at the Purchase
          Price; or,

      o   at its option, if within the two-year period commencing on the Closing
          Date, replace such mortgage loan with a Qualifying Substitute Mortgage
          Loan, and pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced
          (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute
          Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

      The mortgage loan seller must cure any Material Document Defect or
Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage," as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the mortgage loan seller was notified of the defect or breach.

      The foregoing obligations of the mortgage loan seller to cure a Material
Document Defect or a Material Breach in respect of any of the mortgage loans or the obligation of the mortgage loan seller to repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material
Breach; and none of us or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the mortgage loan seller defaults on its obligation to do so. The mortgage loan seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it.

      If (x) a mortgage loan is to be repurchased or replaced as contemplated above (a "Defective Mortgage Loan"), (y) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other mortgage loans
("Crossed Mortgage Loans") and (z) the applicable Document Defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such Crossed Mortgage Loans (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such Crossed Mortgage Loan, and the mortgage loan seller shall be obligated to repurchase or replace each such Crossed Mortgage Loan in accordance with the provisions of the Mortgage Loan Purchase Agreement, unless, in the case of such breach or Document Defect, (A) the mortgage loan seller provides a nondisqualification opinion to the trustee at the expense of that mortgage loan seller and (B) both of the following conditions would be satisfied if that mortgage loan seller were to repurchase or replace only those mortgage loans as to which a Material Breach or Material Document Defect had occurred (without regard to this paragraph) (the "Affected Loan(s)"): (i) the Debt Service
Coverage Ratio for all those Crossed Mortgage Loans (excluding the Affected
Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the greater of (A) the Debt Service Coverage Ratio for all those Crossed Mortgage Loans (including the Affected Loan(s)) set forth in Appendix II to this

                                      S-173

prospectus supplement and (B) 1.25x, and (ii) the loan-to-value ratio for all those Crossed Mortgage Loans (excluding the Affected Loan(s)) is not greater than the lesser of (A) the current loan-to-value ratio for all those Crossed
Mortgage Loans (including the Affected Loan(s)) set forth in Appendix II to this prospectus supplement and (B) 75%. The determination of the master servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The master servicer will be entitled to cause to be delivered, or direct the mortgage loan seller to
(in which case that mortgage loan seller shall) cause to be delivered to the master servicer: (A) an appraisal of any or all of the related mortgaged properties for purposes of determining whether the condition set forth in clause
(ii) above has been satisfied, in each case at the expense of that mortgage loan seller if the scope and cost of the appraisal is approved by that mortgage loan seller (such approval not to be unreasonably withheld) and (B) an opinion of counsel that not requiring the repurchase of each such other mortgage loan will not result in an Adverse REMIC Event, as defined in the Pooling and Servicing
Agreement.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

      The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the
Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the
Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the
Mortgage Pool as described in this prospectus supplement. The information presented in this prospectus supplement is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS

      With respect to any Mortgage Loan for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered.
Instead, the related mortgage loan seller will be required to take all actions as are necessary to cause the trustee on behalf of the Trust to be shown as, and the trustee will be required to take all actions necessary to confirm that the trustee on behalf of the Trust is shown as, the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

      The master servicer and the special servicer, either directly or through sub-servicers, will be required to service and administer the mortgage loans
(other than any Non-Serviced Mortgage Loans) in accordance with the Servicing
Standard. The applicable Non-Serviced Mortgage Loan Pooling and Servicing
Agreement will exclusively govern the servicing and administration of the related Non-Serviced Mortgage Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holders of any loans in a
Non-Serviced Mortgage Loan Group will be effected in accordance with the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement). Consequently, the
servicing provisions described herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due on encumbrance and due on sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to any Non-Serviced
Mortgage Loans, the servicing and administration of which will instead be governed by the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement. The servicing standard for any Non-Serviced Mortgage Loan under its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement is
substantially similar to the Servicing Standard under the Pooling and Servicing
Agreement. Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to

                                      S-174

which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer and the special servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer or the special servicer, as the case may be.

      Any such interest of the master servicer or the special servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer or the special servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer or the special servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on a secured or unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

      Each of the master servicer and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement; provided that none of the master servicer or the special servicer may appoint a sub-servicer after the
Closing Date without the Depositor's prior consent to the extent set forth in the Pooling and Servicing Agreement, which consent may not be unreasonably withheld. However, any sub-servicing agreement is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer or the special servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement.
The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

      The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

      o   a successor master servicer or special servicer is available, has a net worth of at least $15,000,000 and is willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation and, in the case of the special servicer, is reasonably acceptable to the Operating Adviser, the Depositor and the trustee;

      o   the master servicer or special servicer bears all costs associated with its resignation and the transfer of servicing; and

      o   the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

      Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the
Pooling and Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer. In the event the trustee or any agent of the trustee assumes the duties and obligations of the master servicer or special servicer under such circumstances, the trustee will be permitted to resign as master servicer or special servicer notwithstanding the first sentence of this paragraph if it has been replaced by a qualified successor pursuant to the terms of the Pooling and Servicing
Agreement.

      The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

      The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will

                                      S-175

have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

      The master servicer initially will be responsible for servicing and administering the entire pool of mortgage loans (including any B Note and
Serviced Companion Mortgage Loan) other than the Non-Serviced Mortgage Loans.
The special servicer will be responsible for servicing and administering any
Specially Serviced Mortgage Loans other than the Non-Serviced Mortgage Loans.

      Upon the occurrence of any of the events set forth under the definition of the term "Specially Serviced Mortgage Loan" in the "Glossary of Terms" in this prospectus supplement (generally regarded as "Servicing Transfer Events"), the master servicer will be required to transfer its principal servicing responsibilities with respect to a Specially Serviced Mortgage Loan to the special servicer in accordance with the procedures set forth in the Pooling and
Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan.
If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed in lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management of the property and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for any Non-Serviced Mortgage Loan under its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement are substantially similar to the events set forth under the definition of the term "Specially
Serviced Mortgage Loan" in the "Glossary of Terms" to this prospectus supplement.

      A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage
Loan to which the master servicer will re-assume all servicing responsibilities.

      The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered
Certificates--Advances--Servicing Advances" in this prospectus supplement.

      The master servicer and the special servicer and any partner, representative, affiliate, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to a B Note or a Serviced Companion Mortgage
Loan, out of collections on, and other proceeds of, the B Note or the Serviced
Companion Mortgage Loan) against any loss, liability, or expense incurred in connection with any legal action relating to the Pooling and Servicing
Agreement, the mortgage loans, any B Note, any Serviced Companion Mortgage Loan or the certificates other than any loss, liability or expense incurred by reason of the master servicer's, special servicer's or such person's willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement.

      The Non-Serviced Mortgage Loan Pooling and Servicing Agreements generally require the consent of the trustee, as holder of the Non-Serviced Mortgage
Loans, to certain amendments to that agreement that would adversely affect the rights of the trustee in that capacity.

SERVICING OF THE A/B MORTGAGE LOANS, THE MICHIGAN PLAZA LOAN GROUP AND THE
CHERRY CREEK LOAN GROUP

THE WATERSIDE SHOPS A/B MORTGAGE LOAN

      Mortgage Loan No. 1 (referred to herein as the "Waterside Shops Mortgage
Loan") which had an outstanding principal balance as of the Cut-off Date of
$120,000,000, representing 8.0% of the Initial Pool Balance (and representing
8.6% of the Initial Loan Group 1 Balance), is secured by the related mortgaged property (the "Waterside Shops Mortgaged Property") which also secures a subordinated Note B (the "Waterside Shops B Note") that had an original principal balance of $45,000,000. The Waterside Shops Mortgage Loan is an asset of the trust and the Waterside Shops B Note is not an asset of the trust.

                                      S-176

      Cure Rights and Purchase Rights. In the event that certain defaults exist under the Waterside Shops Mortgage Loan or the Waterside Shops B Note, the
holder of the Waterside Shops B Note will have the right, in certain circumstances, to make cure payments and cure other defaults with respect to the
Waterside Shops Mortgage Loan and to purchase the Waterside Shops Mortgage Loan for a price equal to the sum of the outstanding principal balance of the
Waterside Shops Mortgage Loan, together with accrued and unpaid interest thereon, any unpaid servicing fees, any unreimbursed Advances and interest thereon at the rate specified in the Pooling and Servicing Agreement and servicing fees and special servicing fees and all other amounts payable to the master servicer or the special servicer pursuant to the Pooling and Servicing
Agreement allocable to the Waterside Shops Mortgage Loan and interest thereon at the rate specified in the Pooling and Servicing Agreement. The right to purchase the Waterside Shops Mortgage Loan shall terminate upon the earlier of 121 days after delivery to the master servicer or special servicer, pursuant to the
Pooling and Servicing Agreement, of the option to purchase, when the Waterside
Shops Mortgaged Property becomes REO Property, as defined in the Pooling and
Servicing Agreement, or cure by the borrower.

      The Waterside Shops Controlling Holder. The initial holder of the
Waterside Shops Mortgage Loan and the Waterside Shops B Note entered into an intercreditor agreement (the "Waterside Shops Intercreditor Agreement"). Under
the Waterside Shops Intercreditor Agreement, the consent of the Waterside Shops
Controlling Holder is required for the master servicer or special servicer to take certain action, including:

      o   any proposed or actual foreclosure upon or comparable conversion
          (which may include acquisition of the REO Property) of the ownership of the Waterside Shops Mortgaged Property and other collateral securing the Waterside Shops Mortgage Loan if it comes into and continues in default or other enforcement action under the mortgage loan documents;

      o   any proposed modification, extension, amendment or waiver of a monetary term (including the timing of payments and the extension of the maturity date) or any material non-monetary term of the Waterside
          Shops Mortgage Loan;

      o   any proposed or actual sale of the Waterside Shops Mortgaged Property
          (other than in connection with a termination of the trust) for less than an amount equal to the aggregate of the outstanding principal balance of the Waterside Shops A/B Mortgage Loan as of the date of purchase, all accrued and unpaid interest on the Waterside Shops A/B
          Mortgage Loan to, but not including, the due date immediately following the date of purchase (exclusive, however, of any portion of such accrued but unpaid interest that represents default interest), all related unreimbursed servicing advances and all accrued and unpaid interest, if any, in respect of related advances, plus any unreimbursed reductions in the principal balance of the Waterside
          Shops Mortgage Loan that do not result in an accompanying payment of principal to the holder of the Waterside Shops Mortgage Loan or the
          Waterside Shops B Note or any unreimbursed additional trust expenses;

      o   any acceptance of a discounted payoff of the Waterside Shops Mortgage
          Loan;

      o   any determination to bring the Waterside Shops Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Waterside Shops Mortgaged Property or REO Property;

      o   any release of collateral for the Waterside Shops Mortgage Loan or any release of the borrower or any guarantor under the Waterside Shops
          Mortgage Loan (other than in accordance with the terms of the
          Waterside Shops Mortgage Loan (with no material discretion by the mortgagee) or upon satisfaction of, the Waterside Shops Mortgage
          Loan);

      o   any acceptance of substitute or additional collateral for the
          Waterside Shops Mortgage Loan (other than in accordance with the terms of the Waterside Shops Mortgage Loan with no material discretion by the mortgagee) or any subordination of the liens granted under the terms of the mortgage loan documents in respect of such collateral;

                                      S-177

      o   any waiver or determination to enforce or not enforce a "due-on-sale"
          or "due-on-encumbrance" clause including any transfer of direct or indirect interests in borrower that require the consent of the mortgagee;

      o   any acceptance of an assumption agreement releasing the borrower or a guarantor from liability under the Waterside Shops Mortgage Loan;

      o   any acceptance of a change in the property management company or, if applicable, hotel franchise for the Waterside Shops Mortgaged Property or any proposed termination or material modification of the management agreement for the Waterside Shops Mortgaged Property;

      o   any extension of the maturity date of the Waterside Shops Mortgage
          Loan, including any extension which results in the remaining term of any related ground lease (together with extensions at the sole option of the lender) being less than ten (10) years beyond the amortization term of the Waterside Shops Mortgage Loan;

      o   any incurrence of additional debt by the borrower or any mezzanine financing by any beneficial owner of the borrower (except as expressly permitted by the terms of the mortgage loan documents with no material discretion by the mortgagee);

      o   the voting on any plan or reorganization, restructuring or similar event in the bankruptcy or similar proceeding of the borrower;

      o   any workout, or any proposed modification or waiver of any provision of the mortgage loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the borrower, and any renewal or replacement of the then-existing insurance policies (to the extent the mortgagee's approval is required under the mortgage loan documents);

      o   any sale of the Waterside Shops Mortgage Loan other than in connection with the exercise of a fair value purchase option set forth in the
          Pooling and Servicing Agreement or in connection with the repurchase of the Waterside Shops Mortgage Loan in connection with the breach of a representation or warranty or a document defect;

      o   any transfer of all or any portion of the Waterside Shops Mortgaged
          Property or any transfer of any direct or indirect ownership interest in the borrower (except as expressly permitted by the mortgage loan documents or any consent to an assignment and assumption of the
          Waterside Shops Mortgage Loan pursuant to the mortgage loan documents);

      o   any material reduction or material waiver of the borrower's obligations to pay any reserve amounts under the mortgage loan documents;

      o   any acceleration of the Waterside Shops Mortgage Loan;

      o   any subordination of any recorded document recorded in connection with the Waterside Shops Mortgage Loan;

      o   any amendment to any single purpose entity provision of the mortgage loan documents;

      o   any material alteration to the Waterside Shops Mortgaged Property (to the extent the mortgagee's consent is required pursuant to the mortgage loan documents);

      o   any approval of the making, material modification or termination of any lease (to the extent the mortgagee's consent is required pursuant to the mortgage loan documents);

                                      S-178

      o   any approval of annual budgets and business plans for the Waterside
          Shops Mortgaged Property, to the extent of any such approval rights in the mortgage loan documents;

      o   any forgiveness of any interest payments or principal payments of the
          Waterside Shops Mortgage Loan;

      o   any determination regarding the use or application of condemnation awards or casualty insurance proceeds to the extent the mortgagee has discretion thereover; and

      o   any waiver of any guarantor's obligations under any guaranty or indemnity.

      The "Waterside Shops Controlling Holder" is the holder of the Waterside
Shops B Note (excluding any holder of an interest in the Waterside Shops B Note that is the borrower or a party related to the borrower), unless (i) a Waterside
Shops Control Appraisal Event has occurred and is continuing or (ii) the holder or holders of more than 50% of the principal balance of the Waterside Shops B
Note is the borrower or related to the borrower, in which case the Waterside
Shops Controlling Holder is the holder of the Waterside Shops Mortgage Loan.

      Distributions. Under the terms of the Waterside Shops Intercreditor
Agreement, on each payment date, all amounts received from or on behalf of the borrower (other than (x) proceeds, awards or settlements to be applied to the restoration or repair of the Waterside Shops Mortgaged Property or released to the borrower, (y) amounts collected on the Waterside Shops Mortgage Loan or related REO Property that are then due and payable pursuant to the Pooling and
Servicing Agreement to the master servicer, the special servicer, the trustee or the fiscal agent and (z) all amounts for required reserves or escrows required by the mortgage loan documents to be held as reserves or escrows) will be applied in the following order of priority:

      o   first, to the holder of the Waterside Shops Mortgage Loan, an amount equal to the accrued and unpaid interest on the principal balance of the Waterside Shops Mortgage Loan at the applicable interest rate minus the applicable servicing fees;

      o   second, to the holder of the Waterside Shops Mortgage Loan, in an amount equal to all scheduled principal payments, in accordance with the schedule attached to the Waterside Shops Intercreditor Agreement, plus its pro rata portion of all unscheduled principal payments, if any, on the Waterside Shops Mortgage Loan (based on the principal balances of the Waterside Shops Mortgage Loan and the Waterside Shops
          B Note), in each case to be applied in reduction of the principal balance of the Waterside Shops Mortgage Loan;

      o   third, to the holder of the Waterside Shops B Note, up to the aggregate amount of all payments made by the holder of the Waterside
          Shops B Note in connection with the exercise of its cure rights under the Waterside Shops Intercreditor Agreement and unreimbursed costs and expenses relating to the Waterside Shops B Note;

      o   fourth, to the holder of the Waterside Shops B Note, in an amount equal to the accrued and unpaid interest on the principal balance of the Waterside Shops B Note at the applicable interest rate minus the applicable servicing fees;

      o   fifth, to the holder of the Waterside Shops B Note, in an amount equal to all scheduled principal payments, in accordance with the schedule attached to the Waterside Shops Intercreditor Agreement, plus its pro rata portion of all unscheduled principal payments, if any, on the
          Waterside Shops Mortgage Loan (based on the principal balances of the
          Waterside Shops Mortgage Loan and the Waterside Shops B Note), in each case to be applied in reduction of the principal balance of the
          Waterside Shops B Note.

      o   sixth, to the holder of the Waterside Shops Mortgage Loan, an amount equal to a pro rata share of any Prepayment Premium, assumption or other fees received in respect of the Waterside Shops A/B Mortgage
          Loan;

                                      S-179

      o   seventh, to the holder of the Waterside Shops B Note, an amount equal to a pro rata share of any Prepayment Premium, assumption or other fees received in respect of the Waterside Shops A/B Mortgage Loan;

      o   eighth, any default interest in excess of the accrued and unpaid interest on the principal balances of the Waterside Shops Mortgage
          Loan and the Waterside Shops B Note shall be paid on a pro rata basis to the holder of the Waterside Shops Mortgage Loan and the holder of the Waterside Shops B Note, to the extent actually paid by the borrower, not applied to interest on Advances and not payable to any master servicer, trustee or fiscal agent pursuant to the Pooling and
          Servicing Agreement;

      o   ninth, any penalty charges shall be paid on a pro rata basis to the holder of the Waterside Shops Mortgage Loan and the holder of the
          Waterside Shops B Note, to the extent actually paid by the borrower and not applied to interest on Advances or payable to any master servicer, trustee or fiscal agent pursuant to the Pooling and
          Servicing Agreement;

      o   tenth, if any excess amount is paid by the borrower and is not required to be returned to the borrower or to a party other than the holder of the Waterside Shops Mortgage Loan or the holder of the
          Waterside Shops B Note, and not otherwise applied in accordance with the Waterside Shops Intercreditor Agreement, such amount shall be paid to the holder of the Waterside Shops Mortgage Loan and the holder of the Waterside Shops B Note, pro rata (based on the initial principal balance of the Waterside Shops Mortgage Loan and the initial principal balance of the Waterside Shops B Note).

      Payments Following a Event of Default. Under the terms of the Waterside
Shops Intercreditor Agreement, following an event of default, all amounts received from or on behalf of the borrower (other than (x) proceeds, awards or settlements to be applied to the restoration or repair of the Waterside Shops
Mortgaged Property or released to the borrower, (y) amounts collected on the
Waterside Shops Mortgage Loan or related REO Property that are then due and payable pursuant to the Pooling and Servicing Agreement to the master servicer, the special servicer, the trustee or the fiscal agent and (z) all amounts for required reserves or escrows required by the mortgage loan documents to be held as reserves or escrows) will be applied in the following order of priority:

      o   first, to the holder of the Waterside Shops Mortgage Loan, in an amount equal to the accrued and unpaid interest on the principal balance of the Waterside Shops Mortgage Loan at the applicable interest rate minus the applicable servicing fees;

      o   second, to the holder of the Waterside Shops Mortgage Loan, in an amount equal to the principal balance of the Waterside Shops Mortgage
          Loan, until such amount has been paid in full;

      o   third, to the holder of the Waterside Shops B Note, up to the aggregate amount of all payments made by the holder of the Waterside
          Shops B Note in connection with the exercise of its cure rights and unreimbursed costs and expenses relating to the Waterside Shops B
          Note;

      o   fourth, to the holder of the Waterside Shops B Note, in an amount equal to the accrued and unpaid interest on the principal balance of the Waterside Shops B Note at the applicable interest rate minus the applicable servicing fees;

      o   fifth, to the holder of the Waterside Shops B Note, in an amount equal to the principal balance of the Waterside Shops B Note, until such amount has been paid in full;

      o   sixth, to the holder of Waterside Shops Mortgage Loan, in an amount equal to a pro rata share of any Prepayment Premium due in respect of the Waterside Shops Mortgage Loan (to be determined based on the principal balance of the Waterside Shops Mortgage Loan and the
          Waterside Shops B Note);

      o   seventh, to the holder of the Waterside Shops B Note, an amount equal to a pro rata share of any Prepayment Premium due in respect of the
          Waterside Shops Mortgage Loan (to be determined based on the principal balance of the Waterside Shops Mortgage Loan and the Waterside Shops B
          Note);

                                      S-180

      o   eighth, any default interest in excess of the accrued and unpaid interest on the principal balances of the Waterside Shops Mortgage
          Loan and the Waterside Shops B Note shall be paid on a pro rata basis to the holder of the Waterside Shops Mortgage Loan and the holder of the Waterside Shops B Note, to the extent actually paid by the borrower, not applied to interest on Advances and not payable to any of the master servicer, the special servicer, the trustee or any fiscal agent pursuant to the Pooling and Servicing Agreement;

      o   ninth, any penalty charges shall be paid on a pro rata basis to the holder of the Waterside Shops Mortgage Loan and the holder of the
          Waterside Shops B Note, to the extent actually paid by the borrower and not applied to interest on Advances or payable to any of the master servicer, the special servicer, the trustee or any fiscal agent pursuant to the Pooling and Servicing Agreement;

      o   tenth, if the proceeds of any foreclosure sale or any liquidation of the Waterside Shops Mortgage Loan or the Waterside Shops Mortgaged
          Property exceed the amounts required to be applied in accordance with the Waterside Shops Intercreditor Agreement, and (i) as a result of a workout the principal balance of the Waterside Shops B Note has been reduced or (ii) any realized principal loss or additional trust expense was allocated to the Waterside Shops B Note, such excess amount shall be paid to the holder of the Waterside Shops B Note in an amount up to the amount of the reduction in the principal balance of the Waterside Shops B Note as a result of such workout or realized principal loss or additional trust expense; and

      o   eleventh, if any excess amount is paid by the borrower and is not required to be returned to the borrower or to a party other than the holder of the Waterside Shops Mortgage Loan or the holder of the
          Waterside Shops B Note, and not otherwise applied in accordance with the Waterside Shops Intercreditor Agreement, such remaining amount shall be paid to the holder of the Waterside Shops Mortgage Loan and the Waterside Shops B Note, pro rata (based on the initial principal balance of the Waterside Shops Mortgage Loan and the initial principal balance of the Waterside Shops B Note).

THE MICHIGAN PLAZA LOAN GROUP

      Mortgage Loan No. 9 (the "Michigan Plaza Pari Passu Loan"), which had an outstanding principal balance of as of the Cut-off Date of $72,000,000, representing 4.8% of the Initial Pool Balance (and representing 5.1% of the
Initial Loan Group 1 Balance), is secured by the same mortgaged property on a pari passu basis with another note, which had an outstanding principal balance of as of the Cut-off Date of $160,000,000 (the "Michigan Plaza Companion Loan")
that is not included in the trust. The Michigan Plaza Pari Passu Loan and the
Michigan Plaza Companion Loan have the same borrower and are all secured by the same mortgage instrument encumbering the same mortgaged property. The interest rate and maturity date of the Michigan Plaza Companion Loan are identical to those of the Michigan Plaza Pari Passu Loan. Payments from the borrower under the Michigan Plaza Loan Group will be applied on a pari passu basis to the
Michigan Plaza Pari Passu Loan and the Michigan Plaza Companion Loan. The
Michigan Plaza Companion Loan is not an asset of the trust. The Michigan Plaza
Companion Loan is included in a securitization known as the Morgan Stanley
Capital I Trust 2006-IQ11 ("MSCI 2006-IQ11"). The Michigan Plaza Pari Passu Loan
and the Michigan Plaza Companion Loan are collectively referred to in this prospectus supplement as the "Michigan Plaza Loan Group."

      The Michigan Plaza Loan Group is currently being serviced pursuant to the
MSCI 2006-IQ11 Pooling and Servicing Agreement. The master servicer or the trustee, as applicable, will be required to make P&I Advances on the Michigan
Plaza Pari Passu Loan unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Michigan Plaza Pari Passu Loan. The MSCI 2006-IQ11
Master Servicer or the MSCI 2006-IQ11 Trustee, as applicable, are required to make Servicing Advances on the Michigan Plaza Loan Group unless the MSCI
2006-IQ11 Master Servicer, the MSCI 2006-IQ11 Special Servicer or the MSCI
2006-IQ11 Trustee, as applicable, determines that such an Advance would not be recoverable from collections on the Michigan Plaza Loan Group.

      The initial holder of the Michigan Plaza Pari Passu Loan and the initial holder of the Michigan Plaza Companion Loan entered into a co-lender agreement
(the "Michigan Plaza Co-Lender Agreement"). The holder of

                                      S-181

the Michigan Plaza Companion Loan may sell or transfer the Michigan Plaza
Companion Loan at any time subject to compliance with the requirements of the
Michigan Plaza Co-Lender Agreement.

The Michigan Plaza Co-Lender Agreement

      The Michigan Plaza Co-Lender Agreement provides, among other things, for the application of payments among the Michigan Plaza Pari Passu Loan and the
Michigan Plaza Companion Loan.

      All amounts paid by the related borrower or otherwise available for payment on the Michigan Plaza Loan Group (net of various payments and reimbursements to third parties, including the MSCI 2006-IQ11 Master Servicer, the MSCI 2006-IQ11 Special Servicer and/or the MSCI 2006-IQ11 Trustee, and the
master servicer, the special servicer and/or the trustee under the Pooling and
Servicing Agreement for servicing compensation, advances and/or interest on advances, among other things) will be applied in a particular priority such that the respective holders of the Michigan Plaza Pari Passu Loan and the Michigan
Plaza Companion Loan will each receive, on a pari passu basis with each other, an amount equal to a pro rata share (based on the unpaid principal balance of the subject mortgage loan relative to the unpaid principal balance of the
Michigan Plaza Loan Group) of all scheduled payments and prepayments of principal of the Michigan Plaza Loan Group, together with all accrued and unpaid interest (other than default interest and exclusive of related trustee fees, master servicing fees and primary servicing fees) with respect to the subject mortgage loan.

      Following the payment of all interest (other than default interest and exclusive of related trustee fees, master servicing fees and primary servicing fees) and principal due with respect to the Michigan Plaza Pari Passu Loan and the Michigan Plaza Companion Loan as contemplated by the preceding paragraph, any remaining amounts available for distribution to the holders of such mortgage loans will be applied on a pro rata and pari passu basis.

      The Michigan Plaza Co-Lender Agreement entitles the MSCI 2006-IQ11
Operating Adviser, as controlling holder with respect to the Michigan Plaza Loan
Group (the "Michigan Plaza Controlling Holder"), to approve of certain actions the MSCI 2006-IQ11 Master Servicer or MSCI 2006-IQ11 Special Servicer, as the
case may be, takes with respect to the Michigan Plaza Loan Group, as set forth in the MSCI 2006-IQ11 Pooling and Servicing Agreement. The Michigan Plaza
Controlling Holder will be entitled to replace the MSCI 2006-IQ11 Special
Servicer, with or without cause, solely in respect of the Michigan Plaza Loan
Group.

      Pursuant to the Michigan Plaza Co-Lender Agreement, the holder of the
Michigan Plaza Companion Loan will be entitled to consult with (but, except as contemplated by the prior paragraph and as described below, not direct) the MSCI
2006-IQ11 Special Servicer with respect to various servicing matters involving the Michigan Plaza Loan Group.

      Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Michigan Plaza Controlling Holder or the holder of the
Michigan Plaza Companion Loan, as contemplated above, may (and the MSCI
2006-IQ11 Master Servicer or the MSCI 2006-IQ11 Special Servicer, as the case may be, is to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require or cause the MSCI 2006-IQ11 Master Servicer or MSCI
2006-IQ11 Special Servicer to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the MSCI 2006-IQ11 Pooling and Servicing Agreement or violate the REMIC provisions of the Code or violate any other provisions of the MSCI 2006-IQ11 Pooling and Servicing Agreement or any provisions of the
Michigan Plaza Co-Lender Agreement. Under the MSCI 2006-IQ11 Pooling and
Servicing Agreement, if the Michigan Plaza Companion Loan is subject to a fair value purchase option, then any holder of that option will also be required to purchase the Michigan Plaza Pari Passu Loan in connection with the exercise of that option.

THE SONY PICTURES PLAZA A/B MORTGAGE LOAN

      Mortgage Loan No. 16 (referred to herein as the "Sony Pictures Plaza
Mortgage Loan") is secured by the related mortgaged property (the "Sony Pictures
Plaza Mortgaged Property") and has an outstanding principal balance as of the
Cut-off Date of $52,875,930, representing 3.5% of the Initial Pool Balance (and
3.8% of the Initial

                                      S-182

Loan Group 1 Balance), and is an asset of the trust. The mortgage on the Sony
Pictures Plaza Mortgaged Property also secures a subordinated B Note (the "Sony
Pictures Plaza B Note") that had an original principal balance of $37,000,000.
The Sony Pictures Plaza B Note is not an asset of the trust.

      Cure Rights and Purchase Rights. In the event that certain defaults exist under the Sony Pictures Plaza Mortgage Loan or the Sony Pictures Plaza B Note,
the holder of the Sony Pictures Plaza B Note will have the right, in certain circumstances, to make cure payments and cure other defaults with respect to the
Sony Pictures Plaza A/B Mortgage Loan and to purchase the Sony Pictures Plaza
Mortgage Loan for a price generally equal to the outstanding principal balance of the Sony Pictures Plaza Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and Advances relating to, the
Sony Pictures Plaza Mortgage Loan and other amounts payable to the holder of the
Sony Pictures Plaza Mortgage Loan under the mortgage loan documents (net of any cure payments made by the holder of the Sony Pictures Plaza B Note).

      The Controlling Holder. The initial holder of the Sony Pictures Plaza
Mortgage Loan and the Sony Pictures Plaza B Note entered into an intercreditor agreement (the "Sony Pictures Plaza Intercreditor Agreement"). Under the Sony
Pictures Plaza Intercreditor Agreement, the consent of the Sony Pictures Plaza
Controlling Holder is required for the master servicer or special servicer to take the following actions:

    o any proposed or actual foreclosure upon or comparable conversion of the ownership of the Sony Pictures Plaza Mortgaged Property and other collateral securing the Sony Pictures Plaza A/B Mortgage Loan if it comes into and continues in default or other enforcement action under the mortgage loan documents;

    o any proposed modification, extension, amendment or waiver of a monetary term (including the timing of payments and the extension of the maturity date) or any material non-monetary term of the Sony Pictures Plaza A/B
      Mortgage Loan;

    o any acceptance of a discounted payoff of the Sony Pictures Plaza A/B
      Mortgage Loan;

    o any determination to bring the Sony Pictures Plaza Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Sony Pictures Plaza Mortgaged Property;

    o any release of collateral for the Sony Pictures Plaza A/B Mortgage Loan or any release of the borrower or any guarantor under the Sony Pictures Plaza
      A/B Mortgage Loan (other than in accordance with the terms of the Sony
      Pictures Plaza A/B Mortgage Loan, or upon satisfaction of, the Sony
      Pictures Plaza A/B Mortgage Loan);

    o any acceptance of substitute or additional collateral for the Sony
      Pictures Plaza A/B Mortgage Loan (other than in accordance with the terms of the Sony Pictures Plaza A/B Mortgage Loan);

    o any waiver or determination to enforce or not enforce a "due-on-sale" or
      "due-on-encumbrance" clause including any transfer of direct or indirect interests in borrower that require the consent of the mortgagee;

    o any acceptance of an assumption agreement releasing the borrower or a guarantor from liability under the Sony Pictures Plaza A/B Mortgage Loan;

    o any acceptance of a change in the property management company for the Sony
      Pictures Plaza Mortgaged Property or any proposed termination or material modification of the management agreement for the property securing the
      Sony Pictures Plaza A/B Mortgage Loan;

    o any proposed sale of the Sony Pictures Plaza Mortgaged Property or transfer of an interest in the borrower or the Sony Pictures Plaza
      Mortgaged Property;

    o the adoption or approval of any plan or reorganization, restructuring or similar event in the bankruptcy or similar proceeding of the borrower;

                                      S-183

    o any proposed modification or waiver of any provision of the mortgage loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the borrower, and any renewal or replacement of the then-existing insurance policies (to the extent the mortgagee's approval is required under the mortgage loan documents); and

    o releases of any escrows, reserve accounts or letters of credit that are not in compliance with the mortgage loan documents.

      The "Sony Pictures Plaza Controlling Holder" is the holder of the Sony
Pictures Plaza B Note unless (i) a Sony Pictures Plaza Control Appraisal Event has occurred and is continuing or (ii) the holder of the Sony Pictures Plaza B
Note is related to the borrower, in which case the Sony Pictures Plaza
Controlling Holder is the holder of the Sony Pictures Plaza Mortgage Loan. The
Sony Pictures Plaza Controlling Holder may direct the trustee to remove the special servicer at any time upon appointment and acceptance of such appointment by a successor; provided that, prior to the effectiveness of any such appointment, the trustee shall have received confirmation of the successor special servicer from the Rating Agencies. The Sony Pictures Plaza Controlling
Holder shall pay any costs and expenses in connection with the removal and appointment of the special servicer.

      The holder of the Sony Pictures Plaza B Note may sell the Sony Pictures
Plaza B Note subject to the terms of the Sony Pictures Plaza Intercreditor
Agreement.

      Distributions. Under the terms of the Sony Pictures Plaza Intercreditor
Agreement, on each payment date, all amounts received from or on behalf of the borrower prior to the occurrence of an event of default (other than early payments of rent and proceeds of a defaulted lease claim) will be applied in the following order of priority:

    o first, on a pro rata basis in accordance with their respective percentage interests, (i) to pay to the holder of the Sony Pictures Plaza Mortgage
      Loan in an amount equal to the accrued and unpaid interest on the Sony
      Pictures Plaza Mortgage Loan at the applicable interest rate minus the applicable servicing fees; and (ii) to pay to the Holder of the Sony
      Pictures Plaza B Note an amount equal to the accrued and unpaid interest on the Sony Pictures Plaza B Note at the applicable interest rate minus the applicable servicing fees;

    o second, on a pro rata basis in accordance with their respective percentage interests, to pay to the holder of the Sony Pictures Plaza Mortgage Loan and holder of the Sony Pictures Plaza B Note an amount equal to any
      Scheduled Payments made with respect to the Sony Pictures Plaza A/B
      Mortgage Loan;

    o third, on a pro rata basis in accordance with their respective percentage interests, to pay to the holder of the Sony Pictures Plaza Mortgage Loan and the holder of the Sony Pictures Plaza B Note an amount equal to the unscheduled principal payments (other than Scheduled Payments, if any, made with respect to the Sony Pictures Plaza A/B Mortgage Loan;

    o fourth, any Prepayment Premium, to the extent actually paid by the borrower under the Sony Pictures Plaza A/B Mortgage Loan, to the holder of the Sony Pictures Plaza Mortgage Loan and to the holder of the Sony
      Pictures Plaza B Note, pro rata, based on the respective amounts payable to each when the Prepayment Premium for each of the Sony Pictures Plaza
      Mortgage Loan and the Sony Pictures Plaza B Note is separately computed on the prepaid amount of the principal balance of each at the respective interest rate;

    o fifth, any default interest penalty and late payment charges shall be paid to the holder of the Sony Pictures Plaza Mortgage Loan and the holder of the Sony Pictures Plaza B Note, pro rata (based on their respective percentage interests) to the extent not applied to interest on Advances or payable to any servicer, trustee or fiscal agent pursuant to the Pooling and Servicing Agreement;

    o sixth, to the holder of the Sony Pictures Plaza B Note, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the Sony Pictures Plaza B Note with respect to the Sony Pictures Plaza A/B
      Mortgage Loan pursuant to the Sony Pictures Plaza Intercreditor Agreement or the Pooling and Servicing Agreement; and

                                      S-184

    o seventh, if any excess amount is paid by the borrower and is not required to be returned to the borrower or to a party other than the holder of the
      Sony Pictures Plaza Mortgage Loan or the holder of the Sony Pictures Plaza
      B Note, and not otherwise applied in accordance with the Sony Pictures
      Plaza Intercreditor Agreement, such amount shall be paid to the holder of the Sony Pictures Plaza Mortgage Loan and the holder of the Sony Pictures
      Plaza B Note, pro rata (based on the initial principal balance of the Sony
      Pictures Plaza Mortgage Loan and the initial principal balance of the Sony
      Pictures Plaza B Note.)

      Payments Following an Event of Default. Under the terms of the Sony
Pictures Plaza Intercreditor Agreement, following an event of default, all amounts received from or on behalf of the borrower will be applied in the following order of priority:

    o first, to the holder of the Sony Pictures Plaza Mortgage Loan in an amount equal to the accrued and unpaid interest on the Sony Pictures Plaza
      Mortgage Loan at the applicable interest rate minus the applicable servicing fees;

    o second, to the holder of the Sony Pictures Plaza Mortgage Loan in an amount equal to the outstanding principal balance of the Sony Pictures
      Plaza Mortgage Loan, until such amount has been reduced to zero;

    o third, to the holder of the Sony Pictures Plaza B Note, in an amount equal to the accrued and unpaid interest on the Sony Pictures Plaza B Note at the applicable interest rate minus the applicable servicer fees;

    o fourth, to the holder of the Sony Pictures Plaza B Note in an amount equal to the outstanding principal balance of the Sony Pictures Plaza B Note, until such amount has been reduced to zero;

    o fifth, to the holder of the Sony Pictures Plaza Mortgage Loan, in an amount equal to any Prepayment Premium actually received in respect of the
      Sony Pictures Plaza Mortgage Loan, and then, to the holder of the Sony
      Pictures Plaza B Note in an amount equal to any Prepayment Premium actually received in respect of the Sony Pictures Plaza B Note;

    o sixth, any default interest penalty shall be paid first, to the holder of the Sony Pictures Plaza Mortgage Loan, and then, to the holder of the Sony
      Pictures Plaza B Note, based on the total amount of such default interest then owing to each such holder, to the extent not applied to interest on
      Advances or payable to any servicer, trustee or fiscal agent pursuant to the Pooling and Servicing Agreement;

    o seventh, to the extent late payment charges paid by the borrower are not required to be otherwise applied under the Pooling and Servicing
      Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional trust expenses or to compensate any of the master servicer, the special servicer or the trustee
      (in each case provided that such reimbursements or payments relate to the
      Sony Pictures Plaza A/B Mortgage Loan or the Sony Pictures Plaza Mortgaged
      Property), first, to the holder of the Sony Pictures Plaza Mortgage Loan until the late payment charges allocable to Sony Pictures Plaza Mortgage
      Loan have been paid in full and then, to pay the holder of the Sony
      Pictures Plaza B Note until the late payment charges allocable to the Sony
      Pictures Plaza B Note have been paid in full; notwithstanding the foregoing, in the event that the holder of the Sony Pictures Plaza B Note has previously made a cure payment, the holder of the Sony Pictures Plaza
      B Note shall be reimbursed for such cure payment, after all amounts that are payable at such time under this clause seventh and the preceding clauses first through sixth have been paid;

    o eighth, to the holder of the Sony Pictures Plaza B Note, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the Sony Pictures Plaza B Note with respect to the Sony Pictures Plaza A/B
      Mortgage Loan pursuant to the Sony Pictures Plaza Intercreditor Agreement or the Pooling and Servicing Agreement; and

    o ninth, if any excess amount is paid by the borrower and is not required to be returned to the borrower or to a party other than the holder of the
      Sony Pictures Plaza Mortgage Loan or the holder of the Sony Pictures Plaza
      B Note, and not otherwise applied in accordance with the Sony Pictures
      Plaza Intercreditor

                                      S-185

      Agreement, or if the proceeds of any foreclosure sale or liquidation of the Sony Pictures Plaza A/B Mortgage Loan or the related property are received in excess of the amounts required to be applied in accordance with the Sony Pictures Plaza Intercreditor Agreement, then in each such case, such remaining amount shall be paid, pro rata (based on the initial principal balance of the Sony Pictures Plaza Mortgage Loan and the initial principal balance of the Sony Pictures Plaza B Note), to the holder of the
      Sony Pictures Plaza Mortgage Loan and to the holder of the Sony Pictures
      Plaza B Note.

THE CHERRY CREEK LOAN GROUP

      Mortgage Loan No. 25 (the "Cherry Creek Pari Passu Loan"), which had an aggregate outstanding principal balance as of the Cut-off Date of $30,000,000, representing 2.0% of the Initial Pool Balance (and representing 2.1% of the
Initial Loan Group 1 Balance), is secured by the same mortgaged properties on a pari passu basis with two additional notes (collectively, the "Cherry Creek
Companion Loan"). The Cherry Creek Pari Passu Loan and the Cherry Creek
Companion Loan have the same borrower and are all secured by the same mortgage instrument encumbering the same mortgaged property. The interest rate and maturity date of the Cherry Creek Companion Loan are identical to those of the
Cherry Creek Pari Passu Loan. Payments from the borrower under the Cherry Creek
Loan Group will be applied on a pari passu basis to the Cherry Creek Pari Passu
Loan and the Cherry Creek Companion Loan. The Cherry Creek Companion Loan is not
an asset of the trust. The Cherry Creek Companion Loan is included in a securitization known as the Morgan Stanley Capital I Trust 2006-HQ9 ("MSCI
2006-HQ9"). The Cherry Creek Pari Passu Loan and the Cherry Creek Companion Loan
are collectively referred to in this prospectus supplement as the "Cherry Creek
Loan Group."

      The Cherry Creek Loan Group is currently being serviced pursuant to the
MSCI 2006-HQ9 Pooling and Servicing Agreement. The master servicer or the trustee, as applicable, will be required to make P&I Advances on the Cherry
Creek Pari Passu Loan unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Cherry Creek Pari Passu Loan. The MSCI 2006-HQ9 Master
Servicer or the MSCI 2006-HQ9 Trustee, as applicable, are required to make
Servicing Advances on the Cherry Creek Loan Group unless the MSCI 2006-HQ9
Master Servicer, the MSCI 2006-HQ9 Special Servicer or the MSCI 2006-HQ9
Trustee, as applicable, determines that such an Advance would not be recoverable from collections on the Cherry Creek Loan Group.

      The holders of the Cherry Creek Pari Passu Loan and the Cherry Creek
Companion Loan have entered into an intercreditor agreement that governs the respective rights and powers of the holders of the Cherry Creek Pari Passu Loan and the Cherry Creek Companion Loan and provides, in general, that:

      o   The Cherry Creek Pari Passu Loan and the Cherry Creek Companion Loan
          are of equal priority with each other and no portion of any of them will have priority or preference over any of the others; and

      o   All payments, proceeds and other recoveries on or in respect of the
          Cherry Creek Pari Passu Loan and the Cherry Creek Companion Loan will be applied to the Cherry Creek Pari Passu Loan and the Cherry Creek
          Companion Loan on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the master servicer, the special servicer, the trustee and any fiscal agent and any other service providers with respect to the Cherry Creek Companion Loan, in accordance with the terms of the Pooling and Servicing Agreement).

      Sale of Defaulted Mortgage Loan. Under the MSCI 2006-HQ9 Pooling and
Servicing Agreement, if the Cherry Creek Companion Loan is subject to a fair value purchase option, then any holder of that option will also be required to purchase the Cherry Creek Pari Passu Loan in connection with the exercise of that option.

THE MASTER SERVICER

Master Servicer Compensation

                                      S-186

      The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal
Balance of each mortgage loan, B Note and Serviced Companion Mortgage Loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on Escrow Accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer as provided in the Pooling and
Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any
Advances and additional trust expenses pursuant to the terms of the Pooling and
Servicing Agreement.

      The related Master Servicing Fee and certain other compensation payable to the Master Servicer will be reduced, on each Distribution Date by the amount, if any, of any Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest
Shortfall will be allocated as presented under "Description of the Offered
Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment
Interest Excesses" in this prospectus supplement. If Prepayment Interest
Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any
Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

      In addition, the master servicer will be entitled to 50% of all assumption fees received in connection with any mortgage loans which are non-Specially
Serviced Mortgage Loans. The special servicer will process and approve assumptions relating to the mortgage loans in the trust.

      In the event that the master servicer resigns or is no longer master servicer for any reason, the master servicer will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the Master Servicing Fee as compensation.

EVENTS OF DEFAULT

      If an Event of Default described under the third, fourth, eighth, ninth or tenth bullet or the last paragraph under the definition of "Event of Default"
under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or the
Depositor gives written notice to the master servicer that the master servicer is terminated. If an Event of Default described under the first, second, fifth, sixth or seventh bullet under the definition of "Event of Default" under the
"Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate immediately upon the date which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. After any
Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee. Notwithstanding the foregoing, and in accordance with the
Pooling and Servicing Agreement, if an Event of Default occurs solely by reason of the occurrence of a default of certain sub-servicers under the related primary servicing or sub-servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing or sub-servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing of sub-servicing default occurred.

      The events of default under any Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, and the effect of such defaults in respect of the master servicer thereunder, are substantially similar to the Events of Default and termination provisions set forth above.

      Upon termination of the master servicer under the Pooling and Servicing
Agreement, all authority, power and rights of the master servicer under the
Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or its portion of the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master

                                      S-187

servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing
Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing
Agreement. However, if the master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms," the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and
Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions. Pursuant to the Pooling and
Servicing Agreement, a successor master servicer must (i) be a servicer to which the Rating Agencies have confirmed in writing that the transfer of servicing will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates and (ii) if it is a master servicer, assume the obligations under the primary servicing agreements entered into by the predecessor master servicer.

      However, if the master servicer is terminated solely due to an Event of
Default described in the eighth, ninth or tenth bullet or the last paragraph of the definition of Event of Default, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing
Agreement. The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and
Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the
Pooling and Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer will be replaced by the trustee as described in the previous paragraph.

      The Pooling and Servicing Agreement does not provide for any successor master servicer to receive any compensation in excess of that paid to the predecessor master servicer. The predecessor master servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement if such termination is due to an Event of
Default or voluntary resignation.

THE SPECIAL SERVICER

Special Servicer Compensation

      The special servicer will be entitled to receive:

      o   a Special Servicing Fee;

      o   a Workout Fee; and

      o   a Liquidation Fee.

      The Special Servicing Fee will be payable monthly from general collections on all the mortgage loans in the Mortgage Pool and, to the extent of the Trust's interest in the mortgage loan, any foreclosure properties, prior to any distribution of such collections to Certificateholders. The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated
Mortgage Loans while it acted as special servicer and remained Rehabilitated
Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or

                                      S-188

until the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

      The special servicer is also permitted to retain, in general, 100.0% of all application fees, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans, 50% of such fees on Non-Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement.
The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer
Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

      In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to process and approve assumptions with respect to all mortgage loans. If Prepayment Interest
Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest
Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

      As described in this prospectus supplement under "--The Operating
Adviser," the Operating Adviser (or any B Note holder to the extent described under "Servicing of the Mortgage Loans--Servicing of the A/B Mortgage Loans, the
Michigan Plaza Loan Group and the Cherry Creek Loan Group" above) will have the right to receive notification of, advise the special servicer regarding, and consent to, certain actions of the special servicer, subject to the limitations described in this prospectus supplement and further set forth in the Pooling and
Servicing Agreement.

      If any Non-Serviced Mortgage Loan becomes specially serviced under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the
applicable Non-Serviced Mortgage Loan Special Servicer will be entitled to compensation substantially similar in nature to that described above, but not necessarily in amount.

Termination of Special Servicer

      The trustee may, and the Operating Adviser may direct the trustee to, terminate the special servicer upon a Special Servicer Event of Default. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing
Agreement. If a successor special servicer is not appointed within the time periods set forth in the Pooling and Servicing Agreement, the special servicer may be replaced by the trustee as described in the Pooling and Servicing
Agreement. The Pooling and Servicing Agreement does not provide for any successor special servicer to receive any compensation in excess of that paid to the predecessor special servicer. The predecessor special servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement, if such termination is due to a
Special Servicer Event of Default or voluntary resignation.

      The special servicer events of default under any Non-Serviced Mortgage
Loan Pooling and Servicing Agreement, and the effect of such defaults in respect of the special servicer thereunder, are substantially similar to the Special
Servicer Events of Default and termination provisions set forth above.

      In addition to the termination of the special servicer upon a Special
Servicer Event of Default, the Operating Adviser may direct the trustee to remove the special servicer, subject to certain conditions, as described below.
The Sony Pictures Plaza Controlling Holder may terminate the special servicer at any time in accordance with the terms described in this prospectus supplement under "Servicing of the Mortgage Loans--Servicing of the A/B Mortgage Loans, the
Michigan Plaza Loan Group and the Cherry Creek Loan Group."

                                      S-189

THE OPERATING ADVISER

      An Operating Adviser appointed by the holders of a majority of the
Controlling Class will have the right to receive notification from the special servicer in regard to certain actions. The special servicer will be required to notify the Operating Adviser of, among other things:

      o   any proposed modification of a Money Term of a mortgage loan other than an extension of the original maturity date for 2 years or less;

      o   any actual or proposed foreclosure or comparable conversion of the ownership of a mortgaged property;

      o   any proposed sale of a Specially Serviced Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered
          Certificates--Optional Termination";

      o   any determination to bring an REO Property into compliance with applicable environmental laws;

      o   any acceptance of substitute or additional collateral for a mortgage loan (except with respect to a defeasance);

      o   any acceptance of a discounted payoff;

      o   any waiver of a "due on sale" or "due on encumbrance" clause (except with respect to subordinate debt with respect to the mortgage loans secured by residential cooperative properties, as permitted pursuant to the terms of the Pooling and Servicing Agreement);

      o   any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan;

      o   any release of collateral for a Specially Serviced Mortgage Loan
          (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan); and

      o   any release of "earn-out" reserves on deposit in an escrow reserve account, other than where such release does not require the consent of the lender.

      Other than with respect to a proposed sale of a Specially Serviced
Mortgage Loan, the Operating Adviser will also be entitled to advise the special servicers with respect to the foregoing actions.

      In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the
Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade or withdrawal in any rating then assigned to any Class of Certificates. The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

      At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

      The Operating Adviser will be responsible for its own expenses.

      Notwithstanding the foregoing, in the event that no Operating Adviser has been appointed, or no Operating Adviser has been identified to the master servicers or special servicers, as applicable, then the master servicer or

                                      S-190

special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the advice of any such Operating Adviser.

      We anticipate that an affiliate of the initial special servicer will purchase certain non-offered classes of certificates, including the Class P
Certificates (which will be the initial Controlling Class), and will be the initial Operating Adviser.

      Notwithstanding the foregoing, the special servicer may reject any advice, direction or objection by the Operating Adviser if such advice, direction or objection would:

      o   require or cause the special servicer to violate any law of any applicable jurisdiction;

      o   require or cause the special servicer to violate the provisions of the
          Pooling and Servicing Agreement, including those requiring the special servicer to act in accordance with the Servicing Standard under the
          Pooling and Servicing Agreement and not to impair the status of any
          REMIC created under the Pooling and Servicing Agreement as a REMIC;
          and

      o   require or cause the special servicer to violate the terms of a mortgage loan or any applicable intercreditor, co-lender or similar agreement

      Neither the master servicer nor special servicer will follow any such direction or initiate any such actions. The rights of the Operating Adviser are subject to the rights of any holder of a B Note as described under "Servicing of the Mortgage Loans--Servicing of the A/B Mortgage Loans, the Michigan Plaza Loan
Group and the Cherry Creek Loan Group."

      Except as may be set forth in the Pooling and Servicing Agreement, the
Operating Adviser will not have any rights under the applicable Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (other than limited notification rights), but the operating adviser or controlling party under the Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (or any B Note thereunder) will generally have similar rights to receive notification from that special servicer in regard to certain actions and to advise the special servicer with respect to those actions.

MORTGAGE LOAN MODIFICATIONS

      Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement and any applicable intercreditor agreement, the master servicer will have the right to permit non-material, routine modifications to the performing (non-specially serviced) mortgage loans, pursuant to the terms of the Pooling and Servicing Agreement.

      Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

      o   reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or
          Yield Maintenance Charge;

      o   reduce the amount of the Scheduled Payment on any Specially Serviced
          Mortgage Loan, including by way of a reduction in the related mortgage rate;

      o   forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

      o   extend the maturity date of any Specially Serviced Mortgage Loan;
          and/or

      o   accept a Principal Prepayment during any Lock-out Period;

                                      S-191

      provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would increase the recovery to the Certificateholders (or if the related mortgage loan relates to a B Note or Serviced Companion Mortgage Loan, equal to or exceeding the recovery to Certificateholders and the holders of such
B Note or Serviced Companion Mortgage Loan, as a collective whole) on a net present value basis, as demonstrated in writing by the special servicer to the trustee and the paying agent.

      In no event, however, will the special servicer be permitted to:

      o   extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is 2 years prior to the Rated Final Distribution Date; or

      o   if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

      Additionally, subject to any restrictions applicable to REMICs and to limitations imposed by the Pooling and Servicing Agreement, the applicable special servicer will be permitted to modify performing mortgage loans subject to such special servicer consulting with counsel, and under certain circumstances or if such special servicer deems it necessary, the receipt of an opinion from counsel stating that such modification will not result in the violation of any REMIC provisions under the Code.

      Modifications that forgive principal or interest (other than default interest) of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of
Certificates in the manner described under "Description of the Offered
Certificates--Distributions--Subordination; Allocation of Losses and Certain
Expenses" in this prospectus supplement.

      The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the
Certificates beyond that which might otherwise be the case. See "Yield,
Prepayment and Maturity Considerations" in this prospectus supplement.

      The provisions in any Non-Serviced Mortgage Loan Pooling and Servicing
Agreement regarding the modifications of the related Non-Serviced Mortgage Loan are generally consistent with the terms of other comparably rated commercial mortgage loan securitizations.

SALE OF DEFAULTED MORTGAGE LOANS

      The Pooling and Servicing Agreement grants to (a) the special servicer and
(b) the holder of the certificates representing the greatest Percentage Interest in the Controlling Class, in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan (other than a Non-Serviced Mortgage
Loan that is subject to a comparable option under a related pooling and servicing agreement) that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment, subject to the rights of any related mezzanine note holder or B Note holder). The "Option
Purchase Price" for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. Prior to the special servicer's determination of fair value referred to in the preceding sentence, the fair value of a mortgage loan shall be deemed to be an amount equal to the
Purchase Price plus (i) any prepayment penalty or Yield Maintenance Charge then payable upon the prepayment of such mortgage loan and (ii) the reasonable fees and expenses of the special servicer, the master servicer and the trustee incurred in connection with the sale of the mortgage loan. In determining fair value, the special servicer shall take into account, among other factors, the results of any appraisal obtained in accordance with the Pooling and Servicing
Agreement within the prior twelve months; any views on fair value expressed by independent investors in comparable mortgage loans (provided that the special servicer shall not be obligated to solicit such views); the period and amount of any delinquency; whether to the special servicer's actual knowledge, the mortgage loan is in default to avoid a prepayment restriction; the physical condition of the related mortgaged property; the state of the local economy; the expected recoveries from the mortgage loan if the special servicer were

                                      S-192

to pursue a workout or foreclosure strategy instead of the Option being exercised; and the Trust's obligation to dispose of any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all
Certificateholders. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest Percentage Interest in the
Controlling Class that is affiliated with the special servicer or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify that the Option Purchase Price is equal to fair value.

      The Option is assignable to a third party by the holder of the Option, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated
Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the mortgage loan seller pursuant to the
Pooling and Servicing Agreement or (v) been purchased by the holder of a related
B Note or mezzanine loan pursuant to a purchase option set forth in the related intercreditor agreement.

      Additionally, each holder of a B Note may have a purchase Option with respect to defaulted mortgage loans under the related intercreditor agreement and to the extent described under "Servicing of the Mortgage Loans--Servicing of the A/B Mortgage Loans, the Michigan Plaza Loan Group and the Cherry Creek Loan
Group" above.

FORECLOSURES

      The special servicer may at any time, with notification to and consent of the Operating Adviser (or B Note designee, if applicable) and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

      If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all
Certificateholders (and with respect to any B Note or Serviced Companion
Mortgage Loan, for the holders of such loans) but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as
"foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date or earlier to the extent required to comply with REMIC provisions.

      If the trust acquires a mortgaged property by foreclosure or deed in lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing
Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as
"foreclosure property" within the meaning of Code Section 860G(a)(8). The
Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section
856(c)(3)(A) and Treasury regulations under the Code. "Rents from real property"
do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement.

                                      S-193

"Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are
"customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocated to REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property,"
which would be taxable to REMIC I, at the highest marginal federal corporate rate -- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates. Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I, would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO
Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following discussion, when read in conjunction with the discussion of
"Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates.
However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations.
Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

      For United States federal income tax purposes, portions of the trust will be treated as "Tiered REMICs" as described in the prospectus. See "Federal
Income Tax Consequences--REMICs--Tiered REMIC Structures" in the prospectus.
Three separate REMIC elections will be made with respect to designated portions of the trust other than those portions of the trust consisting of (i) the rights to Excess Interest and the Excess Interest Sub-account (the "Excess Interest
Grantor Trust"), (ii) the separate trust that holds the Class A-4FL Regular
Interest, the rights of the Class A-4FL Certificates in respect of payments on the applicable Swap Contract and the Class A-4FL Floating Rate Account (the
"Class A-4FL Grantor Trust") and (iii) the separate trust that holds the Class
A-MFL Regular Interest, the rights of the Class A-MFL Certificates in respect of payments on the applicable Swap Contract and the Class A-MFL Floating Rate
Account (the "Class A-MFL Grantor Trust"). Upon the issuance of the offered certificates, Latham & Watkins LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

      o   the making of proper elections;

      o   the accuracy of all representations made with respect to the mortgage loans;

      o   ongoing compliance with all provisions of the Pooling and Servicing
          Agreement and other related documents and no amendments to them;

      o   ongoing compliance with any Non-Serviced Mortgage Loan Pooling and
          Servicing Agreement and other related documents and any amendments to them, and the continued qualification of the REMICs formed under those agreements; and

                                      S-194

      o   ongoing compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted under the Code;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II, and REMIC III; (3)
the REMIC Regular Certificates, the Class A-4FL Regular Interest and the Class
A-MFL Regular Interest will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) each of the Excess Interest
Grantor Trusts will be treated as a grantor trust for federal income tax purposes; (5) the Class Q Certificates will represent a beneficial ownership of the assets of the Excess Interest Grantor Trust; (6) each of the Class A-4FL
Certificates will represent beneficial ownership of the assets of the Class
A-4FL Grantor Trust.; and (7) the Class A-MFL Certificates will represent beneficial ownership of the assets of the Class A-MFL Grantor Trust..

      The offered certificates (other than the Class A-4FL Certificates and the
Class A-MFL Certificates), the Class A-4FL Regular Interest and the Class A-MFL
Regular Interest will be regular interests issued by REMIC III. The Class A-4FL
Grantor Trust will consist of the Class A-4FL Regular Interest, the applicable
Swap Contract and the Class A-4FL Floating Rate Account, and the Class A-4FL
Certificates will represent an undivided beneficial interest such assets. The
Class A-MFL Grantor Trust will consist of the Class A-MFL Regular Interest, the applicable Swap Contract and the Class A-MFL Floating Rate Account, and the
Class A-MFL Certificates will represent an undivided beneficial interest such assets. See "Federal Income Tax Consequences--Taxation of Owners of REMIC
Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

      Except as provided below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT to the extent that such certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. obligations. In the case of the Class
A-4FL Certificates and the Class A-MFL Certificates, the above discussion applies only to the beneficial interest in the Class A-4FL Regular Interest and the Class A-MFL Regular Interest, respectively.

      Moreover, the offered certificates (other than the Class A-4FL and the
Class A-MFL Certificates) will be "qualified mortgages" under Section 860G(a)(3)
of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Because the Class A-4FL Certificates and the Class A-MFL Certificates will represent an undivided beneficial interest in the applicable Swap Contract and the applicable Floating Rate Account, they will not be suitable assets for resecuritization in a REMIC. Offered certificates
(other than the Class A-4FL Certificates and the Class A-MFL Certificates), the
Class A-4FL Regular Interest and the Class A-MFL Regular Interest held by certain financial institutions will constitute "evidences of indebtedness"
within the meaning of Section 582(c)(1) of the Code other than any portion of the the basis of the Class A-4FL Certificates and the Class A-MFL Certificates
allocable to the applicable Swap Contract.

      The offered certificates (other than the Class A-4FL Certificates and the
Class A-MFL Certificates), the Class A-4FL Regular Interest and the Class A-MFL
Regular Interest will be treated as assets described in Section
7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion that the REMIC's assets consist of loans secured by an interest in real property that is residential real property
(including multifamily properties and manufactured housing community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the REMIC's assets are assets described in 7701(a)(19)(C)(i) through
7701(a)(19)(C)(x), then the entire offered certificates (other than the Class
A-4FL Certificates and the Class A-MFL Certificates), the Class A-4FL Regular
Interest and the Class A-MFL Regular Interest shall be treated as qualified property under 7701(a)(19)(C). See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs" in the
prospectus.

                                      S-195

ORIGINAL ISSUE DISCOUNT AND PREMIUM

      One or more classes of offered certificates (other than the Class A-4FL
Certificates and the Class A-MFL Certificates), the Class A-4FL Regular Interest
and the Class A-MFL Regular Interest may be issued with more than a de minimis amount of original issue discount for federal income tax purposes. Whether any holder of any class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.

      Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each class of certificates (or the Class A-4FL
Regular Interest or the Class A-MFL Regular Interest) issued with amortizable bond premium should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the
prospectus.

      The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and amortizable bond premium for federal income tax purposes for all classes of certificates issued by the trust will be a 0% CPR applied to each mortgage loan until its maturity; provided, that any ARD Loan is assumed to prepay in full on such mortgage loan's
Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and
Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

      Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges as described under
"Description of the Offered Certificates--Distributions--Distributions of
Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a
Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a class of certificates entitled to a Prepayment Premium or Yield Maintenance
Charge. For federal income tax information reporting purposes, Prepayment
Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to Prepayment Premiums or Yield Maintenance
Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums or Yield Maintenance Charges in the
determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums or Yield Maintenance Charges are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment
Premiums or Yield Maintenance Charges.

TAXATION OF THE SWAP CONTRACT

      Each holder of a Class A-4FL Certificate or Class A-MFL Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the applicable Swap
Contract.

      Holders of the Class A-4FL Certificates or Class A-MFL Certificates must allocate the price they pay for their Certificates between their interests in the Class A-4FL Regular Interest or Class A-MFL Regular Interest, as applicable, and the applicable Swap Contract based on their relative fair market values. The portion, if any, allocated to the applicable Swap Contract will be treated as a swap premium (the "Swap Premium") paid or received by the holders of the Class
A-4FL Certificates or Class A-MFL Certificates, as applicable. If the Swap
Premium is paid by a holder, it will reduce the purchase price for the Class
A-4FL Certificates or Class A-MFL Certificates allocable to the Class A-4FL
Regular Interest or Class A-MFL Regular Interest, respectively. If the Swap
Premium is received by a holder, it will be deemed to have increased the purchase price for the Class A-4FL Regular Interest

                                      S-196

or Class A-MFL Regular Interest, as applicable. If the applicable Swap Contract is on-market, no amount of the purchase price will be allocable to it. Holders of the Class A-4FL Certificates and Class A-MFL Certificates should consult tax advisors as to whether a Swap Premium should be deemed to be paid or received with respect to such Certificates. A holder of a Class A-4FL Certificate or
Class A-MFL Certificate generally will be required to amortize any Swap Premium under a level payment method as if the Swap Premium represented the present value of a series of equal payments made or received over the life of the applicable Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate). Prospective purchasers of Class A-4FL Certificates or Class A-MFL Certificates should consult tax advisors regarding the appropriate method of amortizing any Swap
Premium. Treasury Regulations treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is
"significant." It is not expected that any Swap Premium would be treated in part as a loan under Treasury Regulations.

      Under Treasury Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Swap
Contract must be netted against payments made under the applicable Swap Contract and deemed made or received as a result of the Swap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the
Class A-4FL Certificates or Class A-MFL Certificates.

      Any amount of proceeds from the sale, redemption or retirement of a Class
A-4FL Certificate or Class A-MFL Certificate that is considered to be allocated to the holder's rights under the applicable Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a "termination payment"
allocable to that Class A-4FL Certificate or Class A-MFL Certificate, as applicable, under Treasury Regulations. A holder of a Class A-4FL Certificate or a Class A-MFL Certificate will have gain or loss from such a termination equal to (A) (i) any termination payment it received or is deemed to have received under the applicable Swap Contract minus (ii) the unamortized portion of any
Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the applicable Swap Contract or (B) (i) any termination payment it paid or is deemed to have paid under the applicable Swap Contract minus (ii)
the unamortized portion of any Swap Premium received or deemed received upon entering into or acquiring its interest in the applicable Swap Contract. Gain or loss realized upon the termination of the applicable Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

      The Class A-4FL Certificates and Class A-MFL Certificates, representing a beneficial ownership in the Class A-4FL Regular Interest and the Class A-MFL
Regular Interest, respectively, and the applicable Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Code Section 1092 would apply. A selling holder's capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the applicable Swap Contract would be short term. If the holder of a Class A-4FL Certificate or Class A-MFL Certificate incurred or continued to incur indebtedness to acquire or hold such Class A-4FL Certificate or Class A-MFL Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the applicable Swap Contract.

ADDITIONAL CONSIDERATIONS

      The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to the
Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

                                      S-197

      Federal income tax information reporting duties with respect to the offered certificates and REMIC I, REMIC II, REMIC III, the Excess Interest
Grantor Trust, the Class A-4FL Grantor Trust and the Class A-MFL Grantor Trust
will be the obligation of the paying agent, and not of any master servicer.

      For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" and "State and Local Tax Considerations" in the
prospectus.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 12.9% of the Initial
Pool Balance), Colorado (approximately 12.4% of the Initial Pool Balance) and
Florida (approximately 10.8% of the Initial Pool Balance), which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

      Under California law, a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under
California law following a nonjudicial sale under a deed of trust. Other
California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

COLORADO

      Mortgage loans in Colorado are typically secured by a deed of trust to the public trustee. Mortgages and deeds of trust to a private trustee, both of which require a judicial foreclosure, are valid but used infrequently. Following a default, the foreclosure is commenced by filing with the appropriate public trustee of the county wherein the property is located, two notices of election and demand for sale. Within ten working days following the receipt of the notice, the public trustee records the notice of election and demand for sale with the clerk and recorder of the county, and commences publication of the notice of sale once a week for five consecutive weeks. During the publication period a summary proceeding is brought in the District Court to obtain an order authorizing sale from the court. The issues before the court are limited to whether the owner is in the armed forces and protected under the Solders' and
Sailors' Civil Relief Act and whether a default has occurred under the indebtedness or the security instrument. A court order authorizing the sale is a prerequisite to the public trustee's sale. Under Colorado law the borrower, a guarantor, or a holder of a junior encumbrance is entitled to cure the default if the default is solely monetary, and if a notice of the intent to cure is filed with the public trustee or sheriff conducting the sale at least fifteen days prior to the scheduled foreclosure sale. At the scheduled foreclosure sale the property is sold by the public trustee to the highest bidder, who is usually the foreclosing lender. An uncontested public trustee foreclosure procedure, not including the redemption periods and the issuance of a public trustee's deed, typically takes approximately fifty to seventy days to complete. Except for agricultural real estate, the redemption period for the owner, or any other person who is liable after the foreclosure sale for a deficiency, is seventy-five days. The redemption period for the owner or any other person who is liable for a deficiency, where the foreclosed property is agricultural real estate, is six months. A holder of a lien that is junior to the one being foreclosed has an additional period of redemption. The price for redemption is the sum for which the property was sold at the foreclosure sale, with interest from the date of the sale, plus any taxes or other charges authorized with interest on such charges from the date paid. Interest is chargeable at the default rate specified in the instrument or if no default rate is specified, at

                                      S-198

the regular rate specified. In order to recover a deficiency, the holder of the indebtedness must bid, at minimum, its good faith estimate of the fair market value of the property being sold.

FLORIDA

      Mortgage loans involving real property in Florida are secured by mortgages and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida. After an action for foreclosure is commenced and the lender secures a judgment, the final judgment will provide that the property be sold at a public sale at the courthouse if the full amount of the judgment is not paid prior to the scheduled sale. Generally, the foreclosure sale must occur no earlier than 20 (but not more than 35) days after the judgment is entered.
During this period, a notice of sale must be published twice in the county in which the property is located. There is no right of redemption after the foreclosure sale. Florida does not have a "one action rule" or "anti deficiency legislation." Subsequent to a foreclosure sale, however, a lender may be required to prove the value of the property sold as of the date of foreclosure in order to recover a deficiency. Further, other statutory provisions in Florida limit any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the outstanding debt over the value of the property at the time of the judicial sale. In certain circumstances, the lender may have a receiver appointed.

CERTAIN ERISA CONSIDERATIONS

      ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest with respect to such Plans. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. ERISA and Section 4975 of the Code also prohibit certain transactions between a Plan and Parties in Interest with respect to such
Plan. Governmental plans (as defined in Section 3(32) of ERISA) and most
non-U.S. plans as described by Section 4(b)(4) of ERISA are not subject to the restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS AND PROHIBITED TRANSACTIONS

      Under Section 3(42) of ERISA and the U.S. Department of Labor ("DOL")
regulation located at 29 C.F.R. Section 2510.3-101, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of
ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. If the assets of the trust were deemed to constitute
Plan assets by reason of a Plan's investment in certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

      Affiliates of the Depositor, the Underwriters, the master servicer, the special servicer, any party responsible for the servicing and administration of a Non-Serviced Mortgage Loan or any related REO property and certain of their respective affiliates might be considered or might become fiduciaries or other
Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption,
"prohibited transactions"-- within the meaning of ERISA and Section 4975 of the
Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

      In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v.
Harris

                                      S-199

Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as
added by the Small Business Job Protection Act of 1996, Public Law No. 104-188,
and subsequent DOL and judicial guidance. See "--Insurance Company General
Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

      With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

      o   the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

      o   transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

      The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2002-41) set forth the following five general conditions which must be satisfied for exemptive relief:

      o   the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      o   the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody's or S&P;

      o   the trustee cannot be an affiliate of any member of the Restricted
          Group, other than an underwriter. The "Restricted Group" consists of the Underwriters, the Depositor, the Swap Counterparty, the sponsor, the master servicer, the special servicer, any person responsible for servicing a Non-Serviced Mortgage Loan or any related REO Property and any borrower with respect to mortgage loans constituting more than 5%
          of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates, or any affiliate of any of these parties;

      o   the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Depositor in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and
          Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

      o   the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
          Securities and Exchange Commission under the 1933 Act.

      A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. The Depositor expects that the third general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that at the time of purchase the general conditions set forth above will be satisfied with respect to any such class of certificate.

                                      S-200

      Before purchasing any such class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "securities" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

      Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

      o   the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust;

      o   the Plan's investment in each class of certificates does not exceed
          25% of all of the certificates outstanding of that class at the time of the acquisition; and

      o   immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      We believe that the Exemptions will apply to the acquisition and holding of the offered certificates (except for the Class A-4FL Certificates and the
Class A-MFL Certificates to the extent of the applicable Swap Contract) by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the
Underwriters will deliver to any fiduciary or other person considering investing
"plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

      The Swap Contract benefiting the Class A-4FL Certificates does not meet all of the requirements for an "eligible swap" under the Exemptions, and consequently is not eligible for the exemptive relief available under the
Exemptions. For ERISA purposes, the Depositor believes that an interest in the
Class A-4FL Certificates could be viewed as representing beneficial interests in two assets, (i) the right to receive payments with respect to the Class A-4FL
Regular Interest without taking into account payments made or received with respect to the Swap Contract and (ii) the rights and obligations under the applicable Swap Contract. A Plan's purchase and holding of a Class A-4FL
Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code between the Plan and the Swap
Counterparty unless an exemption is available.

      The Swap Contract benefiting the Class A-MFL Certificates does not meet all of the requirements for an "eligible swap" under the Exemptions, and consequently is not eligible for the exemptive relief available under the
Exemptions. For ERISA purposes, the Depositor believes that an interest in the
Class A-MFL Certificates could be viewed as representing beneficial interests in two assets, (i) the right to receive payments with respect to the Class A-MFL
Regular Interest without taking into account payments made or received with respect to the Swap Contract and (ii) the rights and obligations under the applicable Swap Contract. A Plan's purchase and holding of a Class A-MFL
Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code between the Plan and the Swap
Counterparty unless an exemption is available.

      Accordingly, as long as the applicable Swap Contract is in effect, no Plan or other person using Plan assets may acquire or hold any interest in a Class
A-4FL Certificate or Class A-MFL Certificate unless such acquisition or holding is eligible for the exemptive relief available under the statutory transaction exemption available under Section 408(b)(17) of ERISA to "service providers" to
Plans (provided that such service provider is neither a fiduciary with respect to the plan assets used to acquire the Certificates nor an affiliate of such fiduciary and that the transaction is for "adequate consideration") or PTE 84-14
(for transactions by independent "qualified professional asset managers"), PTE
91-38 (for transactions by bank collective investment funds), PTE 90-1 (for transactions by insurance company pooled separate accounts), PTE 95-60 (for transactions by insurance company general accounts) or PTE 96-23 (for transactions effected by "in-house asset managers") or similar exemption under similar law (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified

                                      S-201

in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions (in particular, fiduciary self-dealing transactions prohibited by ERISA Section 406(b)). Plan fiduciaries should consult their legal counsel concerning this analysis and the applicability of the Investor-Based Exemptions. Each beneficial owner of a Class
A-4FL Certificate or Class A-MFL Certificate, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii) the acquisition and holding of the Class A-4FL Certificate are eligible for the exemptive relief available under at least one of the
Investor-Based Exemptions.

INSURANCE COMPANY GENERAL ACCOUNTS

      Based on the reasoning of the United States Supreme Court in John Hancock
Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small
Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor
issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

      Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

      Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to the Depositor, the trustee, the paying agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, including the Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Code, and will not subject the Depositor, the trustee, the paying agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account," as defined in DOL Prohibited Transaction Class Exemption 95-60, and
the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

      Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the
Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates.
Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

      The offered certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the offered

                                      S-202

certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

      No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether and to what extent the offered certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions. See "Legal Investment" in the prospectus.

                                  LEGAL MATTERS

      The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for us by Latham & Watkins LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by Latham & Watkins LLP, New York, New York.
Certain legal matters will be passed upon for Morgan Stanley Mortgage Capital
Inc. by Latham & Watkins LLP, for Wells Fargo Bank, National Association, in its
capacity as master servicer, by Sidley Austin LLP, New York, New York, for Wells
Fargo Bank, National Association, in its capacity as paying agent, certificate registrar and authenticating agent, by Kennedy Covington Lobdell & Hickman, LLP, and for LNR Partners, Inc., in its capacity as special servicer, by Bilzin
Sumberg Baena Price & Axelrod LLP, Miami, Florida.

                                      S-203

                                     RATINGS

      It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch and Moody's.

      CLASS                                     FITCH    MOODY'S
      --------------------------------------   -------  ---------
      Class A-1.............................     AAA       Aaa
      Class A-1A............................     AAA       Aaa
      Class A-2.............................     AAA       Aaa
      Class A-3.............................     AAA       Aaa
      Class A-4.............................     AAA       Aaa
      Class A-4FL...........................     AAA       Aaa
      Class A-MFL...........................     AAA       Aaa
      Class A-J.............................     AAA       Aaa
      Class B...............................     AA        Aa2
      Class C...............................     AA-       Aa3
      Class D...............................      A        A2

      It is expected that each of the Rating Agencies identified above will perform ratings surveillance with respect to its ratings for so long as the
Offered Certificates remain outstanding except that a Rating Agency may stop performing ratings surveillance at any time, for among other reasons, if that
Rating Agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The Depositor has no ability to ensure that the Rating Agencies perform ratings surveillance. Fees for such ratings surveillance have been prepaid by the Depositor. The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 36 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

      The ratings of the certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment
Premiums, Yield Maintenance Charges, any Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest
Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

      The ratings of the Class A-4FL Certificates and the Class A-MFL
Certificates do not represent any assessment as to whether the floating rate of interest on such Classes will convert to a fixed rate, and only represent the likelihood of the receipt of interest up to the respective Pass-Through Rates on the Class A-4FL Regular Interest and Class A-MFL Regular Interest (which is a fixed rate of interest, subject to a maximum rate equal to the Weighted Average
Net Mortgage Rate). In addition, the ratings on the Class A-4FL Certificates and the Class A-MFL Certificates do not address (i) the likelihood of receipt by the holders of the Class A-4FL Certificates or the Class A-MFL Certificates of the
timely distribution of interest in connection with the change of the payment terms to a fixed rate upon a Swap Default if DTC is not given sufficient advance notice of such change in the payment terms, (ii) in the event that the Swap
Counterparty defaults on its obligations under the applicable Swap Contract, the likelihood that the holders of the Class A-4FL Certificates or the Class A-MFL
Certificates will experience shortfalls resulting from expenses incurred in enforcing the Swap Counterparty's obligations under the applicable Swap Contract that were not recovered from the Swap Counterparty, (iii) to the extent to which interest on the Class A-4FL Certificates will be reduced due to the allocation of Net Aggregate Prepayment Interest Shortfalls or reduction in payment by the
Swap Counterparty if the Pass-Through Rate of the Class A-4FL Regular Interest
is reduced below % or (iv) to the extent to which interest on the Class A-MFL
Certificates will be reduced due to the

                                      S-204

allocation of Net Aggregate Prepayment Interest Shortfalls or reduction in payment by the Swap Counterparty if the Pass-Through Rate of the Class A-MFL
Regular Interest is reduced below %.

      There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of the offered certificates and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned to such class at the request of the Depositor.

                                      S-205

                                GLOSSARY OF TERMS

      The certificates will be issued pursuant to the Pooling and Servicing
Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and
Servicing Agreement, without exhibits and schedules.

      Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

      "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note
(or notes) included in the trust.

      "A/B Mortgage Loan" means the Waterside Shops A/B Mortgage Loan, the Sony
Pictures Plaza A/B Mortgage Loan or any mortgage loan serviced under the Pooling and Servicing Agreement that is divided into a senior mortgage note(s) and one or more subordinated mortgage note(s), one or more of which senior mortgage note(s) is included in the trust. References in this prospectus supplement to an
A/B Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related A Note and the related subordinated note(s).

      "Accrued Certificate Interest" means, in respect of each class of
Certificates and for the Class A-4FL Regular Interest and the Class A-MFL
Regular Interest for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution
Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months, except in the case of the Class A-4FL
Certificates and the Class A-MFL Certificates, where it will be calculated on the basis of the actual number of days elapsed in the related Interest Accrual
Period and a 360 day year.

      "Additional Servicer" means each affiliate of the master servicer, MSMC, the paying agent, the Depositor or any Underwriter that services any of the mortgage loans and each person that is not an affiliate of the master servicer,
MSMC, the paying agent, the Depositor or any Underwriter other than the special servicer, and who services 10% or more of the mortgage loans based on the principal balance of the mortgage loans.

      "Administrative Cost Rate" will equal the sum of the related Master
Servicing Fee Rate, the Excess Servicing Fee Rate and the Trustee Fee Rate (and
in the case of a Non-Serviced Mortgage Loan, the applicable Pari Passu Loan
Servicing Fee Rate, respectively) for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month, and is set forth in
Appendix II.

      "Advance Rate" means a rate equal to the "Prime Rate" as reported in The
Wall Street Journal from time to time.

      "Advances" means Servicing Advances and P&I Advances, collectively.

      "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation,
Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

      "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

      "Appraisal Event" means not later than the earliest of the following:

o   the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan, Loan Pair or A/B Mortgage Loan if such delinquency remains uncured;

                                      S-206

o   the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

o   the effective date of any modification to a Money Term of a mortgage loan,
    Loan Pair or A/B Mortgage Loan, other than an extension of the date that a
    Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o   the date 30 days following the date a mortgaged property becomes an REO
    Property.

      "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO
Property, an amount that is equal to the excess, if any, of:

      the sum of:

o   the Scheduled Principal Balance of such mortgage loan, Loan Pair or A/B
    Mortgage Loan or in the case of an REO Property, the related REO mortgage loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan or Loan Pair;

o   to the extent not previously advanced by the master servicer or the trustee, all accrued and unpaid interest on the mortgage loan, Loan Pair or A/B
    Mortgage Loan at a per annum rate equal to the applicable mortgage rate;

o   all related unreimbursed Advances and interest on such Advances at the
    Advance Rate, and, to the extent applicable, all Advances that were made on a mortgage loan, Loan Pair or A/B Mortgage Loan on or before the date such mortgage loan, Loan Pair or A/B Mortgage Loan became a Rehabilitated
    Mortgage Loan that have since been reimbursed to the advancing party by the trust out of principal collections but not by the related mortgagor; and

o   to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, or the trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be,

      over

o   90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan, Loan Pair or A/B Mortgage Loan
    (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

In the case of any Serviced Pari Passu Mortgage Loan, any Appraisal Reduction
will be calculated in respect of the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan and then allocated pro rata between the
Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan
according to their respective principal balances. In the case of any A/B
Mortgage Loan, any Appraisal Reduction will be calculated in respect of such A/B
Mortgage Loan taken as a whole and any such Appraisal Reduction will be allocated first to the related B Note (and, as set forth in the related intercreditor agreement if there is more than one subordinated note) and then allocated to the related A Note.

      "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

                                      S-207

      "Assumed Scheduled Payment" means an amount deemed due in respect of:

o   any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date;
    or

o   any mortgage loan as to which the related mortgaged property has become an
    REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that the Balloon
Loan remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due
Date for so long as the REO Property remains part of the trust, equals the
Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

      "Available Distribution Amount" means in general, for any Distribution
Date:

      (1)   all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any
            REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion that represents one or more of the following:

            o     Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

            o     Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

            o     amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, the trustee and the paying agent as compensation or in reimbursement of
                  outstanding Advances or as Excess Servicing Fees);

            o     amounts deposited in the Certificate Account in error;

            o     if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve
                  Amounts with respect to the Interest Reserve Loans to be
                  deposited into the Interest Reserve Account;

            o     in the case of the REO Property related to an A/B Mortgage
                  Loan, all amounts received with respect to such A/B Mortgage
                  Loan that are required to be paid to the holder of the related
                  B Note pursuant to the terms of the related B Note and the related intercreditor agreement; and

            o     in the case of any B Note or Serviced Companion Mortgage Loan, the portion of such amounts payable to the holders of any B
                  Note or Serviced Companion Mortgage Loan that are required to be deposited into the related B Note or Serviced Companion
                  Mortgage Loan custodial account;

      (2)   to the extent not already included in clause (1), any P&I Advances made and any Compensating Interest Payment paid with respect to such
            Distribution Date; and

      (3)   if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the
            Interest Reserve Account.

                                      S-208

      "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless previously prepaid.

      "Balloon LTV" - See "Balloon LTV Ratio."

      "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of (a) (i) the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, (ii) in the case of an ARD Loan, the principal balance on its related
Anticipated Repayment Date to (b) the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

      "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

      "Banking Day" means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency) in
London, England.

      "Bankruptcy Code" means, the federal Bankruptcy Code, Title 11 of the
United States Code, as amended.

      "Base Interest Fraction" means, with respect to any Principal Prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield
Maintenance Charge, and with respect to any class of certificates (except for the Class A-4FL Certificates and the Class A-MFL Certificates) and the Class
A-4FL Regular Interest and the Class A-MFL Regular Interest, a fraction (A)
whose numerator is the greater of (x) zero and (y) the difference between (i)
the Pass-Through Rate on that class of certificates or the Class A-4FL Regular
Interest or the Class A-MFL Regular Interest, as applicable, and (ii) the
Discount Rate used in calculating the Prepayment Premium or Yield Maintenance
Charge with respect to the principal prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount
Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that principal prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the
Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the
Base Interest Fraction will equal zero; provided, however, that if the Discount
Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, but is less than the Pass-Through Rate on that Class of certificates, then the Base Interest Fraction shall be equal to 1.0.

      "B Note" means, with respect to any A/B Mortgage Loan, any related subordinated Mortgage Note(s) not included in the trust, which are subordinated in right of payment to the related A Note to the extent set forth in the related intercreditor agreement.

      "Certificate Account" means one or more separate accounts established and maintained by the master servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing Agreement.

      "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate or the Class A-4FL Regular Interest or the
Class A-MFL Regular Interest will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

      "Certificateholder" or "Holder" means an entity in whose name a certificate is registered in the certificate registrar.

      "Certificate Owner" means an entity acquiring an interest in an offered certificate.

                                      S-209

      "Cherry Creek Companion Loan" means the loan that is secured by the Cherry
Creek Pari Passu Mortgage on a pari passu basis with the Cherry Creek Pari Passu
Loan.

      "Cherry Creek Intercreditor Agreement" means the intercreditor agreement between the holder of the Cherry Creek Pari Passu Loan and the holder of the
Cherry Creek Companion Loan.

      "Cherry Creek Loan Group" means the Cherry Creek Pari Passu Loan and the
Cherry Creek Companion Loan.

      "Cherry Creek Pari Passu Loan" means Mortgage Loan No. 25.

      "Cherry Creek Pari Passu Mortgage" means the mortgage securing the Cherry
Creek Pari Passu Loan and the Cherry Creek Companion Loan.

      "Class" means the designation applied to the offered certificates, the
Class A-4FL Regular Interest, the Class A-MFL Regular Interest and the private certificates, pursuant to this prospectus supplement.

      "Class A Senior Certificates" means the Class A-1 Certificates, the Class
A-1A Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the
Class A-4 Certificates and the Class A-4FL Certificates (or as the context requires, the Class A-4FL Regular Interest).

      "Class A-4FL Available Funds" means, with respect to any Distribution
Date, (i) the sum of all previously undistributed payments or other receipts on account of principal and interest and other sums on or in respect of the Class
A-4FL Regular Interest received by the paying agent after the Cut-off Date and on or prior to such Distribution Date plus (ii) the sum of all previously undistributed amounts received from the Swap Counterparty in respect of the
Class A-4FL Regular Interest pursuant to the applicable Swap Contract, but excluding the following: (a) all amounts of Prepayment Premiums and Yield
Maintenance Charges allocated to the Class A-4FL Regular Interest for so long as the applicable Swap Contract remains in place; (b) all amounts required to be paid to the Swap Counterparty in respect of the Class A-4FL Regular Interest pursuant to the applicable Swap Contract; and (c) all amounts incurred by the trustee in connection with enforcing the rights of the trust under the applicable Swap Contract.

      "Class A-4FL Interest Distribution Amount" means with respect to any
Distribution Date, the sum of (i) for so long as the applicable Swap Contract is in effect and there exists no continuing payment default under the applicable
Swap Contract, the aggregate amount of interest received by the trustee from the
Swap Counterparty in respect of the Class A-4FL Regular Interest pursuant to the terms of the applicable Swap Contract during the related Interest Accrual Period and (ii) amounts in respect of interest (including reimbursement of any interest shortfalls) received on the Class A-4FL Regular Interest not required to be paid to the Swap Counterparty (which will arise due to the netting provisions of the applicable Swap Contract or upon the termination or expiration of the applicable
Swap Contract). If the Swap Counterparty defaults on its obligation to pay such interest to the paying agent, or if a Swap Default occurs and is continuing, the
Class A-4FL Interest Distribution Amount will equal the Distributable
Certificate Interest Amount in respect of the Class A-4FL Regular Interest.

      "Class A-4FL Principal Distribution Amount" means, with respect to any
Distribution Date, an amount equal to the aggregate amount of the principal payments made on the Class A-4FL Regular Interest on such Distribution Date.

      "Class A-4FL Regular Interest" means an interest issued as an uncertificated regular interest in REMIC III represented by a portion of the
Class A-4FL Certificates.

      "Class A-MFL Available Funds" means, with respect to any Distribution
Date, (i) the sum of all previously undistributed payments or other receipts on account of principal and interest and other sums on or in respect of the Class
A-MFL Regular Interest received by the paying agent after the Cut-off Date and on or prior to such Distribution Date plus (ii) the sum of all previously undistributed amounts received from the Swap Counterparty in respect of the
Class A-MFL Regular Interest pursuant to the applicable Swap Contract, but excluding the following:

                                      S-210

(a) all amounts of Prepayment Premiums and Yield Maintenance Charges allocated to the Class A-MFL Regular Interest for so long as the applicable Swap Contract remains in place; (b) all amounts required to be paid to the Swap Counterparty in respect of the Class A-MFL Regular Interest pursuant to the applicable Swap
Contract; and (c) all amounts incurred by the trustee in connection with enforcing the rights of the trust under the applicable Swap Contract.

      "Class A-MFL Interest Distribution Amount" means with respect to any
Distribution Date, the sum of (i) for so long as the applicable Swap Contract is in effect and there exists no continuing payment default under the applicable
Swap Contract, the aggregate amount of interest received by the trustee from the
Swap Counterparty in respect of the Class A-MFL Regular Interest pursuant to the terms of the applicable Swap Contract during the related Interest Accrual Period and (ii) amounts in respect of interest (including reimbursement of any interest shortfalls) received on the Class A-MFL Regular Interest not required to be paid to the Swap Counterparty (which will arise due to the netting provisions of the applicable Swap Contract or upon the termination or expiration of the applicable
Swap Contract). If the Swap Counterparty defaults on its obligation to pay such interest to the paying agent, or if a Swap Default occurs and is continuing, the
Class A-MFL Interest Distribution Amount will equal the Distributable
Certificate Interest Amount in respect of the Class A-MFL Regular Interest.

      "Class A-MFL Principal Distribution Amount" means, with respect to any
Distribution Date, an amount equal to the aggregate amount of the principal payments made on the Class A-MFL Regular Interest on such Distribution Date.

      "Class A-MFL Regular Interest" means an interest issued as an uncertificated regular interest in REMIC III represented by a portion of the
Class A-MFL Certificates.

      "Class X Certificates" means the Class X-1 Certificates and Class X-2
Certificates.

      "Clearstream Bank" means Clearstream Bank, societe anonyme.

      "Closing Date" means on or about November 9, 2006.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution
Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

      "Compensating Interest" means, with respect to any Distribution Date, an amount equal to the excess of (A) Prepayment Interest Shortfalls incurred in respect of the mortgage loans resulting from Principal Prepayments on such mortgage loans (but not including any B Note, Non-Serviced Companion Mortgage
Loan or Serviced Companion Mortgage Loan) during the related Collection Period over (B) the aggregate of the Prepayment Interest Excesses received in respect of the mortgage loans resulting from Principal Prepayments on the mortgage loans
(but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced
Companion Mortgage Loan) during the same related Collection Period.
Notwithstanding the foregoing, such Compensating Interest shall not (i) exceed the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of the mortgage loans including REO Properties (but not including any B Note,
Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage Loan), plus any investment income earned on the amount prepaid prior to such Distribution
Date, if the master servicer applied the subject Principal Prepayment in accordance with the terms of the related mortgage loan documents and (ii) be required to be paid on any Prepayment Interest Shortfalls to the extent incurred in respect of any Specially Serviced Mortgage Loans.

      "Compensating Interest Payment"  means any payment of Compensating
Interest.

                                      S-211

      "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation of such proceedings with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable)
its related B Note or Serviced Companion Mortgage Loan. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced
Mortgage Loan will be included in Condemnation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Condemnation Proceeds will be distributable to the Certificateholders.

      "Constant Default Rate" or "CDR" means a rate that represents an assumed constant rate of default each month, which is expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CDR does not purport to be either an historical description of the default experience of any pool of mortgage loans or a prediction of the anticipated rate of default of any mortgage loans, including the mortgage loans underlying the certificates.

      "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

      "Controlling Class" means the most subordinate class of Subordinate
Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than
25% of the initial aggregate Certificate Balance of such Class as of the Closing
Date, the Controlling Class will be the next most subordinate class of
Subordinate Certificates.

      "CPR" - See "Constant Prepayment Rate" above.

      "Cut-off Date" means November 1, 2006. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in November 2006 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on November 1, 2006, not the actual day on which the scheduled payments were due.

      "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a Due Date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date
Balances.

      "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information"
in this prospectus supplement.

      "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

      "Debt Service Coverage Ratio" or "DSCR" means the ratio of Underwritable
Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of current debt service payable under that mortgage loan, whether or not the mortgage loan has an interest-only period that has not expired as of the Cut-Off Date. See "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement.

                                      S-212

      "Debt Service Coverage Ratio Post IO Period" or "DSCR Post IO Period"
means, with respect to the related mortgage loan that has an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity, a debt service coverage ratio calculated in the same manner as DSCR except that the amount of the monthly debt service payment considered in the calculation is the amount of the monthly debt service payment that is due in the first month following the expiration of the applicable interest-only period. See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

      "Depositor" means Morgan Stanley Capital I Inc.

      "Determination Date" means the 8th day of each month, or, if such day is not a business day, the next succeeding business day.

      "Discount Rate" means, for the purposes of the distribution of Prepayment
Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

      "Distributable Certificate Interest Amount" means, in respect of any Class of certificates (other than the Class A-4FL Certificates and the Class A-MFL
Certificates) and the Class A-4FL Regular Interest and the Class A-MFL Regular
Interest for any Distribution Date, the sum of:

o   Accrued Certificate Interest in respect of such Class or Classes of certificates or Class A-4FL Regular Interest or Class A-MFL Regular Interest
    for such Distribution Date, reduced (to not less than zero) by:

          o     any Net Aggregate Prepayment Interest Shortfalls or Prepayment
                Interest Shortfalls allocated to such Class or Classes for such
                Distribution Date; and

          o     Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the
                Distributable Certificate Interest Amount payable in respect of such Class or Classes in accordance with the terms of the
                Pooling and Servicing Agreement; plus

o   the portion of the Distributable Certificate Interest Amount for such Class or Classes remaining unpaid as of the close of business on the preceding
    Distribution Date; plus

o   if the aggregate Certificate Balance is reduced because of a diversion of principal as a result of the reimbursement of non-recoverable Advances out of principal in accordance with the terms of the Pooling and Servicing
    Agreement, and there is a subsequent recovery of amounts applied by the master servicer as recoveries of principal, then an amount generally equal to interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount that the aggregate Certificate
    Balance was so reduced, which interest will accrue from the date that the related Realized Loss is allocated through the end of the Interest Accrual
    Period related to the Distribution Date on which such amounts are subsequently recovered.

      "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

      "Distribution Date" means, with respect to any Determination Date, the 4th business day after the related Determination Date.

      "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

      "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

                                      S-213

      "DSCR" - See "Debt Service Coverage Ratio."

      "DTC" means The Depository Trust Company.

      "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note or Serviced
Companion Mortgage Loan.

      "Eligible Account" means an account (or accounts) that is any of the following: (i) maintained with a depository institution or trust company whose
(A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "P-1" by Moody's and "F-1" by Fitch, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "A2" by Moody's and at least "AA-" by Fitch
(or "A-" by Fitch so long as the short-term unsecured debt obligations are rated not less than "F-1" by Fitch), if the deposits are to be held in the account more than 30 days or (ii) a segregated trust account or accounts maintained in the trust department of the trustee, the paying agent or other financial institution having a combined capital and surplus of at least $50,000,000 and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b) and whose long-term senior unsecured debt obligations or other long-term deposits, or the trustee's or paying agent's parent's long-term senior unsecured debt obligations or other long-term deposits, are rated at least "Baa3" by Moody's, or (iii) an account or accounts of a depository institution acceptable to each Rating Agency, as evidenced by confirmation that the use of any such account as the Certificate
Account or the Distribution Account will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of certificates.
Notwithstanding anything in the foregoing to the contrary, an account shall not fail to be an Eligible Account solely because it is maintained with Wells Fargo
Bank, National Association, a wholly-owned subsidiary of Wells Fargo & Co., provided that such subsidiary's or its parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are at least "P-1" in the case of Moody's, and "F-1" in the case of Fitch, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "Aa2" in the case of Moody's and at least "A+" in the case of Fitch, if the deposits are to be held in the account for more than
30 days.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "Escrow Account" means one or more custodial accounts established and maintained by the master servicer pursuant to the Pooling and Servicing
Agreement.

      "Euroclear Bank" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear system.

      "Event of Default" means, with respect to the master servicer under the
Pooling and Servicing Agreement, any one of the following events:

o   any failure by the master servicer to remit to the paying agent or otherwise make any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required
    Advances;

o   any failure by the master servicer to make a required deposit to the
    Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o   any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing Agreement
    (other than with respect to the duties described under "Description of the
    Offered Certificates - Evidence as to Compliance" in this prospectus supplement or certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Securities Exchange Act of 1934 of
    which the failure to perform may be an Event of Default in accordance with the last paragraph of this definition of Event of Default) which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the Depositor or the trustee; provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure; provided, further that such cure period may not exceed 90 days;

                                      S-214

o   any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by the Depositor or the trustee, provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o   the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o   the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o   the master servicer receives actual knowledge that Moody's has (i)
    qualified, downgraded or withdrawn its rating or ratings of one or more
    Classes of certificates, or (ii) placed one or more Classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the master servicer obtained such actual knowledge), and, in the case of either clauses (i) or (ii), citing servicing concerns with the master servicer as the sole or material factor in such rating;

o   the trustee shall receive notice from Fitch to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of certificates;

o   the master servicer has been downgraded to a servicer rating level below
    CMS3, or its then equivalent, by Fitch for a continuous period of 60 days.

      Under certain circumstances, the failure by a party to the Pooling and
Servicing Agreement or a primary servicing agreement or sub-servicing agreement to perform its duties described under "Description of the Offered Certificates -
Evidence as to Compliance" in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation
AB and the Securities Exchange Act of 1934 or the failure of the master servicer to terminate certain of those parties for such failures, will constitute an event of default that entitles the Depositor or another party to terminate that party. In some circumstances, such an event of default may be waived by the
Depositor in its sole discretion.

      "Excess Interest" means, in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of interest accrued on such mortgage loan at the Revised Rate over interest accrued on such mortgage loan at the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

      "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

      "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses over (ii) the amount that would have been received if a prepayment in

                                      S-215

full had been made with respect to such mortgage loan (or, in the case of an REO
Property related to an A/B Mortgage Loan, a prepayment in full had been made with respect to both the related A Note and B Note or, in the case of an REO
Property related to a Loan Pair, a prepayment in full had been made with respect to both the Serviced Pari Passu Mortgage Loan and the Serviced Companion
Mortgage Loan) on the date such proceeds were received plus accrued and unpaid interest with respect to that mortgage loan and any and all expenses with respect to that mortgage loan. In the case of a Serviced Pari Passu Mortgage
Loan, Excess Liquidation Proceeds means only the pro rata share of such proceeds that are available to the Trust.

      "Excess Servicing Fee" means an additional fee payable to the master servicer that accrues at the Excess Servicing Fee Rate, which is assignable and non-terminable.

      "Excess Servicing Fee Rate" means an amount per annum which is payable each month with respect to certain mortgage loans in connection with the Excess
Servicing Fee. There will be no Excess Servicing Fee payable on any of the mortgage loans.

      "Exemptions" means the individual prohibited transaction exemptions relating to pass-through certificates and the operation of asset pool investment trusts granted by the DOL to the Underwriters, as amended.

      "Expense Losses" means, among other things:

o   any interest paid to the master servicer, special servicer or the trustee in respect of unreimbursed Advances on the mortgage loans;

o   all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust;

o   other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to the Depositor, the master servicer, the special servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses, rating agency fees not recovered from the borrower, amounts expended on behalf of the trust to remediate an adverse environmental condition and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

o   any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

      "Financial Market Publishers" means TREPP, LLC and Intex Solutions, Inc., or any successor entities thereof.

      "Fitch" means Fitch, Inc.

      "Fixed Interest Distribution" means, with respect to the Master Servicer
Remittance Date prior to each Distribution Date, the amount of interest the trust is obligated to pay or cause to be paid to the Swap Counterparty pursuant to the applicable Swap Contract.

      "401(c) Regulations" means the final regulations issued by the DOL under
Section 401(c) of ERISA clarifying the application of ERISA to Insurance Company
General Accounts.

      "Initial Loan Group 1 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 1, or $1,400,352,160.

      "Initial Loan Group 2 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 2, or $90,658,785.

      "Initial Pool Balance" means the aggregate Cut-off Date Balance of
$1,491,010,945.

                                      S-216

      "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

      "Insurance Proceeds" means all amounts paid by an insurer under an insurance policy in connection with a mortgage loan, B Note or Serviced
Companion Mortgage Loan, other than amounts required to be paid to the related borrower. With respect to the mortgaged property or properties securing any
Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Insurance
Proceeds, and with respect to the mortgaged property or properties securing any
Loan Pair or A/B Mortgage Loan, only an allocable portion of such Insurance
Proceeds will be distributable to the Certificateholders.

      "Interest Accrual Period" means, with respect to each Distribution Date,
(i) for each class of REMIC Regular Certificates and for the Class A-4FL Regular
Interest and the Class A-MFL Regular Interest, the calendar month immediately preceding the month in which such Distribution Date occurs and (ii) for the
Class A-4FL Certificates and the Class A-MFL Certificates, the period from (and including) the prior Distribution Date (or the Closing Date, in the case of the first such period) and ending on (and including) the day before the current
Distribution Date.

      "Interest Only Certificates" means the Class X Certificates.

      "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

      "Interest Reserve Amount" means all amounts deposited in the Interest
Reserve Account with respect to Scheduled Payments due in any applicable January and February.

      "Interest Reserve Loan" - See "Non-30/360 Loan" below.

      "Interest Reset Date" means the day that is two (2) Banking Days prior to the start of the related Interest Accrual Period.

      "LIBOR" or "one-month LIBOR" means with respect to each Interest Accrual
Period, the per annum rate for deposits in U.S. dollars for a period of one month, which appears on the Telerate Page 3750 as the "London Interbank Offering
Rate" as of 11:00 a.m., London time, on the Interest Reset Date. If such rate does not appear on said Telerate Page 3750, LIBOR shall be the arithmetic mean of the offered quotations obtained by the Swap Counterparty from the principal
London office of four major banks in the London interbank market selected by the
Swap Counterparty in its sole discretion (each, a "Reference Bank") for rates at which deposits in U.S. dollars are offered to prime banks in the London interbank market for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time as of approximately 11:00 a.m., London time, on the Interest Reset Date. If fewer than two Reference Banks provide the Swap Counterparty with such quotations, LIBOR shall be the rate per annum which the Swap Counterparty determines to be the arithmetic mean of the rates quoted by major banks in New York City, New York selected by the Swap Counterparty at approximately 11:00 a.m. New York City time on the first day of such Interest Accrual Period for loans in U.S. dollars to leading European banks for a period of one month in an amount that is representative for a single transaction in the relevant market at the relevant time. One-month LIBOR for the initial Interest Accrual Period will be determined two (2) Banking Days before the Closing Date, provided that for the initial
Interest Accrual Period LIBOR shall be an interpolated percentage to reflect the longer initial Interest Accrual Period, as set forth in the applicable Swap
Contract.

      "Liquidation Fee" means 1.0% of the related Liquidation Proceeds received by the trust in connection with a Specially Serviced Mortgage Loan or related
REO Property or portion thereof and/or any Condemnation Proceeds and Insurance
Proceeds (net of any expenses incurred by the special servicer on behalf of the trust in connection with the collection of Condemnation Proceeds and Insurance
Proceeds) provided, however, that (A) in the case of a final disposition consisting of the repurchase of a mortgage loan or REO Property by the mortgage loan seller due to a breach of a representation and warranty or Document Defect, such fee will only be paid by the mortgage loan seller and due to the special servicer if repurchased after the date that is 90 (or, if the related seller is diligently

                                      S-217

attempting to cure such breach or document defect, 180) days or more after the mortgage loan seller receives notice of the breach or defect causing the repurchase and (B) in the case of a repurchase of a mortgage loan by a related subordinate or mezzanine lender, such fee will only be due to the special servicer if repurchased 60 days after the master servicer, the special servicer or the trustee receives notice of the default causing the repurchase. For the avoidance of doubt, a Liquidation Fee will be payable in connection with a repurchase of (i) an A Note by the holder of the related B Note or (ii) a mortgage loan by the holder of the related mezzanine loan, unless otherwise specifically set forth in the related intercreditor agreement.

      "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan, B Note or Serviced Companion Mortgage Loan or related REO
Property, net of liquidation expenses. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Liquidation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Liquidation Proceeds will be distributable to the
Certificateholders.

      "Loan Group" means Loan Group 1 or Loan Group 2, as applicable.

      "Loan Group Principal Distribution Amount" means the Loan Group 1
Principal Distribution Amount or Loan Group 2 Principal Distribution Amount, as
applicable.

      "Loan Group 1" means that distinct loan group consisting of one hundred eleven (111) mortgage loans, representing approximately 93.9% of the Initial
Pool Balance, that are secured by property types other than multifamily properties that secure thirteen (13) of the mortgage loans.

      "Loan Group 1 Principal Distribution Amount" means, for any Distribution
Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 1.

      "Loan Group 2" means that distinct loan group consisting of thirteen (13)
mortgage loans, representing approximately 6.1% of the Initial Pool Balance and comprised of thirteen (13) mortgage loans that are secured by multifamily properties.

      "Loan Group 2 Principal Distribution Amount" means, for any Distribution
Date, that portion, if any, of the Principal Distribution Amount that is attributable to the mortgage loans included in Loan Group 2.

      "Loan Pair" means a Serviced Pari Passu Mortgage Loan and the related
Serviced Companion Mortgage Loan, collectively.

      "Lock-out Period" means the period during which voluntary principal prepayments are prohibited.

      "MAI" means Member of the Appraisal Institute.

      "Master Servicer Remittance Date" means, in each month, the business day preceding the Distribution Date.

      "Master Servicing Fee" means the monthly amount, based on the Master
Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans and any B Note and any Serviced Companion Mortgage
Loan.

      "Master Servicing Fee Rate" means the rate per annum payable each month with respect to a mortgage loan (other than the Non-Serviced Mortgage Loans), any B Note and any Serviced Companion Mortgage Loan in connection with the
Master Servicing Fee as set forth in the Pooling and Servicing Agreement. The
Master Servicing Fee Rate (including any subservicing or primary servicing fees)
for Wells Fargo Bank, National Association will range, on a loan by loan basis, from 0.01% per annum to 0.12% per annum.

                                      S-218

      "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii)
the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated
Mortgage Loan.

      "Material Document Defect" means a Document Defect that either (a)
materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage
Loan.

      "Michigan Plaza Companion Loan" means the loan that is secured by the
Michigan Plaza Pari Passu Mortgage on a pari passu basis with the Michigan Plaza
Pari Passu Loan.

      "Michigan Plaza Intercreditor Agreement" means the intercreditor agreement between the holder of the Michigan Plaza Pari Passu Loan and the holder of the
Michigan Plaza Companion Loan.

      "Michigan Plaza Loan Group" means the Michigan Plaza Pari Passu Loan and the Michigan Plaza Companion Loan.

      "Michigan Plaza Pari Passu Loan" means Mortgage Loan No. 9.

      "Michigan Plaza Pari Passu Mortgage" means the mortgage securing the
Michigan Plaza Pari Passu Loan and the Michigan Plaza Companion Loan.

      "Money Term" means, with respect to any mortgage loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision of the mortgage loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

      "Moody's" means Moody's Investors Service, Inc.

      "Mortgage File" means the following documents, among others:

o   the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

o   the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o   the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o   unless the mortgage loan is registered on MERS, an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

o   unless the mortgage loan is registered on MERS, an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

o   an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

o   when relevant, the related ground lease or a copy of it.

                                      S-219

      "Mortgage Loan Purchase Agreement" means the agreement entered into between the Depositor and the mortgage loan seller.

      "Mortgage Pool" means the one hundred twenty-four (124) mortgage loans with an aggregate principal balance, as of the Cut-off Date, of approximately
$1,491,010,945, which may vary on the Closing Date by up to 5%.

      "MSCI 2006-HQ9" means the securitization known as the Morgan Stanley
Capital I Trust Series 2006-HQ9.

      "MSCI 2006-HQ9 Master Servicer" means the "master servicer" under the MSCI
2006-HQ9 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

      "MSCI 2006-HQ9 Pooling and Servicing Agreement" means the Pooling and
Servicing Agreement, dated as of August 1, 2006, between Morgan Stanley Capital
I Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, J.E. Robert Company, Inc., as special servicer, HSBC Bank USA,
National Association, as trustee, and LaSalle Bank National Association, as paying agent and certificate registrar.

      "MSCI 2006-HQ9 Special Servicer" means the "special servicer" under the
MSCI 2006-HQ9 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is J.E. Robert Company, Inc.

      "MSCI 2006-HQ9 Trustee" means the "trustee" under the MSCI 2006-HQ9
Pooling and Servicing Agreement, which as of the date of this prospectus supplement is HSBC Bank USA, National Association.

      "MSCI 2006-IQ11" means the securitization known as the Morgan Stanley
Capital I Trust Series 2006-IQ11.

      "MSCI 2006-IQ11 Master Servicer" means the "master servicer" under the
MSCI 2006-IQ11 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

      "MSCI 2006-IQ11 Pooling and Servicing Agreement" means the Pooling and
Servicing Agreement, dated as of June 1, 2006, between Morgan Stanley Capital I
Inc., as depositor, Wells Fargo Bank, National Association, as master servicer,
LNR Partners, Inc. as special servicer, LaSalle Bank National Association, as trustee, paying agent and certificate registrar.

      "MSCI 2006-IQ11 Special Servicer" means the "special servicer" under the
MSCI 2006-IQ11 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is LNR Partners, Inc.

      "MSCI 2006-IQ11 Trustee" means the "trustee" under the MSCI 2006-IQ11
Pooling and Servicing Agreement, which as of the date of this prospectus supplement is LaSalle Bank National Association.

      "MSMC" means Morgan Stanley Mortgage Capital Inc.

      "MSMC Loans" means the mortgage loans that were originated or purchased by
MSMC.

      "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date, the excess of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans (including Specially Serviced Mortgage Loans)
during any Collection Period over the Compensating Interest to be paid by the master servicer (or any sub-servicer, if applicable according to the related sub-servicing agreement) on such Distribution Date.

      "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date)
minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates or the Class A-4FL Regular Interest or the Class A-MFL Regular Interest from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition,

                                      S-220

because the certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or Excess Interest). However, with respect to each Non-30/360 Loan:

o   the Net Mortgage Rate that would otherwise be in effect for purposes of the
    Scheduled Payment due in January of each year (other than a leap year) and
    February of each year will be adjusted to take into account the applicable
    Interest Reserve Amount; and

o   the Net Mortgage Rate that would otherwise be in effect for purposes of the
    Scheduled Payment due in March of each year (or January or February if the related Distribution Date is the final Distribution Date) will be adjusted to take into account the related withdrawal from the Interest Reserve
    Account for the preceding January (commencing in 2007), if applicable, and
    February (commencing in 2007).

      "Net Operating Income" or "NOI" means historical net operating income for a mortgaged property for the annual or other period specified (or ending on the
"NOI Date" specified), and generally consists of revenue derived from the use and operation of the mortgaged property, consisting primarily of rental income
(and in the case of residential cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes
(except in the case of certain mortgage loans included in the trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments. Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

      "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of twelve
30-day months.

      "Non-Serviced Companion Mortgage Loan" means any loan not included in the trust that is generally payable on a pari passu basis with the related
Non-Serviced Mortgage Loan, and in this securitization means the Cherry Creek
Companion Loan and the Michigan Plaza Companion Loan.

      "Non-Serviced Mortgage Loan" means any mortgage loan included in the trust but serviced under another agreement. The Non-Serviced Mortgage Loans in the trust are the Cherry Creek Pari Passu Loan and the Michigan Plaza Pari Passu
Loan.

      "Non-Serviced Mortgage Loan B Note" means any related note subordinate in right of payment to a Non-Serviced Mortgage Loan.

      "Non-Serviced Mortgage Loan Group" means the Cherry Creek Loan Group and the Michigan Plaza Loan Group.

      "Non-Serviced Mortgage Loan Master Servicer" means the applicable "master servicer" under the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement.

      "Non-Serviced Mortgage Loan Mortgage" means each of the Cherry Creek Pari
Passu Mortgage and the Michigan Plaza Pari Passu Mortgage, as applicable.

      "Non-Serviced Mortgage Loan Pooling and Servicing Agreement" means the
MSCI 2006-HQ9 Pooling and Servicing Agreement or the MSCI 2006-IQ11 Pooling and
Servicing Agreement, as applicable.

      "Non-Serviced Mortgage Loan Special Servicer" means the applicable
"special servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

                                      S-221

      "Non-Serviced Mortgage Loan Trustee" means the applicable "trustee" under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

      "Notional Amount" means the notional principal amount of the Class X
Certificates, which will be based upon the outstanding principal balance of the
Principal Balance Certificates outstanding from time to time.

      "OID" means original issue discount.

      "Operating Adviser" means that entity (or its designee) appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions; provided, that, with respect to an A/B
Mortgage Loan, a holder of the related B Note, will, to the extent set forth in the related intercreditor agreement, instead be entitled to the rights and powers granted to the Operating Adviser under the Pooling and Servicing
Agreement to the extent such rights and powers relate to the related A/B
Mortgage Loan (but only so long as the holder of the related B Note is the directing holder or controlling holder, as defined in the related intercreditor agreement). The initial Operating Adviser will be LNR Securities Holdings, LLC.

      "Option" means the option to purchase from the trust any defaulted mortgage loan, as described under "Servicing of the Mortgage Loans--Sale of
Defaulted Mortgage Loans," in this prospectus supplement.

      "P&I Advance" means the amount of any Scheduled Payments or Assumed
Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing
Fees and other servicing fees payable from such Scheduled Payments or Assumed
Scheduled Payments), other than any Balloon Payment, advanced on the mortgage loans that are delinquent as of the close of business on the preceding
Determination Date.

      "Pari Passu Loan Servicing Fee" means the monthly amount, based on the
Pari Passu Loan Servicing Fee Rate, paid as compensation for the servicing of the applicable Non-Serviced Mortgage Loan.

      "Pari Passu Loan Servicing Fee Rate" means the servicing fee rate applicable to any Non-Serviced Mortgage Loan pursuant to its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

      "Participants" means DTC's participating organizations.

      "Parties in Interest" means persons who have specified relationships to
Plans ("parties in interest" under ERISA or "disqualified persons" under Section
4975 of the Code).

      "Pass-Through Rate" means the rate per annum at which any class of certificates (other than the Residual Certificates or the Class Q Certificates)
or the Class A-4FL Regular Interest or the Class A-MFL Regular Interest accrues interest.

      "Percentage Interest" will equal, as evidenced by any certificate in the
Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face of the certificate, and the denominator of which is equal to the initial aggregate Certificate
Balance or Notional Amount, as the case may be, of such Class.

      "Percent Leased" means the percentage of square feet or units, as the case may be, of a mortgaged property that was occupied or leased or, in the case of hospitality properties, average units so occupied over a specified period, as of a specified date (identified on Appendix II to this prospectus supplement as the
"Percent Leased as of Date"), as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of such mortgaged property. Such percentage includes tenants which have executed a lease to occupy such mortgaged property even though the applicable tenant has not taken physical occupancy.

      "Permitted Cure Period" means, for the purposes of any Material Document
Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the earlier of the discovery by the mortgage

                                      S-222

loan seller or receipt by the mortgage loan seller of notice of such Material
Document Defect or Material Breach, as the case may be. However, if such
Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such
Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage," but the mortgage loan seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure
Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced
Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was
identified in a certification delivered to the mortgage loan seller by the trustee in accordance with the Pooling and Servicing Agreement.

      "Plans" means (a) employee benefit plans as defined in Section 3(3) of
ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of
ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

      "Pooling and Servicing Agreement" means the Pooling and Servicing
Agreement, dated as of November 1, 2006 between Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, LNR
Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee, and Wells Fargo Bank, National Association, as paying agent and certificate registrar.

      "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon
Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due
Date to the date such payment was made, net of the Trustee Fee, the Master
Servicing Fee, the Pari Passu Loan Servicing Fee (in the case of any
Non-Serviced Mortgage Loan), the Excess Servicing Fee and, if the related mortgage loan is a Specially Serviced Mortgage Loan, net of the Special
Servicing Fee.

      "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal
Prepayment (or a Balloon Payment) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Excess
Servicing Fee, the Pari Passu Loan Servicing Fee (in the case of any
Non-Serviced Mortgage Loan) and the Trustee Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates. In such a case, the Prepayment
Interest Shortfall will generally equal the excess of:

o   the aggregate amount of interest that would have accrued at the Net Mortgage
    Rate (net of the Master Servicing Fee, the Excess Servicing Fee, the Pari
    Passu Loan Servicing Fee (in the case of any Non-Serviced Mortgage Loan) and the Special Servicing Fee, if the related mortgage loan is a Specially
    Serviced Mortgage Loan, and the Trustee Fee), on the Scheduled Principal
    Balance of such mortgage loan if the mortgage loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made, over

o   the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Excess Servicing Fee, the Pari
    Passu Loan Servicing Fee (in the case of any Non-Serviced Mortgage Loan), the Special Servicing Fee, if the related mortgage loan is a Specially
    Serviced Mortgage Loan, and the Trustee Fee).

      "Prepayment Premium" means, with respect to any mortgage loan, B Note or
Serviced Companion Mortgage Loan for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, B Note or Serviced Companion
Mortgage Loan.

                                      S-223

      "Principal Balance Certificates" means, upon initial issuance, the Class
A-1, Class A-1A, Class A-2, Class A-3, Class A-4, Class A-4FL, Class A-MFL,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N, Class O and Class P Certificates.

      "Principal Distribution Amount" equals, in general, for any Distribution
Date, the aggregate of the following:

o   the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any B
    Note or Serviced Companion Mortgage Loan or, in either case, its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

o   all payments (including Principal Prepayments and the principal portion of
    Balloon Payments but not in respect of any Serviced Companion Mortgage Loan or B Note or, in either case, its respective successor REO mortgage loan))
    and other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds), Condemnation
    Proceeds, Insurance Proceeds and REO Income (each as defined in this prospectus supplement) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of any B
    Note or Serviced Companion Mortgage Loan) during the related Collection
    Period and that were identified and applied by the master servicer as recoveries of principal.

      The following amounts shall generally reduce the Principal Distribution
Amount (and, in each case, will be allocated first to the Loan Group Principal
Distribution Amount applicable to the related mortgage loan, and then to the other Loan Group Principal Distribution Amount) to the extent applicable:

o   if any Advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those Advances (and advance interest thereon) are reimbursable from amounts allocable to principal received with respect to the Mortgage Pool during the Collection Period for the related Distribution Date, and the
    Principal Distribution Amount will be reduced (to not less than zero) by any of those Advances (and advance interest thereon) that are reimbursed from such principal collections during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount (and will be allocated first to such other Loan Group Principal Distribution Amount, and then to the Loan
    Group Principal Distribution Amount applicable to the related mortgage loan)
    for the Distribution Date following the Collection Period in which the subsequent recovery occurs); and

o   if any advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described in this prospectus supplement) will be reimbursable (with advance interest thereon) first from amounts allocable to principal received with respect to the Mortgage Pool during the Collection
    Period for the related Distribution Date (prior to reimbursement from other collections) and the Principal Distribution Amount will be reduced (to not less than zero) by any of those Advances (and advance interest thereon) that are reimbursed from such principal collections on the Mortgage Pool during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered
    (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount
    (and will be allocated first to such other Loan Group Principal Distribution
    Amount, and then to the Loan Group Principal Distribution Amount applicable to the related mortgage loan) for the Distribution Date following the
    Collection Period in which the subsequent recovery occurs).

      So long as both the Class A-4 and Class A-1A Certificates and the Class
A-4FL Regular Interest remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a loan group-by-loan group basis.
On each Distribution Date after the Certificate Balance of the Class A-4
Certificates, Class A-1A Certificates or the Class A-4FL Regular Interest has
been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both loan groups.

                                      S-224

      "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, Serviced Companion Mortgage Loan or
B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan, Serviced Companion
Mortgage Loan or B Note in advance of its scheduled Due Date.

      "PTCE" means a DOL Prohibited Transaction Class Exemption.

      "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but Unpaid Interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and any related B Note, Serviced Companion Mortgage Loan or REO Property
(including any unreimbursed Servicing Advances, Advance Interest related to such mortgage loan and any related B Note or Serviced Companion Mortgage Loan, and also includes the amount of any Servicing Advances (and interest thereon) that were reimbursed from principal collections on the Mortgage Pool and not subsequently recovered from the related mortgagor), and any Special Servicing
Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note or any related Serviced Companion Mortgage Loan that are reimbursable to the master servicer, the special servicer or the trustee, plus if such mortgage loan is being repurchased or substituted for by the mortgage loan seller pursuant to the Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the Depositor or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above) plus, in connection with a purchase by the mortgage loan seller, any Liquidation Fee payable by the mortgage loan seller in accordance with the proviso contained in the definition of "Liquidation Fee."

      "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

      "Rated Final Distribution Date" means the first Distribution Date that follows by at least 36 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

      "Rating Agencies" means Fitch and Moody's.

      "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o   the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o   the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such Liquidation
    Proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense
    Losses.

      If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss. Any reimbursements of Advances determined to be nonrecoverable (and interest on such
Advances) that are made in any Collection Period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related Distribution Date, will generally create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the
Mortgage Pool and the total principal balance of the certificates on the succeeding Distribution Date. The related reimbursements and payments made during any

                                      S-225

Collection Period will therefore result in the allocation of those amounts as
Realized Losses (in reverse sequential order in accordance with the loss allocation rules described in this prospectus supplement) to reduce principal balances of the Principal Balance Certificates on the Distribution Date for that
Collection Period.

      "Record Date" means, (i) with respect to each class of offered certificates, other than the Class A-4FL Certificates and the Class A-MFL
Certificates, for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs and
(ii) with respect to the Class A-4FL Certificates and the Class A-MFL
Certificates, the business day immediately preceding the related Distribution
Date.

      "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities,
Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

      "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, B Note or Serviced Companion Mortgage Loan that was modified, based on the modified terms, or a complete defeasance shall have occurred, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated
Mortgage Loan unless its related B Note would also constitute a Rehabilitated
Mortgage Loan. A B Note will not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan. A
Serviced Pari Passu Mortgage Loan will not constitute a Rehabilitated Mortgage
Loan unless the related Serviced Companion Mortgage Loan would also constitute a
Rehabilitated Mortgage Loan. A Serviced Companion Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless the related Serviced Pari Passu
Mortgage Loan would also constitute a Rehabilitated Mortgage Loan.

      "REMIC" means a "real estate mortgage investment conduit," within the meaning of Section 860D(a) of the Code.

      "REMIC Regular Certificates" means the Senior Certificates (other than the
Class A-4FL Certificates) and the Subordinate Certificates (other than the Class
A-MFL Certificates).

      "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing
Agreement. With respect to any Non-Serviced Mortgage Loan (if the applicable
Non-Serviced Mortgage Loan Special Servicer has foreclosed upon the mortgaged property or properties securing such Non-Serviced Mortgage Loan Mortgage), the
REO Income shall include only the portion of such net income that is payable to the holder of such Non-Serviced Mortgage Loan, and with respect to any Loan Pair or A/B Mortgage Loan, only an allocable portion of such REO Income will be distributable to the Certificateholders.

      "REO Property" means any mortgaged property acquired on behalf of the
Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

      "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

      "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

      "Residual Certificates" means the Class R-I Certificates, the Class R-II
Certificates and the Class R-III Certificates.

                                      S-226

      "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

      "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

      "Scheduled Payment" means, in general, for any mortgage loan, B Note or
Serviced Companion Mortgage Loan on any Due Date, the amount of the Scheduled
Payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, B Note or Serviced Companion Mortgage Loan subsequent to the
Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

      "Scheduled Principal Balance" means, in respect of any mortgage loan, B
Note, Serviced Companion Mortgage Loan, Loan Pair or REO mortgage loan on any
Distribution Date will generally equal its Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off
Date), reduced, to not less than zero, by:

o   any payments or other collections of principal, or Advances in lieu of such payments or collections, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled
    Payments due in any subsequent Collection Period; and

o   the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

      "Senior Certificates" means the Class A Senior Certificates and the Class
X Certificates.

      "Serviced Companion Mortgage Loan" means a loan not included in the trust but serviced pursuant to the Pooling and Servicing Agreement and secured on a pari passu basis with the related Serviced Pari Passu Mortgage Loan. There are no Serviced Companion Mortgage Loans related to the trust.

      "Serviced Pari Passu Mortgage Loan" means a mortgage loan included in the trust that is serviced under the Pooling and Servicing Agreement and secured by a mortgaged property that secures one or more other loans on a pari passu basis that are not included in the trust. There are no Serviced Pari Passu Mortgage
Loans related to the trust.

      "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

      "Servicing Function Participant" means any person, other than the master servicer and the special servicer, that, within the meaning of Item 1122 of
Regulation AB, is performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person's activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans.

      "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any B Note and any Serviced Companion Mortgage Loan , but not any
Non-Serviced Mortgage Loan) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of any B Note or any Serviced Companion Mortgage Loan, the related holder of such B Note or Serviced Companion Mortgage Loan, as applicable) as a collective whole, taking into account the subordinate nature of such B Note (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, any B Note and any Serviced Companion Mortgage Loan and any
related intercreditor or co-lender agreement and, to the extent consistent with the foregoing, further as follows:

                                      S-227

o   with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o   with a view to the timely collection of all Scheduled Payments of principal and interest under the mortgage loans, any B Note, any Serviced Companion
    Mortgage Loans or, if a mortgage loan, B Note or any Serviced Companion
    Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such mortgage loan to the Certificateholders (as a collective whole) (or in the case of any A/B
    Mortgage Loan and its related B Note or a Loan Pair, the maximization of recovery thereon of principal and interest to the Certificateholders and the holder of the related B Note or the Serviced Companion Mortgage Loan, as applicable, all taken as a collective whole taking into account the subordinate nature of such B Note) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the rate determined by the special servicer but in any event not less than (i) the related Net Mortgage Rate, in the case of the mortgage loans (other than any A Note or Serviced Pari
    Passu Mortgage Loan), or (ii) the weighted average of the mortgage rates on the related A Note and B Note, in the case of any A/B Mortgage Loan, and on the Serviced Pari Passu Mortgage Loan and the related Serviced Companion
    Mortgage Loan, in the case of a Loan Pair); and without regard to:

          i.    any other relationship that the master servicer or the special servicer, as the case may be, or any of their affiliates may have with the related borrower;

          ii.   the ownership of any certificate or any interest in any Serviced
                Companion Mortgage Loan, any B Note, any Non-Serviced Companion
                Mortgage Loan, or any mezzanine loan related to a mortgage loan by the master servicer or the special servicer, as the case may be, or any of their affiliates;

          iii.  the master servicer's obligation to make Advances;

          iv.   the right of the master servicer (or any of their affiliates) or the special servicer, as the case may be, to receive
                reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction; and

          v.    any obligation of the master servicer (or any of its affiliates)
                to repurchase any mortgage loan from the trust.

      "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan (other than a Non-Serviced Mortgage Loan), a B
Note or a Serviced Companion Mortgage Loan to become a Specially Serviced
Mortgage Loan. If a Servicing Transfer Event occurs with respect to any A Note, it will be deemed to have occurred also with respect to the related B Note;
provided, however, that if a Servicing Transfer Event would otherwise have occurred with respect to an A Note, but has not so occurred solely because the holder of the related B Note has exercised its cure rights under the related intercreditor agreement, a Servicing Transfer Event will not occur with respect to the related A/B Mortgage Loan. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If a Servicing Transfer Event occurs with respect to a
Serviced Pari Passu Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Companion Mortgage Loan. If a Servicing Transfer
Event occurs with the respect to a Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Pari Passu
Mortgage Loan. Under any applicable Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, if a Servicing Transfer Event occurs with respect to a
Non-Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan.

      "Sony Pictures Plaza A/B Mortgage Loan" means the Sony Pictures Plaza
Mortgage Loan and the Sony Pictures Plaza B Note.

      "Sony Pictures Plaza B Note" means, with respect to the Sony Pictures
Mortgage Loan, the related B Note.

                                      S-228

      "Sony Pictures Plaza Control Appraisal Event" means, with respect to the
Sony Pictures Plaza A/B Mortgage Loan, as of any date of determination if (a)
(i) the initial unpaid principal balance of the related Sony Pictures Plaza B
Note minus (ii) the sum of (x) any payments of principal (whether as scheduled amortization, prepayments of principal or otherwise) allocated to, and received on, the Sony Pictures Plaza B Note, (y) any Appraisal Reduction amount in effect as of such date of determination for the Sony Pictures Plaza Mortgage Loan and
(z) any realized losses and unreimbursed expenses allocated to the Sony Pictures
Plaza Mortgage Loan is less than (b) 25% of the difference between (x) the initial unpaid principal balance of the Sony Pictures Plaza B Note and (y) any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to and received on, the Sony Pictures Plaza B Note.

      "Sony Pictures Plaza Mortgage Loan" means Mortgage Loan No. 16.

      "Specially Serviced Mortgage Loan" means the following:

o   a payment default shall have occurred on a mortgage loan (x) at its maturity date (except, if (a) the mortgagor is making the related Assumed Scheduled
    Payment, (b) the mortgagor notifies the master servicer (who shall promptly forward such notice to the special servicer and the Operating Advisor) of its intent to refinance such mortgage loan and is diligently pursuing such refinancing, (c) the mortgagor delivers a firm commitment to refinance acceptable to the Operating Adviser on or prior to the maturity date, and
    (d) such refinancing occurs within 60 days of such default which 60 day period may be extended to 120 days at the Operating Adviser's discretion) or
    (y) if any other payment is more than 60 days past due or has not been made on or before the second Due Date following the Due Date such payment was due;

o   any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which a
    Balloon Payment is past due, and the master servicer or the special servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due
    Date following the date such payment was due;

o   any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which, to the master servicer's or the special servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o   any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which the master servicer or the special servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o   any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which the master servicer or the special servicer has knowledge of a default
    (other than a failure by the related borrower to pay principal or interest)
    which, in the judgment of the master servicer or the special servicer, materially and adversely affects the interests of the Certificateholders or the holder of the related B Note or Serviced Companion Mortgage Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o   any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

o   any mortgage loan, B Note or Serviced Companion Mortgage Loan as to which, in the judgment of the master servicer or the special servicer, (a) (other than with respect to any A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer or the special servicer is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of the related B Note or Serviced Companion Mortgage Loan (as the case may be).

                                      S-229

      "Special Servicer Compensation" means such fees payable to the special servicer, collectively, including the Special Servicing Fee, the Workout Fee, the Liquidation Fee and any other fees payable to the special servicer pursuant to the Pooling and Servicing Agreement.

      "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o   any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing
    Agreement;

o   any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and
    Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o   any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee;
    provided, however, that to the extent that the special servicer certifies to the trustee and the Depositor that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o   any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o   the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o   the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o   the trustee shall have received notice from Fitch that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any
    Class or certificates and such notice is not rescinded within 60 days;

o   the special servicer has been downgraded to a servicer rating level below
    CSS3, or its then equivalent, by Fitch and such downgrade remains in effect for at least 60 days;

                                      S-230

o   the servicing officer of the special servicer receives actual knowledge that
    Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of certificates that remains in effect for at least 60 days, or (ii) placed one or more Classes of certificates on "watch status"
    in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that a servicing officer of the special servicer obtained such actual knowledge), and, in the case of either (i) or (ii), citing servicing concerns with the special servicer as the sole and material factor in such rating action; or

o   the special servicer, or any primary servicer or sub-servicer appointed by the special servicer after the Closing Date, shall fail to deliver the items required to be delivered by such servicer to enable the Depositor to comply with the Trust's reporting obligations under the Securities Exchange Act of
    1934, as amended, and the Trust's disclosure obligations under Regulation AB by the time provided for in the Pooling and Servicing Agreement.

      Under certain circumstances, the failure by the special servicer to terminate a sub-servicer appointed by it because that sub-servicers failed to perform duties similar to those described under "Description of the Offered
Certificates - Evidence as to Compliance" in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Securities Exchange Act of 1934, will constitute an event of default that entitles the Depositor or another party to terminate the special servicer. In some circumstances, such an event of default may be waived by the Depositor in its sole discretion.

      "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.35% (or 0.25% in the case of Mortgage Loan No. 1 only) per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled Principal Balance of each Specially
Serviced Mortgage Loan, with a minimum of $4,000 per month per Specially
Serviced Mortgage Loan or REO property.

      "Structuring Assumptions" means the following assumptions:

o   the mortgage rate as of the Closing Date on each mortgage loan remains in effect until maturity or its Anticipated Repayment Date;

o   the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented in this prospectus supplement, and the
    Pass-Through Rates of the Class A-4FL Certificates and the Class A-MFL
    Certificates remain at their initial rates;

o   the Closing Date for the sale of the certificates is November 9, 2006;

o   distributions on the certificates are made on the 12th day of each month, commencing in December 2006;

o   there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o   Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o   the trust does not experience any Expense Losses;

o   no Principal Prepayment on any mortgage loan is made during its Lock-out
    Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance Charge,
    Prepayment Premium or a defeasance requirement, and otherwise Principal
    Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o   no Prepayment Interest Shortfalls occur;

o   no mortgage loan exercises its partial release option;

                                      S-231

o   no amounts that would otherwise be payable to Certificateholders as principal are paid to the master servicer, the special servicer or the trustee as reimbursements of any nonrecoverable Advances, unreimbursed
    Advances outstanding as of the date of modification of any mortgage loan and any related interest on such Advances;

o   no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the trust occurs;

o   each ARD Loan pays in full on its Anticipated Repayment Date; and

o   any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

      "Subordinate Certificates" means the Class A-MFL Certificates (or, as the context requires, the Class A-MFL Regular Interest) and the Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O and Class P Certificates.

      "Swap Counterparty" means Morgan Stanley Capital Services Inc. or any successor thereto.

      "Treasury Rate" unless a different term methodology or source is otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical
Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

      "Trustee Fee" means a monthly fee as set forth in the Pooling and
Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties.

      "UCF" - See "Underwritable Cash Flow."

      "Underwritable Cash Flow" or "UCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

      "Underwriters" means Morgan Stanley & Co. Incorporated, Greenwich Capital
Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      "Underwriting Agreement" means that agreement, dated as of the date of this prospectus supplement, entered into by the Depositor and the Underwriters.

      "Unpaid Interest" means, on any Distribution Date with respect to any class of interests (including the Class A-4FL Regular Interest and the Class
A-MFL Regular Interest) or certificates (other than the Residual Certificates, the Class Q Certificates, the Class A-4FL Certificates and the Class A-MFL
Certificates), the portion of Distributable Certificate Interest Amount for such class remaining unpaid as of the close of business on the preceding Distribution
Date.

      "WAC" - See "Weighted Average Net Mortgage Rate."

      "Wells Fargo" means Wells Fargo Bank, National Association.

      "Waterside Shops A/B Mortgage Loan" means the Waterside Shops Mortgage
Loan and the Waterside Shops B Note.

                                      S-232

      "Waterside Shops B Note" means, with respect to the Waterside Shops
Mortgage Loan, the related B Note.

      "Waterside Shops Control Appraisal Event" means, with respect to the
Waterside Shops A/B Mortgage Loan, as of any date of determination if (a) (i)
the initial unpaid principal balance of the Waterside Shops B Note minus (ii)
the sum of (x) any principal payments (whether as scheduled amortization, principal payments or otherwise), allocated to, and received on, the Waterside
Shops B Note, (y) any Appraisal Reduction amount in effect as of such date of determination for the Waterside Shops Mortgage Loan and (z) any realized losses allocated to the Waterside Shops B Note plus (iii) the amount of any reserve collateral posted by holder of the Waterside Shops B Note is less than (b) 25%
of the difference between (x) the initial unpaid principal balance of the
Waterside Shops B Note and (y) principal payments (whether as scheduled amortization, principal payments or otherwise) allocated to, and received on, the Waterside Shops B Note.

      "Waterside Shops Mortgage Loan" means Mortgage Loan No. 1.

      "Weighted Average Net Mortgage Rate" or "WAC" means, for any Distribution
Date, the weighted average of the Net Mortgage Rates for the mortgage loans (and in the case of each mortgage loan that is a Non-30/360 Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances, as of the close of business on the preceding Distribution Date.

      "Workout Fee" means that fee, payable with respect to any Rehabilitated
Mortgage Loan, B Note or Serviced Companion Mortgage Loan, equal to 1.00% of the amount of each collection of interest (other than default interest and any
Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan, B Note or Serviced Companion Mortgage Loan for so long as it remains a Rehabilitated Mortgage Loan.

      "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments. The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

                                      S-233

                                   APPENDIX I

                                        1

                                   APPENDIX II

                                        1

                                   SCHEDULE A

            Rates Used in Determination of Class X Pass-Through Rates

                   DISTRIBUTION DATE               BALANCE
                   -----------------               --------
                      12/12/2006                   5.86025%
                      01/12/2007                   5.86026%
                      02/12/2007                   5.86027%
                      03/12/2007                   5.86042%
                      04/12/2007                   6.05662%
                      05/12/2007                   5.86028%
                      06/12/2007                   6.05663%
                      07/12/2007                   5.86030%
                      08/12/2007                   6.05664%
                      09/12/2007                   6.05665%
                      10/12/2007                   5.86031%
                      11/12/2007                   6.05666%
                      12/12/2007                   5.86032%
                      01/12/2008                   6.05666%
                      02/12/2008                   5.86032%
                      03/12/2008                   5.86038%
                      04/12/2008                   6.05667%
                      05/12/2008                   5.86033%
                      06/12/2008                   6.05668%
                      07/12/2008                   5.86034%
                      08/12/2008                   6.05670%
                      09/12/2008                   6.05670%
                      10/12/2008                   5.86035%
                      11/12/2008                   6.05668%
                      12/12/2008                   5.86034%
                      01/12/2009                   5.86034%
                      02/12/2009                   5.86034%
                      03/12/2009                   5.86057%
                      04/12/2009                   6.05667%
                      05/12/2009                   5.86032%
                      06/12/2009                   6.05666%
                      07/12/2009                   5.86032%
                      08/12/2009                   6.05666%
                      09/12/2009                   6.05665%
                      10/12/2009                   5.85805%
                      11/12/2009                   6.05430%
                      12/12/2009                   5.85801%
                      01/12/2010                   5.85798%
                      02/12/2010                   5.85796%
                      03/12/2010                   5.85826%
                      04/12/2010                   6.05415%
                      05/12/2010                   5.85787%
                      06/12/2010                   6.05410%
                      07/12/2010                   5.85781%
                      08/12/2010                   6.05218%
                      09/12/2010                   6.05216%
                      10/12/2010                   5.85372%
                      11/12/2010                   6.04141%
                      12/12/2010                   5.84553%
                      01/12/2011                   5.84549%
                      02/12/2011                   5.84546%
                      03/12/2011                   5.84579%
                      04/12/2011                   6.04121%
                      05/12/2011                   5.84533%
                      06/12/2011                   6.04113%
                      07/12/2011                   5.84526%
                      08/12/2011                   6.04106%
                      09/12/2011                   6.04103%
                      10/12/2011                   5.84516%
                      11/12/2011                   6.04096%
                      12/12/2011                   5.84509%
                      01/12/2012                   6.04089%
                      02/12/2012                   5.84502%
                      03/12/2012                   5.84515%
                      04/12/2012                   6.04078%
                      05/12/2012                   5.84492%
                      06/12/2012                   6.04070%
                      07/12/2012                   5.84484%
                      08/12/2012                   6.04063%
                      09/12/2012                   6.04060%
                      10/12/2012                   5.84474%
                      11/12/2012                   6.04052%

                                        1